Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), dated as of April 29, 2020, by and among (A) PERFORMANCE FOOD GROUP, INC., a Colorado corporation (the “Lead Borrower”); (B) the other Borrowers identified on the signature pages hereto (together with the Lead Borrower, the “Borrowers”); (C) PFGC, INC., as a Guarantor (“Holdings”); (D) the Lenders signatory hereto; and (E) WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent and collateral agent for the Lenders (“Administrative Agent”).

RECITALS

WHEREAS, the Borrowers, Holdings, the Lenders party thereto, and the Administrative Agent are parties to that certain Fourth Amended and Restated Credit Agreement dated as of December 30, 2019 (as amended, restated, supplemented or otherwise modified from time to time before the date hereof, the “Credit Agreement”).

WHEREAS, the Borrowers have requested Additional Term Loan Commitments consisting of an Additional Junior Term Loan in the amount of $110,000,000, and certain Lenders party hereto and identified herein have agreed to provide such Additional Term Loan Commitments on the terms set forth herein.

WHEREAS, the Borrowers, the Administrative Agent and the Lenders party hereto have agreed, in accordance with clauses (b) and (c) of Section 10.01 of the Credit Agreement, subject to the terms and conditions set forth herein, to such amendments and modifications to and under the Credit Agreement as provided herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1    Definitions. In addition to other terms which may be defined herein (including, without limitation, in the preamble and recitals to this Agreement), terms used, but not defined, herein shall have the meanings given such terms in the Credit Agreement (as amended hereby).

SECTION 2    Additional Commitments. Subject to and in accordance with the terms and conditions set forth herein (including, without limitation, Section 4 below), and effective on and after the Effective Date (as defined in Section 4 below), the parties hereto agree as follows:

(a)    Agreement to Provide Additional Commitments. The Additional Term Loan Commitment of each Lender identified in Schedule A, attached hereto and made a part hereof (each, an “AJTL Lender”), shall be the amount set forth in Schedule A for such AJTL Lender (each such Additional Term Loan Commitment, an “AJTL Commitment”).

(b)    Priority and Characteristics of AJTL Commitments and AJTL Loans. As authorized and contemplated by Section 2.17 of the Credit Agreement:

(i)	The AJTL Commitments described in this Section 2 are “Additional Term Loan Commitments” and “Additional Commitments”;

(ii)	The term loans made pursuant to the AJTL Commitments (the “AJTL Loans”) are “Additional Junior Term Loans”;

(iii)

The AJTL Loans rank junior in right of priority of payment with respect to the Obligations in respect of the Tranche A Commitments, the Tranche A-1 Commitments, and any Additional Pari Passu Term Loans and, therefore, may not be paid except to the extent permitted or contemplated in the terms and conditions of the Credit Agreement (as amended hereby);

(iv)

The obligations and liabilities of the Credit Parties in respect of the AJTL Loans constitute Obligations and, as such, are secured by the same Collateral securing other Loans pursuant to the same Collateral Documents securing the other Obligations;

(v)

The AJTL Loans rank junior in right of priority with respect to the Collateral with respect to the Obligations in respect of the Tranche A Commitments, the Tranche A-1 Commitments, and any Additional Pari Passu Term Loans, as effected through the priorities of payment set forth in Section 8.04 of the Credit Agreement (as amended hereby); and

(vi)	This Agreement constitutes an Additional Credit Amendment.

(c)    Sequence of Events. Each party to this Agreement agrees that the AJTL Commitments shall be deemed to have been given effect immediately before the effectiveness of the amendments set forth in Section 3 and each AJTL Lender shall be deemed to have agreed to the amendments set forth in Section 3, in each case, subject to the other terms and conditions set forth in this Agreement.

SECTION 3    Amendments to Credit Agreement. In accordance with clauses (b) and (c) of Section 10.01 of the Credit Agreement, subject to and in accordance with the terms and conditions set forth herein (including, without limitation, Section 4 of this Agreement), and effective on the Effective Date:

(a)    the Credit Agreement is amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto;

(b)    Schedule I to the Credit Agreement is replaced by Schedule I to this Agreement;

(c)    Exhibit B-3 to the Credit Agreement is replaced by Exhibit B-3 to this Agreement; and

(d)    Exhibit D to the Credit Agreement is replaced by Exhibit D to this Agreement.

SECTION 4    Effectiveness. This Agreement (including, without limitation, the AJTL Commitments contemplated in Section 2 and the amendments to the Credit Agreement contemplated in Section 3) shall become effective on the date upon which each of the following conditions is satisfied (such date, the “Effective Date”) (provided, however, that, any other term or provision of this Agreement to the contrary notwithstanding, the Effective Date shall never occur if it does not occur before the close of business on the date hereof):

(a)    Receipt of Certain Documents. The Administrative Agent shall have received each of the following, each of which shall be an original, facsimile, or other electronic format (followed promptly by an original) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

(i)    counterparts of this Agreement duly executed by the Borrowers, Holdings, each AJTL Lender, and the Administrative Agent;

(ii)    counterparts of the Guarantor Acknowledgement duly executed by the Guarantors (other than Holdings);

(iii)    a Note executed by the Borrowers in favor of each AJTL Lender that has requested a Note at least two Business Days in advance of the Effective Date;

(iv)     (A) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party and each Guarantor as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party or such Guarantor is a party on the Effective Date, and (B) a good standing certificate from the applicable Governmental Authority of each Loan Party’s and each Guarantor’s jurisdiction of incorporation, organization or formation, each dated a recent date prior to the Effective Date;

(v)     (A) an opinion from Hunton Andrews Kurth LLP, New York counsel to the Loan Parties, and (B) opinions of local counsel to the Loan Parties, which opinions, in each case, shall be reasonably acceptable to the Administrative Agent and the AJTL Lead Arranger with regard to such matters of law as the Administrative Agent or the AJTL Lead Arranger shall reasonably request;

(vi)    an amendment to the Fee Letter duly executed by the Borrower and the Administrative Agent;

(vii)    a certificate signed by a Responsible Officer of the Lead Borrower certifying (A) that since June 29, 2019, there has been no Material Adverse Effect, (B) that no Event of Default shall exist or would exist immediately prior to or after giving effect to this Agreement, and (C) that the conditions set forth in Sections 4(b) and 4(d) of this Agreement have been satisfied;

(viii)    a certificate attesting to the Solvency of Holdings and its Subsidiaries (taken as a whole) on the Effective Date after giving effect to the Transactions, from the Treasurer of Holdings; and

(ix)    evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect and that the Administrative Agent has been named as loss payee and additional insured under each insurance policy with respect to such insurance as to which the Administrative Agent shall have requested to be so named;

(b)    Representation and Warranties. The representations and warranties contained in Section 6 hereof shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the Effective Date, except to the extent that such representations and warranties expressly relate to an earlier date (in which event such representations and warranties shall have been true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date);

(c)    Payment of Fees and Expenses. (i) All fees and expenses required to be paid hereunder and under the Fee Letter (as defined in the Credit Agreement, as amended hereby) and invoiced on or before the Effective Date, shall have been paid in full in cash or the Administrative Agent shall be satisfied with the arrangements made for the payment of such fees and expenses on the Effective Date and (ii) the Administrative Agent shall have received written confirmation from the AJTL Lead Arranger that it is satisfied with the arrangements made for the payment of fees and expenses (including the reasonable legal fees and expenses of special counsel to the AJTL Lead Arranger) under the Engagement Letter, dated April 14, 2020, between Performance Good Group Company and Credit Suisse AG and Credit Suisse Loan Funding LLC (the “AJTL Lead Arranger”) (which written confirmation may be sent by electronic transmission to roberto.m.ruiz@wellsfargo.com);

(d)    Conditions Precedent. Each of the conditions precedent set forth in Sections 2.17(e) and 4.02 of the Credit Agreement shall have been satisfied both before and after giving effect to this Agreement and the making of any AJTL Loans under the AJTL Commitments;

(e)    Lien Searches. The Administrative Agent shall have received Lien and related searches from each jurisdiction requested by the Administrative Agent, and the results thereof shall be satisfactory to Administrative Agent; and

(f)    Financing Statements. The Administrative Agent shall have received evidence that appropriate financing statements or similar or equivalent recordations (or amendments to any financing statements or such recordations currently of record) have been duly filed in such office or offices as may be necessary or, in the opinion of Administrative Agent, desirable to perfect the Administrative Agent’s Lien in and to the Collateral, and the Administrative Agent shall have received searches reflecting the filing of all such financing statements or recordations and amendments, as applicable.

SECTION 5    Effects on Loan Documents. Except as expressly provided herein, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect and are hereby in all respects ratified and confirmed. This Agreement shall not be deemed (a) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document or a waiver of any Default or Event of Default, (b) to prejudice any right or rights which Administrative Agent or Lenders may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented, or modified from time to time, or (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with any Borrower or any other Person with respect to any waiver, amendment, modification, or any other change to the Credit Agreement or the Loan Documents or any rights or remedies arising in favor of Lenders or Administrative Agent, or any of them, under or with respect to any such documents. On an after the Effective Date, each reference in any Loan Document to “the Credit Agreement” shall mean and be a reference to the Credit Agreement (as amended hereby) and each reference in the Credit Agreement to “this Agreement,” “hereunder,” “herein,” “hereof” or words of like import shall mean and be a reference to the Credit Agreement (as amended hereby).

SECTION 6    Representations and Warranties.

(a)    General Representations and Warranties. Each Loan Party hereto represents and warrants, as of the Effective Date, that (i) it has the corporate or other power and authority to execute and deliver this Agreement and perform its obligations hereunder and under the Credit Agreement (as amended hereby), (ii) it has taken all necessary corporate or other organizational action to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder and under the

Credit Agreement (as amended hereby), (iii) this Agreement has been duly executed and delivered on behalf of such Loan Party, (iv) the execution and delivery of this Agreement, and the performance of its obligations hereunder and under the Credit Agreement (as amended hereby) do not (A) contravene the terms of any of such Loan Party’s Organization Documents, (B) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01 Credit Agreement), or require any payment to be made under (1) any Contractual Obligation to which such Loan Party is a party or affecting such Loan Party or the properties of such Loan Party or any of its Subsidiaries or (2) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject, or (C) violate any material Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (B)(1), to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect, (v) this Agreement and the Credit Agreement (as amended hereby) constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms; provided, that the enforceability hereof is subject to general principles of equity, to a covenant of good faith and fair dealing and to Debtor Relief Laws, and (vi) the Collateral Documents and all of the Collateral described therein do, and shall continue to, secured the payment of all of the Obligations.

(b)    Specific Representations and Warranties.

(i)    Each Loan Party hereto represents and warrants, as of the Effective Date, that (A) the representations and warranties made by such Loan Party contained in Article V of the Credit Agreement (as amended hereby) or any other Loan Document are true and correct in all material respects on and as of the Effective Date; provided, that to the extent that such representations and warranties specifically refer to an earlier date, they were true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect,” or similar language is true and correct (after giving effect to any qualification therein) in all respects on the Effective Date (or, in the case of the representations and warranties described in the immediately preceding proviso, were true and correct (after giving effect to any qualification therein) in all respects as of such earlier date) and (B) no Default or Event of Default has occurred and is continuing or will result after giving effect to this Agreement on and as of the Effective Date; and

(ii)    Holdings represents and warrants that on the Effective Date, Holdings and its Subsidiaries, on a consolidated basis, are Solvent.

SECTION 7    Execution in Counterparts; Loan Document. This Agreement is a Loan Document. This Agreement may be executed by means of (a) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, or any other relevant and applicable electronic signatures law; (b) an original manual signature; or (c) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. The Administrative Agent reserves the right, in its sole discretion, to accept, deny, or condition acceptance of any electronic signature on this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument. Delivery of an executed counterpart of a signature page of this Agreement as set forth herein will be as effective as delivery of a manually executed counterpart of the Agreement. Each of the parties hereto represents and warrants to the other parties that it has the corporate capacity and authority to execute the Agreement through electronic means and there are no restrictions for doing so in that party’s constitutive documents.

SECTION 8    Governing Law; Waiver of Right to Trial by Jury. THIS AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING GOVERNING LAW AND WAIVER OF RIGHT TO TRIAL BY JURY SET FORTH IN SECTIONS 10.16 AND 10.17 OF THE CREDIT AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

SECTION 9    Entire Agreement. This Agreement is the entire agreement, and supersedes any prior agreements and contemporaneous oral agreements, of the parties concerning its subject matter.

SECTION 10    Severability. In case any provision in this Agreement shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Agreement and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11    Successors and Assigns. This Agreement shall be binding on and inure to the benefit of the parties and their respective heirs, beneficiaries, successors and permitted assigns.

SECTION 12    Reaffirmation of Obligations. Immediately after giving effect to this Agreement, each of Holdings and each Borrower reaffirms each Lien granted by it to the Administrative Agent for the benefit of the Secured Parties under each of the Loan Documents to which it is a party, which Liens shall continue in full force and effect during the term of the Credit Agreement as amended by this Agreement, and shall continue to secure the Obligations (after giving effect to this Agreement), in each case, on and subject to the terms and conditions set forth in the Credit Agreement, as amended by this Agreement, and the other Loan Documents, and hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and the Loan Documents to which it is a party as such Loan Documents are effective as of the date hereof and as amended hereby on the Effective Date. Each of Holdings and each Borrower hereby acknowledges and agrees that, immediately after giving effect to this Agreement, all of its respective obligations and liabilities under the Loan Documents to which it is a party, as such obligations and liabilities have been amended by this Agreement, are reaffirmed, and remain in full force and effect.

[Continued on following page.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, all as of the day and year first written above.

PERFORMANCE FOOD GROUP, INC.

By:	/s/ George Hearn
Name:	George Hearn
Title:	Vice President and Treasurer

PFGC, INC.

By:	/s/ George Hearn
Name:	George Hearn
Title:	Vice President and Treasurer

[PFG—FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT]

Guarantor Acknowledgement

Each of the undersigned, in its capacity as a Guarantor, acknowledges that its consent to the foregoing Agreement is not required, but each of the undersigned nevertheless does hereby consent to the foregoing Agreement and to the documents and agreements referred to therein. Nothing herein shall in any way limit any of the terms or provisions of the Guaranty of the undersigned or the Collateral Documents executed by the undersigned in the Administrative Agent’s and the Lenders’ favor, or any other Loan Document executed by the undersigned (as the same may be amended from time to time), all of which are hereby ratified and affirmed in all respects, and remain in full force and effect.

Immediately after giving effect to the foregoing Agreement, each Guarantor reaffirms each Lien granted by it to the Administrative Agent for the benefit of the Secured Parties under each of the Loan Documents to which it is a party, which Liens shall continue in full force and effect during the term of the Credit Agreement as amended by this Agreement, and shall continue to secure the Obligations (after giving effect to this Agreement), in each case, on and subject to the terms and conditions set forth in the Credit Agreement, as amended by this Agreement, and the other Loan Documents, and hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and the Loan Documents to which it is a party as such Loan Documents are effective as of the date hereof and as amended hereby on the Effective Date. Each Borrower hereby acknowledges and agrees that, immediately after giving effect to this Agreement, all of its respective obligations and liabilities under the Loan Documents to which it is a party, as such obligations and liabilities have been amended by this Agreement, are reaffirmed, and remain in full force and effect.

GUARANTORS:	AFFLINK, LLC

	By:	/s/ George Hearn
	Name:	George Hearn
	Title:	Vice President and Treasurer

AFFLINK HOLDING CORPORATION

	By:	/s/ George Hearn
	Name:	George Hearn
	Title:	Vice President and Treasurer

CONTINENTAL CONCESSION SUPPLIES, LLC

	By:	/s/ George Hearn
	Name:	George Hearn
	Title:	Vice President and Treasurer

[PFG—FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT]

EBY-BROWN COMPANY, LLC

By:	/s/ George Hearn
Name:	George Hearn
Title:	Vice President and Treasurer

EBY-BROWN TRANSPORTATION, LLC

By:	/s/ George Hearn
Name:	George Hearn
Title:	Vice President and Treasurer

FOODSERVICE PURCHASING GROUP, LLC

By:	/s/ George Hearn
Name:	George Hearn
Title:	Vice President and Treasurer

FOX RIVER FOODS, INC.

By:	/s/ George Hearn
Name:	George Hearn
Title:	Vice President and Treasurer

FRF TRANSPORT, INC.

By:	/s/ George Hearn
Name:	George Hearn
Title:	Vice President and Treasurer

INSTITUTION FOOD HOUSE, INC.

By:	/s/ George Hearn
Name:	George Hearn
Title:	Vice President and Treasurer

[PFG—FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT]

KENNETH O. LESTER COMPANY, INC.

By:	/s/ George Hearn
Name:	George Hearn
Title:	Vice President and Treasurer

LIBERTY DISTRIBUTION COMPANY, LLC

By:	/s/ George Hearn
Name:	George Hearn
Title:	Vice President and Treasurer

MISSISSIPPI VALLEY FREIGHT SERVICE, LLC

By:	/s/ George Hearn
Name:	George Hearn
Title:	Vice President and Treasurer

NDA MARKETING, INC.

By:	/s/ George Hearn
Name:	George Hearn
Title:	Vice President and Treasurer

OHIO PIZZA PRODUCTS, LLC

By:	/s/ George Hearn
Name:	George Hearn
Title:	Vice President and Treasurer

OLD HICKORY LOGISTICS, LLC

By:	/s/ George Hearn
Name:	George Hearn
Title:	Vice President and Treasurer

[PFG—FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT]

PERFORMANCE TRANSPORTATION, LLC

By:	/s/ George Hearn
Name:	George Hearn
Title:	Vice President and Treasurer

PFG PFS, LLC

By:	/s/ George Hearn
Name:	George Hearn
Title:	Vice President and Treasurer

PFG SPECIALTY, INC.

By:	/s/ George Hearn
Name:	George Hearn
Title:	Vice President and Treasurer

PFG TRANSCO, INC.

By:	/s/ George Hearn
Name:	George Hearn
Title:	Vice President and Treasurer

PFST HOLDING CO.

By:	/s/ George Hearn
Name:	George Hearn
Title:	Vice President and Treasurer

REINHART FOODSERVICE, L.L.C.

By:	/s/ George Hearn
Name:	George Hearn
Title:	Vice President and Treasurer

[PFG—FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT]

REINHART FOODSERVICE LOUISIANA, L.L.C.

By:	/s/ George Hearn
Name:	George Hearn
Title:	Vice President and Treasurer

REINHART LOUISIANA HOLDINGS, L.L.C.

By:	/s/ George Hearn
Name:	George Hearn
Title:	Vice President and Treasurer

REINHART TRANSPORTATION, LLC

By:	/s/ George Hearn
Name:	George Hearn
Title:	Vice President and Treasurer

T. F. KINNEALEY & CO., INC.

By:	/s/ George Hearn
Name:	George Hearn
Title:	Vice President and Treasurer

VEND CATERING SUPPLY, LLC

By:	/s/ George Hearn
Name:	George Hearn
Title:	Vice President and Treasurer

VISTAR TRANSPORTATION, LLC

By:	/s/ George Hearn
Name:	George Hearn
Title:	Vice President and Treasurer

[PFG—FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT]

ADMINISTRATIVE AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

	By:	/s/ Roberto M. Ruiz
	Name:	Roberto M. Ruiz
	Title:	Director

[PFG—FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT]

LENDER:	CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as AJTL Lender

	By:	/s/ Judith E. Smith
	Name:	Judith E. Smith
	Title:	Authorized Signatory

	By:	/s/ Brady Bingham
	Name:	Brady Bingham
	Title:	Authorized Signatory

[PFG—FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT]

LENDER:	COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as AJTL Lender

	By:	/s/ Sarah Fleet
	Name:	Sarah Fleet
	Title:	Executive Director

	By:	/s/ Hunter Odom
	Name:	Hunter Odom
	Title:	Vice President

[PFG—FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT]

LENDER:	BANK OF MONTREAL, as AJTL Lender

	By:	/s/ Jacqueline Lentz
	Name:	Jacqueline Lentz
	Title:	Assistant Vice President, CHICAGO BRANCH

[PFG—FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT]

~~EXECUTION VERSION~~ EXHIBIT A

EXHIBIT A – AMENDMENTS TO CREDIT AGREEMENT

[See Attached.]

~~EXECUTION VERSION~~EXHIBIT A

U.S. $~~3,000,000,000~~3,110,000,000

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of December 30, 2019

among

PERFORMANCE FOOD GROUP, INC.,

as Lead Borrower for the Borrowers named herein,

PFGC, INC.,

as Holdings,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent and Collateral Agent,

and

THE OTHER LENDERS PARTY HERETO

WELLS FARGO BANK, NATIONAL ASSOCIATION,

CREDIT SUISSE SECURITIES (USA) LLC,

BANK OF AMERICA, N.A.,

BMO CAPITAL MARKETS,

BARCLAYS BANK PLC,

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH,

JPMORGAN CHASE BANK, N.A.,

MORGAN STANLEY SENIOR FUNDING, INC.,

U.S. BANK, NATIONAL ASSOCIATION,

CAPITAL ONE, NATIONAL ASSOCIATION,

as Joint Lead Arrangers

WELLS FARGO BANK, NATIONAL ASSOCIATION,

CREDIT SUISSE SECURITIES (USA) LLC,

BANK OF AMERICA, N.A.,

BMO CAPITAL MARKETS,

BARCLAYS BANK PLC,

JPMORGAN CHASE BANK, N.A.,

MORGAN STANLEY SENIOR FUNDING, INC.,

CAPITAL ONE, NATIONAL ASSOCIATION,

as Joint Bookrunners

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH,

U.S. BANK, NATIONAL ASSOCIATION,

as Co-Managers

ARTICLE I~~Article~~ARTICLE I

Definitions and Accounting Terms

i

Section 2.10	Interest	108

Section 2.11	Fees	~~106~~108

Section 2.12	Computation of Interest and Fees	110

Section 2.13	Evidence of Indebtedness	110

Section 2.14	Payments Generally	111

Section 2.15	Sharing of Payments	113

Section 2.16	Settlement Among Lenders	114

Section 2.17	Additional Commitments	115

Section 2.18	Designation of Lead Borrower as Borrowers’ Agent	~~118~~120

Section 2.19	Cash Management	121

Section 2.20	Maintenance of Loan Account; Statements of Account	~~122~~124

Section 2.21	Additional Borrowers	125

Section 2.22	Additional Caribbean Parties	~~123~~125

Section 2.23	Extension Amendments	~~124~~127

Section 2.24	Defaulting Lenders	130

ARTICLE III~~Article~~ARTICLE III

Taxes, Increased Costs Protection and Illegality

Section 3.01	Taxes	133

Section 3.02	Illegality	~~134~~136

Section 3.03	Inability to Determine Rates	137

Section 3.04	Increased Cost and Reduced Return; Capital Adequacy; Reserves on LIBOR Loans	137

Section 3.05	Funding Losses	139

Section 3.06	Matters Applicable to All Requests for Compensation	~~137~~139

Section 3.07	Replacement of Lenders under Certain Circumstances	~~138~~140

Section 3.08	Survival	~~140~~142

Section 3.09	Effect of Benchmark Transition Event	~~140~~142

~~Article~~ ARTICLE IV

Conditions Precedent to Credit Extensions

Section 4.01	Conditions of Initial Credit Extension	~~141~~143

Section 4.02	Conditions to All Credit Extensions	146

~~Article~~ ARTICLE V

Representations and Warranties

Section 5.01	Existence, Qualification and Power; Compliance with Laws	~~144~~146

Section 5.02	Authorization; No Contravention	147

Section 5.03	Governmental Authorization; Other Consents	~~145~~147

Section 5.04	Binding Effect	~~145~~147

Section 5.05	Financial Statements; No Material Adverse Effect	~~145~~148

Section 5.06	Litigation	~~146~~148

Section 5.07	No Default	~~146~~148

Section 5.08	Ownership of Property; Liens	~~146~~148

Section 5.09	Environmental Compliance	~~146~~148

Section 5.10	Taxes	150

Section 5.11	ERISA Compliance	~~148~~150

Section 5.12	Subsidiaries; Equity Interests	151

Section 5.13	Margin Regulations; Investment Company Act	~~149~~151

Section 5.14	Disclosure	~~149~~151

Section 5.15	Solvency	152

Section 5.16	Subordination of Junior Financing	152

Section 5.17	Collateral Documents	~~150~~152

Section 5.18	Senior Indebtedness	~~150~~152

Section 5.19	Anti-Corruption Laws and Sanctions	~~150~~152

Section 5.20	Certain Licenses	153

Section 5.21	Representations as to Caribbean Parties	153

ARTICLE IV~~Article~~ARTICLE VI

Affirmative Covenants

Section 6.01	Financial Statements	~~152~~154

Section 6.02	Certificates; Other Information	157

Section 6.03	Notices	160

Section 6.04	Payment of Obligations	160

Section 6.05	Preservation of Existence, Etc	160

Section 6.06	Maintenance of Properties	~~158~~160

Section 6.07	Maintenance of Insurance	~~158~~160

Section 6.08	Compliance with Laws	~~159~~161

Section 6.09	Books and Records	~~159~~161

Section 6.10	Inspection Rights	~~159~~161

Section 6.11	Covenant to Guarantee Obligations and Give Security	163

Section 6.12	Compliance with Environmental Laws	~~163~~165

Section 6.13	Further Assurances and Post Closing Conditions	~~163~~165

Section 6.14	Information Regarding Collateral	~~165~~167

Section 6.15	Physical Inventories	~~165~~167

Section 6.16	Corporate Separateness	168

Section 6.17	Consolidated Fixed Charge Coverage Ratio	~~166~~168

Section 6.18	Additional Real Property and Rolling Stock; Term Collateral Release; Term Collateral Subordination	169

Section 6.19	OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws.	171

ARTICLE V~~Article~~ARTICLE VII

Negative Covenants

Section 7.01	Liens	~~169~~171

Section 7.02	Investments	~~174~~176

Section 7.03	Indebtedness	~~178~~181

Section 7.04	Fundamental Changes	~~182~~184

Section 7.05	Dispositions	186

Section 7.06	Restricted Payments	~~187~~189

Section 7.07	Change in Nature of Business	~~191~~193

Section 7.08	Transactions with Affiliates	~~191~~193

Section 7.09	Burdensome Agreements	~~192~~194

Section 7.10	Use of Proceeds	~~193~~195

Section 7.11	Accounting Changes	196

Section 7.12	Prepayments, Etc. of Indebtedness	196

Section 7.13	Permitted Activities of Holdings	~~196~~198

Section 7.14	Designated Account	199

Section 7.15	Designation of Subsidiaries	199

ARTICLE VI~~Article~~ARTICLE VIII

Events of Default and Remedies

Section 8.01	Events of Default	~~197~~199

Section 8.02	Remedies Upon Event of Default	~~200~~202

Section 8.03	Exclusion of Immaterial Subsidiaries	~~200~~203

Section 8.04	Application of Funds	203

v

~~Article~~ARTICLE IX

Agents

Section 9.01	Appointment and Authorization of Agents	~~202~~205

Section 9.02	Delegation of Duties	~~203~~206

Section 9.03	Liability of Agents	206

Section 9.04	Reliance by Agents	~~204~~206

Section 9.05	Notice of Default	207

Section 9.06	Credit Decision; Disclosure of Information by Agents	207

Section 9.07	Indemnification of Agents	~~205~~208

Section 9.08	Agents in their Individual Capacities	~~206~~208

Section 9.09	Successor Agents	~~206~~208

Section 9.10	Administrative Agent May File Proofs of Claim	~~207~~209

Section 9.11	Collateral and Guaranty Matters	210

Section 9.12	Other Agents; Arranger and Managers	~~209~~212

Section 9.13	Appointment of Supplemental Administrative Agents	212

Section 9.14	Withholding Tax	213

Section 9.15	Reports and Financial Statements	213

Section 9.16	Acceptable Intercreditor Agreements	214

ARTICLE VII~~Article~~ARTICLE X

Miscellaneous

Section 10.01	Amendments, Etc.	~~212~~215

Section 10.02	Notices and Other Communications; Facsimile Copies	~~216~~219

Section 10.03	Joint and Several Obligations; No Waiver; Cumulative Remedies	~~217~~220

Section 10.04	Attorney Costs and Expenses	~~217~~220

Section 10.05	Indemnification by the Borrowers	~~218~~221

Section 10.06	Payments Set Aside	~~219~~222

Section 10.07	Successors and Assigns	~~219~~222

Section 10.08	Confidentiality	~~224~~226

Section 10.09	Setoff	~~225~~228

Section 10.10	Interest Rate Limitation	~~226~~228

Section 10.11	Counterparts	~~226~~229

Section 10.12	Integration	~~226~~229

Section 10.13	Survival of Representations and Warranties	229

Section 10.14	Severability	~~227~~229

Section 10.15	Tax Forms	~~227~~229

Section 10.16	GOVERNING LAW	~~229~~232

Section 10.17	WAIVER OF RIGHT TO TRIAL BY JURY	~~230~~232

Section 10.18	Binding Effect	~~230~~233

Section 10.19	Judgment Currency	~~230~~233

Section 10.20	Lender Action	~~231~~233

Section 10.21	USA PATRIOT Act	~~231~~233

Section 10.22	Agent for Service of Process	~~231~~234

Section 10.23	Amendment and Restatement; No Novation	~~231~~234

Section 10.24	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~232~~234

Section 10.25	Certain Real Property Matters.	235

Section 10.26	Certain ERISA Matters	~~233~~236

Section 10.27	Acknowledgement Regarding Any Supported QFCs	~~234~~237

Section 10.28	Release of ~~LOTL~~AJTL Lenders	~~235~~238

Section 10.29	Termination of Ram Commitment Letters	238

SCHEDULES

I	Commitments
1.01A	Guarantors
1.01B	Certain Security Interests and Guarantees
1.01C	Unrestricted Subsidiaries
1.01D	Excluded Subsidiaries
1.01E	Eligible Real Property
1.01E-1	RE Group One Real Property
1.01E-2	RE Group Two Real Property
1.01F	Existing Letters of Credit
1.01G	Approved Caribbean Jurisdictions
2.19	Loan Disbursement Account
2.19(b)	Bank Accounts
5.06	Litigation
5.11(a)	ERISA Compliance
5.12	Subsidiaries and Other Equity Investments
6.02(f)	Financial and Collateral Reports
6.13(c)	Post-Closing Matters
7.01(b)	Existing Liens
7.02(g)	Existing Investments
7.03(b)	Existing Indebtedness
7.08	Transactions with Affiliates
7.09	Existing Restrictions
10.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A	Committed Loan Notice
B-1	Revolving Credit Note
B-2	Swingline Note
B-3	~~LOTL~~AJTL Note
C	Compliance Certificate
D	Assignment and Assumption
E	Reserved
F	Reserved
G	Reserved
H	Reserved
I	Customs Broker Agreement
J	Borrowing Base Certificate
K	Borrower Request and Assumption Agreement
L	Borrower Notice

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

This FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (“Agreement”) is entered into as of December 30, 2019, among PERFORMANCE FOOD GROUP, INC. (f/k/a Vistar Corporation), a Colorado corporation (the “Lead Borrower”), the other Borrowers from time to time party hereto, PFGC, INC. (f/k/a Vistar Management, Inc.), a Delaware corporation (“Holdings”), WELLS FARGO BANK, NATIONAL ASSOCIATION (as successor by merger to Wachovia Bank, National Association), as Administrative Agent and Collateral Agent and each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”).

PRELIMINARY STATEMENTS

The Lead Borrower, Holdings and the other Borrowers party thereto have entered into that certain Third Amended and Restated Credit Agreement dated as of May 17, 2019 (such agreement, as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”) with Wells Fargo, as Administrative Agent and Collateral Agent thereunder, and each lender from time to time party thereto.

The Borrowers and Holdings have requested that the Administrative Agent and the Lenders amend and restate the Existing Credit Agreement, which shall continue the senior revolving credit and letter of credit facilities to the Borrowers.

The Lenders and the Issuing Bank have indicated their willingness to amend and restate the Existing Credit Agreement and make the Loans and issue the Letters of Credit on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

Definitions and Accounting Terms

Section 1.01    Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“2024 Senior Notes” means the Lead Borrower’s 5.50% Senior Notes due 2024 in the aggregate principal amount of $350,000,000, issued pursuant to that certain Indenture dated as of May 17, 2016, by and among the Lead Borrower, Holdings (as parent), the guarantors named therein, and U.S. Bank National Association, as trustee, registrar, and paying agent, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“2027 Escrow Conditions” means the “Escrow Conditions” (as such term is defined in the 2027 Senior Notes Indenture, as in effect on the date hereof).

“2027 Escrow Merger” means the “Escrow Merger” (as such term is defined in the 2027 Senior Notes Indenture, as in effect on the date hereof).

“2027 Senior Notes” means the Lead Borrower’s 5.50% Senior Notes due 2027 in the aggregate principal amount of $1,060,000,000, issued pursuant to the 2027 Senior Notes Indenture.

“2027 Senior Notes Indenture” means that certain Indenture dated as of September 27, 2019, by and among the 2027 Issuer and U.S. Bank National Association, as trustee, transfer agent, registrar, and paying agent, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“2027 Senior Notes Issuer” means (a) before the 2027 Escrow Merger, PFG Escrow Corporation, as “Escrow Issuer” thereunder, and (b) at and after the 2027 Escrow Merger, the Lead Borrower, as “Issuer” thereunder.

“Acceptable Intercreditor Agreement” means, with respect to any Additional Permitted Debt and any Liens on Term Collateral securing such Additional Permitted Debt in accordance with Section 7.01(ee), any intercreditor or subordination agreement which (i) is by and among or between the Collateral Agent and all other Persons in whose favor any of such Liens are or are to be granted (or a trustee, agent, or other representative on their behalf); (ii) provides for, among other things, (A) the subordination of the Collateral Agent’s Liens on such Term Collateral to such Liens (to the extent such Liens are intended to be senior to the Collateral Agent’s Liens on such Term Collateral, as contemplated in Section 6.18(c)) or (B) the subordination of such Liens to the Collateral Agent’s Liens on such Term Collateral (to the extent such Liens are intended to be junior to the Collateral Agent’s Liens on such Term Collateral, as contemplated in Section 6.18(c)); and (iii) is in form and substance reasonably satisfactory to the Administrative Agent, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“Account(s)” means “accounts” as defined in the Uniform Commercial Code and also means a right to payment of a monetary obligation, whether or not earned by performance, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of or (b) for services rendered or to be rendered. The term “Account” does not include (a) rights to payment evidenced by chattel paper or an instrument, (b) commercial tort claims, (c) deposit accounts, (d) investment property, or (e) letter-of-credit rights or letters of credit, except to the extent they evidence or arise from an Account or constitute proceeds of an Account.

“Account Debtor” means a Person who is obligated under an Account, Chattel Paper or General Intangible.

“Accounts Advance Rate” means (a) for Tranche A Loans, 90%, and (b) for Tranche A-1 Loans, 95%.

“ACH” means automated clearing house transfers.

“Acquired Accounts” means Accounts owing to a Person that becomes a Borrower Party after the Fourth Restatement Effective Date or acquired in a Permitted Acquisition or any other acquisition; provided, however, that such Accounts shall cease to be Acquired Accounts upon the

Administrative Agent’s receipt or completion of (a) a field audit of such Accounts and (b) such other customary due diligence as the Administrative Agent may reasonably require, all of the results of the foregoing to be reasonably satisfactory to the Administrative Agent.

“Acquired EBITDA” means, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary for any Test Period, the amount for such Test Period of Consolidated EBITDA of such Acquired Entity or Business, all as determined on a consolidated basis for such Acquired Entity or Business.

“Acquired Entity or Business” has the meaning specified in the definition of the term “Consolidated EBITDA”.

“Acquired Inventory” means Inventory owned by a Person that becomes a Borrower Party after the Fourth Restatement Effective Date or Inventory acquired in a Permitted Acquisition or any other acquisition; provided, however, that such Inventory shall cease to be Acquired Inventory upon the Administrative Agent’s receipt or completion of (a) appraisals, from appraisers reasonably satisfactory to the Administrative Agent, of such Inventory, (b) a field audit of such Inventory, and (c) such other due diligence as the Administrative Agent may reasonably require, all of the results of the foregoing to be reasonably satisfactory to the Administrative Agent.

“Acquired Inventory (EB)” means Acquired Inventory which is owned by Eby-Brown or any of its Subsidiaries.

“Add-Back Cushion Amount” means $10,000,000 for any Test Period and shall include the first incurred add-backs added back pursuant to clauses (a)(v) and (a)(vi) of the definition of Consolidated EBITDA and the third proviso of the definition of Pro Forma Adjustment prior to calculating the 15% and 20% limitations on add-backs set forth in such clauses and proviso, respectively.

“Additional Commitments” has the meaning specified in Section 2.17(a).

“Additional Committing Lender” has the meaning specified in Section 2.17(d).

“Additional Credit Amendment” has the meaning specified in Section 2.17(d).

“Additional Credit Closing Date” has the meaning specified in Section 2.17(d).

“Additional Extension Amendment” has the meaning specified in Section 2.23(c).

“Additional Issuing Banks” means those Lenders which have been approved by the Administrative Agent (such approval not to be unreasonably withheld) and the Lead Borrower and that have agreed (each in its sole discretion) to act as an “Issuing Bank” hereunder, as provided in Section 2.06(l).

“Additional Junior Term Loans” has the meaning specified in Section 2.17(b).

“Additional Lender” has the meaning specified in Section 2.17(d).

“Additional Loans” has the meaning specified in Section 2.17(a).

“Additional Pari Passu Term Loans” has the meaning specified in Section 2.17(b).

“Additional Permitted Debt” means:

(a)    the 2024 Senior Notes;

(b)    on and after the date on which the 2027 Escrow Merger occurs, the 2027 Senior Notes; and

(c)    additional term Indebtedness; provided that (i) such Indebtedness is incurred on terms and conditions (other than pricing, rate floors, discounts, fees, premiums and optional prepayment or redemption provisions) that, in the good faith determination of the Lead Borrower, are not materially less favorable (when taken as a whole) to the Borrowers than the terms and conditions of this Agreement and the other Loan Documents (when taken as a whole) (provided that a certificate of the Lead Borrower as to the satisfaction of the conditions described in this clause (i) delivered at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of documentation relating thereto, stating that the Lead Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirements of this clause (i), shall be conclusive unless the Administrative Agent notifies the Lead Borrower within such five Business Day period that it disagrees with such determination (including a description of the basis upon which it disagrees)); (ii) such Indebtedness is unsecured or secured pursuant to Section 7.01(ee); (iii) such Indebtedness has a final maturity date which is at least 91 days after the later of the Maturity Date and any Extended Maturity Date existing at the time such Indebtedness is incurred (other than an earlier maturity date for customary fundamental change, make-whole fundamental change, change of control or other similar event risk provisions or customary bridge financings which, subject to customary conditions, would either be automatically converted into or required to be exchanged for permanent financing which does not provide for a maturity date earlier than 91 days after such Maturity Date or any Extended Maturity Date); (iv) such Indebtedness does not amortize or has a per annum rate of amortization not to exceed 1.00% of the original principal amount thereof (or such other rate or schedule of amortization or mandatory payments acceptable to the Administrative Agent in its reasonable discretion); (v) immediately after giving effect thereto the Consolidated Secured Net Leverage Ratio determined on a Pro Forma Basis for the Test Period would be less than or equal to 5.50 to 1.00; (vi) immediately after giving effect thereto the Consolidated Total Leverage Ratio determined on a Pro Forma Basis for the Test Period would be less than or equal to 6.25 to 1.00; and (vii) at the time such Indebtedness is incurred and immediately after giving effect thereto, no Default shall have occurred and be continuing; and

(~~c~~d)    any Permitted Refinancing of any of the foregoing Indebtedness.

“Additional Permitted Debt Documents” means all loan agreements, indentures, note purchase agreements, promissory notes, guarantees, any related Acceptable Intercreditor Agreement, and other instruments and agreements evidencing the terms of the Additional Permitted Debt.

“Additional Real Property” has the meaning provided in Section 6.18(a).

“Additional Revolving Commitments” has the meaning specified in Section 2.17(a).

“Additional Rolling Stock” has the meaning provided in Section 6.18(b).

“Additional Term Loan Commitments” has the meaning specified in Section 2.17(a).

“Adjustment Date” has the meaning provided in clause (a)(iii) of the definition of “Applicable Rate.”

“Administrative Agent” means Wells Fargo, in its capacity as administrative agent under the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02 with respect to such currency, or such other address or account as the Administrative Agent may from time to time notify the Lead Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“ Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Agent-Related Persons” means the Agents, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

“Agents” means, collectively, the Administrative Agent and the Collateral Agent and the Supplemental Administrative Agents (if any).

“Aggregate Commitments” means the Commitments of all the Lenders.

“Aggregate Pro Rata Share” means, at any time of determination and with respect to any Lender, the percentage of the sum of such Lender’s Revolving Credit Extensions plus the principal amount of such Lender’s ~~LOTL~~AJTL Loans in relation to the sum of all Revolving Credit Extensions and the principal amount of all ~~LOTL~~AJTL Loans.

“Aggregate Revolving Commitments” means the Revolving Commitments of all the Revolving Lenders.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Agreement Currency” has the meaning specified in Section 10.19.

“AJTL Commitment ” shall mean (a) in the case of each Lender that is an AJTL Lender on the First Amendment Effective Date, the amount set forth opposite such Lender’s name on Schedule I as such Lender’s “Additional Junior Term Loan Commitment” and (b) in the case of any Lender that becomes an AJTL Lender after the First Amendment Effective Date, the amount specified as such AJTL Lender’s “Additional Junior Term Loan Commitment” in the Assignment and Assumption pursuant to which such AJTL Lender assumed a portion of the AJTL Commitments, in each case as the same may be changed from time to time pursuant to the terms hereof. The AJTL Commitments as of the First Amendment Effective Date are $110,000,000. The AJTL Commitments are Additional Term Loan Commitments under Section 2.17 and the term loans made pursuant to such Additional Term Loan Commitments are Additional Junior Term Loans under Section 2.17.

“AJTL Commitment Percentage” means, with respect to each AJTL Lender, that percentage of the AJTL Commitments of all AJTL Lenders hereunder to make AJTL Loans to the Borrowers in the amount set forth opposite its name on Schedule I hereto or as may subsequently be set forth in the Register from time to time, as the same may be increased or reduced from time to time pursuant to this Agreement, or if the AJTL Commitments have been terminated or expired, the percentage of AJTL Loans held by such AJTL Lender in relation to all AJTL Loans of all AJTL Lenders hereunder.

“AJTL Lender” shall mean, subject to Section 10.28, each Lender that has an AJTL Commitment or that is the holder of an AJTL Loan.

“AJTL Loan” shall have the meaning assigned to such term in Section 2.01(d).

“AJTL Maturity Date” shall mean the date which is 364 calendar days after the First Amendment Effective Date (or if such date is not a Business Day, the preceding Business Day); provided, that if all or any portion of the AJTL Loans remains outstanding on the 60th day immediately preceding the AJTL Maturity Date, the Administrative Agent may, in its discretion, establish an Availability Reserve in an amount equal to the outstanding principal amount of the AJTL Loans (or such other amount as may be determined by the Administrative Agent in its discretion).

“AJTL Notes” means the promissory notes of the Borrowers payable to any AJTL Lender or its registered assigns, substantially in the form of Exhibit B-3 hereto, evidencing the aggregate Indebtedness of the Borrowers to such AJTL Lender resulting from AJTL Loans made by such AJTL Lender to the Borrowers, in each case, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“AJTL Prepayment Conditions” means, with respect to any voluntary payment of any AJTL Loan (but not including any payment of any AJTL Loan pursuant to Section 8.04), that (a) no Default shall exist or would result from the making of such payment; (b) on the date such prepayment is made, Pro Forma Excess Availability shall equal or exceed 15.00% of the Loan Cap; and (c) if, on the date such prepayment is made, Pro Forma Excess Availability is less than

17.50% of the Loan Cap, then the Consolidated Fixed Charge Coverage Ratio (calculated on a Pro Forma Basis as of the last day of the Test Period) shall be at least 1.10 to 1.00. The satisfaction of each of the foregoing conditions precedent shall be determined on a Pro Forma Basis by giving effect to such payment, any increase of the Tranche A Commitments which may occur on the date of such payment, the making of any Tranche A Loan on the date of such payment, and the incurrence and, as applicable, application of the proceeds of any Additional Permitted Debt or Additional Commitments or Additional Loans incurred or created or made contemporaneously with the making of such payment.

“AJTL Satisfaction Date” means the date on which the outstanding principal balance of the AJTL Loans has been reduced to $0.00 and all accrued and unpaid interest in respect of the AJTL Loans has been paid.

“ Alternate Availability” means, on any date of determination, Suppressed Excess Availability; provided, however, that at all times that Excess Availability is less than 10% of the Revolving Credit Amount, “Alternate Availability” shall mean Excess Availability.

“Anti-Corruption Laws” means the FCPA, the U.K. Bribery Act of 2010, as amended, and all other applicable laws and regulations or ordinances concerning or relating to bribery or corruption in any jurisdiction in which any Loan Party or any of its Subsidiaries or Affiliates is located or is doing business.

“Anti-Money Laundering Laws” means the applicable laws or regulations in any jurisdiction in which any Loan Party or any of its Subsidiaries or Affiliates is located or is doing business that relates to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.

“Applicable Caribbean Party Documents” has the meaning specified in Section 5.21(a).

“Applicable Rate” means:

(a)    With respect to the Tranche A Loans:

(i)    at all times before the Fourth Restatement Effective Date, a percentage per annum determined by reference to the Credit Agreement before giving effect to the amendment to the Credit Agreement effected on the Fourth Restatement Effective Date;

(ii)    on and after the Fourth Restatement Effective Date until the first Adjustment Date after the Fourth Restatement Effective Date, a percentage per annum equal to the applicable percentage set forth in Level II of the pricing grid below; and

(iii)    on the first day of each calendar quarter (each, an “Adjustment Date”), commencing with the first calendar quarter beginning after the Fourth Restatement Effective Date, a percentage per annum equal to the applicable percentage determined from the following pricing grid and based upon average daily Excess Availability for the most recently ended calendar quarter immediately preceding such Adjustment Date (provided, however, that Level I of the following table shall not be available to the Borrowers until, at the earliest, the first day of the seventh full calendar quarter commencing after the Fourth Restatement Effective Date and, if during such time the Applicable Rate would be otherwise determined by reference such Level I, then the Applicable Rate shall be based on Level II of the following table):

Level	Average Daily Excess Availability	Tranche A LIBOR Applicable Rate	Tranche A Base Rate Applicable Rate
I	Greater than or equal to the Level I Amount	1.00%	0.00%
II	Greater than or equal to the Level II Amount, but less than the Level I Amount	1.25%	0.25%
III	Greater than or equal to the Level III Amount, but less than the Level II Amount	1.50%	0.50%
IV	Less than the Level III Amount	1.75%	0.75%

As used in this clause (a):

(A)     “Level I Amount” means, at any time of determination, 60% of the Loan Cap;

(B)     “Level II Amount” means, at any time of determination, 25% of the Loan Cap; and

(C)     “Level III Amount” means, at any time of determination, 15% of the Loan Cap.

(b)    With respect to the Tranche A-1 Loans:

(i)    at all times before the Fourth Restatement Effective Date, a percentage per annum determined by reference to the Credit Agreement before giving effect to the amendment to the Credit Agreement effected on the Fourth Restatement Effective Date;

(ii)    on and after the Fourth Restatement Effective Date, (A) 2.25% per annum with respect to any such Loan which is a LIBOR Loan and (B) 1.25% per annum with respect to any such Loan which is a Base Rate Loan; provided, however, that, at all times that the Applicable Rate with respect to Tranche A Loans is, in fact, determined by reference to Level I of the table in the immediately preceding clause (a)(iii), the Applicable Rate for Tranche A-1 Loans shall be (X) 2.00% per annum with respect to any such Loan which is a LIBOR Loan and (Y) 1.00% per annum with respect to any such Loan which is a Base Rate Loan.

(c)    With respect to ~~LOTL~~AJTL Loans, (i) ~~3.00~~5.00 % per annum with respect to any such Loan which is a LIBOR Loan and (ii) ~~2.00~~4.00% per annum with respect to any such Loan which is a Base Rate Loan.

“Applicant Borrower” has the meaning provided in Section 2.21(a).

“Applicant Caribbean Party” has the meaning provided in Section 2.22(a).

“Appraised Value” means, on any date of determination, (a) with respect to any Eligible Real Property, the fair market value of such Eligible Real Property as of such date pursuant to the applicable Real Property Appraisal received by, and reasonably acceptable to, the Administrative Agent and (b) with respect to any Eligible Rolling Stock, the NOLV Percentage of such Eligible Rolling Stock as of such date pursuant to the applicable Rolling Stock Appraisal received by, and reasonably acceptable to, the Administrative Agent.

“Approved Caribbean Jurisdictions” means (a) those jurisdictions identified on Schedule 1.01G, (b) in the case of an Applicant Caribbean Party seeking to become a Borrower, such other jurisdictions in the Caribbean basin as are approved by each of the Lenders and (c) in the case of an Applicant Caribbean Party seeking to become a Guarantor, such other jurisdictions in the Caribbean basin as are approved by a Super Majority of Revolving Lenders.

“Approved Fund” means, with respect to any Lender, any Fund that is administered, advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages such Lender.

“Assignees” has the meaning specified in Section 10.07(b)(i).

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit D.

“Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other external legal counsel.

“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP. Further to Section 1.03 and for the avoidance of doubt, the definition of “Attributable Indebtedness” shall not include any obligations of a Person under a lease of (or other arrangement conveying the right-to-use or right-of-use with respect to) real or personal property, or a combination thereof, which are not required to be classified and accounted for as “finance lease obligations” on the balance sheet of such Person in accordance with GAAP, including, without limitation, Accounting Standards Codification 842 and related accounting rules and regulations, as such may be amended or re-codified from time to time, notwithstanding that GAAP and such accounting rules and regulations (including Accounting Standards Codification 842) may require such lease obligations to be recognized on the balance sheet of such Person as a lease liability (along with the related right-of-use asset).

“Availability Reserves” means, without duplication of any other Reserves or items that are otherwise addressed or excluded through eligibility criteria, such reserves as the Administrative Agent, from time to time determines in its reasonable commercial discretion exercised in good faith as being appropriate (a) to reflect any impediments to the realization upon the Collateral subject to the Borrowing Base (including, without limitation, claims that the Administrative Agent determines will need to be satisfied in connection with the realization upon such Collateral), and (b) to reflect any restrictions in any Additional Permitted Debt Documents on the incurrence of Indebtedness by the Loan Parties, but only to the extent that such restrictions reduce, or with the passage of time could reduce, the amounts available to be borrowed hereunder (including, without limitation as a result of the Loan Parties’ receipt of net proceeds from asset sales) in order for the Loan Parties to comply with such Additional Permitted Debt Documents. Availability Reserves shall include, without limitation, the Priority Payable Reserves, Bank Product Reserves, the Cash Management Reserves, Tax Stamp Reserves, and Inventory Reserves.

“Available Amount” means, at any time (the “Reference Date”), an amount equal to the sum of (a) the greater of (i) $150,000,000 and (ii) the Available Amount Percentage of Consolidated Net Income for the Available Amount Reference Period (or in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit); plus (b) to the extent not utilized in connection with other transactions permitted pursuant to Section 7.12, the aggregate amount of Net Cash Proceeds of the type set forth in clause (a) thereof retained by the Lead Borrower during the period from and including the Business Day immediately following the Original Closing Date through and including the Reference Date (but excluding therefrom the amount of any Designated Funds (so long as such funds remain Designated Funds)); plus (c) the amount of any capital contributions or Net Cash Proceeds from Permitted Equity Issuances (or issuance of debt securities that have been converted or exchanged into Qualified Equity Interests) (other than Specified Equity Contributions or any other capital contributions or equity or debt issuances to the extent utilized in connection with other transactions permitted pursuant to Section 7.02, 7.06 or 7.12) received or made by the Lead Borrower (or any direct or indirect parent thereof and contributed by such parent to the Lead Borrower) during the period from and including the Business Day immediately following the Original Closing Date through and including the Reference Date (but excluding therefrom the amount of any Designated Funds (so long as such funds remain Designated Funds)); minus (d) the aggregate amount of any Investments made pursuant to Section 7.02(n) (net of any return of capital in respect of such Investment or deemed reduction in the amount of such Investment including, without limitation, upon the re-designation of any Unrestricted Subsidiary as a Restricted Subsidiary or the

Disposition of any such Investment), any Restricted Payment made pursuant to Section 7.06(k)(i), or any payment of Indebtedness made pursuant to Section 7.12(a)(iii) or Section 7.12(a)(vi)(A) during the period commencing on the Original Closing Date and ending on or before the Reference Date (and, for purposes of this clause (d), without taking account of the intended usage of the Available Amount on such Reference Date).

“Available Amount Percentage” means 50%.

“Available Amount Reference Period” means, with respect to any Reference Date, the period commencing at the beginning of the fiscal quarter in which the Original Closing Date occurred and ending on the last day of the most recent fiscal quarter or fiscal year, as applicable, for which financial statements are required to be delivered pursuant to Section 6.01(a) or Section 6.01(b), and the related Compliance Certificate required to be delivered pursuant to Section 6.02(a), have been received by the Administrative Agent.

“Available Incremental Amount” means, on any date of determination and without duplication, the positive amount, if any, by which (a) $800,000,000 exceeds (b) the sum of (i) the aggregate principal amount of all Additional Term Loans made after the Fourth Restatement Effective Date pursuant to Section 2.17 (including the AJTL Loans) and which remain outstanding as of such date of determination plus (ii) all Additional Revolving Commitments established after the Fourth Restatement Effective Date pursuant to Section 2.17 and which remain in effect as of such date of determination (in each case, after giving pro forma effect to the repayment of any Additional Term Loans and the termination of any Additional Revolving Commitments, in each case, in connection with the making of any proposed Additional Term Loans or the establishment or funding of any Additional Revolving Commitments). ~~For the avoidance of doubt, none of the LOTL Commitments, the LOTL Loans, the Designated Tranche A Increases, nor the Tranche A Loans which may be made pursuant to Designated Tranche A Increases constitute usage of the Available Incremental Amount.~~

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA~~ Resolution Authority in respect of any liability of an ~~EEA~~Affected Financial Institution.

“Bail-In Legislation” means,

(a)     with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and

(b)     with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolutions of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Product Provider” means any Lender or any Affiliate of a Lender (and with respect to Swap Contracts, any Lender or Affiliate of a Lender who (x) was a Lender or an

Affiliate of a Lender at the time such Swap Contract was entered into and who is no longer a Lender or an Affiliate of a Lender, and (y) is, and at all times remains, in compliance with the provisions of Section 9.15(a) and (z) agrees in writing that the Agents and the other Secured Parties shall have no duty to such Person (other than the payment of any amounts to which such Person may be entitled under Section 8.04) and acknowledges that the Agents and the other Secured Parties may deal with the Loan Parties and the Collateral as they deem appropriate (including the release of any Loan Party or all or any portion of the Collateral) without notice or consent from such Person, whether or not such action impairs the ability of such Person to be repaid its Other Liabilities). For purposes hereof, the Administrative Agent and/or its Affiliates shall be Bank Product Providers with respect to the Swap Contracts provided by them and in effect on the Fourth Restatement Effective Date.

“Bank Product Reserves” means such reserves as the Administrative Agent, from time to time after the occurrence and during the continuation of a Trigger Event (Cash Dominion) (except as provided in Section 2.02), determines in its reasonable commercial discretion exercised in good faith as being appropriate to reflect the reasonably anticipated liabilities and obligations of the Loan Parties with respect to Bank Products then provided or outstanding.

“Bank Products” means any services or facilities (other than Cash Management Services) provided to any Loan Party by any Bank Product Provider on account of (a) credit cards, debit cards, or stored value cards, (b) so-called “purchase cards,” “p-cards,” or “procurement cards,” (c) payment card processing services, (d) merchant services constituting a line of credit, and (e) Swap Contracts, in each case which has been designated to the Administrative Agent by the Lead Borrower or such Bank Product Provider at the time such Bank Product is entered into (or, in the case of Swap Contracts in effect on the Fourth Restatement Effective Date, on the Fourth Restatement Effective Date) as being Obligations under this Agreement.

“Base Rate” means the greatest of (a) the Federal Funds Rate plus 1⁄2%, (b) LIBOR (which rate shall be calculated based upon an Interest Period of one month and shall be determined on a daily basis), plus one percentage point, and (c) the rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its “prime rate”, with the understanding that the “prime rate” is one of Wells Fargo’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate (and, if any such announced rate is below zero, then the rate determined pursuant to this clause (c) shall be deemed to be zero).

“Base Rate Loan” means a Loan that bears interest at a rate based on the Base Rate.

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by Administrative Agent and Lead Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to LIBOR for United States dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement shall be deemed to be zero for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of LIBOR with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Administrative Agent and Lead Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement for United States dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate”, the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest and other administrative matters) that Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Administrative Agent in a manner substantially consistent with market practice (or, if Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to LIBOR:

(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of LIBOR permanently or indefinitely ceases to provide LIBOR; or

(b)    in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to LIBOR:

(a)    a public statement or publication of information by or on behalf of the administrator of LIBOR announcing that such administrator has ceased or will cease to provide LIBOR, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR;

(b)    a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR, the Federal Reserve System of the United States (or any successor), an insolvency official with jurisdiction over the administrator for LIBOR, a resolution authority with jurisdiction over the administrator for LIBOR or a court or an entity with similar insolvency or resolution authority over the administrator for LIBOR, which states that the administrator of LIBOR has ceased or will cease to provide LIBOR permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR; or

(c)    a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR announcing that LIBOR is no longer representative.

“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by Administrative Agent or the Required Lenders, as applicable, by notice to Lead Borrower, Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR and solely to the extent that LIBOR has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced LIBOR for all purposes hereunder in accordance with Section 3.09 and (y) ending at the time that a Benchmark Replacement has replaced LIBOR for all purposes hereunder pursuant to Section 3.09.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

“Blocked Account” has the meaning provided in Section 2.19(b).

“Blocked Account Agreement” has the meaning provided in Section 2.19(b).

“Blocked Account Banks” means the banks with whom deposit accounts are maintained in which material amounts (as reasonably determined by the Administrative Agent) of funds of any of the Loan Parties from one or more DDAs are concentrated and with whom a Blocked Account Agreement has been, or is required to be, executed in accordance with the terms hereof.

“Borrower Materials” has the meaning given such term in Section 10.08.

“Borrower Notice” means a notice in substantially the form of Exhibit L.

“Borrower Party” means, collectively (a) the Lead Borrower, (b) each other Loan Party that is a Domestic Subsidiary of the Lead Borrower and (c) each Caribbean Party.

“Borrower Request and Assumption Agreement” means a notice and agreement in substantially the form of Exhibit K.

“Borrowers” means, collectively, (a) the Lead Borrower, (b) the Borrowers identified on the signature pages hereto, (c) each other Domestic Subsidiary of the Lead Borrower who owns assets of the type subject to the Borrowing Base and becomes a Borrower hereunder in accordance with the terms of this Agreement and (d) each Caribbean Borrower.

“Borrowing” means (a) a borrowing consisting of Loans of one Class of the same Type and, in the case of LIBOR Loans, having the same Interest Period, made by each of the Lenders pursuant to Section 2.01 or (b) a Swingline Loan.

“Borrowing Base” means the Tranche A-1 Borrowing Base or, if the Tranche A-1 Commitments have been terminated, the Tranche A Borrowing Base.

“Borrowing Base Certificate” has the meaning provided in Section 6.01(e).

“Breakage Costs” has the meaning provided in Section 3.05.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located; provided that if such day relates to any interest rate settings as to an LIBOR Loan, any fundings, disbursements, settlements and payments in respect of any such LIBOR Loan, or any other dealings to be carried out pursuant to this Agreement in respect of any such LIBOR Loan, means any such day on which dealings in deposits are conducted by and between banks in the London interbank eurodollar market.

“Capital Asset” means, with respect to any Person, any asset that should, in accordance with GAAP, be classified and accounted for as a capital asset on a consolidated balance sheet of such Person, including, without limitation, all assets represented by Capitalized Software Expenditures.

“Capital Expenditures” means with respect to any Person for any period, the aggregate cost of all Capital Assets acquired by such Person and its Subsidiaries during such period, as determined in accordance with GAAP, including, without limitation, all Capitalized Software Expenditures.

“Capitalized Lease Obligation” means, at any time of determination, the amount of the liability in respect of a Capitalized Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet prepared in accordance with GAAP (but subject to Section 1.03 and the definition of “Capitalized Lease~~.~~”).

“Capitalized Leases” means (a) at all times before Holdings implements Account Standards Codification 842, all leases that are required to be, in accordance with GAAP as in effect at such time, recorded as capitalized leases and (b) thereafter, any lease of (or other arrangement conveying the right-to-use or right-of-use with respect to) real or personal ~~Property~~property, or a combination thereof, which obligations effectively transfer control of the underlying asset and constitute an in-substance financed purchase of an asset and as to which the amount of the obligations related thereto are required to be classified and accounted for as “finance leases” on the balance sheet of such Person, in accordance with GAAP, including, without limitation, Accounting Standards Codification 842 and related accounting rules and regulations, as such may be amended or re-codified from time to time; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP; provided, further and for avoidance of doubt, the term “Capitalized Lease” does not include any operating leases entered into in the ordinary course of business that do not effectively transfer control of the underlying asset and do not represent an in-substance financed purchase of an asset under GAAP, including, without limitation, Accounting Standards Codification 842 and related accounting rules and regulations, as such may be amended or re-codified from time to time, notwithstanding that GAAP and such accounting rules and regulations, such as Accounting Standards Codification 842, may require that such obligations be recognized on the balance sheet of such Person as a lease liability (along with the related right-of-use asset).

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by Holdings, the Lead Borrower and the Restricted Subsidiaries during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of Holdings, the Borrowers and the Restricted Subsidiaries.

“Captive Insurance Subsidiary” means PICL Insurance Co. (f/k/a Performance Insurance Company Limited) and any other Subsidiary of Holdings (including, for the avoidance of doubt, PICL Investments Inc.), in each case, that is a Restricted Subsidiary established and operating solely for the purpose of (a) insuring the business operations or properties owned or operated by Holdings or any of its Subsidiaries, including their employees and related benefits, and/or (b) conducting any activities or business incidental thereto (it being understood and agreed that activities which are relevant or appropriate to qualify as an insurance company for U.S. federal or state tax purposes shall be considered “activities or business incidental thereto”).

“Caribbean Borrower” means a Caribbean Subsidiary that is a Borrower pursuant to Section 2.22.

“Caribbean Guarantor” means a Caribbean Subsidiary that is a Guarantor pursuant to Section 2.22.

“Caribbean Parties” means, collectively, (a) the Caribbean Borrowers and (b) the Caribbean Guarantors.

“Caribbean Subsidiary” means a Restricted Subsidiary of the Lead Borrower that is organized in an Approved Caribbean Jurisdiction.

“Cash Collateral Account” means an interest-bearing account established by the Loan Parties with the Collateral Agent, for its own benefit and the benefit of the other Secured Parties, under the sole and exclusive dominion and control of the Collateral Agent, in the name of the Collateral Agent or as the Collateral Agent shall otherwise direct, in which deposits are required to be made in accordance with this Agreement.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Lead Borrower or any Restricted Subsidiary:

(1)    Dollars;

(2)    (a) Sterling, Euros or any national currency of any Participating Member State of the EMU or (b) in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(3)    securities issued or directly and fully and unconditionally guaranteed or insured by the United States government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(4)    certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus of not less than $500,000,000 in the case of U.S. banks and $100,000,000 (or the Dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(5)    repurchase obligations for underlying securities of the types described in clauses (3), (4) and (8) entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6)    commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof and Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition;

(7)    marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Borrower) and in each case maturing within 24 months after the date of creation or acquisition thereof;

(8)    readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(9)    readily marketable direct obligations issued by any foreign government or any political subdivision or public instrumentality thereof, in each case having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(10)    Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated within the top three ratings category by S&P or Moody’s; and

(11)    investment funds investing 90% of their assets in securities of the types described in clauses (1) through (10) above.

In the case of Investments by any Foreign Subsidiary that is a Restricted Subsidiary or Investments made in a country outside the United States of America, Cash Equivalents shall also include (i) investments of the type and maturity described in clauses (1) through (8) and clauses (10) and (11) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (ii) other short-term investments utilized by Foreign Subsidiaries that are Restricted Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (1) through (11) and in this paragraph.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above, provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten (10) Business Days following the receipt of such amounts.

“Cash Management Reserves” means such reserves as the Administrative Agent, from time to time after the occurrence and during the continuation of a Trigger Event (Cash Dominion), determines in its reasonable commercial discretion exercised in good faith as being appropriate to reflect the reasonably anticipated liabilities and obligations of the Loan Parties with respect to Cash Management Services then provided or outstanding.

“Cash Management Services” means any one or more of the following types of services or facilities provided to any Loan Party by any Lender or any Affiliate of a Lender: (a) ACH transactions, (b) treasury and/or cash management services, including, without limitation, controlled disbursement services, (c) foreign exchange facilities, (d) credit or debit cards, (e) deposit and other accounts, (f) merchant services (other than those constituting a line of credit), and (g) supply chain finance services for the Lead Borrower and its Subsidiaries’ trade payables.

“Cash Receipts” has the meaning provided in Section 2.19(c).

“Casualty Event” means any event that gives rise to the receipt by the Lead Borrower or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets, Real Property (including any improvements thereon) or Rolling Stock to replace or repair such equipment, fixed assets or Real Property.

“Certain Specified Payments” means, with respect to any period, (A) the creation of any Lien referenced in Section 7.01(dd), (B) the proviso at the end of Section 7.02, (C) the making of any Disposition under Section 7.05(d), (D) the making of any Restricted Payment under Section 7.06(e), or (E) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary which Subsidiary has assets included in the calculation of the Borrowing Base immediately prior to such Subsidiary’s being designated as an Unrestricted Subsidiary.

“Change of Control” means the earliest to occur of:

(a)     any person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Fourth Restatement Effective Date, but excluding any employee benefit plan of such person and its Subsidiaries, and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than any combination of any “group” including any Permitted Holders, shall have acquired beneficial ownership of 35% or more on a fully diluted basis of the voting interest in Holdings’ Equity Interests (or if an Intermediate Holding Company is formed, the Intermediate Holding Company’s Equity Interests) and the Permitted Holders shall own, directly or indirectly, less than such person or “group” on a fully diluted basis of the voting interest in Holdings’ Equity Interests (or if an Intermediate Holding Company is formed, the Intermediate Holding Company’s Equity Interests); or

(b)    any “Change of Control” (or any comparable term) in any Additional Permitted Debt Document; or

(c)    the Lead Borrower ceases to be a direct wholly owned subsidiary of (i) Holdings or (ii) if any Intermediate Holding Company is formed, the Intermediate Holding Company that is a direct parent of the Lead Borrower.

“Chattel Paper” has the meaning assigned to such term in the Security Agreement.

“CIS Assets” means assets of Holdings and its Subsidiaries consisting of racking, materials handling equipment and Intellectual Property other than Excluded Intellectual Property, together with other assets mutually agreed to by the Lead Borrower and the Administrative Agent, but in any event shall exclude (a) any assets subject to the Borrowing Base and (b) any Excluded Intellectual Property.

“Class,” when used in reference to any Loan or Borrowing, shall refer to whether such Loan, or the Loans comprising such Borrowing, are Tranche A ~~Revolving~~ Loans, Tranche A-1 ~~Revolving~~ Loans, or ~~LOTL~~AJTL Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Tranche A Commitment, a Tranche A-1 Commitment, or ~~a LOTL~~an AJTL Commitment.

“Closing Date” means May 8, 2012.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and rules and regulations related thereto.

“Collateral” means all property, whether real, personal, or mixed, of any Loan Party which, under any Collateral Document, is or is intended to be collateral or security for any or all of the Obligations, including, without limitation, all “Collateral” as defined in any Collateral Document and all property of any Loan Party which is subject to a Mortgage.

“Collateral Access Agreement” means an agreement reasonably satisfactory in form and substance to the Collateral Agent executed by (a) a bailee or other Person in possession of Collateral, including, without limitation, any warehouseman, and (b) a landlord of Real Property leased by any Loan Party (including, without limitation, any warehouse or distribution center), pursuant to which such Person (i) acknowledges the Collateral Agent’s Lien on the Collateral, (ii) releases or subordinates such Person’s Liens in the Collateral held by such Person or located on such Real Property, (iii) agrees to furnish the Collateral Agent with access to the Collateral in such Person’s possession or on Real Property for the purposes of conducting a Liquidation and (iv) makes such other agreements with the Collateral Agent as the Collateral Agent may reasonably require.

“Collateral Agent” means Wells Fargo, in its capacity as collateral agent under any of the Loan Documents, or any successor collateral agent.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a)    the Administrative Agent shall have received each Collateral Document required to be delivered on the Fourth Restatement Effective Date pursuant to Section 4.01(a)(iii) or pursuant to Section 6.11 or 6.13 at such time, duly executed by each Loan Party thereto;

(b)    all Obligations shall have been unconditionally guaranteed (the “Loan Party Guarantees”) by (i) Holdings, (ii) any Intermediate Holding Company, (iii) each Restricted Subsidiary of Holdings (other than any Borrower (except to the extent of their joint and several obligations hereunder) and any Excluded Subsidiary) that is a wholly owned Material Domestic Subsidiary, including those that are listed on Schedule 1.01A hereto and (iv) any Caribbean Guarantor (each, a “Guarantor”);

(c)    except to the extent otherwise provided hereunder or under any Collateral Document or in any Acceptable Intercreditor Agreement, the Obligations and the Loan Party Guarantees shall have been secured by a perfected security interest (to the extent such security interest may be perfected by delivering certificated securities or filing Uniform Commercial Code financing statements) in (i) all the Equity Interests of the Borrowers and (ii) all Equity Interests (other than Equity Interests of Unrestricted Subsidiaries and any Equity Interest of any Restricted Subsidiary pledged to secure Indebtedness permitted under Section 7.03(g) or (h)) of (A) each Material Domestic Subsidiary of Holdings, (B) the Borrowers (including Caribbean Borrowers), (C) any Guarantor (excluding Holdings, but including Caribbean Guarantors), and (D) any

Special Purpose Receivables Subsidiary; provided that Equity Interests of non-wholly owned Subsidiaries shall only be pledged to the extent such pledge is permitted by applicable law, the Organization Documents thereof and any equityholders’ agreement relating thereto and (iii) 65% of the issued and outstanding voting Equity Interests (and 100% of the issued and outstanding non-voting Equity Interests, if any) of each wholly owned Material Foreign Subsidiary (other than a Caribbean Party) that is directly owned by Holdings, or any Domestic Subsidiary of Holdings that is a Guarantor;

(d)    except to the extent otherwise provided hereunder or under any Collateral Document, the Obligations and the Loan Party Guarantees shall have been secured by a perfected security interest (other than in the case of Material Real Property, Eligible Real Property and Eligible Rolling Stock, to the extent such security interest may be perfected by delivering certificated securities, filing Uniform Commercial Code financing statements or making any necessary filings with the United States Patent and Trademark Office or United States Copyright Office) in, and Mortgages on, substantially all tangible and intangible assets of Holdings, the Borrowers and each Guarantor (including accounts receivable, inventory, cash, deposit accounts, equipment, investment property, intercompany notes, Intellectual Property, other general intangibles, owned (but not leased) Real Property and proceeds of the foregoing); provided that security interests in (i) Real Property shall be limited to the Mortgaged Properties and (ii) Rolling Stock shall be limited to Rolling Stock included, or intended to be included, as Eligible Rolling Stock; provided, further, that this clause (d) shall not apply to any Term Collateral described in this clause (d), to the extent a Term Collateral Release has occurred with respect to such Term Collateral, specifically or by type or class (and has not been rescinded, as contemplated in Section 6.18(d));

(e)    none of the Collateral shall be subject to any Liens other than Permitted Liens;

(f)    except to the extent otherwise provided hereunder or under any Collateral Document, the Collateral Agent shall have received (or obtained) (i) counterparts of a Mortgage with respect to each Real Property required to be delivered pursuant to Sections 4.01(a)(iii), 6.11, 6.13, 6.18 and the definition of Eligible Real Property (the “Mortgaged Properties”) duly executed and delivered by the record owner of such property, (ii) fully paid American Land Title Association Lender’s Extended Coverage title policies or the equivalent or other form available in each applicable jurisdiction (the “Mortgage Policies”) insuring the Lien of each such Mortgage as a valid Lien on the property described therein, free of any other Liens except Permitted Liens, together with such endorsements, coinsurance and reinsurance as the Collateral Agent may reasonably request, (iii) such new or existing surveys, new or existing abstracts, new or existing appraisals, legal opinions and other documents as the Collateral Agent may reasonably request with respect to any such Mortgaged Property and (iv) a flood hazard certificate and, if required by the Flood Disaster Protection Act of 1973, a flood insurance policy with respect to any such Mortgaged Property; provided, that this clause (f) shall not apply to any Term Collateral described in this clause (f), to the extent a Term Collateral Release has occurred with respect to such Term Collateral, specifically or by type or class (and has not been rescinded, as contemplated in Section 6.18(d));

(g)    with respect to any Rolling Stock included, or intended to be included, as Eligible Rolling Stock, the applicable Borrower Party shall, to the extent such Rolling Stock is subject to a certificate of title (or similar) statute under applicable Law, (i) deliver a certificate of title with respect thereto to the Collateral Agent (or any agent or trustee acceptable to the Collateral Agent) and (ii) cause such certificate of title to be registered with the applicable Governmental Authority showing the Collateral Agent (or any agent or trustee acceptable to the Collateral Agent) as the lienholder thereon, such that such Rolling Stock is subject to a perfected first priority security interest in favor of the Collateral Agent (subject only to Permitted Liens having priority by operation of applicable Law); and

(h)    with respect to any Non-Territorial Caribbean Party, the Administrative Agent shall have received satisfactory evidence that it has a first-priority, perfected security interest in Eligible Accounts and Eligible Inventory of such Non-Territorial Caribbean Party under the laws of such Non-Territorial Caribbean Party’s jurisdiction and will have available to it adequate remedies to enforce such security interest and fully realize upon such Eligible Accounts and Eligible Inventory under the laws of such Non-Territorial Caribbean Party’s jurisdiction.

The foregoing definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance or surveys with respect to, particular assets if and for so long as, in the reasonable judgment of the Administrative Agent and the Lead Borrower, the cost of creating or perfecting such pledges or security interests in such assets or obtaining title insurance or surveys in respect of such assets shall be excessive in view of the benefits to be obtained by the Lenders therefrom or if such assets constitute Term Collateral and a Term Collateral Release has occurred with respect to such Term Collateral, specifically or by type or class (and has not been rescinded, as contemplated in Section 6.18(d)).

The Administrative Agent may grant extensions of time for the perfection of security interests in or the obtaining of local counsel opinions, third party consents, title insurance and surveys with respect to particular assets (including extensions beyond the Fourth Restatement Effective Date for the perfection of security interests and obtaining such other items in respect of the assets of the Loan Parties on such date as may be set forth in Schedule 6.13(c)) and/or where it reasonably determines, in consultation with the Lead Borrower, that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents.

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary, (a) with respect to leases of Real Property entered into by any Loan Party, such Loan Party shall not be required to take any action with respect to creation or perfection of security interests with respect to such leases, (b) Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to exceptions and limitations set forth in the Collateral Documents and, to the extent appropriate in the applicable jurisdiction, as agreed between the Administrative Agent and the Lead Borrower, (c) the Collateral and Guarantee Requirement shall not apply to any of the following assets: (i) any fee-owned Real Property that is not a Mortgaged Property and any leasehold interests in Real Property, (ii) motor vehicles and other assets subject to certificates of title (other than Rolling Stock included, or intended to be included, as Eligible Rolling Stock), letter of credit rights and commercial tort claims, (iii) assets of which a pledge thereof or a security interest therein is prohibited by law or by agreements containing anti-assignment clauses not overridden by the Uniform Commercial Code or other applicable law, (iv) any assets as to which the Administrative Agent and the Lead Borrower agree that the cost of obtaining such a security interest or perfection thereof are excessive in relation to the value to the Lenders of the security to be afforded thereby, (v) assets specifically requiring perfection through control agreements (including, without limitation, deposit accounts and securities accounts) other than as required pursuant to the cash management requirements herein, including pursuant to Section 2.19, (vi) except with respect to the Caribbean Parties (subject to Section 2.22), assets to the extent a security interest in such assets would result in adverse tax consequences as reasonably determined by the Lead Borrower (it being understood that the Lenders shall not (except with respect to Caribbean Parties) require the Lead Borrower or any of its Subsidiaries to enter into any security agreements or pledge agreements governed under foreign law), and (vii) assets which constitute Term Collateral, to the extent a Term Collateral Release has occurred with respect to such Term Collateral, specifically or by type or class (and has not been rescinded, as contemplated in Section 6.18(d)).

Further, any other term or provision of this Agreement or any Loan Document to the contrary notwithstanding (including any Acceptable Intercreditor Agreement or other intercreditor agreement to which the Administrative Agent or the Collateral Agent may be a party), the Administrative Agent and the Collateral Agent may decline any Lien on any Real Property if (a) at the time the Collateral Agent’s Lien would attach to such Real Property, the Collateral Agent’s Lien on such Real Property would be subordinate to any Lien on such Real Property securing Additional Permitted Debt and (b) the Administrative Agent determines, in the exercise of its reasonable discretion, that the cost or difficulty of accepting or obtaining a subordinate Lien on such Real Property would, in terms of costs, regulatory oversight, or regulatory or internal policy compliance, be excessive in view of the benefits to be obtained by the Lenders therefrom.

Further, notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary, the Subordinated Contribution Note shall at all times constitute Collateral subject to the Security Agreement and may not be sold, transferred, contributed, distributed, or otherwise disposed of by Holdings to any Person other than (i) in accordance with the Security Agreement or (ii) if an Intermediate Holding Company is formed, to such Intermediate Holding Company; provided that the transfer restrictions set forth in this paragraph shall equally apply to such Intermediate Holding Company.

“Collateral Documents” means, collectively, the Security Agreement, the Intellectual Property Security Agreement, any Collateral Access Agreement, any Blocked Account Agreement, any Mortgages, each of the mortgages, collateral assignments, Security Agreement Supplements, security agreements, pledge agreements or other similar agreements, instruments or documents delivered to the Collateral Agent and the Lenders pursuant to Section 4.01(a)(iii), 6.11 or 6.13, the Guaranty and each of the other agreements, instruments or documents that creates or purports to create a Lien or Guarantee in favor of any Agent for the benefit of the Secured Parties.

“Commercial Letter of Credit” means any Letter of Credit issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by a Borrower or a Restricted Subsidiary in the ordinary course of business of such Borrower or Restricted Subsidiary.

“Commitment” means, with respect to each Lender (a) in the case of any revolving commitments, the aggregate commitments of such Lender hereunder to make Revolving Credit Extensions (including Tranche A Loans and Tranche A-1 Loans) to the Borrowers in the amount set forth opposite its name on Schedule I hereto or as may subsequently be set forth in the Register from time to time, as the same may be increased or reduced from time to time pursuant to this Agreement, including by the establishment of any Additional Revolving Commitments pursuant to Section 2.17; and (b) in the case of any term loan commitments (~~other than LOTL~~including the AJTL Commitments), the commitments of such Lender to make Credit Extensions in the form of term loans to the Borrowers in the amount set forth opposite its name on Schedule I hereto or as may subsequently be set forth in the Register from time to time or in any Additional Credit Amendment providing for any Additional Term Loan Commitment or Additional Term Loans~~; and~~ (~~c)~~including such Lender’s ~~LOTL~~AJTL Commitment).

“Committed Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans of one Class from one Type to the other, or (c) a continuation of LIBOR Loans, pursuant to Section 2.03(a), which, if in writing, shall be substantially in the form of Exhibit A (which such form of notice may be amended, restated, supplemented, or otherwise modified from time to time (including, without limitation, changes to the format thereof) as approved by Administrative Agent in Administrative Agent’s sole discretion).

“Compensation Period” has the meaning specified in Section 2.14(c)(ii).

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Concentration Account” mean Account No. 37235547964500758, ABA No. 121-000-248, at Wells Fargo, titled in the name of “Performance Food Group, Inc., as security for Wells Fargo, as Collateral Agent” or such other account as may be agreed to by the Lead Borrower and the Administrative Agent.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any Test Period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, securitization fees or costs, amortization of intangible assets, and, without limitation, Capitalized Software Expenditures of such Person and its Restricted Subsidiaries for such period on a consolidated basis and determined in accordance with GAAP.

“Consolidated EBITDA” means, with respect to any Person for any Test Period, the Consolidated Net Income of such Person for such period:

(a)    increased (without duplication) by the following, in each case to the extent deducted (and not added back) in determining Consolidated Net Income for such period:

(i)    provision for taxes based on income or profits or capital, including, without limitation, state, franchise and similar taxes (such as the Delaware franchise tax, the Pennsylvania capital tax, Texas margin tax and provincial capital taxes paid in Canada) and foreign withholding taxes and penalties and interest relating to taxes of such Person paid or accrued during such period deducted (and not added back) in calculating Consolidated Net Income; plus

(ii)    Consolidated Interest Expense of such Person for such period (including (x) net losses or any obligations under any Swap Contracts or other derivative instruments entered into for the purpose of hedging interest rate risk, (y) bank fees and (z) costs of surety bonds in connection with financing activities) to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus

(iii)    Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

(iv)    any fees, charges and expenses incurred during such period (other than depreciation or amortization expense), in connection with any acquisition, Investment, Disposition, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Fourth Restatement Effective Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction; plus

(v)    the amount of any restructuring charges, integration costs, retention charges, or other business optimization expenses, including, without limitation, costs associated with improvements to IT and accounting functions, costs associated with establishing new facilities, costs or reserves deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions and costs related to the closure and/or consolidation of facilities; provided that for amounts in excess of the Add-Back Cushion Amount (A) the aggregate amount added pursuant to this clause (v) shall not exceed 15% of Consolidated EBITDA for such period and (B) the aggregate amount added pursuant to this clause (v), together with the aggregate amount added pursuant to clause (vi) and the third proviso of the definition of Pro Forma Adjustment, shall not exceed 20% of Consolidated EBITDA for such period (calculated in each case before giving effect to such add-backs and Pro Forma Adjustments); provided further that upon request of the Administrative Agent, the Borrowers shall furnish a certificate of a Responsible Officer certifying that any such add-backs are reasonably identifiable and factually supportable; plus

(vi)    any non-recurring or unusual losses or expenses, severance, relocation costs, payments made pursuant to the terms of change in control agreements that Holdings or any of its Subsidiaries had entered into with employees of Holdings or its Subsidiaries as of the Original Closing Date and curtailments or modifications to pension and post-retirement employee benefit plans; provided that for amounts in excess of the Add-Back Cushion Amount (A) the aggregate amount added pursuant to this clause (vi) shall not exceed 15% of Consolidated EBITDA for such period and (B) the aggregate amount added pursuant to this clause (vi), together with the aggregate amount added pursuant to clause (v) and the third proviso of the definition of Pro Forma Adjustment, shall not exceed 20% of Consolidated EBITDA for such period (calculated in each case before giving effect to such add-backs and Pro Forma Adjustments); provided further that upon request of the Administrative Agent, the Borrowers shall furnish a certificate of a Responsible Officer certifying that any such add-backs are reasonably identifiable and factually supportable; plus

(vii)    any extraordinary losses; plus

(viii)    stock option and any other equity-based compensation expenses; plus

(ix)    any other non-cash charges, expenses or losses (collectively, the “Non-Cash Charges”) including any write offs or write downs reducing Consolidated Net Income for such period and any non-cash expense relating to the vesting of warrants (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(x)    the amount of any minority interest expense consisting of Subsidiary income attributable to minority Equity Interests of third parties in any non-wholly owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income; plus

(xi)    [reserved]; plus

(xii)    any costs or expense incurred by Holdings, the Lead Borrower or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of Holdings or the Lead Borrower; plus

(xiii)    any net loss from disposed or discontinued operations; plus

(xiv)    cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (b) below for any previous period and not added back; plus

(xv)    to the extent not already included in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated EBITDA shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any investment or any sale, conveyance, transfer or other disposition of assets permitted hereunder;

(b)    decreased (without duplication) by the following, in each case to the extent included in determining Consolidated Net Income for such period:

(i)    non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase Consolidated EBITDA in such prior period; plus

(ii)    any net income from disposed or discontinued operations; plus

(iii)    any extraordinary, unusual or non-recurring revenue or gains; and

(c)    increased or decreased without duplication, as applicable, by any non-cash adjustments resulting from the application of FASB Interpretation No. 45 (Guarantees).

There shall be included in determining Consolidated EBITDA for any Test Period, without duplication, and subject to each of the applicable limitations set forth above, (A) the Acquired EBITDA of any Person, property, business or asset acquired by Holdings, any Borrower or any Restricted Subsidiary during such period (but not the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired), to the extent not subsequently sold, transferred or otherwise disposed by Holdings, such Borrower or such Restricted Subsidiary during such period (each such Person, property, business or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”), including the commencement of activities constituting such business, and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each a “Converted Restricted Subsidiary”), based on the actual Acquired EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition) and (B) for the purposes of the definition of the term “Permitted Acquisition,” an adjustment in respect of each Acquired Entity or Business equal to the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition) as specified in a certificate executed by a Responsible Officer and delivered to the Lenders and the Administrative Agent. For purposes of determining the Consolidated Fixed Charge Coverage Ratio, there shall be excluded in determining Consolidated EBITDA for any period the Disposed

EBITDA of any Person, property, business or asset (other than an Unrestricted Subsidiary) sold, transferred or otherwise disposed of, closed or classified as discontinued operations by any Borrower or any Restricted Subsidiary during such period (each such Person, property, business or asset so sold or disposed of, a “Sold Entity or Business”) and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each a “Converted Unrestricted Subsidiary”), based on the actual Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer or disposition).

“Consolidated Fixed Charge Coverage Ratio” means, with respect to Holdings, the Borrowers and their respective Restricted Subsidiaries for any Test Period for which financial information is available prior to the date of calculation, the ratio of (a)(i) Consolidated EBITDA of Holdings, the Borrowers and their respective Restricted Subsidiaries for such period plus (ii) Net Cash Proceeds of capital contributions received or Permitted Equity Issuances made during such period to the extent used to make payments on account of Debt Service Charges or Taxes, except that only Specified Equity Contributions (and no other equity contributions) may be included for purposes of the calculation of the Consolidated Fixed Charge Coverage Ratio under, and as provided in Section 6.17 hereof minus (iii) taxes based on income or profits or capital, including, without limitation, state, franchise and similar taxes (such as the Delaware franchise tax, the Pennsylvania capital tax, Texas margin tax and provincial income taxes paid in Canada) and foreign withholding taxes and penalties and interest relating to taxes, net of cash refunds received, of Holdings, the Borrowers and their respective Restricted Subsidiaries paid in cash during such period minus (iv) Unfinanced Capital Expenditures made by Holdings, the Borrowers and their respective Restricted Subsidiaries during such period minus (v) Restricted Payments made pursuant to Sections 7.06(h) and (k), to (b) Debt Service Charges payable by Holdings, the Borrowers and their respective Restricted Subsidiaries in cash during such period. In calculating the Consolidated Fixed Charge Coverage Ratio for purposes of Sections 6.17 and 6.02(a), no Restricted Subsidiaries that are Foreign Subsidiaries shall be included in such calculations; provided that the amount of any dividends or other distributions from any Restricted Subsidiary that is a Foreign Subsidiary actually received by a Loan Party in cash during such period shall be included in the computation of Consolidated EBITDA for such purposes. In calculating the Consolidated Fixed Charge Coverage Ratio for the purposes of Section 7.01(dd), 7.02(j), 7.02(n), 7.03(n), 7.05(f), 7.06(k), or 7.12(a)(vi), the Lead Borrower may elect to include in or exclude from the calculation thereof any Restricted Subsidiary that is a Foreign Subsidiary; provided that, notwithstanding the exclusion of any Restricted Subsidiary that is a Foreign Subsidiary from such calculation, the amount of any dividends or other distributions from any Restricted Subsidiary that is a Foreign Subsidiary actually received by a Loan Party in cash during such period shall be included in the computation of Consolidated EBITDA for such purposes. Any such inclusion or exclusion, as the case may be, shall be for the entire twelve-month calculation period, or if less, the entire period during which any such Person was a Restricted Subsidiary. In addition, for purposes of calculating the Consolidated Fixed Charge Coverage Ratio and the component definitions thereof, the payment of any interest, fees or principal required to be included in the calculation thereof, notwithstanding that such payments are or may be required to be paid on a date other than the last day of a fiscal month or fiscal quarter, shall be deemed made on the last day of the fiscal month or fiscal quarter, as applicable, nearest occurring to such actual payment date. For the avoidance of doubt, in calculating Consolidated Fixed Charge Coverage Ratio and the component definitions thereof (a) in the case of Indebtedness for borrowed money for which monthly payments are required, there shall be included no more than one payment in any fiscal month or 12 payments in any fiscal year and (b) in the case of Indebtedness for borrowed money for which quarterly payments are required, there shall be included no more than one payment in any fiscal quarter or four payments in any fiscal year.

“Consolidated Interest Expense” means, with respect to any Person for any Test Period, without duplication, the sum of:

(a)    consolidated interest expense with respect to Indebtedness of such Person and its Restricted Subsidiaries for such period, determined in accordance with GAAP; plus

(b)    consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(c)    consolidated interest income for such period.

For purposes of the foregoing, interest expense of Holdings and its Restricted Subsidiaries shall be determined after giving effect to any net payments made or received by such Persons with respect to interest rate Swap Contracts. In addition, financing fees payable on the Fourth Restatement Effective Date shall not be included in Consolidated Interest Expense.

“Consolidated Net Income” means, with respect to any Person for any Test Period, the aggregate of the Net Income, of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

(a)    the Net Income for such period shall not include the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period,

(b)    any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded,

(c)    any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or abandonments or the sale or other disposition of any Equity Interests of any Person other than in the ordinary course of business shall be excluded,

(d)    the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the first Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the first Person or a Restricted Subsidiary thereof in respect of such period,

(e)    solely for the purpose of calculating the Available Amount, the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived, provided that Consolidated Net Income of such Person will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Cash Equivalents to such Person or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

(f)    effects of adjustments (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries) in the inventory (including any impact of changes to inventory valuation policy methods, including changes in capitalization of variances), property and equipment, software, goodwill, other intangible assets, in-process research and development, deferred revenue and debt line items in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(g)    any after-tax effect of income (loss) from the early extinguishment of (i) Indebtedness, (ii) obligations under any Swap Contracts or (iii) other derivative instruments shall be excluded,

(h)    any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded,

(i)    (i) any non-cash compensation charge or expense, including any such charge arising from the grants of stock appreciation or similar rights, stock options, restricted stock or other rights and (ii) any cash charges associated with the rollover, acceleration or payout of Equity Interests by management or other employees of Holdings or any of its direct or indirect parent companies or Restricted Subsidiaries resulting from the application of Statement of Financial Accounting Standards No. 123R shall be excluded, and

(j)    the following items shall be excluded:

(i)    any net unrealized gain or loss (after any offset) resulting in such period from obligations under any Swap Contracts and the application of Statement of Financial Accounting Standards No. 133; and

(ii)    any net gain or loss (after any offset) resulting in such period from currency translation gains or losses including those (x) related to currency re-measurements of Indebtedness and intercompany loans and (y) resulting from hedge agreements for currency exchange risk.

“Consolidated Secured Net Debt” means Consolidated Total Net Debt minus the portion of Indebtedness of Holdings, the Lead Borrower or any Restricted Subsidiary included in Consolidated Total Net Debt that is not secured by any Lien on property or assets of Holdings, the Lead Borrower or any Restricted Subsidiary (it being understood and agreed, for the avoidance of doubt, that any obligations in respect of the Excluded Sale-Leasebacks shall be deemed not to be Consolidated Secured Net Debt).

“Consolidated Secured Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Secured Net Debt as of the last day of such Test Period to (b) Consolidated EBITDA of Holdings, the Lead Borrower and its Restricted Subsidiaries for such Test Period.

“Consolidated Total Debt” means, as of any date of determination, the aggregate principal amount of Indebtedness of Holdings, the Lead Borrower and its Restricted Subsidiaries outstanding on such date, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with any Permitted Acquisition), consisting of Indebtedness for borrowed money, Attributable Indebtedness, and debt obligations evidenced by promissory notes or similar instruments; provided that Consolidated Total Debt shall not include Indebtedness (i) in respect of letters of credit, except to the extent of unreimbursed amounts thereunder; provided further that any unreimbursed amount under commercial letters of credit shall not be counted as Consolidated Total Debt until three Business Days after such amount is drawn and (ii) of Unrestricted Subsidiaries; it being understood, for the avoidance of doubt, that obligations under (i) Swap Contracts and (ii) the Subordinated Contribution Note do not constitute Consolidated Total Debt.

“Consolidated Total Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Debt as of the last day of such Test Period to (b) Consolidated EBITDA of Holdings, the Lead Borrower and its Restricted Subsidiaries for such Test Period.

“Consolidated Total Net Debt” means, as of any date of determination, Consolidated Total Debt, minus the aggregate amount of cash and Cash Equivalents (other than Restricted Cash) on the balance sheet of Holdings, the Lead Borrower and its Restricted Subsidiaries as of such date.

“Consolidated Total Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Net Debt as of the last day of such Test Period to (b) Consolidated EBITDA of Holdings, the Lead Borrower and its Restricted Subsidiaries for such Test Period.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent,

(a)    to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(b)    to advance or supply funds

(i)    for the purchase or payment of any such primary obligation, or

(ii)    to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(c)    to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” has the meaning specified in the definition of “Affiliate”.

“Conversion” has the meaning given such term in Section 2.07(c).

“Converted Restricted Subsidiary” has the meaning specified in the definition of “Consolidated EBITDA”.

“Converted Unrestricted Subsidiary” has the meaning specified in the definition of “Consolidated EBITDA”.

“Cost” means the cost of the Loan Parties’ Inventory as determined in accordance with the Lead Borrower’s Accounting Policy in effect on the Fourth Restatement Effective Date and furnished to the Administrative Agent as reported on the Loan Parties’ perpetual inventory report, as such policy may be modified with the consent of the Administrative Agent, whose consent will not be unreasonably withheld.

“Credit Extensions” means, as of any date of determination, the sum of (a) the Revolving Credit Extensions and (b) the principal balance of all ~~LOTL~~Additional Loans (including the AJTL Loans).

“Credit Party” means (a) the Lenders, (b) the Agents and their respective Affiliates and branches, (c) each Issuing Bank, (d) the Swingline Lender and (e) the successors and permitted assigns of each of the foregoing.

“Customs Broker Agreement” means an agreement in substantially the form attached hereto as Exhibit I among a Loan Party, a customs broker or other carrier, and the Collateral Agent, in which the customs broker or other carrier acknowledges that it has control over and holds the documents evidencing ownership of the subject Inventory or other property for the benefit of the Collateral Agent, and agrees, upon notice from the Collateral Agent (which notice shall be delivered only upon the occurrence and during the continuance of an Event of Default), to hold and dispose of the subject Inventory and other property solely as directed by the Collateral Agent.

“DDAs” means any checking or other demand deposit account maintained by the Loan Parties. All funds in such DDAs shall be conclusively presumed to be Collateral and proceeds of Collateral and the Agents or the Lenders shall have no duty to inquire as to the source of the amounts on deposit in the DDAs.

“Debt Service Charges” means, for any period, the sum of (a) Consolidated Interest Expense paid in cash for such period, plus (b) scheduled principal payments of Indebtedness for borrowed money, including the full amount of any non-recourse Indebtedness (excluding the Obligations, but including, without limitation, Capitalized Lease Obligations) for such period, plus (c) scheduled mandatory payments on account of Disqualified Equity Interests (whether in the nature of dividends, redemption, repurchase or otherwise) required to be made during such period, in each case determined in accordance with GAAP.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate applicable to Base Rate Loans plus (c) 2.0% per annum; provided that with respect to a LIBOR Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2.0% per annum, in each case, to the fullest extent permitted by applicable Laws.

“Defaulting Lender” means, subject to Section 2.24(b), any Revolving Lender that (a) has failed to (i) fund all or any portion of its Revolving Loans within two Business Days of the date such Revolving Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Lead Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Bank, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified the Lead Borrower, the Administrative Agent or any Issuing Bank or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Revolving Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Lead Borrower, to confirm in writing to the Administrative Agent and the Lead Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Lead Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (~~e~~iii) has become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (e) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.24(b)) upon delivery of written notice of such determination to the Lead Borrower, each Issuing Bank, the Swingline Lender and each Lender.

“Deposit Account” means any “deposit account” as such term is defined in Article 9 of the Uniform Commercial Code.

“Designated Account” has the meaning specified in Section 2.19(c).

“Designated Account Debtor” means each Account Debtor designated by the Lead Borrower from time to time in writing to the Administrative Agent (with it being acknowledged and agreed that any Account Debtor and its Affiliates shall constitute only one Account Debtor for purposes of this definition); provided, however, that, at no time, may there be more than eight Designated Account Debtors.

“Designated Amount” means any and all of the following: (a) Net Cash Proceeds of capital contributions received or Permitted Equity Issuances (and specifically excluding the proceeds of any Specified Equity Contribution or any issuance of Disqualified Equity Interests); (b) Net Cash Proceeds of any Casualty Event and/or Disposition, other than the portion thereof attributable to Collateral subject to the Borrowing Base; (c) net cash proceeds of any incurrence of Indebtedness by a Loan Party (but excluding the proceeds of any such Indebtedness to the extent it constitutes a Permitted Refinancing or is otherwise applied to any repayment of Indebtedness); (d) the proceeds of any distribution or dividend made to a Loan Party by any Subsidiary which is not a Loan Party; (e) the proceeds of any Investment in the form of a loan made by a Non-Loan Party to a Loan Party in accordance with Section 7.02(d)(iii); (f) the net cash proceeds of any judgment in favor of a Loan Party or the net cash proceeds of any claim of indemnification in favor of a Loan Party (with “net cash proceeds,” for purposes of this clause (f) including, among other things, all legal fees and costs incurred by a Loan Party in obtaining such judgment or payment thereof, to the extent not reimbursed by insurance or the Person making payment of such judgment); and (g) any other amount received by a Loan Party from an extraordinary, non-recurring, unusual, or other event customarily considered to be a one-time event, but only to the extent the Administrative Agent consents, in writing and in its reasonable discretion, to such amount constituting a “Designated Amount.”

“Designated Funds” means funds which (a) constitute Designated Amounts which are actually received by a Loan Party after the Fourth Restatement Effective Date; (b) are the subject of a written notice from the Lead Borrower to the Administrative Agent which (i) is delivered to the Administrative Agent within 60 days after such funds are received by a Loan Party; (ii) sets forth the amount of such funds and states that such funds are Designated Funds; and (iii) identifies the related Designated Amount; (c) are on deposit in a Blocked Account (unless applied to the Obligations as contemplated in the definition of “Designated Reserve”); and (d) have not, before their designation as Designated Funds as contemplated in this definition, been applied to the payment of any amount or payment by any Loan Party (other than to the Obligations as contemplated in the definition of “Designated Reserve”); provided, however, that such funds shall automatically cease to be Designated Funds upon the earliest to occur of (A) the date which is 180 days after such funds were received by a Loan Party; (B) the date on which the Lead Borrower states, in a written notice delivered to the Administrative Agent, that such funds are no longer to be considered Designated Funds; and (C) the date on which such funds are applied to a Restricted Debt Payment under Section 7.12(a)(vi)(D).

~~“Designated LOTL Payment” means each payment of principal of the LOTL Loans made pursuant to Section 2.08(a) or Section 2.09(h).~~

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by Holdings, a Borrower or a Restricted Subsidiary in connection with a Disposition pursuant to Section 7.05(j) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of the applicable Disposition).

“Designated Reserve” means a reserve established from time to time by the Administrative Agent in respect of Designated Funds; provided, however, that (a) the Administrative Agent shall not establish a Designated Reserve except to the extent Designated Funds have been applied to the Obligations (whether because the Lead Borrower elected to apply such funds to the Obligations, because such funds have been applied to the Obligations pursuant to Section 2.19, or otherwise); (b) such reserve shall be eliminated to the extent such funds lose their status as Designated Funds (as contemplated in the proviso of the definition of “Designated Funds”); and (c) as contemplated in the definition of “Reserves,” such reserve shall not be included for purposes of calculating average daily Excess Availability for purposes of determining the Applicable Rate or calculating Unused Fees.

~~“Designated Tranche A Increase” has the meaning given such term in Section 2.07(e).~~

“Disbursement Accounts” has the meaning provided in Section 2.19(e).

“Disposed EBITDA” means, with respect to any Sold Entity or Business or any Converted Unrestricted Subsidiary for any Test Period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or such Converted Unrestricted Subsidiary, all as determined on a consolidated basis for such Sold Entity or Business or such Converted Unrestricted Subsidiary.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any sale of Equity Interests) of any property by any Person, including any sale, assignment, transfer, abandonment or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that “Disposition” and “Dispose” shall not be deemed to include any issuance by Holdings of any of its Equity Interests to another Person. Derivations of the word “Dispose” (such as “Disposed”) are used with like meaning in this Agreement.

“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments and all outstanding Letters of Credit), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Maturity Date.

“Disqualified Lender” has the meaning provided in Section 10.07(b).

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the Laws of the United States, any state thereof or the District of Columbia.

“Early Opt-in Election” means the occurrence of:

(a) (i) a determination by Administrative Agent or (ii) a notification by the Required Lenders to Administrative Agent (with a copy to Lead Borrower) that the Required Lenders have determined that United States dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 3.09 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace LIBOR, and

(b) (i) the election by Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by Administrative Agent of written notice of such election to Lead Borrower and the Lenders or by the Required Lenders of written notice of such election to Administrative Agent.

“EB Acquisition” means the Lead Borrower’s purchase of all of the issued and outstanding Equity Interests of Eby-Brown in accordance with the terms of the EB Acquisition Agreement.

“EB Acquisition Agreement” means that certain Equity Interest Purchase Agreement, dated as of March 18, 2019, by and among the Lead Borrower, Eby-Brown Sales Co., LLC, a Delaware limited liability company, the other Seller Parties party thereto, and the Controlling Equityholders party thereto, as in effect on the date hereof (and together with any amendments, restatements, supplements, waivers, consents, or modifications thereto which are not, in the aggregate, materially adverse to the Lenders).

“Eby-Brown” means Eby-Brown Company, LLC, a Delaware limited liability company.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Accounts” means, as of any date of determination, each Account owing to a Borrower Party that arises in the ordinary course of business of any Borrower Party (consistent with past practices and undertaken in good faith) from the sale of goods (or rendition of services) and is payable in Dollars. Without limiting the foregoing, no Account shall be an Eligible Account if:

(a)    it is unpaid within 60 days following its due date or 90 days following the original invoice date;

(b)    50% or more of the Accounts owing by the Account Debtor are not Eligible Accounts under the foregoing clause (a);

(c)    when aggregated with other Accounts owing by the Account Debtor, it exceeds 20% of the aggregate Eligible Accounts (or such higher percentage as the Administrative Agent may establish for the Account Debtor from time to time (but only to the extent of such excess));

(d)    it does not conform in all material respects, with the representations, warranties or covenants contained in this Agreement or any other Loan Document;

(e)    it is owing by a creditor or supplier, or is otherwise subject to a potential offset, counterclaim, dispute, deduction, discount, recoupment, reserve, defense, chargeback, credit or allowance (but ineligibility, including in the case of a creditor or supplier, shall be limited to the amount of such offset, counterclaim, dispute, deduction, discount, recoupment, reserve, defense, chargeback, credit or allowance);

(f)    an Insolvency Proceeding has been commenced by or against the Account Debtor; or the Account Debtor has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs, or is not Solvent;

(g)    the Account Debtor is not organized (or have its principal offices or assets) in (i) the United States, (ii) Canada (other than the Province of Québec), (iii) the U.S. Virgin Islands, (iv) the Commonwealth of Puerto Rico or (v) with respect to the Accounts of any Caribbean Party, the jurisdiction of such Caribbean Party;

(h)    it is owing by a Governmental Authority, unless the Account Debtor is (i) a United States military base or (ii) otherwise the United States or any department, agency or instrumentality thereof and, solely with respect to this clause (ii), the Account has been assigned to the Administrative Agent in compliance with the Assignment of Claims Act (unless the Administrative Agent, in its sole discretion, has agreed to the contrary in writing);

(i)    it is not subject to a duly perfected, first priority Lien in favor of the Collateral Agent (subject to Permitted Liens having priority by operation of applicable Law), or is subject to any other Lien (other than Permitted Liens);

(j)    the goods giving rise to it have not been delivered to and accepted by the Account Debtor, the services giving rise to it have not been accepted by the Account Debtor, or it otherwise does not represent a final sale;

(k)    it is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment;

(l)    its payment has been extended, compromised, settled or otherwise modified or discounted, except discounts or modifications granted by a Borrower Party in the ordinary course of business and that are reflected in the calculation of the Borrowing Base, or it arises from a sale on a cash on delivery basis;

(m)    it arises from a sale to an Affiliate, or from a sale on a bill and hold, guaranteed sale, sale or return, sale on approval, consignment, or other repurchase or return basis;

(n)    it represents a progress billing or retainage;

(o)    it includes a billing for interest, fees or late charges, but ineligibility shall be limited to the extent thereof;

(p)    it arises from an unbilled sale;

(q)    Acquired Accounts, except to the extent included in the calculation of the Tranche A Borrowing Base as provided in the definition thereof; or

(r)    the Account Debtor owing such Account is a Designated Account Debtor.

Any Accounts that are not Eligible Accounts shall nevertheless be part of the Collateral to the extent provided in the Collateral Documents.

“Eligible Assignee” means any Assignee permitted by and consented to in accordance with Section 10.07(b).

“Eligible In-Transit Inventory” means, as of any date of determination without duplication of other Eligible Inventory, Inventory (a) which has been shipped from any location for receipt by a Borrower Party within 60 days of the date of determination but which in either case has not yet been received by a Borrower Party, (b) for which the purchase order is in the name of a Borrower Party and title has passed to a Borrower Party, (c) for which the document of title, to the extent applicable, reflects a Borrower Party as consignee (along with delivery to a Borrower Party of the documents of title, to the extent applicable, with respect thereto), (d) as to which the Collateral Agent has control over the documents of title, to the extent applicable, which evidence ownership of the subject Inventory (such as by the delivery of a Customs Broker Agreement if the documents of title are negotiable), and (e) which otherwise is not excluded from the definition of Eligible Inventory. Eligible In-Transit Inventory shall not include Inventory accounted for as “in transit” by the Lead Borrower by virtue of such Inventory’s being in transit between the Borrower Parties’ locations or in storage trailers at the Borrower Parties’ locations; rather such Inventory shall be treated as “Eligible Inventory,” if it satisfies the conditions therefor.

Any Inventory that is not Eligible In-Transit Inventory shall nevertheless be part of the Collateral to the extent provided in the Collateral Documents.

“Eligible In-Transit Tobacco Inventory” means, as of any date of determination, Eligible In-Transit Inventory consisting of Tobacco Inventory.

“Eligible Inventory” means, as of any date of determination, without duplication, items of Inventory owned by a Borrower Party that are finished goods, merchantable and readily saleable to the public in the ordinary course and that are not excluded as ineligible by virtue of one or more of the criteria set forth below (without duplication of any Reserves established by the Administrative Agent). None of the following shall be deemed to be Eligible Inventory:

(a)    Inventory with respect to which a Borrower Party does not have good, valid and marketable title thereto;

(b)    Inventory (other than any Eligible In-Transit Inventory) that (i) is not located in (A) the United States of America, (B) the U.S. Virgin Islands, (C) the Commonwealth of Puerto Rico or (D) with respect to any Caribbean Party, the jurisdiction of such Caribbean Party or (ii) at a location that is not owned or leased by the Borrower Parties, except to the extent that the Borrower Parties have furnished the Collateral Agent with (A) any Uniform Commercial Code financing statements or other filings that the Collateral Agent may reasonably determine to be necessary to perfect its security interest in such Inventory at such location and (B) either reserves equal to three months’ rent or such other Reserves reasonably satisfactory to the Administrative Agent have been established with respect thereto, or a Collateral Access Agreement executed by the Person owning any such location on terms reasonably acceptable to the Collateral Agent;

(c)    Inventory that represents goods which (i) are damaged, defective, slow moving, obsolete, “seconds,” or otherwise unfit for sale or unmerchantable and goods that have been returned or repossessed, (ii) are to be returned to the vendor and which is no longer reflected in the Borrower Parties’ stock ledger, (iii) are special-order food items salable only to that specific customer, proprietary non-food items, work in process or raw materials, or (iv) are bill and hold goods;

(d)    Except as otherwise agreed by the Administrative Agent, Inventory that represents goods that do not conform in all material respects to the representations, warranties and covenants contained in this Agreement or any of the other Loan Documents;

(e)    Inventory that is not subject to a perfected first priority security interest in favor of the Collateral Agent (subject only to Permitted Liens having priority by operation of applicable Law), or is subject to any other Lien (other than Permitted Liens), or is leased by or is on consignment to a Borrower Party or is subject to a deposit or down payment, or that is not solely owned by a Borrower Party;

(f)    Inventory which consists of samples, labels, bags, packaging or shipping materials, display items, replacement or spare parts or manufacturing supplies and other similar non-merchandise categories;

(g)    Inventory as to which casualty insurance in compliance with the provisions of Section 6.07 hereof is not in effect;

(h)    (i) Inventory which has been sold but not yet delivered, unless such sale is evidenced by a valid purchase order and does not constitute an Eligible Account, or (ii) Inventory to the extent that any Borrower Party has accepted a deposit therefor and which is no longer reflected in the Borrower Parties’ stock ledger;

(i)    Inventory that is not reflected in the details of a current perpetual inventory report;

(j)    Inventory that does not meet all standards imposed by any Governmental Authority;

(k)    Inventory that is subject to any license or other arrangement that restricts the Borrower Party’s or the Administrative Agent’s right to dispose of such Inventory, unless the Administrative Agent has received an appropriate lien or similar waiver;

(l)    Inventory consisting of food that is proprietary to a customer of a Borrower Party if such Inventory is not the subject of a contract that is in full force and effect at such time between the applicable Borrower Party and such customer; provided, however, that, if the applicable Borrower Party and the applicable customer are continuing to do business under the terms of an expired contract and if not more than 90 days shall have elapsed since the expiration of such contract, then Inventory consisting of food that is proprietary to such customer shall not be excluded from “Eligible Inventory” pursuant to this clause (l) for such 90-day period; provided, further that, no more than $5,000,000 in the aggregate at any time for all customers of the Borrower Party shall be included as “Eligible Inventory” pursuant to the immediately preceding proviso; and

(m)    Acquired Inventory, except to the extent included in the calculation of the Tranche A Borrowing Base as provided in the definition thereof.

Any Inventory that is not Eligible Inventory shall nevertheless be part of the Collateral to the extent provided in the Collateral Documents. In determining whether any Tobacco Inventory is Eligible Inventory, such determination shall be made as if such Tobacco Inventory has had affixed to it any requisite Tax Stamps.

“Eligible Net Unaffixed Tax Stamps” shall mean Eligible Inventory consisting of unaffixed Tax Stamps in an amount equal to the sum of the “net eligible unaffixed stamps” in each jurisdiction owned by any Borrower Party, wherein the “net eligible unaffixed stamps” for each such jurisdiction shall be equal to the positive difference, if any, of (a) the aggregate amount of unaffixed Tax Stamps purchased in or from any Governmental Authority in such jurisdiction by any Borrower Party which may be returned to such Governmental Authority for full credit minus (b) the aggregate obligations and liabilities owing to such Governmental Authority in such jurisdiction for purchases of such Tax Stamps (including any checks or instruments of payment issued by or on behalf of any Borrower Party or Guarantor which are held by such Governmental Authorities and not yet submitted for presentment and collection, but excluding all such obligations and/or liabilities owing to such Governmental Authority as determined by Administrative Agent in its commercially reasonable discretion, exercised in good faith). If the sum of (a) minus (b) for any Governmental Authority in any jurisdiction shall result in a negative number, such negative number shall be excluded in computing the Eligible Net Unaffixed Tax Stamps.

“Eligible Real Property” means each parcel of Real Property set forth on Schedule 1.01E hereto and Additional Real Property that, in each case, satisfies each of the following criteria:

(a)    which is (i) owned in fee simple by a Borrower Party (other than a Caribbean Party) or (ii) (A) a leasehold interest pursuant to a lease under which the applicable Borrower Party (other than a Caribbean Party) has the right to acquire a fee simple ownership interest in such leased property (including the land and the buildings and improvements thereon) at any time solely upon the payment of a nominal purchase price in respect of such property, (B) a leasehold interest pursuant to a long-term (i.e., 15 years or longer) ground lease under which the applicable Borrower Party (other than a Caribbean Party) leases the land but owns the buildings and improvements on such land, or (C) an ownership interest in Real Property combining all or some of the elements in the foregoing clauses (A) and (B), so long as in each case, the leasehold or other mortgage and/or ground lease assignment and related third-party consents required to obtain such mortgage and/or assignment shall permit such property interests to be acquired by the Collateral Agent at a nominal or no cost and the Collateral Agent shall have the right to exercise all such equivalent remedies that would otherwise be available to the Collateral Agent with respect to a Mortgage on Real Property owned in fee simple by a Borrower Party (including the right to dispose of the related land (in fee simple or by ground lease assignment) and the buildings and improvements thereon as a unit to a third party on market terms), all pursuant to terms, conditions and documentation in form and substance reasonably satisfactory to the Administrative Agent;

(b)    which is subject to a first priority, perfected security interest in favor of the Collateral Agent (subject only to Permitted Liens having priority by operation of law and those set forth in Sections 7.01(g) and (y)), and is subject to no other Lien (other than Permitted Liens);

(c)    which is located in the continental United States;

(d)    which is not subject to any environmental conditions contrary to the internal credit policies of the Administrative Agent in its sole discretion;

(e)    which otherwise conforms in all material respects to the representations, warranties and covenants contained in this Agreement and the other Loan Documents (including the requirements of the Collateral and Guarantee Requirement and Sections 6.11 and 6.13, in each case as if such provisions were directly applicable to such Real Property);

(f)    for which the Administrative Agent shall have received with respect to such Real Property, all in form and substance reasonably satisfactory to the Administrative Agent: (i) an environmental assessment prepared by an environmental consultant satisfactory to the Administrative Agent the results of which shall be reasonably satisfactory to the Administrative Agent; (ii) an ALTA Loan Title Insurance Policy, issued by an insurer reasonably acceptable to the Administrative Agent, insuring the Collateral Agent’s Lien on such Real Property and containing such endorsements as the Administrative Agent may reasonably require; (iii) copies of all documents of record concerning such Real Property as shown on the commitment for the ALTA Loan Title Insurance Policy referred to above; (iv) certificates of insurance reflecting all insurance policies required to be maintained with respect to such Real Property by this Agreement, the applicable Mortgage or any other Loan Documents and the Administrative Agent is named loss payee thereon; (v) a new or an existing survey with respect to such Real Property which is sufficient to enable the title insurer to remove the standard survey exception from the title policy referred to in clause (ii) above and to issue any survey-dependent endorsement to such policy reasonably requested by the Administrative Agent; (vi) a flood insurance policy concerning such Real Property endorsement, if required by the Flood Disaster Protection Act of 1973; (vii) a Real Property Appraisal; and (viii) an opinion from local real estate counsel covering such matters as the Administrative Agent may reasonably request; and

(g)    which has not been the subject of any Term Collateral Release or Term Collateral Subordination, specifically or by type or class, which, as of any relevant time of determination, has not been rescinded, as contemplated in Section 6.18(d).

Any Real Property that is not Eligible Real Property shall nevertheless be part of the Collateral to the extent provided in the Collateral Documents (except to the extent such Real Property has been the subject of a Term Collateral Release, specifically or by type or class, which has not been rescinded, as contemplated in Section 6.18(d)).

“Eligible Rolling Stock” means, as of any date of determination, Rolling Stock owned by a Borrower Party (other than a Caribbean Party) that are not excluded as ineligible by virtue of one or more of the criteria set forth below (without duplication of any Reserves established by the Administrative Agent). None of the following shall be deemed to be Eligible Rolling Stock:

(a)    Rolling Stock with respect to which a Borrower Party does not have good, valid and marketable title thereto;

(b)    Rolling Stock that is not represented by a certificate of title and/or is not subject to a certificate of title (or similar) statute under applicable Law, except for Rolling Stock consisting of trucks used for back haul and yard tractors, which, consistent with their use in the ordinary course of business, are not required to be represented by a certificate of title and/or are not subject to a certificate of title (or similar) statute under applicable Law;

(c)    Rolling Stock that is not subject to a perfected first priority security interest in favor of the Collateral Agent (subject only to Permitted Liens having priority by operation of applicable Law), or is subject to any other Lien (other than Permitted Liens), or is leased by a Borrower Party or is subject to a deposit or down payment, or that is not solely owned by a Borrower Party;

(d)    To the extent such Rolling Stock is subject to a certificate of title, Rolling Stock for which the applicable Borrower Party (i) has not delivered a certificate of title with respect thereto to the Collateral Agent (or any agent or trustee acceptable to the Collateral Agent) and (ii) has not caused such certificate of title to be registered with the applicable Governmental Authority showing the Collateral Agent (or any agent or trustee acceptable to the Collateral Agent) as the lienholder thereon, such that such Rolling Stock is subject to a perfected first priority security interest in favor of the Collateral Agent;

(e)    Rolling Stock that is subject to any license, lease or other arrangement that restricts the Borrower Party’s or the Administrative Agent’s right to dispose of such Rolling Stock, unless the Administrative Agent has received an appropriate lien waiver;

(f)    Rolling Stock that is not located within the continental United States;

(g)    Rolling Stock that is not properly registered in one of the states of the United States to any Borrower Party (other than a Caribbean Party);

(h)    Rolling Stock that does not meet all standards imposed by any Governmental Authority;

(i)    Rolling Stock that (i) is not in reasonable repair and working order (ordinary wear and tear excepted) or not being used in the ordinary course of business, (ii) is obsolete, damaged or defective or otherwise unusable or (iii) is more than eight years old (as measured by model year) at the time that it is added to Eligible Rolling Stock;

(j)    Rolling Stock that has not been the subject of a Rolling Stock Appraisal;

(k)    Rolling Stock as to which casualty insurance in compliance with the provisions of Section 6.07 hereof is not in effect;

(l)    Rolling Stock which does not conform in all material respects to the covenants, warranties and representations in this Agreement and the other Loan Documents respecting Eligible Rolling Stock;

(m)    Rolling Stock owned by a Person that becomes a Borrower Party following the Fourth Restatement Effective Date or Rolling Stock acquired in a Permitted Acquisition or any other acquisition, unless the Administrative Agent shall have received or conducted (i) Rolling Stock Appraisals of such Rolling Stock and (ii) such other due diligence as the Administrative Agent may reasonably require, all of the results of the foregoing to be reasonably satisfactory to the Administrative Agent. As long as the Administrative Agent has received reasonable prior notice of such Permitted Acquisition and the Borrower Parties reasonably cooperate (and cause the Person being acquired to reasonably cooperate) with the Administrative Agent, the Administrative Agent shall use commercially reasonable efforts to complete such due diligence and a related appraisal on or prior to such Person becoming a Borrower Party or the closing date of such Permitted Acquisition; or

(n)    which has not been the subject to any Term Collateral Release or Term Collateral Subordination, specifically or by type or class, which, as of any relevant time of determination, has not been not been rescinded, as contemplated in Section 6.18(d).

Any Rolling Stock that is not Eligible Rolling Stock shall nevertheless be part of the Collateral to the extent provided in the Collateral Documents (except to the extent such Rolling Stock has been the subject of a Term Collateral Release, specifically or by type or class, which has not been rescinded, as contemplated in Section 6.18(d)).

“Eligible Tobacco Inventory” means Eligible Inventory consisting of Tobacco Inventory.

“EMU” means the economic and monetary union as contemplated in the Treaty on European Union.

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environmental Laws” means any and all Laws relating to pollution, the protection of the environment, natural resources or to the release of any Hazardous Materials into the environment, or, to the extent relating to exposure to Hazardous Materials, human health.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) of any Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any applicable Environmental Law.

“Equipment” means (x) any “equipment” as such term is defined in Article 9 of the Uniform Commercial Code and in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings, appliances, furniture, fixtures, tools, and vehicles (including Rolling Stock) and (y) and any and all additions, substitutions and replacements of any of the foregoing and all accessions thereto, wherever located, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefore, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common control with any Loan Party and is treated as a single employer within the meaning of Section 414 of the Code or Section 4001 of ERISA.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as a termination under Section

4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan, notification of any Loan Party or ERISA Affiliate concerning the imposition of Withdrawal Liability or notification that a Multiemployer Plan is insolvent or is in endangered or critical status, within the meaning of Section 305 of ERISA; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate; (g) any Pension Plan is, or is expected to be, in “at-risk” status (within the meaning of Section 303(i)(4)(A) of ERISA or Section 430(i)(4)(A) of the Code); (h) with respect to a Pension Plan, the failure to satisfy the minimum funding standard of Section 412 of the Code and Section 302 of ERISA or (i) the failure to make by its due date a required contribution under Section 430(j) of the Code.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning specified in Section 8.01.

“Excess Availability” means, on any date of determination, (a) the Loan Cap minus (b) the aggregate outstanding amount of Revolving Credit Extensions to, or for the account of, the Borrowers.

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Intellectual Property” means the following trademarks: West Creek, Ridgecrest, Piancone, Roma, Braveheart and Silver Source, which shall at all times constitute Collateral.

“Excluded Property” means, collectively or individually, the properties subject to the (a) Deed of Lease Agreement by and between Lebanon TN Statutory Trust and Performance Food Group, Inc. (as successor to PFG-Lester Broadline, Inc.), dated June 27, 2003, as amended; (b) Deed of Lease Agreement by and between Morristown TN Statutory Trust and Performance Food Group, Inc. (as successor to Hale Brothers Summit, Inc.), dated June 27, 2003, as amended; (c) Lease Agreement by and between Warrior Trail-DFW, LLC and Performance Food Group, Inc. (as successor to Thoms-Proestler Company, LLC), dated January 31, 2007, as amended; (d) Deed of Lease Agreement by and between Richmond VA Statutory Trust and Performance Food Group, Inc. (as successor to Performance Food Group Company), dated June 27, 2003, as amended; (e) Deed of Lease Agreement by and between Temple TX Statutory Trust and Performance Food Group, Inc. (as successor to Performance Food Group of Texas, L.P.), dated June 27, 2003, as amended; (f) Deed of Lease Agreement by and between Ranco-RIC, LLC and Performance Food Group, Inc. (as successor to Virginia Foodservice Group, Inc.), dated September 11, 2002, as amended; and (g) Deed of Lease Agreement by and between QFI-Little Rock, AR, LLC and Performance Food Group, Inc. (as successor to Quality Foods, Inc.) dated March 26, 2004, as amended.

“Excluded Sale-Leasebacks” means the Sale-Leasebacks related to the Excluded Property.

“Excluded Subsidiary” means (a) any Subsidiary that is not a wholly owned Subsidiary (other than a Subsidiary that is a Subsidiary Guarantor and is not permitted to become an Unrestricted Subsidiary pursuant to Section 7.15), (b) each Subsidiary listed on Schedule 1.01D hereto, (c) any Subsidiary that is prohibited by applicable Law from guaranteeing the Obligations, (d) any Foreign Subsidiary (other than a Caribbean Party) and any Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary (other than a Caribbean Party), (e) any Restricted Subsidiary acquired pursuant to a Permitted Acquisition financed with secured Indebtedness incurred pursuant to Section 7.03(g) and each Restricted Subsidiary thereof that guarantees such Indebtedness (provided that each such Restricted Subsidiary shall cease to be an Excluded Subsidiary under this clause (e) if such secured Indebtedness is repaid or becomes unsecured or if such Restricted Subsidiary ceases to guarantee such secured Indebtedness, as applicable), (f) any other Subsidiary with respect to which, in the reasonable judgment of the Lead Borrower (confirmed in writing by notice to the Administrative Agent), the cost or other consequences (including any adverse tax consequences) of providing a Guarantee shall be excessive, (g) each Unrestricted Subsidiary, (h) any “not-for-profit” Subsidiary, (i) any Captive Insurance Subsidiary, and (j) any Special Purpose Receivables Subsidiary and any other special purpose entity.

“Existing Commitment” has the meaning specified in Section 2.23(a).

“Existing Credit Agreement” has the meaning set forth in the recitals to this Agreement.

“Existing Letters of Credit” means each of the letters of credit issued under the Existing Credit Agreement and identified on Schedule 1.01F.

“Existing Loans” has the meaning specified in Section 2.23(a).

“Existing Tranche” has the meaning specified in Section 2.23(a).

“Extended Commitments” has the meaning specified in Section 2.23(a).

“Extended Loans” has the meaning specified in Section 2.23(a).

“Extended Maturity Date” has the meaning specified in Section 2.23(a).

“Extended Tranche” has the meaning specified in Section 2.23(a).

“Extending Lender” has the meaning specified in Section 2.23(b).

“Extension Amendment” has the meaning specified in Section 2.23(c).

“Extension Date” has the meaning specified in Section 2.23(d).

“Extension Notice” has the meaning specified in Section 2.23(a).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by it (and, if any such rate is below zero, then the rate determined pursuant to this definition shall be deemed to be zero).

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Fee Letter” means the letter, dated as of September 5, 2019, by and among the Lead Borrower and Wells Fargo, setting forth certain fees payable by the Borrowers in connection with the credit facilities described herein, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced (including by that certain letter agreement between the Administrative Agent and the Lead Borrower dated as of the First Amendment Effective Date).

“ First Amendment” means that certain First Amendment to Fourth Amended and Restated Credit Agreement, dated as of April 29, 2020, by and among the Borrowers party thereto, Holdings, the Lenders signatory thereto and the Administrative Agent.

“First Amendment Effective Date” means April 29, 2020.

“Flood Laws” means the National Flood Insurance Act of 1968, Flood Disaster Protection Act of 1973, and related laws, rules and regulations, including any amendments or successor provisions.

“Flood Property” means a property located in a Flood Zone.

“Flood Zone” means any area having special flood hazards as described in the National Flood Insurance Act of 1968, as amended from time to time, and any successor statute, or in the Biggert-Waters Flood Insurance Reform Act of 2012, as amended from time to time, and any successor statute, or any area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area.

“Food Security Act” means the Food Security Act of 1985, as amended, and any successor statute thereto, including all rules and regulations thereunder all as the same may be in effect from time to time.

“Foreign Lender” has the meaning specified in Section 10.15(a)(i).

“Foreign Plan” means any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by, or entered into with, any Loan Party or any Subsidiary with respect to employees employed outside the United States.

“Foreign Subsidiary” means any direct or indirect Subsidiary of Holdings which is not a Domestic Subsidiary.

“Fourth Restatement Effective Date” means the first date all the conditions precedent in Section 4.01 are satisfied (or waived in accordance with Section 4.01) and Section 4.02 are satisfied or waived in accordance with Section 10.01, and the initial Credit Extensions are made hereunder.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any Issuing Bank, such Defaulting Lender’s Tranche A Commitment Percentage of the outstanding Letter of Credit Outstandings with respect to Letters of Credit issued by such Issuing Bank other than Letter of Credit Outstandings as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or cash collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Tranche A Commitment Percentage of outstanding Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that if the Lead Borrower notifies the Administrative Agent that the Lead Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Fourth Restatement Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Lead Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith; provided further that GAAP as it relates to lease accounting or in the application thereof shall be subject, in all respects, to Section 1.03(c) hereof.

“General Intangibles” has the meaning assigned to such term in the Security Agreement.

“Goods” means “goods ” as such term is defined in Article 9 of the Uniform Commercial Code.

“ Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Granting Lender” has the meaning specified in Section 10.07(h).

“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Fourth Restatement Effective Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” has the meaning specified in the definition of “Collateral and Guarantee Requirement”.

“Guaranty” means (a) the Fourth Amended and Restated Guaranty made by Holdings and the Subsidiary Guarantors on the Fourth Restatement Effective Date in favor of the Administrative Agent on behalf of the Secured Parties and (b) each other guaranty and guaranty supplement delivered pursuant to Section 6.11.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any applicable Environmental Law.

“Hedge Bank” means any Person that is a Lender, or an Affiliate of a Lender at the time it enters into a Secured Hedge Agreement, or is a party to such an agreement as of the Fourth Restatement Effective Date, in its capacity as a party thereto.

“Holdings” has the meaning set forth in the preamble to this Agreement.

“Incremental Availability” means the additional amount available to be borrowed by the Borrowers based upon the difference between the Tranche A-1 Borrowing Base and the Tranche A Borrowing Base, as reflected on the most recent Borrowing Base Certificate delivered by the Lead Borrower to the Administrative Agent pursuant to Section 6.01(e) hereof.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)    the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(c)    net obligations of such Person under any Swap Contract;

(d)    all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business and (ii) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and if not paid after becoming due and payable);

(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)    all Attributable Indebtedness;

(g)    all obligations of such Person in respect of Disqualified Equity Interests; and

(h)    all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall in the case of Holdings and its Subsidiaries, exclude all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business consistent with past practice. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Liabilities” has the meaning specified in Section 10.05.

“Indemnitees” has the meaning specified in Section 10.05.

“Information” has the meaning specified in Section 10.08.

“Insolvency Proceeding” means any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under Debtor Relief Laws, or the initiation by any Person of any proceeding or filing under any other insolvency, debtor relief or debt adjustment law; (b) the appointment of a receiver, interim receiver, trustee, liquidator, administrator, monitor, conservator or other custodian for such Person or any part of its property; or (c) an assignment or trust mortgage for the benefit of creditors.

“Instruments” has the meaning assigned to such term in the Security Agreement.

“Intellectual Property” has the meaning assigned to such term in the Security Agreement.

“Intellectual Property Security Agreement” means each Grant of Security Interest in United States Trademarks, Grant of Security Interest in United States Patents, and Grant of Security Interest in United States Copyrights, in each case in the forms of Exhibit C, D, and E to the Security Agreement, executed and delivered from time to time under or in connection with this Agreement or the Security Agreement, and as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided that if any Interest Period for an LIBOR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the first day of each January, April, July and October and the Maturity Date (provided, that if an Event of Default has occurred and is continuing, such amounts shall be due and payable, in arrears on the first day of each month).

“Interest Period” means, as to each LIBOR Loan, the period commencing on the date such LIBOR Loan is disbursed or converted to or continued as an LIBOR Loan and ending on the date one, three or six months thereafter, or to the extent available from each Lender of such LIBOR Loan, nine or twelve months or less than one month thereafter, as selected by the Lead Borrower in its Committed Loan Notice; provided that:

(a)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)    any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)    no Interest Period shall extend beyond the Maturity Date.

“Intermediate Holding Company” means any Subsidiary of Holdings (of which Holdings, directly or indirectly, owns 100% of the issued and outstanding Equity Interests) that, directly or indirectly, owns 100% of the issued and outstanding Equity Interests of the Lead Borrower.

“Inventory” means any “inventory” as such term is defined in Article 9 of the Uniform Commercial Code.

“Inventory Advance Rate” means (a) for Tranche A Loans, 90% and (b) for Tranche A-1 Loans, 95%.

“Inventory Reserves” means such reserves as may be established from time to time by the Administrative Agent, in its reasonable commercial discretion exercised in good faith and not inconsistent with past practice, with respect to changes in the determination of the salability, of the Eligible Inventory (or Eligible In-Transit Inventory, as the case may be) or which reflect such other factors as negatively affect the market value of the Eligible Inventory, but without duplication of any Tax Stamp Reserves.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person (excluding, in the case of the Lead Borrower and its Subsidiaries, intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business consistent with past practice) or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other nationally recognized statistical rating agency selected by the Borrower.

“IP Rights” means the right to use all trademarks, service marks, trade names, domain names and other source indicators and all goodwill associated with the foregoing, copyrights,

patents, patent rights, technology, software, know-how database rights, design rights, trade secrets and other intellectual property rights including any applications or registrations relating thereto and the right to register and obtain renewals of any of the foregoing and the right to sue for past, present and future infringement, misappropriation or other violation thereof, including the right to all damages and proceeds therefrom.

“IRS” means the United States Internal Revenue Service.

“Issuing Bank” means Wells Fargo, or any Additional Issuing Bank designated as an Issuing Bank pursuant to Section 2.06(l), in each case in its capacity as issuer of any Letter of Credit. The Issuing Bank may, in its reasonable discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Judgment Currency” has the meaning specified in Section 10.19.

“Junior Financing” means any Indebtedness that is or is required to be subordinated to the Obligations pursuant to the terms of the Loan Documents. For the avoidance of doubt, the ~~LOTL~~AJTL Loans do not constitute a Junior Financing.

“Junior Financing Documentation” means any documentation governing any Junior Financing.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“LCA Election” has the meaning given such term in Section 1.11 of this Agreement.

“LCA Test Date” has the meaning given such term in Section 1.11 of this Agreement.

“Lead Borrower” has the meaning set forth in the preamble to this Agreement.

“Lease” means any agreement pursuant to which a Loan Party is entitled to the use or occupancy of any space in a structure, land, improvements or premises for any period of time.

“Lender” has the meaning specified in the preamble to this Agreement.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Lead Borrower and the Administrative Agent.

“Letter of Credit” means (a) each Existing Letter of Credit and (b) each letter of credit that (i) is issued by the Issuing Bank pursuant to this Agreement for the account of a Borrower, (ii) constitutes a Standby Letter of Credit or Commercial Letter of Credit (and for which the Issuing Bank is not otherwise prohibited from issuing such letter of credit due to the internal general policies of the Issuing Bank), and (iii) is in form reasonably satisfactory to the Issuing Bank.

“Letter of Credit Disbursement” means a payment made by the Issuing Bank to the beneficiary of, and pursuant to, a Letter of Credit.

“Letter of Credit Fees” means the fees payable in respect of Letters of Credit pursuant to Section 2.11(c).

“Letter of Credit Outstandings” means, at any time, the sum of (a) the Stated Amount of all Letters of Credit outstanding at such time, plus, without duplication, (b) all amounts theretofore drawn or paid under Letters of Credit for which the Issuing Bank has not then been reimbursed.

“Letter of Credit Sublimit” means, at any time, $275,000,000, as such amount may be increased or reduced in accordance with the provisions of this Agreement. The Letter of Credit Sublimit is part of, and not in addition to, the Tranche A Commitment.

“Liabilities” means any and all debts, liabilities and obligations of any nature or kind.

“LIBOR” means, subject to the implementation of a replacement rate in accordance with Section 10.01(e), the rate per annum as published by ICE Benchmark Administration Limited (or any successor page or other commercially available source providing rate quotations comparable to those currently provided by ICE Benchmark Administration Limited as the Agent may designate from time to time in its reasonable discretion) as of 11:00 a.m., London time, two Business Days prior to the commencement of the requested Interest Period, for a term, and in an amount, comparable to the Interest Period and the amount of the LIBOR Loan requested (whether as an initial LIBOR Loan or as a continuation of a LIBOR Loan or as a conversion of a Base Rate Loan to a LIBOR Loan) by Borrowers in accordance with this Agreement ~~(and,~~; provided, however, that (a) if any such published rate is below zero, then LIBOR shall be deemed to be zero~~)~~ and (b) solely with respect to the calculation of interest in respect of the AJTL Loans, if any such published rate is below 1.00%, then LIBOR shall be deemed to be 1.00%. Each determination of LIBOR shall be made by the Agent and shall be conclusive in the absence of manifest error.

“LIBOR Loan” means a Loan that bears interest at a rate based on LIBOR.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to Real Property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing).

“Limited Condition Acquisition” means any Permitted Acquisition the consummation of which is, pursuant to the terms of the definitive acquisition documentation related thereto, subject to “funds certain” conditions or otherwise not conditioned on the availability of, or on obtaining, third party financing.

“Liquidation” means the exercise by the Administrative Agent of those rights and remedies accorded to the Administrative Agent under the Loan Documents and applicable Law as a creditor of the Loan Parties, including (after the occurrence and during the continuation of an Event of Default) the conduct by any or all of the Loan Parties, acting with the consent of the Administrative Agent, of any public, private or “Going-Out-Of-Business Sale” or other Disposition of Collateral for the purpose of liquidating the Collateral. Derivations of the word “Liquidation” (such as “Liquidate”) are used with like meaning in this Agreement.

“Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a Revolving Loan, a Swingline Loan, ~~a LOTL Loan~~ and, as may be set forth in any Additional Credit Amendment, any Additional Loans (which includes the AJTL Loans) or, as may be set forth in any Extension Amendment, any Extended Loans.

“Loan Account” has the meaning specified in Section 2.20(a).

“Loan Cap” means, at any time of determination, the lesser of (a) the Borrowing Base and (b) the Revolving Credit Amount.

“Loan Disbursement Account” means the Deposit Account of the Lead Borrower identified on Schedule 2.19 to this Agreement (or such other Deposit Account of the Lead Borrower located at the Administrative Agent that has been designated as such, in writing, by the Borrowers to the Administrative Agent).

“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) the Guaranty, (d) the Collateral Documents, and (e) each Acceptable Intercreditor Agreement.

“Loan Parties” means, collectively, (a) the Borrowers, (b) Holdings and (c) each other Guarantor that satisfies the Collateral and Guarantee Requirement.

~~“LOTL Commitment” shall mean (a) in the case of each Lender that is a LOTL Lender on the Fourth Restatement Effective Date, the amount set forth opposite such Lender’s name on Schedule I as such Lender’s “Last-Out Term Loan Commitment” and (b) in the case of any Lender that becomes a LOTL Lender after the Fourth Restatement Effective Date, the amount specified as such LOTL Lender’s “Last-Out Term Loan Commitment” in the Assignment and Acceptance pursuant to which such LOTL Lender assumed a portion of the LOTL Commitments, in each case as the same may be changed from time to time pursuant to the terms hereof. The LOTL Commitments as of the Fourth Restatement Effective Date are $0.00, and no LOTL Loan will be funded on the Fourth Restatement Effective Date. All terms and provisions relating to the LOTL Loan shall be disregarded, as if the LOTL Loan never existed.~~

~~“LOTL Commitment Percentage” means, with respect to each LOTL Lender, that percentage of the LOTL Commitments of all LOTL Lenders hereunder to make LOTL Loans to the Borrowers in the amount set forth opposite its name on Schedule I hereto or as may subsequently be set forth in the Register from time to time, as the same may be increased or reduced from time to time pursuant to this Agreement, or if the LOTL Commitments have been terminated or expired, the percentage of LOTL Loans held by such LOTL Lender in relation to all LOTL Loans of all LOTL Lenders hereunder.~~

~~“LOTL Facility” shall mean, at any time, the aggregate principal amount of the LOTL Commitments and the LOTL Loans of all LOTL Lenders outstanding at such time.~~

~~“LOTL Lender” shall mean, subject to Section 10.28, each Lender that has an LOTL Commitment or that is the holder of an LOTL Loan.~~

~~“LOTL Loan” shall have the meaning assigned to such term in Section 2.01(d).~~

~~“LOTL Maturity Date” shall mean the date that is one year after the Fourth Restatement Effective Date (or if such date is not a Business Day, the preceding Business Day).~~

~~“LOTL Notes” means the promissory notes of the Borrowers payable to any LOTL Lender or its registered assigns, substantially in the form of Exhibit B-3 hereto, evidencing the aggregate Indebtedness of the Borrowers to such LOTL Lender resulting from LOTL Loans made by such LOTL Lender to the Borrowers, in each case, as the same may be amended, restated, supplemented, or otherwise modified from time to time.~~

~~“LOTL Prepayment Conditions” means, with respect to any payment of any LOTL Loan (whether voluntary or otherwise, but not including any payment of any LOTL Loan pursuant to Section 8.04), that (a) no Default shall exist or would result from the making of such payment; (b) on the date such prepayment is made, Pro Forma Excess Availability shall equal or exceed 15.00% of the Loan Cap; and (c) if, on the date such prepayment is made, Pro Forma Excess Availability is less than 17.50% of the Loan Cap, then the Consolidated Fixed Charge Coverage Ratio (calculated on a Pro Forma Basis as of the last day of the Test Period) shall be at least 1.10 to 1.00. The satisfaction of each of the foregoing conditions precedent shall be determined on a Pro Forma Basis by giving effect to such payment, any increase in the RE Borrowing Base Amount which may occur on the date of such payment, any increase of the Tranche A Commitments which may occur on the date of such payment, and the making of any Tranche A Loan on the date of such payment.~~

~~“LOTL Satisfaction Date” means the Fourth Restatement Effective Date.~~

“Management Stockholders” means the members of management of Holdings or any direct or indirect parent thereof or any of its Subsidiaries as of the Fourth Restatement Effective Date, including the Lead Borrower, who are investors in Holdings or any direct or indirect parent thereof as of the Fourth Restatement Effective Date.

“Margin Stock” as defined in Regulation U of the Board of Governors as in effect from time to time.

“Market Capitalization” means, with respect to any Restricted Payment made pursuant to Section 7.06(h), an amount equal to (a) the total number of issued and outstanding shares of common Equity Interests of Performance Food Group Company on the date of the declaration of the relevant Restricted Payment, multiplied by (b) the arithmetic mean of the closing prices per share of such common Equity Interests for the 30 consecutive trading days immediately preceding the date of declaration of such Restricted Payment.

“Master Agreement” has the meaning specified in the definition of “Swap Contract”.

“Material Adverse Effect” means (a) a material adverse effect on the business, operations, assets, liabilities (actual or contingent) or financial condition of Holdings and its Subsidiaries, taken as a whole, (b) a material adverse effect on the ability of the Loan Parties and the Guarantors (taken as a whole) to perform their respective payment obligations under any Loan Document to which any of the Loan Parties or Guarantors is a party or (c) a material adverse effect on the rights and remedies of the Lenders or the Agents under any Loan Document.

“Material Domestic Subsidiary” means, at any date of determination, each of Holdings’ Domestic Subsidiaries (other than the Borrowers) (a) whose total assets at the last day of the Test Period were equal to or greater than 5% of Total Assets at such date or (b) whose Consolidated EBITDA for such Test Period were equal to or greater than 5% of the Consolidated EBITDA of Holdings, the Borrowers and the Restricted Subsidiaries for such period; provided that “Material Domestic Subsidiary” shall also include any of Holding’s Subsidiaries selected by the Lead Borrower which is required to ensure that all Material Domestic Subsidiaries have in the aggregate (i) total assets at the last day of the Test Period that were equal to or greater than 95% of the total assets of Holdings, the Borrowers and the Restricted Subsidiaries that are Domestic Subsidiaries at such date and (ii) Consolidated EBITDA for such Test Period that were equal to or greater than 95% of the Consolidated EBITDA of Holdings, the Borrowers and the Restricted Subsidiaries that are Domestic Subsidiaries for such period.

“Material Foreign Subsidiary” means, at any date of determination, each of Holdings’ Foreign Subsidiaries (a) whose total assets at the last day of the Test Period were equal to or greater than 5% of Total Assets at such date or (b) whose Consolidated EBITDA for such Test Period were equal to or greater than 5% of the Consolidated EBITDA of Holdings, the Borrowers and the Restricted Subsidiaries for such period; provided that “Material Foreign Subsidiary” shall also include any of Holding’s Subsidiaries selected by the Lead Borrower which is required to ensure that all Material Foreign Subsidiaries have in the aggregate (i) total assets at the last day of the Test Period that were equal to or greater than 95% of the total assets of Holdings, the Borrowers and the Restricted Subsidiaries that are Foreign Subsidiaries at such date and (ii) Consolidated EBITDA for such Test Period that were equal to or greater than 95% of the Consolidated EBITDA of Holdings, the Borrowers and the Restricted Subsidiaries that are Foreign Subsidiaries for such period.

“Material Real Property” means ~~(a)~~ any Real Property owned by any Loan Party with a book value in excess of $~~10,000,000 and (b) without limiting the foregoing clause (a) and only until the LOTL Satisfaction Date shall have occurred, all parcels of the Ram Real Estate (unless otherwise agreed to in writing by the Administrative Agent).~~10,000,000.

“Material Subsidiary” means any Material Domestic Subsidiary or any Material Foreign Subsidiary.

“Maturity Date” means the fifth anniversary of the Fourth Restatement Effective Date (the “Original Maturity Date”); provided that if such day is not a Business Day, the Maturity Date shall be the Business Day immediately preceding such day; provided further that if, on the 60th day immediately preceding the stated maturity date of any Additional Permitted Debt (but only if such maturity date is on or before the later of the Original Maturity Date and any Extended Maturity Date), the outstanding principal amount of such Additional Permitted Debt equals or exceeds $100,000,000 (excluding any principal thereof which, as of such day, has been repaid, refinanced (including by exchange), defeased or, in the reasonable determination of the Administrative Agent, adequately reserved for or cash collateralized), then the Maturity Date will occur on such 60th day. For purposes of this definition, any Additional Permitted Debt with a maturity date within 90 days of any other Additional Permitted Debt thereof shall be deemed to be the same Indebtedness (which shall be deemed to be the earlier maturing Indebtedness).

“Maximum Rate” has the meaning specified in Section 10.10.

“Moody’s” means Moody’s Investors Service, Inc., and any successor thereto.

“Mortgage” means collectively, the deeds of trust, trust deeds, hypothecs and mortgages creating and evidencing a Lien on a Mortgaged Property made by the Loan Parties in favor or for the benefit of the Collateral Agent on behalf of the Secured Parties in form and substance reasonably satisfactory to the Collateral Agent, and any other mortgages executed and delivered pursuant to Sections 4.01(a)(iii), 6.11, 6.13 and 6.18.

“Mortgage Policies” has the meaning specified in clause (f) of the definition of Collateral and Guarantee Requirement.

“Mortgaged Properties” has the meaning specified in clause (f) of the definition of Collateral and Guarantee Requirement.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or in the past six years, has made or been obligated to make contributions.

“Net Cash Proceeds” means:

(a)    with respect to the Disposition of any asset by Holdings, the Lead Borrower or any Restricted Subsidiary or any Casualty Event, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event actually received by or paid to or for the account of Holdings, the Lead Borrower or any Restricted Subsidiary) over (ii) the sum of (A) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness that is secured by the asset subject to such Disposition or Casualty Event and that is required to be repaid (and is timely repaid) in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents), (B) the out-of-pocket fees and expenses (including attorneys’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees) actually incurred by Holdings, the Lead Borrower or such Restricted Subsidiary in connection with such Disposition or Casualty Event, (C) taxes paid or reasonably estimated to be actually payable in connection therewith, and (D) any reserve for adjustment in respect of (x) the sale price of such asset or assets established in accordance with GAAP and (y) any liabilities associated with such asset or assets and retained by Holdings, the Lead Borrower or any Restricted Subsidiary after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction and it being understood that “Net Cash Proceeds” shall include (i) any cash or Cash Equivalents received upon the Disposition of any non-cash consideration by Holdings, the Lead Borrower or any Restricted Subsidiary in any such Disposition and (ii) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in clause (D) above or if such liabilities have not been satisfied in cash and such reserve is not reversed within 365 days after such Disposition or Casualty Event, the amount of such reserve; provided that (x) no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions shall constitute Net Cash Proceeds unless such net cash proceeds shall exceed $1,500,000 and (y) no such net cash proceeds shall constitute Net Cash Proceeds under this clause (a) in any fiscal year until the aggregate amount of all such net cash proceeds in such fiscal year shall exceed $5,000,000 (and thereafter only net cash proceeds in excess of such amount shall constitute Net Cash Proceeds under this clause (a)); and

(b)    (i) with respect to the incurrence or issuance of any Equity Interest or Indebtedness by Holdings, the Lead Borrower or any Restricted Subsidiary, the excess, if any, of (x) the sum of the cash received in connection with such incurrence or issuance over (y) the investment banking fees, underwriting discounts, commissions, costs and other out-of-pocket expenses and other customary expenses, incurred by Holdings, the Borrowers or such Restricted Subsidiary in connection with such incurrence or issuance and (ii) with respect to any Permitted Equity Issuance by any direct or indirect parent of Holdings or the Lead Borrower the amount of cash from such Permitted Equity Issuance contributed to the capital of (without duplication) Holdings or the Lead Borrower.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“NOLV Percentage” means (i) with respect to Inventory, the net appraised recovery value of the Loan Parties’ Inventory as set forth in the Loan Parties’ stock ledger (expressed as a percentage of the Cost of such Inventory) as reasonably determined from time to time by reference to the most recent inventory appraisal received by the Administrative Agent and conducted by an independent appraiser reasonably satisfactory to the Administrative Agent and (ii) with respect to Rolling Stock, the net orderly liquidation value of the Loan Parties’ Rolling Stock (expressed as a percentage of net book value of such Rolling Stock), as reasonably determined from time to time by reference to the applicable Rolling Stock Appraisal received by the Administrative Agent.

“Non-Cash Charges” has the meaning specified in the definition of the term “Consolidated EBITDA”.

“Noncompliance Notice” shall have the meaning provided in Section 2.05(b).

“Non-Consenting Lender” has the meaning specified in Section 3.07(d).

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extending Lender” has the meaning specified in Section 2.23(e).

“Non-Loan Party” means any Restricted Subsidiary of Holdings that is not a Loan Party.

“Non-Territorial Caribbean Party” means a Caribbean Party which is not a Territorial Caribbean Party.

“Not Otherwise Applied” means, with reference to any amount of Net Cash Proceeds of any transaction or event (excluding any Designated Funds, so long as they remain Designated Funds) or of the Available Amount that is proposed to be applied to a particular use or transaction, that such amount has not previously been (and is not simultaneously being) applied to anything other than that particular use or transaction.

“Notes” means, collectively, (a) Revolving Credit Notes, (b) the Swingline Note, and (c) the ~~LOTL~~AJTL Notes.

“Obligations” means all (a) advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party, any Guarantor and their respective Restricted Subsidiaries arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party, any Guarantor or any of their respective Restricted Subsidiaries of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, and (b) obligations of any Loan Party, any Guarantor and their respective Restricted Subsidiaries arising under any Other Liabilities. Without limiting the generality of the foregoing, the Obligations of the Loan Parties and the Guarantors under the Loan Documents (and any of their Restricted Subsidiaries to the extent they have obligations under the Loan Documents) include (x) the obligation (including guarantee obligations) to pay principal, interest, Letter of Credit commissions, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party, any Guarantor or any of their respective Restricted Subsidiaries under any Loan Document and (y) the obligation of any Loan Party, any Guarantor or any of their respective Restricted Subsidiaries to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party, such Guarantor or such Restricted Subsidiary. For the avoidance of doubt obligations and liabilities existing or arising in connection with or from any Additional Commitments (including AJTL Commitments) or Additional Loans (including AJTL Loans) shall constitute Obligations.

“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

“OID Amount” means, with respect to the AJTL Loans, an original issue discount in an amount equal to 1.00% of the aggregate principal amount of the AJTL Loans. For the avoidance of doubt, the OID Amount shall not be deducted, netted, or otherwise taken into account in determining the full repayment of the AJTL Loans or the determination of interest in respect of the AJTL Loans.

“ Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating or limited liability company agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Closing Date” means May 23, 2008.

“Other Liabilities” means outstanding liabilities with respect to or arising from (a) any Cash Management Services furnished to any of the Loan Parties ~~and/or “~~(including, without limitation, overdraft protections and similar services or arrangements in connection with deposit accounts)~~”~~ and/or (b) any transaction which arises out of any Bank Product entered into with any Loan Party, as each may be amended from time to time.

“Other Taxes” has the meaning specified in Section 3.01(b).

“Overadvance” means a Revolving Loan, advance, or providing of credit support (such as the issuance of a Letter of Credit), other than an ~~LOTL~~AJTL Loan, to the Borrowers to the extent that, immediately after the making of such loan or advance or the providing of such credit support, Excess Availability is less than zero.

“Overnight Rate” means, for any day, with respect to any amount denominated in Dollars, the Federal Funds Rate.

“PACA” means the Perishable Agricultural Commodities Act, 7 U.S.C. §499.

“Packers and Stockyards Act” means the Packers and Stockyards Act of 1921, as amended, 7 U.S.C. Section 181 et seq.

“Participant” has the meaning specified in Section 10.07(e).

“Participating Member State” means each state so described in any EMU Legislation.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time in the past six years.

“Permitted Acquisition” means (a) the Ram Acquisition and (~~B~~b) otherwise has the meaning specified in Section 7.02(j).

“Permitted Equity Issuance” means any sale or issuance of any Qualified Equity Interests of Holdings or any direct or indirect parent of Holdings, in each case to the extent permitted hereunder, as applicable.

“Permitted Holders” means the Management Stockholders.

“Permitted Lien” has the meaning specified in Section 7.01.

“Permitted Overadvance” means an Overadvance made by the Administrative Agent, in its reasonable discretion, which:

(a)    is made to maintain, protect or preserve the Collateral and/or the Secured Parties’ rights under the Loan Documents or which is otherwise for the benefit of the Secured Parties; or

(b)    is made to enhance the likelihood of, or maximize the amount of, repayment of any Obligation; or

(c)    is made to pay any other amount chargeable to any Borrower hereunder; and

(d)    together with all other Permitted Overadvances then outstanding, shall not (i) exceed 5.00% of the Borrowing Base, in the aggregate outstanding at any time or (ii) unless a Liquidation is taking place, remain outstanding for more than 45 consecutive Business Days;

provided, however, that the foregoing shall not (i) modify or abrogate any of the provisions of Section 2.06(e) regarding any Revolving Lender’s obligations with respect to Letter of Credit Disbursements, or (ii) result in any claim or liability against the Administrative Agent (regardless of the amount of any Overadvance) for “inadvertent Overadvances” (i.e., where an Overadvance results from changed circumstances beyond the control of the Administrative Agent (such as a reduction in the collateral value)), and provided, further that in no event shall the Administrative Agent make an Overadvance, if after giving effect thereto, the principal amount of the Revolving Credit Extensions would exceed the aggregate amount of the Revolving Commitments (as in effect prior to any termination of the Revolving Commitments pursuant to Section 8.01 hereof).

“Permitted Receivables DDA” means a DDA (a) which is established in connection with a Permitted Receivables Financing, is thereafter used by the Lead Borrower or a Restricted Subsidiary solely for purposes of, and in connection with, such Permitted Receivables Financing, and is used solely for the purposes of receipt of collections and other proceeds of (i) Accounts (and Related Rights and Property) sold, conveyed, or otherwise transferred, or over which a security interest has been granted, pursuant to such Permitted Receivables Financing and (ii) if applicable, any other Accounts owing by the Designated Account Debtor associated with such Permitted Receivables Financing and (b) into which no proceeds of Accounts of the Lead Borrower or any Restricted Subsidiary are deposited, other than (i) Accounts (and Related Rights and Property) which have been sold, conveyed, or otherwise transferred, or over which a security interest has been granted, pursuant to such Permitted Receivables Financing and (ii) if applicable, such other Accounts (and Related Rights and Property) owing by the Designated Account Debtor associated with such Permitted Receivables Financing. For the avoidance of doubt, a DDA shall constitute a Permitted Receivables DDA only for so long as the related Permitted Receivables Financing remains in effect.

“Permitted Receivables Financing” means any supply chain, factoring, discounting securitization, or similar financing arrangements pursuant to which, in one or a series of related transactions, the Lead Borrower or any of its Restricted Subsidiaries sells, conveys, or otherwise transfers or grants a security interest from time to time to a Receivables Purchaser one or more Accounts owing by a Designated Account Debtor to a Borrower Party (and the Related Rights and Property) (whether or not such Receivables Purchaser, in turn, sells, conveys, or otherwise transfers or grants a security interest in such Account to a subsequent Receivables Purchaser), so long as (a) the consideration therefor is equal to or greater than the fair market value thereof (as determined by the Lead Borrower in the exercise of its commercially reasonable discretion and giving effect to such factors as early receipt of payment); (b) such financing arrangements are non-recourse to any Borrower Party or Restricted Subsidiary, other than Permitted Receivables Undertakings; (c) all payments of cash made pursuant to the terms of such financing arrangements by a Receivables Purchaser to the Lead Borrower or any Restricted Subsidiary are deposited into a Blocked Account; (d) the documents evidencing such financing arrangements (including, if reasonably requested by the Administrative Agent, an intercreditor agreement with the applicable Receivables Purchaser(s)), and any amendments, restatements, supplements, or other modifications thereto, have been approved by the Administrative Agent, acting in its commercially reasonable discretion and in good faith); and (e) within three Business Days before entering into such financing arrangements, the Lead Borrower shall have delivered a pro forma Borrowing Base Certificate to the Administrative Agent, prepared on a pro forma basis by giving effect to the elimination of all Accounts of the applicable Designated Account Debtor from the calculation of the Borrowing Base, and such pro forma Borrowing Base Certificate shall demonstrate that no Overadvance exists.

“Permitted Receivables Undertakings” means, with respect to any Permitted Receivables Financing, (a) the obligations of the originator or seller of any Account (and Related Rights and Property) sold, conveyed, or otherwise transferred, or over which a security interest has been granted, pursuant to such Permitted Receivables Financing to repurchase such Accounts in the case of any breach of representation or warranty made in connection with such sale, conveyance, or transfer; (b) the obligations of the Lead Borrower or any of its Restricted Subsidiaries to cause the seller thereof (or any Special Purpose Receivables Subsidiary) to comply with the terms and conditions of the documents evidencing such Permitted Receivables Financing; (c) Indebtedness of the Lead Borrower or any of its Restricted Subsidiaries arising solely as a result of the recharacterization of any of the transactions comprising a Permitted Receivables Financing as a secured financing (so long as such Indebtedness does not exceed the face amount of the Accounts which are the subject of such recharacterization, plus customary interest, fees, indemnities, and reimbursements relating thereto); and (d) such other obligations and undertakings customarily entered into, made, or undertaken in connection with a Permitted Receivables Financing transaction.

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, (b) (i) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(e) and any such modification, refinancing, refunding, renewal or extension in the form of unsecured Indebtedness, such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, and (ii) with respect to any such modification, refinancing, refunding, renewal or extension in the form of unsecured Indebtedness, (A) such modification, refinancing, refunding, renewal or extension has a final maturity date which is equal to or later than the earlier of (1) the final maturity date of the Indebtedness being modified, refinanced, refunded, renewed or extended and (2) the date which is 91 days after the later of the Maturity Date and any Extended Maturity Date existing at the time such Indebtedness is incurred, and (B) such Indebtedness either (1) does not amortize or has a per annum rate of amortization not to exceed 1.00% of the original principal amount thereof (or such other rate or schedule of amortization or mandatory payments acceptable to the Administrative Agent in its reasonable discretion) or (2) has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(e), at the time thereof, no Event of Default shall exist or would result therefrom, (d) if such Indebtedness being modified, refinanced, refunded, renewed or extended is Indebtedness permitted pursuant to Section 7.03(b)(i), 7.03(g) or 7.03(k) or 7.03(r) or is Junior Financing, (i) to the extent such Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended, (ii) the terms and conditions (including, if applicable, as to collateral but excluding as to subordination, interest rate and redemption premium) of any such modified, refinanced, refunded, renewed or extended Indebtedness, taken as a whole, are not materially less favorable to the Loan Parties or the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed or extended; provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Lead Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Lead Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees) and (iii) such modification, refinancing, refunding, renewal or extension is incurred by the Person who is the obligor of the Indebtedness being modified, refinanced, refunded, renewed or extended; provided further that modified, refinanced, refunded, renewed or extended Indebtedness secured by Liens on the Collateral which are junior to the Liens securing the Obligations and subject to an Acceptable Intercreditor Agreement, to the extent such Liens are permitted by Section 7.01 hereof, shall not be deemed to be materially adverse to the Loan Parties or the Lenders, and (e) if such Indebtedness being modified, refinanced, refunded, renewed or extended is (i) unsecured, then such modified, refinanced, refunded, renewed or extended Indebtedness is unsecured and (ii) secured, then such modified, refinanced, refunded, renewed or extended Indebtedness is either unsecured or secured only by Permitted Liens. Notwithstanding anything contained herein to the contrary, the Excluded Sale-Leasebacks may be amended or replaced to include a right to be exercised by the relevant lessees to purchase the relevant real properties subject to such Excluded Sale-Leasebacks if the indebtedness of the lessors under such Excluded Sale-Leasebacks is indefeasibly repaid in full by the lessee or a guarantor thereof.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA), other than a Foreign Plan, established, maintained or contributed to by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Platform” has the meaning given such term in Section 10.08.

“Post-Acquisition Period” means, with respect to any Permitted Acquisition, the period beginning on the date such Permitted Acquisition is consummated and ending on the last day of the sixth full consecutive fiscal quarter immediately following the date on which such Permitted Acquisition is consummated.

“Preferred Stock” means any Equity Interest with preferential rights (in relation to common equity of the same issuer) of payment of dividends or upon liquidation, dissolution, or winding up.

“Prepayment Event” means the occurrence of any of the following events:

(a)    any sale, transfer or other Disposition (including pursuant to a sale and leaseback transaction) of any Collateral (other than the transfer of any Collateral among locations of the Loan Parties) unless the proceeds therefrom are required to be paid to the holder of a Lien on such property or asset having priority over the Lien of the Collateral Agent; or

(b)    any Casualty Event unless the proceeds therefrom are required to be paid to the holder of a Lien on such property or asset having priority over the Lien of the Collateral Agent.

“primary obligor” has the meaning specified in the definition of “Guarantee”.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by Wells Fargo as its “prime rate” in effect for U.S. dollars at its principal office in San Francisco, California; each change in the Prime Rate shall be effective from and including the date such change is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate (and, if any such announced rate is below zero, then the rate shall be deemed to be zero). The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

“Priority Payable Reserves” means reserves established in the good faith credit discretion of the Administrative Agent for amounts secured by any Liens, choate or inchoate, which rank or are capable of ranking in priority to the Secured Parties’ Liens and/or for amounts which may represent costs relating to the enforcement of the Secured Parties’ Liens including, without limitation, in the good faith credit discretion of the Administrative Agent, any such amounts due and not paid for vacation pay, amounts due and not paid under any legislation relating to workers’ compensation or to employment insurance, amounts currently or past due and not paid for realty, municipal or similar taxes (to the extent impacting personal or moveable property) and all amounts currently or past due and not contributed, remitted or paid to any Plan.

“Pro Forma Adjustment” means, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Acquisition Period, with respect to the Acquired EBITDA of the applicable Acquired Entity or Business or Converted Restricted Subsidiary or the Consolidated EBITDA of Holdings, the Borrowers and the Restricted Subsidiaries, the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA, set forth in a certificate by a Responsible Officer in form and substance reasonably satisfactory to the Administrative Agent, as the case may be, projected by Holdings or the Lead Borrower in good faith as a result of (a) actions taken during such Post-Acquisition Period for the purposes of realizing reasonably identifiable and factually supportable synergies and cost savings or (b) any additional costs incurred during such Post-Acquisition Period, in each case in connection with the combination of the operations of such Acquired Entity or Business or Converted Restricted Subsidiary with the operations of Holdings, the Borrowers and the Restricted Subsidiaries; provided that, (i) at the election of Holdings or the Lead Borrower, such Pro Forma Adjustment shall not be required to be determined for any Acquired Entity or Business or Converted Restricted Subsidiary to the extent the aggregate consideration paid in connection with such acquisition was less than $10,000,000, and (ii) so long as such actions are taken during such Post-Acquisition Period or such costs are incurred during such Post-Acquisition Period, as applicable, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, it may be assumed that such cost savings will be realizable during the entirety of such Test Period, or such additional costs, as applicable, will be incurred during the entirety of such Test Period; provided, further that any such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, shall be without duplication for cost savings or additional costs already included in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, for such Test Period; and provided, further that for amounts in excess of the Add-Back Cushion Amount (A) the aggregate amount of Pro Forma Adjustments shall not exceed 15% of Consolidated EBITDA for any Test Period, and (B) the aggregate amount of Pro Forma Adjustments, together with the aggregate amount of add-backs included pursuant to clauses (a)(v) and (a)(vi) of the definition of Consolidated EBITDA, shall not exceed 20% of Consolidated EBITDA for any Test Period (calculated in each case before giving effect to such Pro Forma Adjustments and other add-backs).

“Pro Forma Basis” and “Pro Forma Effect” mean, with respect to compliance with any test hereunder, that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a Disposition of all or substantially all Equity Interests in any Subsidiary of Holdings or any division, product line, or facility used for operations of Holdings or any of its Subsidiaries, shall be excluded, and (ii) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction”, shall be included, (b) any retirement of Indebtedness, and (c) any Indebtedness incurred or assumed by Holdings, any Borrower or any of the Restricted Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that, without limiting the application of the Pro Forma Adjustment pursuant to clause (A) above, the foregoing pro forma adjustments may be applied to any such test solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and give effect to events (including operating expense reductions) that are (as determined by Holdings in good faith) (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on Holdings, the Borrowers and the Restricted Subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of Pro Forma Adjustment.

“Pro Forma Excess Availability” means, for any date of calculation and with respect to any Specified Payment or Certain Specified Payment, average Alternate Availability calculated for the 90-day period ending immediately before the date on which such Specified Payment or Certain Specified Payment is being made (determined on each such relevant day by giving effect to such Specified Payment or Certain Specified Payment and any Loans made, or Letters of Credit issued in connection with or in contemplation of such Specified Payment or Certain Specified Payment, the proceeds of which are to be applied to such Specified Payment or Certain Specified Payment).

“Pro Forma Excess Availability Condition” means that, for any date of calculation and with respect to any Specified Payment, Pro Forma Excess Availability shall equal or exceed the Trigger Amount; provided that such threshold amount shall be increased to the greater of (a) the Trigger Amount and (b) $225,000,000 with respect to any Specified Payment under Section 7.02(j) or (n), 7.03(n), or 7.05(f) in the event that the Lead Borrower shall have elected to include any Restricted Subsidiary that is a Foreign Subsidiary in the calculation of the Consolidated Fixed Charge Coverage Ratio required to be tested in such Sections; provided further, that with respect to any transaction consummated pursuant to Section 7.02(j) (solely to the extent the consideration for such Permitted Acquisition exceeds $25,000,000), 7.02(d)(v) or (n), or 7.03(n) (solely to the extent such transaction exceeds $15,000,000), satisfaction of such condition and any other financial tests in such section, shall be evidenced by a certificate from the Chief Financial Officer or other financial officer of the Lead Borrower demonstrating, in reasonable detail, satisfaction thereof, which certificate shall be delivered to the Administrative Agent prior to making any Specified Payment.

“Pro Forma Excess Availability Condition (Certain Covenants)” means that, for any date of calculation and with respect to any Certain Specified Payment, Pro Forma Excess Availability shall equal or exceed $168,750,000; provided that such threshold amount shall be $200,000,000 with respect to any Certain Specified Payment under Section 7.01(dd) in the event that the Lead Borrower shall have elected to include any Restricted Subsidiary that is a Foreign Subsidiary in the calculation of the Consolidated Fixed Charge Coverage Ratio required to be tested in such Section; provided further, that, with respect to any transaction consummated pursuant to Section 7.01(dd) (solely to the extent such transaction exceeds $15,000,000) or 7.06(e) (solely to the extent such transaction exceeds $15,000,000), satisfaction of such condition and any other financial tests in such section shall be evidenced by a certificate from the Chief Financial Officer or other financial officer of the Lead Borrower demonstrating, in reasonable detail, satisfaction thereof, which certificate shall be delivered to the Administrative Agent prior to making any Certain Specified Payment.

“Pro Rata Share” means, (a) with respect to each Tranche A Lender, such Lender’s Tranche A Commitment Percentage, (b) with respect to each Tranche A-1 Lender, such Lender’s Tranche A-1 Commitment Percentage, and (c) with respect to each ~~LOTL~~AJTL Lender, the amount of such ~~LOTL~~AJTL Lender’s ~~LOTL~~AJTL Commitment Percentage.

“Projections” has the meaning specified in Section 6.01(c).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning given such term in Section 10.08.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Ram Acquired Companies” means each of the following, to the extent acquired in the Ram Acquisition: Reinhart Foodservice, L.L.C., Reinhart Transportation, LLC, Mississippi Valley Freight Service, LLC, Reinhart Louisiana Holdings, L.L.C., and Reinhart FoodService Louisiana, L.L.C. Ram Acquired Companies shall also include any Subsidiary formed for purposes of effecting the Ram Acquisition or any Person which constitutes the successor of any merger with any of the foregoing Persons or any assignee of any of the foregoing Persons.

“Ram Acquisition” means the acquisition by the Lead Borrower (directly or through one or more wholly owned Subsidiaries) of 100% of the membership interests of the Ram Acquired Companies pursuant to the terms of the Ram Acquisition Agreement.

“Ram Acquisition Agreement” means that certain Membership Interest Purchase Agreement dated as of July 1, 2019, by and among Performance Food Group Company, Ram Acquisition Company, LLC, and others (as the same may be amended, restated, supplemented, or otherwise modified from time to time).

~~“Ram End Date” means the earlier to occur of the LOTL Satisfaction Date and the date on which all Ram Real Estate constitutes Eligible Real Property.~~

~~“Ram RE Addition Date” means, except to the extent otherwise agreed from time to time by Administrative Agent and the Lead Borrower, the first Business Day of each calendar month which begins after the Fourth Restatement Effective Date and before the Ram End Date.~~

~~“Ram RE Availability” means, on the Fourth Restatement Effective Date and on any Ram RE Addition Date, the amount of Excess Availability which is created or made available solely from including in the RE Borrowing Base Amount those parcels of Ram Real Estate which, on such date, satisfy the criteria of Eligible Real Property.~~

“Ram Real Estate” means, except to the extent otherwise agreed to in writing by the Administrative Agent, each parcel of real property which is owned by a Ram Acquired Company which has become a Borrower Party on the Fourth Restatement Effective Date.

“Ram Refinancing” means the refinancing of the Indebtedness described in Section 4.10 of the Seller Disclosure Schedule (as defined in the Ram Acquisition Agreement), the termination of all commitments thereunder, and the termination or release of all security interests or guaranties in connection therewith.

“RE Addition Amount” means the Appraised Value of Additional Real Property determined as of the applicable RE Addition Date based on a Real Property Appraisal dated not earlier than six months prior to such RE Addition Date.

“RE Addition Date” means the date on which any parcel of Additional Real Property is added to Eligible Real Property after the Fourth Restatement Effective Date.

“RE Borrowing Base Amount” has the meaning specified in clause (c) of the definition of “Tranche A Borrowing Base”.

“RE Group One Real Property” means the parcels of Eligible Real Property of the Borrower Parties listed on Schedule 1.01E-1, attached hereto and made a part hereof.

“RE Group Two Real Property” means the parcels of Eligible Real Property of the Borrower Parties listed on Schedule 1.01E-2, attached hereto and made a part hereof.

“RE Initial Amount (Group One)” means the aggregate Appraised Value of each parcel of RE Group One Real Property determined as of the date of the Real Property Appraisal thereof conducted on or most recently before the Third Restatement Effective Date.

“RE Initial Amount (Group Two)” means the aggregate Appraised Value of each parcel of RE Group Two Real Property determined as of the date of the Real Property Appraisals thereof conducted after the Third Restatement Effective Date but on or before the Fourth Restatement Effective Date.

“RE Principal Reduction Amount” means, with respect to any fiscal quarter of Holdings, an amount equal to the sum of (in each case, excluding any component of the following attributable to any Real Property that is no longer Eligible Real Property):

(a)    for all RE Group One Real Property, the product of (i) the RE Initial Amount (Group One) multiplied by (ii) 1/48th multiplied by (iii) the number of full fiscal quarters that have elapsed since the Third Restatement Effective Date; plus

(b)    for all RE Group Two Real Property, the product of (i) the RE Initial Amount (Group Two) multiplied by (ii) 1/48th multiplied by (iii) the number of full fiscal quarters that have elapsed since the Fourth Restatement Effective Date; plus

(c)    for all Additional Real Property, the sum of each product of (i) the applicable RE Addition Amount multiplied by (ii) 1/48th multiplied by (iii) the number of full fiscal quarters that have elapsed since the applicable RE Addition Date.

“Real Property” means all Leases and all land, tenements, hereditaments and any estate or interest therein, together with the buildings, structures, parking areas, and other improvements thereon (including all fixtures), now or hereafter owned by any Loan Party, including all easements, rights-of-way, and similar rights relating thereto and all leases, tenancies, and occupancies thereof.

“Real Property Appraisal” means an M.A.I. appraisal prepared by an independent M.A.I. appraiser reasonably acceptable to the Administrative Agent and prepared in accordance with the Administrative Agent’s customary independent appraisal requirements and in compliance with all applicable regulatory requirements, including without limitation, FIRREA.

“Receivables Purchaser” means (a) any Special Purpose Receivables Subsidiary or (b) any Person which is not an Affiliate of the Lead Borrower.

“Reference Date” has the meaning specified in the definition of “Available Amount”.

“Register” has the meaning specified in Section 10.07(d).

“Related Rights and Property” means, with respect to any Account sold, conveyed, or otherwise transferred, or over which a security interest has been granted, pursuant to any Permitted Receivables Financing, all rights and properties associated with such Account, including all proceeds of such Accounts, all rights arising under any underlying contract or purchase order which gave rise to such Account, all monetary and performance guarantees (of any Person which is not an Affiliate of the Lead Borrower) guaranteeing such Account, all rights to replevin of the Goods sold in the creation of such Account, all rights of stoppage in transit, all returned Goods (to the extent constituting the Goods sold in the creation of such Account), all collateral securing such Account, Permitted Receivables DDAs established and maintained in connection with such Permitted Receivables Financing, all supporting obligations relating to such Account, and all other rights, assets, or properties customarily transferred (or in which security interests are customarily granted) in connection with a Permitted Receivables Financing.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the environment.

“Reportable Event” means with respect to any Plan any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the 30 day notice period has been waived.

“Reports” has the meaning specified in Section 9.15(b).

“Request for Credit Extension” means, with respect to a Borrowing, conversion or continuation of Revolving Loans or the Borrowing, conversion or continuation of any ~~LOTL~~AJTL Loan, a Committed Loan Notice.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of (a) the Aggregate Revolving Commitments or, if the Aggregate Revolving Commitments have been terminated, the aggregate Revolving Credit Extensions (calculated assuming settlement and repayment of all Swingline Loans by the applicable Lenders) and (b) the ~~LOTL~~AJTL Commitments or, if the ~~LOTL~~AJTL Commitments have terminated or expired, the principal amount of the ~~LOTL~~AJTL Loans; provided that the portion of the aggregate Credit Extensions and Commitments held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required ~~LOTL~~AJTL Lenders” means, as of any date of determination, ~~LOTL~~AJTL Lenders having more than 50% of the ~~LOTL~~AJTL Commitments or, if the ~~LOTL~~AJTL Commitments have terminated or expired, the principal amount of the ~~LOTL~~AJTL Loans; provided that the portion of the aggregate Credit Extensions and Commitments held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required ~~LOTL~~AJTL Lenders.

“Required Revolving Lenders” means, as of any date of determination, Revolving Lenders having more than 50% of the Aggregate Revolving Commitments, or if the Aggregate Revolving Commitments have been terminated, Revolving Lenders having more than 50% of the aggregate Revolving Credit Extensions (calculated assuming settlement and repayment of all Swingline Loans by the applicable Lenders); provided that the portion of the aggregate Revolving Credit Extensions or Commitments held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.

“Reserves” means all (if any) Availability Reserves (including, without limitation, Priority Payable Reserves, Cash Management Reserves, Bank Product Reserves, Tax Stamp Reserves, Inventory Reserves, and any Designated Reserve; provided, however, that the Designated Reserve, if any, shall not be included in calculating average daily Excess Availability for purposes of determining the Applicable Rate or calculating Unused Fees).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“ Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer or other similar officer of a Loan Party or a Guarantor and, as to any document delivered on the Fourth Restatement Effective Date, any secretary or assistant secretary of a Loan Party or a Guarantor. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party or a Guarantor shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party or such Guarantor and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party or such Guarantor.

“Restricted Cash” means when referring to cash or Cash Equivalents of the Lead Borrower or any of its Restricted Subsidiaries, that such cash or Cash Equivalents (i) appears (or would be required to appear) as “restricted” on a consolidated balance sheet of the Lead Borrower or of any such Restricted Subsidiary prepared in accordance with GAAP (unless such appearance is related to the Loan Documents or Liens created thereunder), (ii) are subject to any Lien in favor of any Person other than the Collateral Agent for the benefit of the Secured Parties or (iii) are not otherwise generally available for use by the Lead Borrower or such Restricted Subsidiary.

“Restricted Debt” has the meaning specified in Section 7.12(a).

“Restricted Debt Payments” in respect of any Restricted Debt, means any prepayments, redemptions, purchases and defeasances prior to the maturity thereof in respect of such Restricted Debt, including pursuant to any sinking fund or similar deposit.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of Holdings, the Lead Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to Holdings or the Borrowers’ stockholders, partners or members (or the equivalent Persons thereof).

“Restricted Subsidiary” means any Subsidiary of Holdings, or the Borrowers other than an Unrestricted Subsidiary.

“Revolving Commitments” means the Tranche A Commitments and the Tranche A-1 Commitments.

“Revolving Credit Amount” means $3,000,000,000, as such amount may be increased or reduced in accordance with the terms of this Agreement.

“Revolving Credit Extensions” means, as of any date of determination, the sum of (a) the principal balance of all Revolving Loans (including Swingline Loans) then outstanding and (b) the then amount of the Letter of Credit Outstandings.

“Revolving Credit Facility” means the asset based revolving credit facility provided under this Agreement.

“Revolving Credit Notes” means the promissory notes of the Borrowers payable to any Lender or its registered assigns, substantially in the form of Exhibit B-1 hereto, evidencing the aggregate Indebtedness of the Borrowers to such Lender resulting from Revolving Loans made by such Lender to the Borrowers, in each case, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“Revolving Lender” means any Lender in its capacity as a Tranche A Lender or a Tranche A-1 Lender, as applicable.

“Revolving Loans” means the Tranche A Loans and Tranche A-1 Loans.

“Rolling Stock” means all yard tractors, trucks used for delivery or back haul, trailers and tractor/trailer rigs owned by the Borrower Parties (other than a Caribbean Party).

“Rolling Stock Appraisal” means an appraisal prepared by an independent appraiser reasonably acceptable to the Administrative Agent and prepared in accordance with the Administrative Agent’s customary independent appraisal requirements and in compliance with all applicable regulatory requirements.

“RS Addition Amount” means the Appraised Value of Additional Rolling Stock determined as of the applicable RS Addition Date based on a Rolling Stock Appraisal dated not earlier than six months prior to such RS Addition Date.

“RS Addition Date” means the date on which any Additional Rolling Stock is added to Eligible Rolling Stock after the Second Restatement Effective Date.

“RS Borrowing Base Amount” has the meaning specified in clause (d) of the definition of “Tranche A Borrowing Base”.

“RS Initial Amount” means the Appraised Value of Eligible Rolling Stock of the Borrower Parties determined as of the date of the Rolling Stock Appraisals thereof conducted on or most recently before the Second Restatement Effective Date.

“RS Initial Date” means the Second Restatement Effective Date.

“RS Principal Reduction Amount” means, with respect to any fiscal quarter of Holdings, an amount equal to the sum of (a) for Rolling Stock included in the Borrowing Base on the Second Restatement Effective Date, the product of (i) the RS Initial Amount multiplied by (ii) 1/28th multiplied by (iii) the number of full fiscal quarters that have elapsed since the Second Restatement Effective Date plus (b) for all Additional Rolling Stock, the sum of each product of (i) the applicable RS Addition Amount multiplied by (ii) 1/28th multiplied by (iii) the number of full fiscal quarters that have elapsed since the applicable RS Addition Date, in each case, excluding any component of the foregoing attributable to any Rolling Stock that is no longer Eligible Rolling Stock.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“Sale-Leaseback” means any transaction or series of related transactions pursuant to which the Lead Borrower or any of its Subsidiaries (a) Disposes of any property, real or personal (other than Accounts and Inventory), whether now owned, hereafter acquired or with respect to which the Lead Borrower or any of its Subsidiaries at one time had a right to purchase, and (b) as part of such transaction, thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being Disposed.

“Same Day Funds” means immediately available funds.

“Sanctioned Entity” means (a) a country or territory or a government of a country or territory, (b) an agency of the government of a country or territory, (c) an organization directly or indirectly controlled by a country or territory or its government, or (d) a Person resident in or determined to be resident in a country or territory, in each case of clauses (a) through (d) that is a target of Sanctions, including a target of any country sanctions program administered and enforced by OFAC.

“Sanctioned Person” means, at any time (a) any Person named on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC, OFAC’s consolidated Non-SDN list or any other Sanctions-related list maintained by any Governmental Authority, (b) a Person or legal entity that is a target of Sanctions, (c) any Person operating, organized or resident in a Sanctioned Entity, or (d) any Person directly or indirectly owned or controlled (individually or in the aggregate) by or acting on behalf of any such Person or Persons described in clauses (a) through (c) above.

“Sanctions” means individually and collectively, respectively, any and all economic sanctions, trade sanctions, financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes anti-terrorism laws and other sanctions laws, regulations or embargoes, including those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by OFAC, the U.S. Department of State, the U.S. Department of

Commerce, or through any existing or future executive order, (b) the United Nations Security Council, (c) the European Union or any European Union member state, (d) Her Majesty’s Treasury of the United Kingdom, or (e) any other Governmental Authority with jurisdiction over any Credit Party or its Affiliates or any Loan Party or any of their respective Subsidiaries or Affiliates.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Restatement Effective Date” means February 1, 2016.

“Secured Hedge Agreement” means any Swap Contract permitted under Section 7.03(f) that is entered into by and between any Loan Party and any Hedge Bank.

“Secured Parties” means (a) each Credit Party, (b) any Person providing Cash Management Services or entering into or furnishing any Bank Products (including Bank Product Providers) to or with any Loan Party, (c) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document, and (d) the successors and, subject to any limitations contained in this Agreement, assigns of each of the foregoing.

“Securities Act” means the Securities Act of 1933.

“Security Agreement” means, collectively, that certain Fourth Amended and Restated Security Agreement executed by the Loan Parties on the Fourth Restatement Effective Date, together with each other security agreement supplement executed and delivered pursuant to Sections 6.11, 6.13 or 6.18.

“Security Agreement Supplement” has the meaning specified in the Security Agreement.

“Settlement Date” has the meaning specified in Section 2.16(b).

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Sold Entity or Business” has the meaning specified in the definition of the term “Consolidated EBITDA”.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property (for the avoidance of doubt, calculated to include goodwill and other intangibles) of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SPC” has the meaning specified in Section 10.07(h).

“Special Purpose Receivables Subsidiary” shall mean a direct Subsidiary of the Lead Borrower or a Restricted Subsidiary which (a) is established in connection with a Permitted Receivables Financing for the acquisition of Accounts (and Related Rights and Property) or interests therein or the sale of Accounts (and Related Rights and Property) or interests therein to a Receivables Purchaser; (b) conducts no business other than business related to the establishment and maintenance of its existence or dissolution and business related to Permitted Receivables Financings; and (c) is organized in a manner intended to reduce the likelihood that it would be substantively consolidated with the Lead Borrower or any of its Subsidiaries (other than Special Purpose Receivables Subsidiaries) in the event the Lead Borrower or any such Subsidiary becomes subject to any Insolvency Proceeding.

“Specified Default” means the occurrence of any Event of Default specified in Section 8.01(a), 8.01(b)(ii), 8.01(f) or 8.01(g).

“Specified Equity Contribution” means cash equity contributions (which if in the form of preferred equity shall be on terms and conditions reasonably acceptable to the Administrative Agent) made to the Lead Borrower after the Fourth Restatement Effective Date and on or prior to the day on which any Borrowing hereunder is requested during a Trigger Event Cure Period or on or after the occurrence of any Trigger Event (FCCR), which equity contribution is added to Consolidated EBITDA for the purposes of calculating compliance with Section 6.17.

“Specified Existing Commitment” has the meaning specified in Section 2.23(a).

“Specified Payments” means, with respect to any period, (A) any Investment permitted under Section 7.02(d)(v), (j), or (n), (B) any Indebtedness permitted under Section 7.03(h) or 7.03(n), or (C) any Disposition permitted by Section 7.05(f).

“Specified Transaction” means any Investment, Disposition, incurrence or repayment of Indebtedness, granting of a Lien, Restricted Payment, Subsidiary designation or Additional Loan that by the terms of this Agreement requires such test to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect”; provided that an Additional Commitment, for purposes of this “Specified Transaction” definition, shall be deemed to be fully drawn.

“Standby Letter of Credit” means any Letter of Credit other than a Commercial Letter of Credit.

“Stated Amount” means at any time the maximum amount for which a Letter of Credit may be honored.

“Subordinated Captive Insurance Note” means the secured revolving note issued by the Lead Borrower in favor of a Captive Insurance Subsidiary, in a principal amount up to $25,000,000, a copy of which has been delivered to the Administrative Agent, which note shall contain subordination terms reasonably satisfactory to the Administrative Agent.

“Subordinated Contribution Note” means the subordinated promissory note issued by the Lead Borrower in favor of Holdings evidencing the $450,792,794.57 loan made by Holdings to the Lead Borrower on the Original Closing Date, which note shall be unsecured and fully subordinated to the Obligations, shall bear only pay-in-kind interest and shall mature not earlier than six months after the Maturity Date.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Holdings.

“Subsidiary Guarantor” means, collectively, the Subsidiaries of the Borrowers that are Guarantors.

“Successor Loan Party” has the meaning specified in Section 7.04(e).

“Super Majority of Revolving Lenders” means, subject to Section 2.17(c)(ix) and as of any date of determination, Revolving Lenders having more than 66-2/3% of the Aggregate Revolving Commitments, or if the Aggregate Revolving Commitments have been terminated, Revolving Lenders having more than 66-2/3% of the aggregate Revolving Credit Extensions (calculated assuming settlement and repayment of all Swingline Loans by the applicable Revolving Lenders); provided that the portion of the aggregate Revolving Credit Extensions and Commitments held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Super Majority of Revolving Lenders.

“Supplemental Administrative Agent” has the meaning specified in Section 9.13(a) and “Supplemental Administrative Agents” shall have the corresponding meaning.

“Suppressed Excess Availability” means, on any date of determination, the sum of (a) Excess Availability plus (b) the lesser of (i) the Borrowing Base minus the Revolving Credit Amount (but not less than zero) and (ii) 5.0% of the Revolving Credit Amount.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b)

any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by the Hedge Bank in accordance with the terms thereof and in accordance with customary methods for calculating mark-to-market values under similar arrangements by the Hedge Bank.

“Swingline Lender” means Wells Fargo, in its capacity as lender of Swingline Loans hereunder to the Borrowers hereunder.

“Swingline Loan” means a loan made by the Swingline Lender to the Borrowers pursuant to Section 2.05.

“Swingline Loan Sublimit” means $125,000,000, as such amount may be increased or reduced in accordance with the provisions of this Agreement.

“Swingline Note” means the promissory notes of the Borrowers payable to any Revolving Lender or its registered assigns, substantially in the form of Exhibit B-2 hereto, evidencing the aggregate Indebtedness of the Borrowers to such Swingline Lender resulting from Swingline Loans made by such Swingline Lender to the Borrowers.

“Tax Stamp” means any tax stamp, excise tax stamp, adhesive stamp, meter stamp and similar stamp, regardless of whether fixed or unaffixed, which in each case evidence the valid and effective payment of taxes with respect to Tobacco Inventory to applicable Governmental Authorities.

“Tax Stamp Reserves” means, as of any date of determination, such amounts as the Administrative Agent may from time to time establish and revise in its commercially reasonable discretion, exercised in good faith, with respect to the sum of the “net stamp tax obligations” in each jurisdiction in which any Borrower Party or Guarantor purchases Tax Stamps, wherein the “net stamp tax obligations” for such jurisdiction are equal to the aggregate obligations and liabilities owing to any Governmental Authority in such jurisdiction for purchases of Tax Stamps (including any checks or instruments of payment issued by or on behalf of any Borrower Party or Guarantor which are held by such Governmental Authorities and not yet submitted for presentment and collection and the aggregate obligations and liabilities owing to any Governmental Authority in such jurisdiction based on an audit of a Borrower Party’s or Guarantor’s monthly Tax Stamp report delivered to any Governmental Authority in such jurisdiction, but excluding all such obligations and liabilities owing to any Governmental

Authority in such jurisdictions as determined by Administrative Agent in its commercially reasonable discretion, exercised in good faith); provided, that, to the extent that any surety bonds have been issued to or for the benefit of any Governmental Authority in a jurisdiction with respect to which Administrative Agent has implemented a Tax Stamp Reserve, the Tax Stamp Reserve with respect to such Governmental Authority in such jurisdiction shall be equal to the greater of (a) the aggregate obligations and liabilities owing to such Governmental Authority in such jurisdiction and (b) the face amount of the surety bonds issued to or for the benefit of such Governmental Authority in such jurisdiction.

“Taxes” has the meaning specified in Section 3.01(a).

“Term Collateral” means any and all of the following assets of any Loan Party: (a) Real Property; (b) Equipment (including, without limitation, Rolling Stock); and (c) Equity Interests issued to a Loan Party, certain intercompany loans (as determined by the Administrative Agent in its reasonable discretion), and other fixed or capital assets (but excluding Intellectual Property), and other assets which would customarily constitute term loan priority collateral, as determined by the Administrative Agent in its reasonable discretion, and (d) all proceeds thereof.

“Term Collateral Conditions” means, with respect to any Term Collateral and the occurrence of the Term Collateral Release or Term Collateral Subordination of such Term Collateral, each of the following conditions precedent (the satisfaction of which shall, in each case, be determined by the Administrative Agent in its reasonable discretion):

(a)    Administrative Agent shall have received a written request from Lead Borrower identifying such Term Collateral and stating Lead Borrower’s desire to cause a Term Collateral Release or Term Collateral Subordination with respect to such Term Collateral (and, if such request relates to a Term Collateral Subordination, the Additional Permitted Debt to be secured by the Liens to which the Collateral Agent’s Liens will be subordinated);

(b)    Lead Borrower shall have delivered to Administrative Agent a pro forma Borrowing Base Certificate, calculated by giving effect to the elimination of such Term Collateral from the calculation of the Borrowing Base;

(c)    Lead Borrower shall have delivered to Administrative Agent a Compliance Certificate giving pro forma effect to such release or subordination and the incurrence of any Additional Permitted Debt related to such release or subordination;

(d)    in the case of a Term Collateral Subordination, the Administrative Agent or the Collateral Agent shall have executed and delivered an Acceptable Intercreditor Agreement;

(e)    immediately after giving effect to such Term Collateral Release or Term Collateral Subordination, Alternate Availability (calculated on a pro forma basis by giving effect to any payment of Obligations with the proceeds of any Additional Permitted Debt which may be incurred in connection with such Term Collateral Release or Term Collateral Subordination, to the extent the Administrative Agent has been notified of such amount and such payment is made substantially contemporaneously with the incurrence of such Additional Permitted Debt) will equal or exceed 17.5% of the Loan Cap; and

(f)    unless otherwise agreed to in writing by the Required ~~LOTL~~AJTL Lenders, either (i) the ~~LOTL~~AJTL Satisfaction Date shall have occurred or (ii) the AJTL Loans (and all accrued but unpaid interest thereon) shall be repaid in full with the proceeds of any Additional Permitted Debt which may be incurred in connection with such Term Collateral Release or Term Collateral Subordination, to the extent the Administrative Agent and the AJTL Lenders have been notified of such amount and such payment is made substantially contemporaneously with the incurrence of such Additional Permitted Debt.

“Term Collateral Release” means, as to any Term Collateral which is Real Property or Equipment (and proceeds thereof and any related assets approved by the Administrative Agent in its discretion), the release of the Collateral Agent’s Liens arising under this Agreement or any other Loan Document on such Term Collateral, specifically or by type or class, as contemplated in Section 6.18(c); provided, however, that any prior Term Collateral Release may, with respect to any of such Term Collateral, be rescinded as contemplated in Section 6.18(d) and, in such case, such Term Collateral shall thereafter be deemed not to have been the subject of a Term Collateral Release (unless and until a new Term Collateral Release with respect to such Term Collateral occurs thereafter as contemplated in Section 6.18(c)).

“Term Collateral Subordination” means, as to any Term Collateral, the subordination of the Collateral Agent’s Liens arising under this Agreement or any other Loan Document on such Term Collateral, specifically or by type or class, to Liens permitted under Section 7.01(ee) which secure Additional Permitted Debt, as contemplated in Section 6.18; provided, however, that any prior Term Collateral Subordination may, with respect to any of such Term Collateral, be rescinded as contemplated in Section 6.18(d) and, in such case, such Term Collateral shall thereafter be deemed not to have been the subject of a Term Collateral Subordination (unless and until a new Term Collateral Subordination with respect to such Term Collateral occurs thereafter as contemplated in Section 6.18(c)).

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Termination Date” means the earlier to occur of (a) the Maturity Date or (b) the date on which the maturity of the Obligations (other than the Other Liabilities) is accelerated (or deemed accelerated) and the Commitments are irrevocably terminated (or deemed terminated) in accordance with Article VIII.

“Territorial Caribbean Party” means a Caribbean Party organized in the U.S. Virgin Islands or the Commonwealth of Puerto Rico.

“Test Period” means, at any time of determination, the then most recent period of four consecutive fiscal quarters or twelve consecutive fiscal months of Holdings, as applicable, ended on or prior to such time (taken as one accounting period) in respect of which financial statements for each fiscal year, quarter or month in such period have been or are required to be delivered pursuant to Section 6.01(a), (b) or (f), respectively. A Test Period may be designated by reference to the last day thereof (i.e., “the March 31, 2012 Test Period” refers to the period of four consecutive fiscal quarters of Holdings ended March 31, 2012), and a Test Period shall be deemed to end on the last day thereof.

“Third Restatement Effective Date” means May 17, 2019.

“Threshold Amount” means $35,000,000.

“Tobacco Inventory” means Inventory consisting of cigarettes and similar tobacco based products (such as cigars, pipe tobacco, chewing tobacco, and snuff) and any Tax Stamps permanently affixed thereto (with it being acknowledged and agreed that smoking and tobacco related inventory which is not tobacco based (such as e-cigarettes, vape pens, vape liquid, etc.) constitutes Inventory but does not constitute Tobacco Inventory).

“Total Assets” means the total assets of Holdings, the Lead Borrower and the Restricted Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of Holdings delivered pursuant to Section 6.01(a) or (b).

“Tranche A Borrowing Base” means, at any time of calculation, an amount equal to:

(a)    the face amount of Eligible Accounts of the Borrower Parties multiplied by the Accounts Advance Rate for Tranche A Loans;

plus

(b)    the sum of

(i)    the product of (A) the Cost of the sum of Eligible Inventory plus Eligible In-Transit Inventory of the Borrower Parties (not including, in any case under this clause (i), Tax Stamps or Tobacco Inventory), multiplied by the Inventory Advance Rate for the Tranche A Borrowing Base, multiplied by (B) the NOLV Percentage;

(ii)    the product of (A) the Cost of the sum of Eligible Tobacco Inventory plus Eligible In-Transit Tobacco Inventory of the Borrower Parties, multiplied by the Inventory Advance Rate for the Tranche A Borrowing Base, multiplied by (B) the NOLV Percentage; and

(iii)    the product of (A) the Cost of Eligible Net Unaffixed Tax Stamps, multiplied by (B) the Inventory Advance Rate for the Tranche A Borrowing Base;

plus

(c)    the lesser of (i) 75% of the most recently determined Appraised Value of all Eligible Real Property of the Borrower Parties and (ii) 75% of the sum of (A) the RE Initial Amount (Group One), plus (B) the RE Initial Amount (Group Two), plus (C) the total RE Addition Amounts, reduced at the end of each fiscal quarter by the RE Principal Reduction Amount (such lesser amount, the “RE Borrowing Base Amount”);

plus

(d)    the lesser of (i) 80% of the most recently determined Appraised Value of all Eligible Rolling Stock of the Borrower Parties and (ii) 80% of the sum of (A) the RS Initial Amount plus (B) the total RS Addition Amounts, reduced at the end of each fiscal quarter by the RS Principal Reduction Amount (such lesser amount, the “RS Borrowing Base Amount”);

minus

(e)    the then amount of Availability Reserves;

provided that:

(1)    the aggregate amount calculated pursuant to the foregoing paragraphs (c) and (d) included in the determination of the Tranche A Borrowing Base shall not exceed 25% of the Revolving Credit Amount;

(2)    the aggregate amount calculated pursuant to the foregoing paragraph (d) included in the determination of the Tranche A Borrowing Base shall not exceed the Trigger Amount;

(3)    the aggregate amount of Eligible Accounts and Eligible Inventory of Non-Territorial Caribbean Parties included in the determination of the Tranche A Borrowing Base shall not exceed $50,000,000;

(4)    for a period not to exceed 60 days following the consummation of any Permitted Acquisition, the Acquired Accounts and Acquired Inventory relating to such Permitted Acquisition (excluding Acquired Inventory (EB)) may be included in the calculation of the Tranche A Borrowing Base, so long as (aa) such assets otherwise constitute Eligible Accounts or Eligible Inventory, as applicable; (bb) the amount of availability under the Tranche A Borrowing Base derived from such assets does not exceed the lesser of (I) 10% of the Tranche A Borrowing Base and (II) the sum of 70% of the book value of such Acquired Accounts, plus 50% of the book value of such Acquired Inventory; and (cc) field examinations and appraisals of such assets, as applicable, are commenced within 45 days following the consummation of such Permitted Acquisition;

(5)    for a period not to exceed 180 days following the consummation of the EB Acquisition, Acquired Inventory (EB) may be included in the calculation of the Tranche A Borrowing Base, so long as (aa) the Acquired Inventory (EB) otherwise constitutes Eligible Inventory; (bb) the amount of availability under the Tranche A Borrowing Base derived from the Acquired Inventory (EB) does not exceed the lesser of (I) $135,000,000 and (II) the sum of 55% of the book value of the Acquired Inventory (EB); and (cc) an appraisal of the Acquired Inventory (EB) is commenced within 150 days following the consummation of the EB Acquisition; and

(6)    unaffixed Tax Stamps acquired, or owned or purchased by a Person acquired, in a Permitted Acquisition or any other acquisition shall not be included in the Tranche A Borrowing Base until the Administrative Agent has completed its collateral diligence with respect such Permitted Acquisition or acquisition.

“Tranche A Commitment” means, with respect to each Tranche A Lender, the commitment of such Tranche A Lender hereunder set forth as its Tranche A Commitment opposite its name on Schedule I hereto or as may subsequently be set forth in the Register from time to time, as the same may be increased or reduced from time to time pursuant to this Agreement (including pursuant to Section 2.17 ~~or by giving effect to any Tranche A Increase~~). As of the Fourth Restatement Effective Date, the Tranche A Commitments aggregate $2,875,000,000.

“Tranche A Commitment Percentage” means, with respect to each Tranche A Lender, that percentage of the Tranche A Commitments of all Lenders hereunder to make Tranche A Loans to the Borrowers in the amount set forth opposite its name on Schedule I hereto or as may subsequently be set forth in the Register from time to time, as the same may be increased or reduced from time to time pursuant to this Agreement, or if the Tranche A Commitments have been terminated, such percentage as calculated immediately prior to such termination.

“Tranche A Credit Extensions” means Tranche A Loans and Letters of Credit issued hereunder.

“Tranche A Lender” means each Lender which holds a Tranche A Commitment and any other Person who becomes a “Tranche A Lender” in accordance with the provisions of this Agreement.

“Tranche A Loans” means collectively, the Loans (including Swingline Loans) made by the Lenders pursuant to Article II, other than Tranche A-1 Loans and ~~LOTL~~AJTL Loans.

“Tranche A-1 Borrowing Base” means, at any time of calculation, an amount equal to:

(a)    the face amount of Eligible Accounts of the Borrower Parties multiplied by the Accounts Advance Rate for Tranche A-1 Loans;

plus

(b)    the sum of:

(i)    the product of (A) the Cost of the sum of Eligible Inventory plus Eligible In-Transit Inventory of the Borrower Parties (not including, in any case under this clause (i), Tax Stamps or Tobacco Inventory), multiplied by the Inventory Advance Rate for the Tranche A-1 Borrowing Base, multiplied by (B) the NOLV Percentage;

(ii)    the product of (A) the Cost of the sum of Eligible Tobacco Inventory plus Eligible In-Transit Tobacco Inventory of the Borrower Parties, multiplied by the Inventory Advance Rate for the Tranche A-1 Borrowing Base, multiplied by (B) the NOLV Percentage; and

(iii)    the product of (A) the Cost of Eligible Net Unaffixed Tax Stamps, multiplied by (B) the Inventory Advance Rate for the Tranche A-1 Borrowing Base;

plus

(c)    solely to the extent the Tranche A-1 Borrowing Base applies to Tranche A Credit Extensions or the calculation of Excess Availability, Trigger Amount (Collateral Reporting), Suppressed Excess Availability, Alternate Availability, or Incremental Availability, the RE Borrowing Base Amount;

plus

(d)    solely to the extent the Tranche A-1 Borrowing Base applies to Tranche A Credit Extensions or the calculation of Excess Availability, Trigger Amount (Collateral Reporting), Suppressed Excess Availability, Alternate Availability, or Incremental Availability, the RS Borrowing Base Amount;

minus

(e)    the then amount of Availability Reserves;

provided that (1) the aggregate amount calculated pursuant to the foregoing paragraphs (c) and (d) included in the determination of the Tranche A-1 Borrowing Base shall not exceed 25% of the Revolving Credit Amount; (2) the aggregate amount calculated pursuant to the foregoing paragraph (d) included in the determination of the Tranche A-1 Borrowing Base shall not exceed the Trigger Amount; (3) the aggregate amount of Eligible Accounts and Eligible Inventory of Non-Territorial Caribbean Parties included in the determination of the Tranche A-1 Borrowing Base shall not exceed $50,000,000; and (4) Tax Stamps acquired, or owned or purchased by a Person acquired, in a Permitted Acquisition or any other acquisition shall not be included in the Tranche A-1 Borrowing Base until the Administrative Agent has completed its collateral diligence with respect such Permitted Acquisition or acquisition.

“Tranche A-1 Commitment” means, with respect to each Tranche A-1 Lender, the commitment of such Tranche A-1 Lender hereunder set forth as its Tranche A-1 Commitment opposite its name on Schedule I hereto or as may subsequently be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to this Agreement. As of the Fourth Restatement Effective Date, the Tranche A-1 Commitments aggregate $125,000,000.

“Tranche A-1 Commitment Percentage” means, with respect to each Tranche A-1 Lender, that percentage of the Tranche A-1 Commitments of all Lenders hereunder to make Tranche A-1 Loans to the Borrowers in the amount set forth opposite its name on Schedule I hereto or as may subsequently be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to this Agreement, or if the Tranche A-1 Commitments have been terminated, such percentage as calculated immediately prior to such termination.

“Tranche A-1 Credit Extensions” means Tranche A-1 Loans.

“Tranche A-1 Lender” means each Lender which holds a Tranche A-1 Commitment and any other Person who becomes a “Tranche A-1 Lender” in accordance with the provisions of this Agreement.

“Tranche A-1 Loan” means, collectively, the Revolving Loans made by the Tranche A-1 Lenders pursuant to Section 2.01(a).

“Transaction Expenses” means all arrangement, upfront and similar fees and other out-of-pocket fees and expenses paid by the Borrowers in connection with the Transactions.

“Transactions” means, collectively, (a) the execution and delivery of this Agreement and the amendment and restatement of the other Loan Documents, (b) the initial borrowings and other extensions of credit under the Revolving Credit Facility hereunder on the Fourth Restatement Effective Date, (c) the 2027 Escrow Merger (and, consequently, the Lead Borrower’s becoming the 2027 Senior Notes Issuer with respect to the 2027 Senior Notes), (d) the borrowing of the ~~LOTL~~AJTL Loans on the ~~Fourth Restatement~~First Amendment Effective Date, (e) the consummation of the Ram Acquisition, (f) the Ram Refinancing, and (g) the payment of the Transaction Expenses.

“Trigger Amount” means an amount equal to the greater of (a) $200,000,000 and (b) 10% of the lesser of (i) the Borrowing Base and (ii) the Revolving Credit Amount.

“Trigger Amount (Collateral Reporting)” means an amount equal to 12.50% of the lesser of (a) the Revolving Credit Amount and (b) the Borrowing Base.

“Trigger Event (Cash Dominion)” means either (a) the occurrence and continuance of any Specified Default or Event of Default specified in Section 8.01(l)(i), (b) Alternate Availability shall fall below the Trigger Amount for five consecutive Business Days or (c) Excess Availability shall fall below $0 at any time. For purposes of this Agreement, the occurrence of a Trigger Event (Cash Dominion) shall be deemed continuing (unless the Administrative Agent otherwise agrees in its reasonable discretion or the Administrative Agent, in its reasonable judgment, has determined that the circumstances surrounding such Specified Default or Event of Default specified in Section 8.01(l)(i) cease to exist) until (i) all Specified Defaults and any Event of Default specified in Section 8.01(l)(i) are no longer continuing or have been waived and/or (ii) if the Trigger Event (Cash Dominion) arises under clause (b) or (c) above, Alternate Availability for any thirty consecutive calendar days occurring thereafter is equal to or greater than the Trigger Amount; provided that a fourth Trigger Event (Cash Dominion) in any period of 365 consecutive days shall be deemed to continue for the entire term of the Revolving Credit Facility notwithstanding the occurrence of an event described in clause (i)or (ii) above.

“Trigger Event (FCCR)” means Alternate Availability shall fall below the Trigger Amount for five consecutive Business Days. For purposes of this Agreement, the occurrence of a Trigger Event (FCCR) shall be deemed continuing until Alternate Availability for any 60 consecutive calendar days occurring thereafter is equal to or greater than the Trigger Amount.

“Trigger Event Cure Period” means the five consecutive Business Day period starting on the day that Alternate Availability falls below the Trigger Amount.

“Type” means, with respect to any Loan or Borrowing, its character as a Base Rate Loan or a LIBOR Loan.

“ UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook

(as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“ UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Uncontrolled Cash” means an amount equal to the lesser of (a) the sum of $10,000,000 plus all Restricted Cash then held by the Loan Parties which was received in the ordinary course of business, and (b) $25,000,000.

“Unfinanced Capital Expenditures” means, with respect to any Person and for any period, Capital Expenditures made by such Person during such period and not financed from the proceeds of Indebtedness (other than with the proceeds of Credit Extensions).

“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article thereof, the term shall have the meaning set forth in Article 9; provided, further that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

“United States” and “U.S.” mean the United States of America.

“Unrestricted Subsidiaries” means (i) each Subsidiary of Holdings listed on Schedule 1.01C and (ii) any Subsidiary of Holdings (other than the Borrowers) designated by the board of directors of Holdings as an Unrestricted Subsidiary pursuant to Section 7.15 after the Fourth Restatement Effective Date and any Subsidiary of an Unrestricted Subsidiary.

“Unused Fee” has the meaning provided in Section 2.11(b).

“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as amended or modified from time to time.

“U.S. Lender” has the meaning specified in Section 10.15(b).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness.

“Wells Fargo” means Wells Fargo Bank, National Association (as successor by merger to Wachovia Bank, National Association).

“wholly owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

“Withdrawal Liability” means the liability owed to a Multiemployer Plan as a result of a complete or partial withdrawal by a Borrower or any of its ERISA Affiliates from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means,

(a)     with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and

(b)     with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02    Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)     The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)     (i)    The words “herein”, “hereto”, “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(ii)     Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(iii)     The term “including” is by way of example and not limitation.

(iv)     The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(c)     In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.

(d)     Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(e)     Any reference to “the Captive Insurance Subsidiary” shall be understood to refer to “a Captive Insurance Subsidiary”.

Section 1.03     Accounting Terms.

(a)     All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a manner consistent with historical practices in effect as of the Fourth Restatement Effective Date, except as otherwise specifically prescribed herein.

(b)     Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test contained in this Agreement with respect to any period during which any Specified Transaction occurs, the Consolidated Fixed Charge Coverage Ratio, Consolidated Secured Net Leverage Ratio, Consolidated Total Leverage Ratio, or any other financial ratio hereunder, as applicable, shall be calculated with respect to such period and all such Specified Transactions on a Pro Forma Basis.

(c)     Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any change in accounting for leases pursuant to GAAP resulting from the implementation by Holdings or any of its Subsidiaries of Accounting Standards Codification 842, to the extent such adoption would require treating any lease (or similar arrangement conveying the right-to-use or right-of-use) as a Capitalized Lease or a Capitalized Lease Obligation where such lease (or similar arrangement) would not have been required to be so treated under GAAP immediately before the implementation and effectiveness of ASC 842.

Section 1.04     Rounding. Any financial ratios required to be satisfied in order for a specific action to be permitted under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.05     References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan

Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

Section 1.06     Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.07     Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day.

Section 1.08     Currency Equivalents Generally.

(a)     Any amount specified in this Agreement (other than in Articles II, IX and X or as set forth in paragraph (b) of this Section) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount to be determined at the rate of exchange quoted by the Wall Street Journal (Western Edition) (which shall be a Business Day on which the Wall Street Journal (Western Edition) is published) for the applicable currency on such day (or, in the event such rate does not appear on any Wall Street Journal (Western Edition), by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Lead Borrower, or, in the absence of such agreement, such rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m. (New York, New York time) on such date for the purchase of Dollars for delivery two Business Days later); provided that the determination of any amount shall be made in accordance with Section 1.08(b). Notwithstanding the foregoing, for purposes of determining compliance with Sections 7.01, 7.02 and 7.03 with respect to any amount of Indebtedness or Investment in a currency other than Dollars, no Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred; provided that, for the avoidance of doubt, the foregoing provisions of this Section 1.08 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be incurred at any time under such Sections.

(b)     For purposes of determining compliance under Sections 7.02, 7.05 and 7.06, any amount in a currency other than Dollars will be converted to Dollars in a manner consistent with that used in calculating net income in the Borrower’s annual financial statements delivered pursuant to Section 6.01(a); provided, however, that the foregoing shall not be deemed to apply to the determination of any amount of Indebtedness.

Section 1.09     Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit in effect at such time.

Section 1.10     Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation, or liability of any Person becomes the asset, right, obligation, or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

Section 1.11     Limited Condition Acquisitions. In connection with any action being taken in connection with a Limited Condition Acquisition for purposes of (a) determining compliance with any provision of this Agreement which requires the calculation of the Consolidated Fixed Charge Coverage Ratio, the Consolidated Secured Net Leverage Ratio, the Consolidated Total Leverage Ratio, or any other financial ratio hereunder or any testing of baskets set forth in this Agreement, in each case, at the option of the Lead Borrower (the Lead Borrower’s election to exercise such option in connection with any Limited Condition Acquisition, an “LCA Election”), the date of determination of whether any such action is permitted hereunder (including the incurrence of any Indebtedness and the making of any Investment), shall be deemed to be the date on which the definitive agreements for such Limited Condition Acquisition are entered into (except as provided below, the “LCA Test Date”), and if, after giving Pro Forma Effect to the Limited Condition Acquisition and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they had occurred at the beginning of the most recent four consecutive fiscal quarters ending prior to the LCA Test Date for which consolidated financial statements of the Lead Borrower are available, the Lead Borrower could have taken such action on the relevant LCA Test Date in compliance with such ratio or basket, such ratio or basket shall be deemed to have been complied with and (b) determining compliance with any provisions of this Agreement which requires that no Default, Event of Default, Specified Default, or specified Event of Default, as applicable, has occurred, is continuing, or would result from any such action, as applicable, such condition shall be deemed satisfied so long as no Default, Event of Default, Specified Default, or specified Event of Default, as applicable, exists on the LCA Test Date; provided, however, that, in all cases, such Limited Condition Acquisition shall be consummated on or before the date which is 180 days after the LCA Test Date (provided, however, that if such Limited Condition Acquisition shall not have been consummated on or before the such 180th day and the definitive documents for such Limited Condition Acquisition shall have neither been terminated nor expired, the Lead Borrower may elect to reset the LCA Test Date for such Limited Condition Acquisition so that the LCA Test Date for all purposes of this Section 1.11 relating to such Limited Condition Acquisition shall be the same date on which such 180-day period would have otherwise ended and, in such case, the LCA Test Date for such Limited Condition Acquisition shall be such reset LCA Test Date and all determinations made on the LCA Test Date under this Section 1.11 with respect to such Limited Condition Acquisition shall be made anew on such reset LCA Test Date, taking into account all facts and circumstances existing as of such reset LCA Test Date). If the Lead Borrower has made an LCA Election for any Limited Condition Acquisition, then in connection with any calculation of any ratio, test, or basket with respect to any transaction permitted hereunder (each, a “Subsequent Transaction”) following the relevant LCA Test Date and prior to the earlier of the date on which such Limited Condition Acquisition is consummated or the date that the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, for purposes of determining whether such Subsequent Transaction is permitted under this Agreement, any such ratio, test or basket shall be required to be satisfied on a pro forma basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof or the making of any Investment) have been consummated.

ARTICLE II

The Commitments and Credit Extensions

Section 2.01    Commitment of the Lenders.

(a)    Each Revolving Lender, severally and not jointly with any other Lender, agrees, upon the terms and subject to the conditions herein set forth, to make Revolving Loans in Dollars to or for the benefit of the Borrowers subject, in each case, to the following limitations:

(i)    the aggregate outstanding amount of the Revolving Credit Extensions to the Borrowers shall not at any time cause Excess Availability to be less than zero;

(ii)    Letters of Credit shall be available from the Issuing Banks to the Borrowers and their Restricted Subsidiaries; provided that the Borrowers shall not at any time permit the aggregate Letter of Credit Outstandings at any time to exceed the Letter of Credit Sublimit;

(iii)    no Lender shall be obligated to make any Revolving Credit Extension to the Borrowers in excess of such Lender’s Tranche A Commitment or Tranche A-1 Commitment, as applicable;

(iv)    the aggregate outstanding amount of the Tranche A Credit Extensions shall not exceed the lesser of (A) the Tranche A Commitments and (B) the Tranche A Borrowing Base;

(v)    the aggregate outstanding amount of the Tranche A-1 Credit Extensions shall not exceed the lesser of (A) the Tranche A-1 Commitments and (B) Incremental Availability;

(vi)    the Lead Borrower shall not request, and the Tranche A Lenders shall be under no obligation to fund, any Tranche A Loan unless the Borrowers have borrowed the full amount of the lesser of the Tranche A-1 Commitments or Incremental Availability (to the extent that such Tranche A-1 Commitments have not been terminated);

(vii)    subject to all of the other provisions of this Agreement, Revolving Loans to the Borrowers that are repaid may be reborrowed prior to the Termination Date;

(viii)    no new Credit Extensions (other than Permitted Overadvances) shall be made to the Borrowers after the Termination Date; and

(ix)    the aggregate outstanding amount of Credit Extensions in favor of (A) all Caribbean Borrowers in the aggregate shall not exceed $100,000,000 and (B) any Caribbean Borrower individually shall not exceed $50,000,000.

(b)    All Tranche A-1 Credit Extensions shall be Tranche A-1 Loans and all Letters of Credit and Swingline Loans shall constitute Tranche A Credit Extensions.

(c)    Except as provided in Section 2.01(a)(vi), each Borrowing of Revolving Loans by the Borrowers shall be made by the Revolving Lenders in accordance with their Pro Rata Shares of their respective Tranche A Commitments or Tranche A-1 Commitments, as applicable. The failure of any Lender to make any Loan to the Borrowers shall neither relieve any other Lender of its obligation to fund its Loan to the Borrowers in accordance with the provisions of this Agreement nor increase the obligation of any such other Lender.

(d)    Each ~~LOTL~~AJTL Lender, severally and not jointly with any other Lender, agrees, upon the terms and subject to the conditions herein set forth and in the First Amendment, to make a term loan (each, ~~a~~an “~~LOTL~~AJTL Loan”) to the Borrowers on the ~~Fourth Restatement~~First Amendment Effective Date in Dollars and in an amount equal to such ~~LOTL~~AJTL Lender’s ~~LOTL~~AJTL Commitment. The ~~LOTL~~AJTL Loans may be repaid or prepaid in accordance with the provisions hereof, but once repaid or prepaid, may not be reborrowed. For the avoidance of doubt, the AJTL Commitments are Additional Term Loan Commitments and Additional Commitments under Section 2.17, and the AJTL Loans are Additional Term Loans, Additional Junior Term Loans, and Additional Loans under Section 2.17. The AJTL Loans shall be funded net of the OID Amount.

Section 2.02    Reserves; Changes to Reserves.

(a)    The initial Inventory Reserves and Availability Reserves as of the Fourth Restatement Effective Date are the following:

(i)    The reserve (an Inventory Reserve), if any, referenced in clause (b)(ii)(B) of the definition of Eligible Inventory.

(ii)    A reserve (an Availability Reserve) for certain Environmental Liabilities in an amount determined by the Administrative Agent in its reasonable business judgment.

(iii)    A reserve (an Availability Reserve) in (A) an amount equal to all past due rent for all of the Borrowers’ leased locations other than leased locations with respect to which the Administrative Agent has received a Collateral Access Agreement, plus (B) an amount equal to all past due rent for all of the Borrowers’ distribution centers or warehouses, other than distribution centers or warehouses with respect to which the Administrative Agent received a Collateral Access Agreement.

(iv)    A reserve (an Availability Reserve) for so long as any Swap Contract is in effect in an amount equal to the Swap Termination Value of such Swap Contract (calculated substantially on a net basis for all such Swap Contracts).

(v)    A reserve (an Availability Reserve) for royalties payable in an amount determined by the Administrative Agent in its reasonable business judgment.

(vi)    A reserve (an Availability Reserve) for (A) claims under PACA, the Food Security Act and the Packers and Stockyards Act and (B) Permitted Liens (including Liens arising from claims under PACA) on any Eligible Accounts, Eligible In-Transit Inventory, Eligible Inventory, Eligible Real Property and Eligible Rolling Stock that are prior to the Liens of the Loan Documents, in each case in an amount determined by the Administrative Agent in its reasonable business judgment.

(vii)    Without duplication of any other Reserve, a reserve (an Availability Reserve) for repackaging costs.

(viii)    A reserve (a Tax Stamp Reserve) relating to Tax Stamps in an amount determined by the Administrative Agent in its reasonable business judgment.

(b)    The Administrative Agent may hereafter establish additional Reserves or change any of the foregoing Reserves, in the exercise of its reasonable business judgment acting in accordance with industry standards for asset based lending in the food and tobacco distribution industry. The amount of any Reserve established by the Administrative Agent shall have a reasonable relationship to the event, condition or other matter that is the basis for the Reserve. Notwithstanding anything herein to the contrary, Reserves shall not duplicate eligibility criteria contained in the definition of Eligible Inventory or reserves or criteria deducted in computing the NOLV Percentage of Eligible Inventory.

Section 2.03    Borrowings, Conversions and Continuations of Revolving Loans.

(a)    Each Borrowing ~~(other than the Borrowing of LOTL Loans on the Fourth Restatement Effective Date, which shall be made on such date as LIBOR Loans)~~, each conversion of Loans of one Class of one Type to the other Type, and each continuation of LIBOR Loans shall be made upon the Lead Borrower’s irrevocable written notice to the Administrative Agent in the form of a Committed Loan Notice, (which may be delivered through Agent’s electronic platform or portal). Each such notice must be received by the Administrative Agent not later than 12:00 noon (New York, New York time) (i) other than with respect to the initial Borrowing of AJTL Loans on the First Amendment Effective Date, three Business Days prior to the requested date of any Borrowing or continuation of LIBOR Loans or any conversion of Base Rate Loans to LIBOR Loans, ~~and~~ (ii) one Business Day before the requested date of any Borrowing of Base Rate Loans and (iii) with respect to the initial Borrowing of AJTL Loans on the First Amendment Effective Date, one Business Day prior to the First Amendment Effective Date. Each Borrowing of, conversion to or continuation of LIBOR Loans shall be in a principal amount of $2,500,000 or a whole multiple of $500,000 in excess thereof. Except as otherwise provided herein, each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice shall specify (i) whether the Lead Borrower is requesting a Borrowing, a conversion of Loans of one Class from one Type to the other Type, or a continuation of LIBOR Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Lead Borrower fails to specify a Type of Loan in a Committed Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable LIBOR Loans. If the Lead Borrower requests a Borrowing of, conversion to, or continuation of LIBOR Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b)    Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each applicable Lender of the amount of its Pro Rata Share of the applicable Loan, and if no timely notice of a conversion or continuation is provided by the Lead Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation described in Section 2.03(a). In the case of each Borrowing, each applicable Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is to be made on the Fourth Restatement Effective Date, Section 4.01), the Administrative Agent shall make all funds so received available to the Lead Borrower in like funds as received by the Administrative Agent by (i) crediting the Loan Disbursement Account with the amount of such funds or (ii) if approved by Administrative Agent in writing, wire transfer of such funds in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Lead Borrower.

(c)    Except as otherwise provided herein, a LIBOR Loan may be continued or converted only on the last day of an Interest Period for such LIBOR Loan unless the Borrowers pay the amount due, if any, under Section 3.05 in connection therewith. During the existence of an Event of Default, (i) the Administrative Agent or the Required Revolving Lenders may require that no Revolving Loans may be converted to or continued as LIBOR Loans and (ii) the Administrative Agent or the Required ~~LOTL~~AJTL Lenders may require that no ~~LOTL~~AJTL Loans may be converted or continued as LIBOR Loans.

(d)    The Administrative Agent shall promptly notify the Lead Borrower and the Lenders of the interest rate applicable to any Interest Period for LIBOR Loans upon determination of such interest rate. The determination of LIBOR by the Administrative Agent shall be conclusive in the absence of manifest error.

(e)    After giving effect to all Borrowings, all conversions of Revolving Loans from one Type to the other, and all continuations of Revolving Loans as the same Type, there shall not be more than 15 Interest Periods in effect with respect to Revolving Loans. After giving effect to all Borrowings, all conversions of ~~LOTL~~AJTL Loans from one Type to the other, and all continuations of ~~LOTL~~AJTL Loans as the same Type, there shall not be more than three Interest Periods in effect with respect to ~~LOTL~~AJTL Loans.

(f)    The failure of any Lender to make any Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make any Loan to be made by such other Lender on the date of any Borrowing.

(g)    Notwithstanding anything to the contrary herein contained, all Revolving Loans shall be Tranche A-1 Loans until the outstanding principal amount of such Revolving Loans equals the lesser of Incremental Availability or the then Tranche A-1 Commitments. If any Tranche A-1 Loan is prepaid in part pursuant to Section 2.08, any Revolving Loans thereafter requested shall be Tranche A-1 Loans until the maximum principal amount of Tranche A-1 Loans outstanding equals the lesser of Incremental Availability or Tranche A-1 Commitments and thereafter all Revolving Loans shall be Tranche A Loans.

(h)    Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may, with the Borrowers’ consent, assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with clause (b) above, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and the Borrowers severally agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrowers, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.03(h) shall be conclusive in the absence of manifest error. If such Lender’s portion of such Borrowing is not made available to the Administrative Agent by such Lender within two Business Days after the date of such Borrowing, the Administrative Agent shall also be entitled to recover such amount with interest thereon accruing from the date on which the Administrative Agent made the funds available to the Borrowers at the rate per annum applicable to Base Rate Loans, on demand, from the Borrowers. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement, and the Borrowers’ obligation to repay the Administrative Agent such corresponding amount pursuant to this Section 2.03(h) shall cease.

Section 2.04     Overadvances.

(a)    The Administrative Agent and the Lenders shall have no obligation to make any Revolving Loan (including, without limitation, any Swingline Loan) or to provide any Letter of Credit if an Overadvance would result.

(b)    Notwithstanding anything to the contrary in Section 2.01(a), the Administrative Agent may, in its discretion, make Permitted Overadvances without the consent of the Lenders and each Lender shall be bound thereby. Any Permitted Overadvances shall constitute Swingline Loans. The making of a Permitted Overadvance is for the benefit of the Borrowers and shall constitute a Loan and an Obligation. The making of any such Permitted Overadvance on any one occasion shall not obligate the Administrative Agent or any Lender to make or permit any Permitted Overadvance on any other occasion or to permit such Permitted Overadvances to remain outstanding, nor shall the making of any such Permitted Overadvance modify or abrogate the Borrowers’ obligations under Sections 2.09(a) and (b) hereof.

(c)    The making by the Administrative Agent of a Permitted Overadvance shall not modify or abrogate any of the provisions of Section 2.06(g) regarding the Lenders’ obligations to purchase participations with respect to Letter of Credit Disbursements.

Section 2.05    Swingline Loans.

(a)    The Swingline Lender is authorized by the Lenders to, and shall make, Swingline Loans at any time (subject to Section 2.05(b)) to the Borrowers up to the amount of the sum of (i) the Swingline Loan Sublimit, upon receipt of a Committed Loan Notice from the Lead Borrower by the Administrative Agent and the Swingline Lender (which notice, at the Swingline Lender’s discretion, may be submitted prior to 3:00 p.m. on the Business Day on which such Swingline Loan is requested), plus (ii) any Permitted Overadvances. Swingline Loans shall be Base Rate Loans and shall be subject to periodic settlement with the Lenders under Section 2.16 below. The proceeds of each Swingline Loan made in accordance with this Agreement shall be credited by the Swingline Lender to the Loan Disbursement Account.

(b)    The Lead Borrower’s request for a Swingline Loan shall be deemed a representation that the applicable conditions for borrowing under Section 4.02 are satisfied (unless such conditions have been waived). If the conditions for borrowing under Section 4.02 cannot in fact be fulfilled, (x) the Lead Borrower shall give immediate notice (a “Noncompliance Notice”) thereof to the Administrative Agent and the Swingline Lender, and the Administrative Agent shall promptly provide each Lender with a copy of the Noncompliance Notice, and (y) the Required Lenders may direct the Swingline Lender to, and the Swingline Lender thereupon shall, cease making Swingline Loans (other than Permitted Overadvances) until such conditions can be satisfied or are waived in accordance with Section 10.01. Unless the Required Lenders so direct the Swingline Lender, the Swingline Lender may, but is not obligated to, continue to make Swingline Loans commencing one Business Day after the Noncompliance Notice is furnished to the Lenders. Notwithstanding the foregoing, no Swingline Loans (other than Permitted Overadvances) shall be made pursuant to this Section 2.05(b) if the Tranche A Credit Extensions and/or the aggregate outstanding amount of the Credit Extensions and Swingline Loans would exceed the limitations set forth in Section 2.01 and Section 2.05(a). Immediately upon the issuance of any Swingline Loan by the Swingline Lender, and without any further action on the part of the Swingline Lender, the Swingline Lender shall be deemed to have sold to each Tranche A Lender, and each Tranche A Lender shall be deemed unconditionally and irrevocably to have purchased from the Swingline Lender, without recourse or warranty, an undivided interest and participation, to the extent of such Tranche A Lender’s Tranche A Commitment Percentage, in such Swingline Loan. Upon any change in the Tranche A Commitments pursuant to Section 2.17 of this Agreement, it is hereby agreed that with respect to all Swingline Loans outstanding, there shall be an automatic adjustment to the participations hereby created to reflect the new Tranche A Commitment Percentages of the assigning and assignee Tranche A Lenders and the Additional Lenders, if applicable.

Section 2.06     Letters of Credit.

(a)    Upon the terms and subject to the conditions herein set forth, at any time and from time to time after the Fourth Restatement Effective Date and prior to the Termination Date, the Lead Borrower on behalf of the Borrowers may request the Issuing Bank to issue, and subject to the terms and conditions contained herein, the Issuing Bank shall issue, for the account of the Lead Borrower or a Restricted Subsidiary, one or more Letters of Credit denominated in Dollars; provided, however, that no Letter of Credit shall be issued if after giving effect to such issuance (i) the aggregate Letter of Credit Outstandings shall exceed the Letter of Credit Sublimit, or (ii) the Tranche A Credit Extensions and/or the aggregate Credit Extensions (including Swingline Loans) would exceed the limitations set forth in Section 2.01. If the Tranche A Commitments are reduced to an amount less than the Letter of Credit Sublimit, then the Letter of Credit Sublimit shall be reduced to an amount equal to (or, at Lead Borrower’s option, less than) the Tranche A Commitments.

(b)    Each Standby Letter of Credit shall expire at or prior to the close of business on the earlier of the date which is (i) one year after the date of the issuance of such Letter of Credit (or such other longer period of time as the Administrative Agent and the Issuing Bank may agree) (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) unless cash collateralized or otherwise credit supported to the reasonable satisfaction of the Administrative Agent and the Issuing Bank (in which case, the expiry may extend no longer than twelve months after the Maturity Date), five Business Days prior to the Maturity Date; provided, however, that each Standby Letter of Credit may, upon the request of the Lead Borrower, include a provision whereby such Letter of Credit shall be renewed automatically (unless the Issuing Bank notifies the beneficiary thereof at least 30 days prior to the then-applicable expiration date that such Letter of Credit will not be renewed) for additional consecutive periods of 12 months or less (but not beyond the date that is five Business Days prior to the Maturity Date, unless cash collateralized or otherwise credit supported to the reasonable satisfaction of the Administrative Agent and the Issuing Bank (in which case, the expiry may extend no longer than twelve months after the Maturity Date)).

(c)    Each Commercial Letter of Credit shall expire at or prior to the close of business on the earlier of the date which is (i) one year after the date of the issuance of such Commercial Letter of Credit (or such other period as may be acceptable to the Administrative Agent and the Issuing Bank) and (ii) unless cash collateralized or otherwise credit supported to the reasonable satisfaction of the Administrative Agent and the Issuing Bank (in which case, the expiry may extend no longer than twelve months after the Maturity Date), five Business Days prior to the Maturity Date.

(d)    Drafts drawn under each Letter of Credit shall be reimbursed by the Borrowers by paying to the Administrative Agent an amount equal to such drawing not later than 12:00 noon on the Business Day immediately following the day that the Lead Borrower receives notice of such drawing and demand for payment by the Issuing Bank; provided that (i) in the absence of written notice to the contrary from the Lead Borrower, and subject to the other provisions of this Agreement (including the conditions to making Base Rate Loans and Swingline Loans), such payments shall be financed when due with a Revolving Loan which is a Base Rate Loan or Swingline Loan to the applicable Borrower in an equivalent amount and, to the extent so financed, the respective Borrower’s obligation to make such payment shall be discharged and replaced by such resulting Base Rate Loan or Swingline Loan, and (ii) in the event that the Lead Borrower has notified the Administrative Agent that it will not so finance any such payments, the applicable Borrowers will make payment directly to the Issuing Bank when due. The Administrative Agent shall promptly remit the payments received by it from any Borrower in reimbursement of a draw under a Letter of Credit or the proceeds of such Base Rate Loan or Swingline Loan, as the case may be, used to finance such payment to the Issuing Bank. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Lead Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make payment thereunder; provided, however, that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse the Issuing Bank and the Lenders with respect to any such payment.

(e)    If the Issuing Bank shall make any Letter of Credit Disbursement, then, unless the applicable Borrowers shall reimburse the Issuing Bank in full on the date provided in Section 2.06(d) above, the unpaid amount thereof shall bear interest at the rate per annum then applicable to Revolving Loans which are Base Rate Loans for each day from and including the date such payment is made to, but excluding, the date that such Borrowers reimburse the Issuing Bank therefor, provided, however, that, if such Borrowers fail to reimburse the Issuing Bank when due pursuant to Section 2.06(d), then interest shall accrue at the Default Rate. Interest accrued pursuant to this paragraph shall be for the account of, and promptly remitted by the Administrative Agent, upon receipt to, the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to Section 2.06(g) to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(f)    Immediately upon the issuance of any Letter of Credit by the Issuing Bank (or the amendment of a Letter of Credit increasing the amount thereof), and without any further action on the part of the Issuing Bank, the Issuing Bank shall be deemed to have sold to each Tranche A Lender, and each Tranche A Lender shall be deemed unconditionally and irrevocably to have purchased from the Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Tranche A Lender’s Tranche A Commitment Percentage, in such Letter of Credit, each drawing thereunder and the obligations of the Borrowers under this Agreement and the other Loan Documents with respect thereto. Upon any change in the Tranche A Commitments pursuant to Section 2.17 of this Agreement, it is hereby agreed that with respect to all Letter of Credit Outstandings, there shall be an automatic adjustment to the participations hereby created to reflect the new Tranche A Commitment Percentages of the assigning and assignee Tranche A Lenders and the Additional Lenders, if applicable. Any action taken or omitted by the Issuing Bank under or in connection with a Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Issuing Bank any resulting liability to any Lender.

(g)    In the event that the Issuing Bank makes any Letter of Credit Disbursement and the Borrowers shall not have reimbursed such amount in full to the Issuing Bank pursuant to this Section 2.06, the Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Tranche A Lender of such failure, and each Tranche A Lender shall promptly and unconditionally pay to the Administrative Agent, for the account of the Issuing Bank the amount of such Tranche A Lender’s Tranche A Commitment Percentage of such unreimbursed payment in Dollars and in Same Day Funds. If the Issuing Bank so notifies the Administrative Agent and the Administrative Agent so notifies the Tranche A Lenders prior to 11:00 a.m. on any Business Day, each such Tranche A Lender shall make available to the Issuing Bank such Tranche A Lender’s Tranche A Commitment Percentage of the amount of such payment on such Business Day in Same Day Funds (or if such notice is received by the Tranche A Lenders after 11:00 a.m. on the day of receipt, payment shall be made on the immediately following Business Day in Same Day Funds). If and to the extent such Tranche A Lender shall not have so made its Tranche A Commitment Percentage of the amount of such payment available to the Issuing Bank, such Tranche A Lender agrees to pay to the Issuing Bank forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of the Issuing Bank at the Federal Funds Rate. Each Tranche A Lender agrees to fund its Tranche A Commitment Percentage of such unreimbursed payment notwithstanding a failure to satisfy any applicable lending conditions or the provisions of this Section 2.06, or the occurrence of the Termination Date. The failure of any Tranche A Lender to make available to the Issuing Bank its Tranche A Commitment Percentage of any payment under any Letter of Credit shall neither relieve any Tranche A Lender of its obligation hereunder to make available to the Issuing Bank its Tranche A Commitment Percentage of any payment under any Letter of Credit on the date required, as specified above, nor increase the obligation of such other Tranche A Lender. Whenever any Tranche A Lender has made payments to the Issuing Bank in respect of any reimbursement obligation for any Letter of Credit, such Tranche A Lender shall be entitled to share ratably, based on its Tranche A Commitment Percentage, in all payments and collections thereafter received on account of such reimbursement obligation.

(h)    Whenever the Lead Borrower desires that the Issuing Bank issue a Letter of Credit (or the amendment, renewal or extension (other than automatic renewal or extensions) of an outstanding Letter of Credit), the Lead Borrower shall give to the Issuing Bank and the Administrative Agent at least two Business Days’ prior written (including, without limitation, by via telefacsimile or other electronic method of transmission reasonably acceptable to the Administrative Agent and the Issuing Bank) notice (or such shorter period as may be agreed upon in writing by the Issuing Bank, the Administrative Agent and the Lead Borrower) specifying the date on which the proposed Letter of Credit is to be issued, amended, renewed or extended (which shall be a Business Day), the Stated Amount of the Letter of Credit so requested, the expiration date of such Letter of Credit, the name and address of the beneficiary thereof, and the provisions thereof. If requested by the Issuing Bank, the Lead Borrower shall also submit documentation on the Issuing Bank’s standard form in connection with any request for the issuance, amendment, renewal or extension of a Letter of Credit, provided that in the event of a conflict or inconsistency between the terms of such documentation and this Agreement, the terms of this Agreement shall supersede any inconsistent or contrary terms in such documentation and this Agreement shall control. The Issuing Bank shall promptly notify the Administrative Agent of the termination of any Letter of Credit. In addition, within five Business Days after the end of each month, and from time to time upon request of the Administrative Agent, the Issuing Bank will disseminate to the Administrative Agent a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the beneficiary, the face amount and the expiry date as well as any payment or expirations which may have occurred.

(i)    Subject to the limitations set forth below, the obligations of the Borrowers to reimburse the Issuing Bank for any Letter of Credit Disbursement shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation (it being understood that any such payment by the Borrowers shall be without prejudice to, and shall not constitute a waiver of, any rights the Borrowers might have or might acquire hereunder as a result of the payment by the Issuing Bank of any draft or the reimbursement by the Borrowers thereof): (i) any lack of validity or enforceability of a Letter of Credit; (ii) the existence of any claim, setoff, defense or other right which a Borrower may have at any time against a beneficiary of any Letter of Credit or against the Issuing Bank or any of the Lenders, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged or fraudulent in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by the Issuing Bank of any Letter of Credit against presentation of a demand, draft or certificate or other document which does not strictly comply with the terms of such Letter of Credit; (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.06, constitute a legal or equitable discharge of, or provide a right of setoff against, any Loan Party’s obligations hereunder; or (vi) the fact that any Event of Default shall have occurred and be continuing; provided, that the Borrowers shall have no obligation to reimburse the Issuing Bank to the extent that such payment was made in error due to the gross negligence, bad faith or willful misconduct of the Issuing Bank (as determined in a final judgment by a court of competent jurisdiction or another independent tribunal having jurisdiction). No Credit Party shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank, provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable Law) suffered by the Borrowers that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence, bad faith or willful misconduct on the part of the Issuing Bank (as determined by a court of competent jurisdiction or another independent tribunal having jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in compliance with the terms of a Letter of Credit, the Issuing Bank may, in its reasonable discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(j)    If any Specified Default shall occur and be continuing or if the Termination Date shall occur, on the Business Day that the Lead Borrower receives notice from the Administrative Agent (which notice may be given at the election of the Administrative Agent or at the direction of the Required Lenders) demanding the deposit of cash collateral pursuant to this paragraph, the applicable Borrowers shall immediately deposit in the applicable Cash Collateral Account an amount in cash equal to 101.5% of the Letter of Credit Outstandings owing by such Borrowers as of such date, plus any accrued and unpaid interest thereon. Each such deposit shall be held by the Collateral Agent for the payment and performance of the Obligations. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such Cash Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and in the sole discretion of the Administrative Agent (at the request of the Lead Borrower and at the Borrowers’ risk and expense), such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such Cash Collateral Account shall be applied by the Administrative Agent to reimburse the Issuing Bank for payments on account of drawings under Letters of Credit for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the Letter of Credit Outstandings at such time or, if the maturity of the Loans has been accelerated, shall be applied to satisfy the other respective Obligations of the applicable Borrower. If the applicable Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence and continuance of a Specified Default, such amount (to the extent not applied as aforesaid) shall be returned promptly to the respective Borrower but in no event later than two Business Days after all Specified Defaults have been cured or waived.

(k)    The Loan Parties and the Credit Parties agree that the Existing Letters of Credit shall be deemed Letters of Credit hereunder as if issued by the Issuing Bank.

(l)    The Lead Borrower may appoint Additional Issuing Banks by delivering written notice to the Administrative Agent at least five Business Days prior to the issuance of any Letters of Credit by such Additional Issuing Bank. Any Lender designated as an Additional Issuing Bank shall remain as such until the Lead Borrower gives written notice to the Administrative Agent that such Lender is no longer an Additional Issuing Bank. After the removal of an Additional Issuing Bank hereunder, such Additional Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of such Additional Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such removal until no Letter of Credit Outstandings remain outstanding with respect to such Additional Issuing Bank, but shall not be required or permitted to issue additional Letters of Credit, unless such Additional Issuing Bank has been reappointed in accordance with the terms hereof.

(m)    For the avoidance of doubt, each Borrower agrees that it is jointly and severally liable with respect to each Letter of Credit issued (or deemed issued) hereunder (together with all Letter of Credit Outstandings and all associated fees, charges, and indemnities associated with such Letter of Credit), to the same extent as it would have been liable had such Letter of Credit been issued (or deemed issued) for its own account.

Section 2.07     Optional Termination or Reduction of Commitments.

(a)    Upon at least two Business Days’ prior written notice to the Administrative Agent, the Lead Borrower may, at any time, in whole permanently terminate, or from time to time in part permanently reduce, the Tranche A Commitments. Each such reduction shall be in the principal amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof. Each such reduction or termination shall (i) be applied ratably to the Tranche A Commitments of each Tranche A Lender and (ii) be irrevocable at the effective time of any such termination or reduction. The Borrowers shall pay to the Administrative Agent for application as provided herein (i) at the effective time of any such termination (but not any partial reduction), all earned and unpaid fees under the Fee Letter and all Unused Fees accrued on the Tranche A Commitments so terminated, and (ii) at the effective time of any such reduction or termination, any amount by which the Tranche A Credit Extensions to the Borrowers outstanding on such date exceed the amount to which the Tranche A Commitments are to be reduced effective on such date.

(b)    The Lead Borrower may reduce or terminate the Tranche A-1 Commitments at any time as long as immediately after giving effect to such reduction or termination, there are no Tranche A Credit Extensions outstanding. In the event that all of the Tranche A Commitments are terminated, the Lead Borrower shall contemporaneously therewith terminate all Tranche A-1 Commitments. Each reduction of the Tranche A-1 Commitments shall be in the principal amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof. The Borrowers shall pay to the Administrative Agent for application as provided herein (i) at the effective time of any such termination (but not any partial reduction), all Unused Fees accrued on the Tranche A-1 Commitments so terminated, and (ii) at the effective time of any such reduction or termination, any amount by which the Tranche A-1 Credit Extensions to the Borrowers outstanding on such date exceed the amount to which the Tranche A-1 Commitments are to be reduced effective on such date.

(c)    From time to time (but not more than two times after the Fourth Restatement Effective Date), the Lead Borrower may convert, all or a portion of the Tranche A-1 Commitments to Tranche A Commitments (and effect a repayment of Tranche A-1 Loans in connection therewith) (each such instance, a “Conversion”), so long as (i) the Lead Borrower shall have given not less than ten Business Days’ prior written notice of such Conversion to the Administrative Agent, which notice must set forth the amount of the Tranche A-1 Commitments which the Lead Borrower desires to convert to Tranche A Commitments and the date such Conversion is to be effective (and which notice the Administrative Agent shall promptly deliver to each Tranche A-1 Lender); (ii) no Default exists at the time such Conversion becomes effective or would result therefrom; (iii) Excess Availability on each of the 30 days immediately preceding the date such Conversion becomes effective, and on the day such Conversion becomes effective, calculated on a pro forma basis on each such day or date as if such Conversion shall have occurred, shall be greater than or equal to 15% of the Loan Cap (as determined on each such day or date); (iv) if Excess Availability on the day on which such Conversion is to become effective (and calculated on a pro forma basis on such day as if such Conversion shall have occurred) is less than 17.5% of the Loan Cap on such day, then the Consolidated Fixed Charge Coverage Ratio as of the end of the Test Period shall equal or exceed 1.10 to 1.00; and (v) on the date such Conversion is to become effective, the Chief Financial Officer or other financial officer of the Lead Borrower shall have executed and delivered a certificate to the Administrative Agent demonstrating in reasonable detail the satisfaction of each of the conditions precedent to such Conversion as set forth in this clause (c). Each Lender shall, within five Business Days after its receipt of any notice of Conversion referred to above, notify the Administrative Agent of its election to participate in such Conversion and any failure to so notify the Administrative Agent within such period shall constitute such Lender’s refusal to so participate. Any of the foregoing provisions of this clause (c) to the contrary notwithstanding, (A) each Conversion shall be offered pro rata to each Tranche A-1 Lender and shall be applied on a pro rata basis as provided below; (B) no Tranche A-1 Lender shall be required to participate in any Conversion; (C) if any Tranche A-1 Lender refuses any requested Conversion, then that portion of such Tranche A-1 Lender’s Tranche A-1 Commitment as is equal to the amount which would have otherwise been converted in connection with such Conversion shall be terminated at the same time such Conversion is otherwise effected; (D) if any Tranche A-1 Lender refuses to participate in any requested Conversion, then the calculations of Excess Availability and Loan Cap for purposes of the conditions precedent to such Conversion as set forth in this paragraph shall be calculated on a pro forma basis giving effect to the reduction of the Aggregate Revolving Commitments arising from the termination of such refusing Tranche A-1 Lender’s Tranche A-1 Commitment; (~~vi~~E) simultaneously with the effectiveness of any Conversion, the Administrative Agent shall be authorized to amend Schedule I to this Agreement to reflect such Conversion and the corresponding adjustments to each Lender’s Commitments (without any further consent of any Loan Party or Secured Party); (~~vii~~F ) the Lead Borrower may revoke any requested Conversion at any time before the same shall have been effected; (~~viii~~G ) each Lender will cooperate with the Administrative Agent in effecting contemporaneously with effectiveness of any Conversion any applicable reallocation of its Commitments arising from such Conversion such that each Lender holds it Pro Rata Share of all Loans; and (~~ix~~H ) the Loan Parties shall execute and deliver such documents, instruments, or agreements reasonably requested by the Administrative Agent to evidence the Conversion (including, without limitation, any new notes requested by any of the Lenders and a ratification by any and all Loan Parties).

(d)    In connection with any reduction in the Tranche A Commitments or the Tranche A-1 Commitments before the Maturity Date, if any Loan Party or any of its Subsidiaries owns any Margin Stock, Borrowers shall deliver to Agent an updated Form U-1 (with sufficient additional originals thereof for each Lender), duly executed and delivered by the Borrowers, together with such other documentation as Agent shall reasonably request, in order to enable Agent and the Lenders to comply with any of the requirements under Regulations T, U or X of the Federal Reserve Board. Nothing in the paragraph shall limit the terms of Sections 5.13(a) or 7.10.

~~(e)    Subject to the remaining terms of this Section 2.07(e), on the date of any Designated LOTL Payment, each LOTL Lender will be deemed to have increased its respective Tranche A Commitment by an amount equal to the principal amount of such Designated LOTL~~

~~Payment, effective simultaneously with the making of such Designated LOTL Payment (each such increase to the Tranche A Commitments of any LOTL Lender, a “Designated Tranche A Increase”). No Designated Tranche A Increase shall become effective if, immediately before or after the time such Designated Tranche A Increase would otherwise become effective, a Default or Event of Default exists or would result therefrom. No Designated Tranche A Increase shall become effective after the Lead Borrower shall have delivered written notice to the Administrative Agent that it no longer desires to effect any Designated Tranche A Increases. The Administrative Agent is authorized (without any further consent of any Loan Party or Secured Party) to amend Schedule I to this Agreement simultaneously with any Designated LOTL Payment to reflect each Designated Tranche A Increase and the corresponding adjustments to each applicable Lender’s Tranche A Commitments and each Lender’s Tranche A Commitment Percentage, and, in connection therewith, each Lender will cooperate with the Administrative Agent in effecting contemporaneously with effectiveness of any Designated Tranche A Increase any applicable reallocation of its Tranche A Credit Extensions arising from such Designated Tranche A Increase such that each Tranche A Lender holds it Pro Rata Share of all Tranche A Credit Extensions. If reasonably requested by any Lender providing a Designated Tranche A Increase or the Administrative Agent, the Loan Parties shall execute and deliver such documents, instruments, or agreements to evidence such Designated Tranche A Increase (including, without limitation, any new notes requested by any of the Tranche A Lenders and a ratification by any and all Loan Parties).~~

Section 2.08    Optional Prepayment of Loans; Reimbursement of Lenders.

(a)    Subject to the provisions of Section 2.08(b), the Borrowers shall have the right at any time and from time to time to prepay without premium or penalty (and, in the case of Revolving Loans, without a reduction in the Commitments) outstanding Loans in whole or in part, (x) with respect to LIBOR Loans, upon at least one Business Day’s prior written, telex or facsimile notice to the Administrative Agent, prior to 12:00 noon, and (y) with respect to Base Rate Loans, on the same Business Day as such notice is furnished to the Administrative Agent, prior to 12:00 noon, subject in each case to the following limitations:

(i)    Subject to Section 2.09, (A) all optional prepayments ~~(A)~~ in respect of Revolving Loans or Swingline Loans shall be paid to the Administrative Agent for application (except as otherwise directed by the applicable Borrower), first, to the prepayment of outstanding Swingline Loans, second, to the prepayment of other outstanding Tranche A Loans (other than Swingline Loans) ratably in accordance with each Tranche A Lender’s Tranche A Commitment Percentage, third, to the prepayment of other outstanding Tranche A-1 Loans ratably in accordance with each Tranche A-1 Lender’s Tranche A-1 Commitment Percentage and fourth, if a Specified Default then exists or if the Termination Date has occurred, to the funding of a cash collateral deposit in the Cash Collateral Account in an amount equal to 101.5% of all Letter of Credit Outstandings and (B) all optional prepayments in respect of AJTL Loans shall be paid to the Administrative Agent for application to the prepayment of the AJTL Loans ratably in accordance with each AJTL Lender’s AJTL Commitment Percentage; provided, that no voluntary prepayment of the ~~LOTL~~AJTL Loans shall be permitted, unless, at the time such prepayment is to be made and after giving Pro Forma Effect thereto, the ~~LOTL~~AJTL Prepayment Conditions are satisfied;

(ii)    Subject to the foregoing, outstanding Base Rate Loans shall be prepaid before outstanding LIBOR Loans are prepaid (except as otherwise directed by the Lead Borrower). Each partial prepayment of LIBOR Loans shall be in an integral multiple of $500,000 (but in no event less than $2,500,000). No partial prepayment of a Borrowing of LIBOR Loans shall result in the aggregate principal amount of the LIBOR Loans remaining outstanding pursuant to such Borrowing being less than $2,500,000 (unless all such outstanding LIBOR Loans are being prepaid in full); and

(iii)    Each notice of prepayment shall specify the prepayment date, the principal amount and Class and Type of the Loans to be prepaid and, in the case of LIBOR Loans, the Borrowing or Borrowings pursuant to which such Loans were made. Each notice of prepayment shall be revocable, provided that, within five Business Days of receiving a written demand for such reimbursement which sets forth the calculation of such Breakage Costs in reasonable detail, the Borrowers shall reimburse the Lenders for all Breakage Costs associated with the revocation of any notice of prepayment. The Administrative Agent shall, promptly after receiving notice from the Lead Borrower hereunder, notify each applicable Lender of the principal amount and Type of the Loans held by such Lender which are to be prepaid, the prepayment date and the manner of application of the prepayment.

(b)    Notwithstanding the provisions of Section 2.08(a) which generally permit voluntary prepayments of the Loans, except as provided in Section 2.09, only if all Tranche A Loans are repaid in full may the Borrowers prepay amounts owed with respect to the Tranche A-1 Loans, provided, that any such prepayment shall not reduce or terminate the Tranche A-1 Commitments. In addition, the Borrowers shall also repay the Tranche A-1 Loans as required (i) under Section 2.09 hereof and (ii) upon any reduction or termination of the Tranche A-1 Commitments in accordance with the provisions of Section 2.07(b) hereof.

(c)    Interest, Funding Losses, Etc. All prepayments under this Section 2.08 and Section 2.09 shall be accompanied by all accrued interest thereon, together with, in the case of any such prepayment of a LIBOR Loan on a date other than the last day of an Interest Period therefor, Breakage Costs.

Notwithstanding any of the other provisions of this Section 2.08 or Section 2.09, so long as no Event of Default shall have occurred and be continuing, if any prepayment of LIBOR Loans is required to be made under this Section 2.08 or Section 2.09, prior to the last day of the Interest Period therefor and less than three months are remaining in such Interest Period, in lieu of making any payment pursuant to this Section 2.08 or Section 2.09 in respect of any such LIBOR Loan prior to the last day of the Interest Period therefor, the Borrowers may, in their sole discretion, deposit the amount of any such prepayment otherwise required to be made thereunder into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrowers or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.08 or Section 2.09. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrowers or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with the relevant provisions of this Section 2.08 or Section 2.09.

Section 2.09     Mandatory Prepayment; Commitment Termination; Cash Collateral. The outstanding Obligations shall be subject to prepayment and/or cash collateralization of Letters of Credit as follows:

(a)    If at any time the amount of the Tranche A Credit Extensions by the Tranche A Lenders exceeds the lesser of the aggregate Tranche A Commitments or the Tranche A Borrowing Base, the Borrowers will, immediately upon notice from the Administrative Agent: (i) prepay the Tranche A Loans (including Swingline Loans) in an amount necessary to eliminate such deficiency and (ii) if, after giving effect to the prepayment in full of all outstanding Tranche A Loans such deficiency has not been eliminated, deposit cash into the Cash Collateral Account in an amount equal to 101.5% of the Letter of Credit Outstandings.

(b)    If at any time the amount of the Revolving Credit Extensions by the Revolving Lenders causes Excess Availability to be less than zero, the Borrowers will, immediately upon notice from the Administrative Agent: (i) prepay the Tranche A Loans in an amount necessary to eliminate such deficiency; (ii) if, after giving effect to the prepayment in full of all outstanding Tranche A Loans such deficiency has not been eliminated, prepay the Tranche A-1 Loans in an amount necessary to eliminate such deficiency; and (iii) if, after giving effect to the prepayment in full of all outstanding Tranche A Loans and Tranche A-1 Loans such deficiency has not been eliminated, deposit cash into the Cash Collateral Account in an amount equal to 101.5% of the Letter of Credit Outstandings.

(c)    The Loans shall be repaid daily in accordance with (and to the extent required under) the provisions of Section 2.19, to the extent then applicable.

(d)    So long as a Liquidation has not been commenced and the conditions set forth in Section 4.02 have been satisfied by the Loan Parties, at the time of the delivery of each Borrowing Base Certificate, Tranche A Loans shall be made by the Tranche A Lenders to repay the Tranche A-1 Loans to the extent that the Tranche A-1 Loans exceed Incremental Availability as reflected in such Borrowing Base Certificate.

(e)    Except during the continuance of a Trigger Event (Cash Dominion), any Net Cash Proceeds, Cash Receipts and other payments received by the Administrative Agent shall be applied as the Lead Borrower shall direct the Administrative Agent in writing, and otherwise consistent with the provisions of Section 2.08.

(f)    Subject to the foregoing, except as otherwise directed by the Lead Borrower (whose direction may be given only if a Trigger Event (Cash Dominion) has not occurred and is not continuing), outstanding Base Rate Loans shall be prepaid before outstanding LIBOR Loans are prepaid.

(g)    A prepayment of the Revolving Loans and Swingline Loans pursuant to Section 2.08 or this Section 2.09 shall not permanently reduce the Revolving Commitments. Upon the Termination Date, the Revolving Commitments and the credit facility provided hereunder shall be terminated in full and the Borrowers shall pay, in full and in cash, all outstanding Loans and all other outstanding Obligations then owing by them and the Letters of Credit shall be cash collateralized as provided for in Section 2.06. ~~The LOTL~~Upon the AJTL Maturity Date, the AJTL Loans shall be due and payable and Borrowers shall pay, in full and in cash, all outstanding AJTL Loans and all accrued and unpaid interest thereon. The AJTL Commitment shall expire upon the making of the ~~LOTL~~AJTL Loan on the ~~Fourth Restatement~~First Amendment Effective Date or, if no ~~LOTL~~AJTL Loans are made on the ~~Fourth Restatement~~First Amendment Effective Date, at the close of business on the ~~Fourth Restatement~~First Amendment Effective Date.

~~(h)    Unless otherwise agreed to by the Administrative Agent and the Lead Borrower, within one Business Day after each Ram RE Addition Date and continuing until the Ram End Date, the Borrowers shall make a mandatory prepayment of the LOTL Loans in the amount of Ram RE Availability arising from the addition of Ram Real Estate to the RE Borrowing Base Amount on such Ram RE Addition Date, so long as the LOTL Prepayment Conditions are satisfied.~~

Section 2.10    Interest.

(a)    Subject to the provisions of Section 2.10(b) and Section 10.01(e), (i) each LIBOR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to LIBOR for such Interest Period plus the Applicable Rate, (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate and (iii) each Swingline Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Tranche A Loans.

(b)    The Borrowers shall pay interest on past due amounts hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)    Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(d)    Interest on each Loan shall be payable in Dollars.

Section 2.11     Fees.

(a)    The Borrowers shall pay to the Administrative Agent such fees as shall have been separately agreed upon in the Fee Letter and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrowers and the Administrative Agent).

(b)    The Borrowers shall pay the Administrative Agent, for the account of the Tranche A Lenders and the Tranche A-1 Lenders, respectively, an aggregate fee (the “Unused Fee”) equal to the average daily Excess Availability, during the calendar quarter just ended (or relevant period with respect to the payment being made on the Termination Date) at a rate of 0.250% per annum. The Unused Fee shall be paid in arrears, on the first day of each calendar quarter ending after the Fourth Restatement Effective Date and on the Termination Date. The Administrative Agent shall pay the Unused Fee to the Tranche A Lenders and the Tranche A-1 Lenders, as applicable, upon the Administrative Agent’s receipt of the Unused Fee based upon their Tranche A Commitment Percentage or Tranche A-1 Commitment Percentage, as applicable, of an amount equal to the aggregate Unused Fee to all Tranche A Lenders or Tranche A-1 Lenders, as applicable.

(c)    The Borrowers shall pay the Administrative Agent, for the account of the Revolving Lenders who are then participating in the Letters of Credit, on the first Business Day of each calendar quarter, in arrears, for the calendar quarter just ended (or relevant period with respect to the payment being made through the first calendar quarter ending after the Fourth Restatement Effective Date or on the Termination Date), a fee (each, a “Letter of Credit Fee”) equal to the following per annum percentages of the aggregate face amount of the of Letters of Credit then outstanding:

(i)    With respect to Standby Letters of Credit, at a per annum rate equal to the then Applicable Rate for LIBOR Loans with respect to Tranche A Loans;

(ii)    With respect to Commercial Letters of Credit, at a per annum rate equal to (A) the Applicable Rate for LIBOR Loans with respect to Tranche A Loans minus (B) 1/2 of 1 percent (0.50%);

(iii)    After the occurrence and during the continuance of a Specified Default, at any time that the Administrative Agent is not holding in the Cash Collateral Account an amount in cash equal to 101.5% of the Letter of Credit Outstandings as of the date of occurrence, plus accrued and unpaid interest thereon, effective upon written notice from the Administrative Agent (which notice may be given at the election of the Administrative Agent or at the direction of the Required Lenders after the occurrence of any such Event of Default), the Letter of Credit Fees set forth in clauses (i) and (ii) of this Section 2.11(c) shall be increased, at the option of the Administrative Agent or the Required Revolving Lenders, by an amount equal to 2.00% per annum.

(d)    The Borrowers shall pay to each Issuing Bank, in addition to all Letter of Credit Fees otherwise provided for herein, (i) the reasonable and customary fees and charges of the Issuing Bank in connection with the negotiation, settlement and amendment of each Letter of Credit issued by the Issuing Bank and (ii) a fronting fee (each, a “Fronting Fee”) equal to 1/8 of 1% (0.125%) on the aggregate Stated Amount of all Letters of Credit (or such lesser amount as agreed to by the Borrowers and the applicable Issuing Bank). Each such Fronting Fee shall be payable, in arrears, on the first day of each calendar quarter and on demand on the Termination Date.

(e)    All fees shall be paid on the dates due, in immediately available funds in Dollars, to the Administrative Agent for the account of the Administrative Agent and other Credit Parties as provided herein. Once due, all fees shall be fully earned and shall not be refundable under any circumstances.

Section 2.12    Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by the “prime lending rate” shall be made on the basis of a year of 365 days or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360 day year and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.14(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.13    Evidence of Indebtedness.

(a)    The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c) and Proposed Treasury Regulations Section 1.163-5(b) (or any amended or successor version), as agent for the Borrowers, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender with respect to each Class of Loans (or Commitments in respect thereof) held by such Lender, which shall evidence such Lender’s Loans (of the applicable Class) in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b)    In addition to the accounts and records referred to in Section 2.13(a), each Revolving Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Revolving Lender of participations in Letters of Credit and Swingline Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(c)    Entries made in good faith by the Administrative Agent in the Register pursuant to Sections 2.13(a) and (b), and by each Lender in its account or accounts pursuant to Sections 2.13(a) and (b), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrowers to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrowers under this Agreement and the other Loan Documents.

Section 2.14    Payments Generally.

(a)    All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 4:00 p.m. on the date specified herein; provided that, for the avoidance of doubt, any payments received by the Administrative Agent shall be deemed not to be received by the Administrative Agent on any Business Day unless immediately available funds have been credited to Agent’s Account prior to 4:00 p.m. on such Business Day. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent in immediately available funds after 4:00 p.m., shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b)    If any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such extension would cause payment of interest on or principal of LIBOR Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

(c)    Unless the Borrowers or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrowers or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrowers or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in Same Day Funds, then:

(i)    if the Borrowers failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in Same Day Funds at the applicable Overnight Rate; and

(ii)    if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative    Agent the amount thereof in Same Day Funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrowers to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the applicable Overnight Rate. When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrowers, and the Borrowers shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrowers may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent to any Lender or the Borrowers with respect to any amount owing under this Section 2.14(c) shall be conclusive, absent manifest error.

(d)    If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Lead Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e)    The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and Swingline Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

(f)    Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(g)    Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.04. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties and the Guarantors under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the Credit Extensions, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender (taking into account the various priorities among the Classes of Loans specified herein).

Section 2.15    Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it or the participations in Letters of Credit and Swingline Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof or contrary to the priority of the Obligation in respect of which such payment was obtained (as determined by the Administrative Agent by reference to the priorities demonstrated in Section 8.04), such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in Letters of Credit or Swingline Loans held by them, as the case may be, in each case, of the then outstanding highest priority (as determined by the Administrative Agent by reference to the priorities demonstrated in Section 8.04) as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations of such priority, as the case may be, pro rata with each of them (and so on with respect to the Obligations of next highest priority); provided that (x) all such payments so obtained by a Lender shall be deemed to be a payment in respect of then outstanding Obligations of the highest priority and, only after all Obligations in respect of such then highest priority have been paid or cash collateralized as required herein, shall any excess be deemed to be a payment in respect of the Obligations of the next highest priority (and so on) and (y) if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrowers agree that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.15 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.15 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

Section 2.16    Settlement Among Lenders.

(a)    The Swingline Lender may, at any time (but, in any event shall weekly, as provided in Section 2.16(b)), on behalf of the Borrowers (which hereby authorize the Swingline Lender to act on their behalf in that regard) request the Administrative Agent to cause the Tranche A Lenders to make a Tranche A Loan (which shall be a Base Rate Loan) in an amount equal to such Lender’s Tranche A Commitment Percentage of the outstanding amount of Swingline Loans made in accordance with Section 2.05, which request may be made regardless of whether the conditions set forth in Article IV have been satisfied. Upon such request, each Tranche A Lender shall make available to the Administrative Agent the proceeds of such Tranche A Loan for the account of the Swingline Lender. If the Swingline Lender requires a Tranche A Loan to be made by the Tranche A Lenders and the request therefor is received prior to 12:00 noon on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m. that day; and, if the request therefor is received after 12:00 noon, then no later than 3:00 p.m. on the next Business Day. The obligation of each such Tranche A Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent or the Swingline Lender. If and to the extent any Tranche A Lender shall not have so made its transfer to the Administrative Agent, such Tranche A Lender agrees to pay to the Administrative Agent, forthwith on demand, such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(b)    In addition to other reallocations effected in connection with any Conversion ~~or any Designated Tranche A Increase~~, the amount of each Lender’s Tranche A Commitment Percentage or Tranche A-1 Commitment Percentage of outstanding Revolving Loans shall be computed weekly (or more frequently in the Administrative Agent’s discretion) and shall be adjusted upward or downward based on all Loans and repayments of Loans received by the Administrative Agent as of 3:00 p.m. on the first Business Day (such date, the “Settlement Date”) following the end of the period specified by the Administrative Agent.

(c)    The Administrative Agent shall deliver to each of the Lenders promptly after a Settlement Date a summary statement of the amount of outstanding Loans for the period and the amount of repayments received for the period. As reflected on the summary statement, (i) the Administrative Agent shall transfer to each Tranche A Lender or Tranche A-1 Lender, as applicable, its Tranche A Commitment Percentage or Tranche A-1 Commitment Percentage of repayments, and (ii) each Lender shall transfer to the Administrative Agent (as provided below) or the Administrative Agent shall transfer to each Lender, such amounts as are necessary to insure that, after giving effect to all such transfers, the amount of Loans made by each Tranche A Lender or Tranche A-1 Lender, as applicable, shall be equal to such Tranche A Lender’s Tranche A Commitment Percentage, or Tranche A-1 Lender’s Tranche A-1 Commitment Percentage of such Loans, as applicable outstanding as of such Settlement Date. If the summary statement requires transfers to be made to the Administrative Agent by the Lenders and is received prior to 12:00 noon on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m. that day; and, if received after 12:00 noon, then no later than 3:00 p.m. on the next Business Day. The obligation of each Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent. If and to the extent any Lender shall not have so made its transfer to the Administrative Agent, such Lender agrees to pay to the Administrative Agent, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate.

Section 2.17    Additional Commitments.

(a)    Requests for Additional Commitments. So long as no Default exists or would arise therefrom, at any time and from time to time after the Fourth Restatement Effective Date, subject to the terms and conditions set forth herein, the Lead Borrower may (on behalf of the Borrowers), by notice to the Administrative Agent, request (i) an increase of the Tranche A Commitment and/or the Tranche A-1 Commitment or the making of any new revolving credit facility to be included hereunder (provided, however, that no new revolving credit facility may be provided hereunder so long as the Tranche A Commitments and the Tranche A-1 Commitments remain in effect) (“Additional Revolving Commitments”) and/or (ii) add a new term loan credit facility to be included under this Agreement (the “Additional Term Loan Commitments”; the Additional Revolving Commitments and the Additional Term Loan Commitments, the “Additional Commitments”; any Loans made under or pursuant to any Additional Revolving Commitments, the “Additional Revolving Loans”; any Loans made pursuant to any Additional Term Loan Commitments, the “Additional Term Loans”; Additional Revolving Loans and Additional Term Loans, collectively, the “Additional Loans”). Each Additional Commitment shall be in an aggregate principal amount that is not less than $25,000,000 (provided that such amount may be less than $25,000,000 if such amount represents all remaining availability under the limit set forth in the next sentence). Notwithstanding anything to the contrary herein, the aggregate amount of the Additional Commitments consummated, effected, or given effect after the Fourth Restatement Effective Date shall not exceed the Available Incremental Amount ~~and no Designated Tranche A Increase shall constitute an Additional Commitment~~.

(b)    Additional Term Loan Commitments. At the Lead Borrower’s option, any Additional Term Loans may (i) rank pari passu (“Additional Pari Passu Term Loans”) in right of priority with respect to the Collateral and payment with respect to the Obligations in respect of the Tranche A Commitments and any corresponding and then existing Additional Pari Passu Term Loans or (ii) rank junior (“Additional Junior Term Loans”) in right of priority with respect to the Collateral and payment with respect to the Obligations in respect of the Tranche A Commitments, the Tranche A-1 Commitments, any Additional Pari Passu Term Loans, and any other Additional Junior Term Loans (including the AJTL Loans) which remain outstanding at the time such Additional Junior Term Loan is made. Additional Pari Passu Term Loans shall constitute usage of the Tranche A Borrowing Base and during the period commencing upon the issuance of any Additional Term Loan Commitment providing for any Additional Pari Passu Term Loans and the making of such Additional Pari Passu Term Loans, the Administrative Agent shall, in the exercise of its commercially reasonable discretion, establish an Availability Reserve in respect thereof in an amount reasonably determined by the Administrative Agent (and, in cases where such Additional Pari Passu Term Loans are intended to fund all or a part of the purchase price of a Permitted Acquisition, taking into account on a pro forma basis any increase to Excess Availability which might arise upon the consummation of such Permitted Acquisition).

(c)    Ranking and Other Provisions. The Additional Commitments and Additional Loans may be effected by an Additional Credit Amendment (as defined below) as may be necessary and appropriate in the opinion of the Lead Borrower and the Administrative Agent to effect the provisions of this Section 2.17; provided that:

(i)    the Additional Loans shall have the same guarantees as, and be secured by the same Collateral securing, the other Loans to such Borrower;

(ii)    in the case of Additional Revolving Commitments which will be Tranche A Commitments, such Additional Revolving Commitments and the Additional Loans made thereunder will be secured on a pari passu basis by the same Collateral securing the Tranche A Loans and Additional Pari Passu Term Loans and shall rank pari passu in right of payment with the Tranche A Loans and the Additional Pari Passu Term Loans and the Obligations in respect thereof;

(iii)    in the case of Additional Revolving Commitments which will be Tranche A-1 Commitments, such Additional Revolving Commitments and the Additional Loans made thereunder will be secured on a pari passu basis by the same Collateral securing the Tranche A-1 Loans and shall rank pari passu in right of payment with the Tranche A-1 Loans and the Obligations in respect thereof;

(iv)    in the case of any Additional Term Loan Commitment which provides for Additional Pari Passu Term Loans, (A) such Additional Term Loan Commitment and such Additional Pari Passu Term Loans will be secured on a pari passu basis with the same Collateral securing the Tranche A Loans and the other Additional Pari Passu Term Loans and shall rank pari passu in right of payment with the Tranche A Loans and the other Additional Pari Passu Term Loans and, in each case, the Obligations in respect thereof and (B) the Additional Credit Amendment providing for such Additional Term Loan Commitment may provide, at the Lead Borrower’s option, that (1) so much of such Additional Term Loan Commitment as may, at any time, be unfunded may be converted to a Tranche A Commitment and (2) any Additional Pari Passu Term Loans made pursuant to such Additional Term Loan Commitment may be converted to a Tranche A Loan and a corresponding and equal Tranche A Commitment, subject, in each case, to (aa) the consent of the Additional Committing Lenders providing such Additional Term Loan Commitment and Additional Pari Passu Term Loans; (bb) the consent of the Administrative Agent; and (cc) at the time of such conversion under the immediately preceding clause (2) and after giving pro forma effect thereto, Excess Availability would exceed $0.00 and the conditions precedent in Section 4.02 would be satisfied (and any Tranche A Commitment arising upon the conversion of any Additional Term Loan Commitment or Additional Pari Passu Term Loans in accordance with this clause (iv) shall constitute, for other purposes of this Section 2.17, a new or increased Tranche A Commitment, as if implemented pursuant to an Additional Revolving Commitment);

(v)    in the case of any Additional Term Loan Commitment which provides for Additional Junior Term Loans, such Additional Term Loan Commitment and such Additional Junior Term Loans will be secured, on a junior basis, by the same Collateral securing the Loans, the Additional Pari Passu Term Loans, and the other

Additional Junior Term Loans (including the AJTL Loans) and shall rank junior only to the Revolving Loans, the Additional Pari Passu Term Loans, ~~the LOTL Loans,~~ and such other Additional Junior Term Loans (including the AJTL Loans) which remain outstanding at the time such Additional Junior Term Loans are made and, in each case, the Obligations in respect thereof;

(vi)    no amendment effecting an Additional Commitment may provide for (A) any Additional Commitment or the Additional Loans made pursuant thereto to be secured by any Collateral or other assets of any Loan Party that do not also secure the Loans; (B) with respect to any Additional Revolving Commitment and any Additional Term Loan Commitment providing for Additional Pari Passu Term Loans and the Additional Loans made pursuant thereto, any mandatory prepayment provisions that, so long as any Loans (other than Additional Junior Term Loans) are outstanding, do not also apply to the Revolving Loans~~,~~ and the other Additional Pari Passu Term Loans~~, and the LOTL Loans~~ on a pro rata basis while an Event of Default of the type described in clauses (a), (f) or (g) of Section 8.01 has occurred and is continuing or upon an acceleration of the Obligations; or (C) with respect to any Additional Term Loan Commitment and the Additional Junior Term Loans made pursuant thereto, any mandatory prepayment provisions (other than provisions which require mandatory prepayment upon an acceleration of the Obligations or which require prepayment only if, at the time such mandatory prepayment is to be made and after giving pro forma effect thereto, (1) no Default shall exist or would result therefrom; (2) on the date such mandatory prepayment is made, Pro Forma Excess Availability shall equal or exceed 15.00% of the Loan Cap; and (3) if, on the date such mandatory prepayment is made, Pro Forma Excess Availability is less than 17.50% of the Loan Cap, then the Consolidated Fixed Charge Coverage Ratio (calculated on a Pro Forma Basis as of the last day of the Test Period) shall be at least 1.10 to 1.00)~~; and (4) the LOTL Satisfaction Date has occurred (or will occur simultaneously with the effectiveness of such Additional Commitment and the funding of such Additional Loans thereunder)~~.

(vii)    the maturity date of such Additional Commitments shall not be earlier than the Maturity Date (provided, however, that at any time up to $200,000,000 of Additional Commitments (or the Additional Loans which have been made pursuant to any such Additional Commitments) may have a maturity date that is earlier than the Maturity Date (but not earlier than the ~~LOTL~~AJTL Maturity Date, unless the ~~LOTL~~AJTL Satisfaction Date has occurred), subject only to the written agreement of the Agent, the Lead Borrower, and the Lenders extending such Additional Commitments (or Additional Loans));

(viii)    the interest rate margins applicable to the Additional Loans shall be determined by the Lead Borrower and the Lenders extending Additional Commitments;

(ix)    such Additional Credit Amendment may provide for (A) the inclusion, as appropriate, of (1) Lenders extending Additional Commitments in any required vote or action of the Required Lenders and (2) Lenders extending Additional Revolving Commitments or Additional Term Loan Commitments which provide for

Additional Pari Passu Term Loans in any required vote or action of the Super Majority of Revolving Lenders and (B) class protection for the Tranche A Lenders, the Tranche A-1 Lenders, the ~~LOTL~~AJTL Lenders, and any Lenders providing Additional Loans pursuant to any Additional Commitments;

(x)    the other terms and documentation in respect thereof, to the extent not consistent with this Agreement as in effect prior to giving effect to the Additional Credit Amendment, shall otherwise be reasonably satisfactory to the Lead Borrower and the Administrative Agent;

(xi)    upon each increase in the Tranche A Commitments pursuant to an Additional Revolving Commitment under this Section 2.17, each Tranche A Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Additional Committing Lender providing a portion of the Additional Revolving Commitment in respect of its Additional Revolving Commitment, and each such Additional Committing Lender will automatically and without further act be deemed to have assumed, in the case of an increase to the Tranche A Commitments, a portion of such Tranche A Lender’s participations hereunder in outstanding Letters of Credit and Swingline Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (A) participations hereunder in Letters of Credit and (B) participations hereunder in Swingline Loans held by each Tranche A Lender (including each such Additional Committing Lender) will equal the percentage of the aggregate Tranche A Commitments of all Tranche A Lenders represented by such Tranche A Lender’s Tranche A Commitment;

(xii)    on each Additional Credit Closing Date and after giving effect to any Additional Revolving Commitments which become effective on such Additional Credit Closing Date:

(A)    to the extent such Additional Revolving Commitments are Tranche A Commitments (including any Tranche A Commitments arising under Section 2.17(c)(iv)), each Additional Lender providing a new Tranche A Commitment shall thereafter be a Tranche A Lender, and each such Additional Lender and each existing Tranche A Lender providing an increased Tranche A Commitment shall make Tranche A Loans which will, as applicable and as reasonably determined by the Administrative Agent, be applied to effect the reallocation of the Tranche A Loans among the Tranche A Lenders (with any repayment of a Tranche A Loan in connection with such reallocation being accompanied by accrued interest on the Tranche A Loan being repaid and any Breakage Costs) such that, after giving effect thereto and the reallocations contemplated in the foregoing clause (vii), each Tranche A Lender’s share of all Tranche A Credit Extensions shall equal its Pro Rata Share thereof;

(B)    to the extent such Additional Commitments are Tranche A-1 Commitments, each Additional Lender providing a new Tranche A-1 Commitment shall thereafter be a Tranche A-1 Lender, and each such Additional

Lender and each existing Tranche A-1 Lender providing an increased Tranche A-1 Commitment shall make Tranche A-1 Loans which will, as applicable and as reasonably determined by the Administrative Agent, be applied to the repayment of Tranche A Loans (which repayment shall be accompanied by accrued interest on the Tranche A Loans being repaid and any Breakage Costs) until all Tranche A Loans are repaid in full (or, if such Tranche A-1 Commitments are to become effective contemporaneously with any particular transaction permitted hereunder and the proceeds of Tranche A-1 Loans are to be used to finance or make payments in connection with such transaction, then the proceeds of such Tranche A-1 Loans may be applied directly to such financing or payments, subject to the Administrative Agent’s reasonable approval of the funding mechanics relating to such proceeds and the proceeds of any Tranche A Loans that might be made in connection therewith) and, then, to effect the reallocation of Tranche A-1 Loans among the Tranche A-1 Lenders (with each repayment of any Tranche A-1 Loan in connection with such reallocation being accompanied by accrued interest on the Tranche A-1 Loan being repaid and any Breakage Costs) such that, after giving effect thereto, each Tranche A-1 Lender’s share of all Tranche A-1 Credit Extensions shall equal its Pro Rata Share thereof;

(xiii)    this Section 2.17 shall supersede any provisions in Section 2.15 or 10.01 to the contrary.

(d)    Additional Amendments. Each notice from the Lead Borrower, on behalf of the Borrowers, pursuant to this Section 2.17 shall set forth the requested amount and proposed terms of the relevant Additional Commitment. Additional Commitments (or any portion thereof) may be made by any existing Lender or by any other bank, other financial institution or investing entity (any such bank, investing entity or other financial institution, an “Additional Lender”), in each case on terms permitted in this Section 2.17 or otherwise on terms reasonably acceptable to the Administrative Agent. No Lender shall be obligated to provide any Additional Commitments unless it so agrees. Additional Commitments shall be included under this Agreement pursuant to an amendment (an “Additional Credit Amendment”) to this Agreement and, as appropriate, the other Loan Documents, pursuant to Section 2.17(b), executed by each Borrower that is a borrower with respect to such Additional Commitments as of the Additional Credit Closing Date (as defined below), each Lender agreeing to provide such Additional Commitment, if any, each Additional Lender, if any (each such Lender or Additional Lender, an “Additional Committing Lender”), and the Administrative Agent. An Additional Credit Amendment may, without the consent of any other Lenders, effect such amendments to any Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Lead Borrower, to effect the provisions of this Section 2.17.

(e)    Certain Conditions. The effectiveness of any Additional Credit Amendment shall, unless otherwise agreed to by the Administrative Agent and each Additional Committing Lender, be subject to the satisfaction on the date thereof (each, an “Additional Credit Closing Date”) of each of the following conditions:

(i)    the Administrative Agent shall have received on or prior to the Additional Credit Closing Date each of the following, each dated the applicable

Additional Credit Closing Date unless otherwise indicated or agreed to by the Administrative Agent and each in form and substance reasonably satisfactory to the Administrative Agent:

(A)    the applicable Additional Credit Amendment executed by each Additional Committing Lender and each Borrower that is a borrower with respect to such Additional Commitments as of the Additional Credit Closing Date (and each other Borrower hereby consents to such Additional Credit Amendment);

(B)    certified copies of resolutions of the Board of Directors of each Borrower that is a borrower with respect to such Additional Commitments as of the Additional Credit Closing Date, approving the execution, delivery and performance of the Additional Credit Amendment; and

(C)    to the extent reasonably requested by the Administrative Agent, an opinion of counsel for the Loan Parties dated the Additional Credit Closing Date, addressed to the Administrative Agent and the Lenders and in form and substance reasonably satisfactory to the Administrative Agent;

(ii)    to the extent the Additional Credit Amendment provides for Additional Revolving Commitments, the conditions precedent set forth in Section 4.02 shall have been satisfied both before and after giving effect to such Additional Credit Amendment and the initial Additional Revolving Loans provided thereby;

(iii)    there shall have been paid to the Administrative Agent, for the account of the Additional Committing Lenders, all reasonable fees, if any, as may have been separately agreed in writing by the Lead Borrower to be due and payable to the Additional Committing Lenders on or before the Additional Credit Closing Date;

(iv)    on or before such Additional Credit Closing Date, the Lead Borrower shall have received all of the confirmations required by Section 10.25(a); and

(f)    in connection with any Additional Credit Amendment, if any Loan Party or any of its Subsidiaries owns or will acquire any Margin Stock, Borrowers shall deliver to Agent an updated Form U-1 (with sufficient additional originals thereof for each Lender), duly executed and delivered by the Borrowers, together with such other documentation as Agent shall reasonably request, in order to enable Agent and the Lenders to comply with any of the requirements under Regulations T, U or X of the Federal Reserve Board (provided, that the provisions of this clause (f) shall not limit the terms of Sections 5.13(a) or 7.10).

Section 2.18    Designation of Lead Borrower as Borrowers’ Agent.

(a)    Each Borrower hereby irrevocably designates and appoints the Lead Borrower as such Borrower’s agent to obtain Loans and Letters of Credit, the proceeds of which shall be available to each Borrower for such uses as are permitted under this Agreement. As the disclosed principal for its agent, each Borrower shall be obligated to the Administrative Agent and each Lender on account of Loans so made and Letters of Credit so issued as if made directly by the Lenders to such Borrower, notwithstanding the manner by which such Loans and Letters of Credit are recorded on the books and records of the Lead Borrower and of any other Borrower.

(b)    Each Borrower represents to the Credit Parties that it is an integral part of a consolidated enterprise, and that each Loan Party will receive direct and indirect benefits from the availability of the joint credit facility provided for herein, and from the ability to access the collective credit resources of the consolidated enterprise which the Loan Parties comprise. Each Borrower recognizes that credit available to it hereunder is in excess of and on better terms than it otherwise could obtain on and for its own account and that one of the reasons therefor is its joining in the credit facility contemplated herein with all other Borrowers. Consequently, each Borrower hereby assumes and agrees to discharge all Obligations of each of the other Borrowers as if the Borrower which is so assuming and agreeing were each of the other Borrowers.

(c)    The Lead Borrower shall act as a conduit for each Borrower (including itself, as a Borrower) on whose behalf the Lead Borrower has requested a Loan. None of the Agents nor any other Credit Party shall have any obligation to see to the application of such proceeds.

(d)    The authority of the Lead Borrower to request Loans and Letters of Credit on behalf of, and to bind, the Borrowers, shall continue unless and until the Administrative Agent actually receives written notice of: (i) the termination of such authority, (ii) the subsequent appointment of a successor Lead Borrower, which notice is signed by the respective Responsible Officers of each Borrower and (iii) written notice from such successive Lead Borrower accepting such appointment and acknowledging that from and after the date of such appointment, the newly appointed Lead Borrower shall be bound by the terms hereof, and that as used herein, the term “Lead Borrower” shall mean and include the newly appointed Lead Borrower.

Section 2.19    Cash Management.

(a)    Immediately upon the occurrence of any Trigger Event (Cash Dominion), the Borrowers, upon the request of the Administrative Agent, shall deliver to the Administrative Agent a schedule of all DDAs, that to the knowledge of the Responsible Officers of the Loan Parties, are maintained by the Loan Parties, which schedule includes, with respect to each depository (i) the name and address of such depository, (ii) the account name and number(s) maintained with such depository and (iii) a contact person at such depository.

(b)    Within 90 days after the Fourth Restatement Effective Date (or, so long as no Trigger Event (Cash Dominion) has occurred, such longer period as the Administrative Agent may agree), each Loan Party shall enter into a blocked account agreement with any Blocked Account Bank (each, a “Blocked Account Agreement”) with respect to the DDAs of such Loan Parties existing as of the Fourth Restatement Effective Date (except with respect to any payroll, trust and tax withholding accounts, any Permitted Receivables DDA, and any “zero balance” disbursement account which is linked to or funded by (either directly or through one or more other DDAs or Deposit Accounts, each of which is a “zero balance” disbursement account) a DDA or other Deposit Account which is subject to a Blocked Account Agreement or unless expressly waived by the Administrative Agent) that are not currently subject to a Blocked Account Agreement in favor of the Administrative Agent, including such accounts listed on Schedule 2.19(b) attached hereto (collectively, the “Blocked Accounts”), which Blocked Account Agreement shall be reasonably satisfactory to the Administrative Agent (but in any event giving the Administrative Agent control (as such term is used in Article 9 of the Uniform Commercial Code) over such DDAs), with any Blocked Account Bank; provided that, if a Trigger Event (Cash Dominion) has occurred, then each Loan Party shall use commercially reasonable efforts to enter into such Blocked Account Agreements within 10 Business Days after the commencement of such event (or such longer period as the Administrative Agent may agree).

(c)    Each Blocked Account Agreement entered into by a Loan Party shall require, during the continuance of a Trigger Event (Cash Dominion) (and delivery of notice thereof from the Collateral Agent), the ACH or wire transfer on each Business Day (and whether or not there is then an outstanding balance in the Loan Account) of all available cash receipts (the “Cash Receipts”) (other than Uncontrolled Cash which may be deposited into a segregated DDA which the Lead Borrower designates in writing to the Administrative Agent as being the “Uncontrolled Cash Account” (the “Designated Account”)) to the Concentration Account, from:

(i)    the sale of Inventory and other Collateral (whether or not constituting a Prepayment Event);

(ii)    all proceeds of collections of Accounts (whether or not constituting a Prepayment Event);

(iii)    all Net Cash Proceeds on account of any Prepayment Event;

(iv)    each Blocked Account (including all cash deposited therein from each DDA) (including any Designated Funds which are on deposit in any Blocked Account).

If, at any time during the continuance of a Trigger Event (Cash Dominion) (except with respect to any payroll, trust and tax withholding accounts, any Permitted Receivables DDA, and any “zero balance” disbursement account which is linked to or funded by (either directly or through one or more other DDAs or Deposit Accounts, each of which is a “zero balance” disbursement account) a DDA or other Deposit Account which is subject to a Blocked Account Agreement), any cash or Cash Equivalents owned by any Loan Party (other than Uncontrolled Cash) are deposited to any account, or held or invested in any manner, otherwise than in a Blocked Account that is subject to a Blocked Account Agreement (or a DDA which is swept daily to a Blocked Account), the Collateral Agent may require the applicable Loan Party to close such account and have all funds therein transferred to a Blocked Account, and all future deposits made to a Blocked Account which is subject to a Blocked Account Agreement. In addition to the foregoing, during the continuance of a Trigger Event (Cash Dominion), the Loan Parties shall provide the Collateral Agent with an accounting of the contents of the Blocked Accounts.

(d)    The Loan Parties may close DDAs or Blocked Accounts and/or open new DDAs or Blocked Accounts, subject to the execution and delivery to the Administrative Agent of appropriate Blocked Account Agreements (except with respect to any payroll, trust and tax withholding accounts, any Permitted Receivables DDA, and any “zero balance” disbursement account which is linked to or funded by (either directly or through one or more other DDAs or Deposit Accounts, each of which is a “zero balance” disbursement account) a DDA or other Deposit Account which is subject to a Blocked Account Agreement or unless expressly waived by the Administrative Agent) consistent with the provisions of this Section 2.19 and otherwise reasonably satisfactory to the Administrative Agent. The Loan Parties shall furnish the Administrative Agent with prior written notice of its intention to open or close a Blocked Account and the Administrative Agent shall promptly notify the Lead Borrower as to whether the Administrative Agent shall require a Blocked Account Agreement with the Person with whom such account will be maintained.

(e)    The Borrowers may also maintain one or more disbursement accounts (the “Disbursement Accounts”) to be used by the Borrowers for disbursements and payments (including payroll) in the ordinary course of business or as otherwise permitted hereunder.

(f)    The Concentration Account shall at all times be under the sole dominion and control of the Collateral Agent. Each Borrower hereby acknowledges and agrees that (i) such Borrower has no right of withdrawal from the Concentration Account, (ii) the funds on deposit in the Concentration Account shall at all times continue to be collateral security for all of the Obligations, and (iii) the funds on deposit in the Concentration Account shall be applied as provided in this Agreement. In the event that, notwithstanding the provisions of this Section 2.19, during the continuation of a Trigger Event (Cash Dominion), any Borrower receives or otherwise has dominion and control of any such proceeds or collections (other than Uncontrolled Cash), such proceeds and collections shall be held in trust by such Borrower for the Collateral Agent, shall not be commingled with any of such Borrower’s other funds or deposited in any account of such Borrower and shall promptly be deposited into the Concentration Account or dealt with in such other fashion as such Borrower may be instructed by the Collateral Agent.

(g)    Any amounts received in the Concentration Account at any time when all of the Obligations then due have been and remain fully repaid shall be remitted to the operating account of the Borrowers maintained with the Administrative Agent.

(h)    The Collateral Agent shall promptly (but in any event within five Business Days) furnish written notice to each Person with whom a Blocked Account is maintained of any termination of a Trigger Event (Cash Dominion).

(i)    The following shall apply to deposits and payments under and pursuant to this Agreement:

(i)    funds shall be deemed to have been deposited to the Concentration Account on the Business Day on which deposited, provided that such deposit is available to the Administrative Agent by 4:00 p.m. on that Business Day (except that if the Obligations are being paid in full, by 2:00 p.m. New York, New York time, on that Business Day);

(ii)    funds paid to the Administrative Agent, other than by deposit to the Concentration Account, shall be deemed to have been received on the Business Day when they are good and collected funds, provided that such payment is available to the Administrative Agent by 4:00 p.m. on that Business Day (except that if the Obligations are being paid in full, by 2:00 p.m. New York, New York time, on that Business Day);

(iii)    if a deposit to the Concentration Account or payment is not available to the Administrative Agent until after 4:00 p.m. on a Business Day, such deposit or payment shall be deemed to have been made at 9:00 a.m. on the then next Business Day;

(iv)    if any item deposited to the Concentration Account and credited to the Loan Account is dishonored or returned unpaid for any reason, whether or not such return is rightful or timely, the Administrative Agent shall have the right to reverse such credit and charge the amount of such item to the applicable Loan Account and the Borrowers shall indemnify the Secured Parties against all out-of-pocket claims and losses resulting from such dishonor or return;

(v)    all amounts received under this Section 2.19 shall be applied in the manner set forth in Section 8.04.

(j)    During any Trigger Event Cure Period, unless and until the Lead Borrower has demonstrated that Consolidated Fixed Charge Coverage Ratio is at least 1.00 to 1.00 (determined on a consolidated twelve-month (or four-quarter, if applicable) basis as of the fiscal month end immediately preceding the commencement of such Trigger Event Cure Period for which financial statements are available (but in any event as of the most recent fiscal month ending at least 30 days prior to the commencement of such Trigger Event Cure Period)) by delivery to the Administrative Agent of the monthly financial statements required by Section 6.01(f) for the fiscal month specified above and the related Compliance Certificate, (i) the Borrowers shall not be permitted to request any Loans or the issuance of any Letters of Credit and (ii) Holdings, the Borrowers and their respective Restricted Subsidiaries shall not be permitted to (A) declare any Restricted Payment in the form of a dividend under Sections 7.06(h), (j), or (k), (B) consummate any transaction described under Sections 7.02(d)(v), 7.02(j), 7.02(n), ~~.06~~7.06(h), 7.06(j), 7.06(k) or 7.12(a)(vi) (other than the payment of dividends which were not declared in violation of the preceding clause (A)), or (C) without the consent of the Administrative Agent, any transaction described under Section 7.05(f), 7.05(j) or 7.05(n).

Section 2.20    Maintenance of Loan Account; Statements of Account.

(a)    The Administrative Agent shall maintain an account on its books in the name of the Borrowers (the “Loan Account”) which will reflect (i) all Loans and other advances made by the Lenders to the Borrowers or for the Borrowers’ account, (ii) all Letter of Credit Disbursements, fees and interest that have become payable as herein set forth, and (iii) any and all other monetary Obligations that have become payable.

(b)    The Loan Account will be credited with all amounts received by the Administrative Agent from the Borrowers or from other Persons for the Borrowers’ account, including all amounts received in the Concentration Account from the Blocked Account Banks, and the amounts so credited shall be applied as set forth in and to the extent required by Section 2.09(e)

or Section 8.04, as applicable. After the end of each month, the Administrative Agent shall send to the Borrowers a statement accounting for the charges (including interest), loans, advances and other transactions occurring among and between the Administrative Agent, the Lenders and the Borrowers during that month. The monthly statements, absent manifest error, shall be deemed presumptively correct.

Section 2.21     Additional Borrowers.

(a)    The Lead Borrower may at any time, upon not less than 15 Business Days’ notice from the Lead Borrower to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), designate any Material Subsidiary that is a Domestic Subsidiary of the Lead Borrower (an “Applicant Borrower”) as a Borrower to receive Loans (other than AJTL Loans) hereunder by delivering to the Administrative Agent (which shall promptly deliver counterparts thereof to each Lender) a duly executed Borrower Request and Assumption Agreement. The parties hereto acknowledge and agree that prior to any Applicant Borrower becoming entitled to utilize the credit facilities provided for herein the Administrative Agent and the Lenders shall have received such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information, in form and substance reasonably satisfactory to the Administrative Agent, as may be required by the Administrative Agent in its reasonable discretion, and Notes signed by such new Borrowers to the extent any Lenders so require and the Applicant Borrower shall have complied with the terms and conditions of Sections 6.11 and 6.13 as if such Applicant Borrower were a Restricted Subsidiary referenced therein. If the Administrative Agent agrees that an Applicant Borrower shall be entitled to receive such Loans hereunder, then promptly following receipt of all such requested resolutions, incumbency certificates, opinions of counsel and other documents or information, the Administrative Agent shall send Borrower Notice to the Lead Borrower and the Lenders specifying the effective date upon which the Applicant Borrower shall constitute a Borrower for purposes hereof, whereupon each of the Lenders agrees to permit such Borrower to receive such Loans hereunder, on the terms and conditions set forth herein, and each of the parties agrees that such Borrower otherwise shall be a Borrower for all purposes of this Agreement.

(b)    The Lead Borrower may from time to time, upon not less than 15 Business Days’ notice from the Lead Borrower to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), terminate a Borrower’s status as such, provided that there are no outstanding Loans payable by such Borrower, or other amounts payable by such Borrower on account of any Loans made to it, as of the effective date of such termination; provided, further no Borrower’s status shall be terminated as such until and unless such Borrower satisfies the requirements of ~~Section s~~Sections 6.11 and 6.13 to become a Guarantor as if such Borrower were the Restricted Subsidiary referenced therein. The Administrative Agent will promptly notify the Lenders of any such termination of a Borrower’s status.

Section 2.22     Additional Caribbean Parties.

(a)    The Lead Borrower may at any time, upon not less than 15 Business Days’ notice from the Lead Borrower to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), designate any Subsidiary that is a Caribbean Subsidiary of the Lead Borrower (an “Applicant Caribbean Party”) as a Guarantor or a Borrower hereunder by delivering to the Administrative Agent (which shall promptly deliver counterparts thereof to each Lender) a duly executed Borrower Request and Assumption Agreement, with such changes as are necessary or advisable under local Law; provided that (i)

such Applicant Caribbean Party which would be a Non-Territorial Caribbean Party shall have, in the aggregate, at least $3,000,000 in combined Eligible Accounts and Eligible Inventory at the time it is made a Guarantor or Borrower, (ii) the Administrative Agent shall have received satisfactory inventory appraisals and conducted such field exams with respect to the Eligible Accounts and Eligible Inventory of such Applicant Caribbean Party as it deems necessary in its discretion and (iii) such Applicant Caribbean Party is organized in an Approved Caribbean Jurisdiction. The parties hereto acknowledge and agree that prior to any Applicant Caribbean Party becoming a Guarantor or a Borrower, (1) the Administrative Agent and the Lenders shall have received (x) such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information, in form, content and scope reasonably satisfactory to the Administrative Agent, as may be required by the Administrative Agent in its reasonable discretion, and (y) Notes signed by such new Borrowers to the extent any Lenders so require and (2) such Applicant Caribbean Party shall have complied with the terms and conditions of Sections 6.11 and 6.13 as if such Applicant Caribbean Party were the Restricted Subsidiary referenced therein, which shall include the execution and delivery of such agreements, instruments and documents as are necessary or customary in the jurisdiction of such Caribbean Party for (x) such Applicant Caribbean Party to become a Guarantor or a Borrower, as applicable, to Guarantee the Obligations and to grant a perfected first priority security interest in its Accounts and Inventory and (y) 100% of the issued and outstanding Equity Interests of such Caribbean Party to be pledged in favor of the Administrative Agent. If the Administrative Agent agrees that an Applicant Caribbean Party that is a Borrower shall be entitled to receive Loans hereunder, then promptly following receipt of all such requested resolutions, incumbency certificates, opinions of counsel and other documents or information, the Administrative Agent shall send a Borrower Notice to the Lead Borrower and the Lenders specifying the effective date upon which the Applicant Caribbean Party shall constitute a Borrower for purposes hereof, whereupon each of the Lenders agrees to permit such Borrower to receive Loans hereunder, on the terms and conditions set forth herein, and each of the parties agrees that such Borrower otherwise shall be a Borrower for all purposes of this Agreement unless expressly stated otherwise.

(b)    The Lead Borrower may from time to time, upon not less than 15 Business Days’ notice from the Lead Borrower to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), terminate a Caribbean Party’s status as a Loan Party, provided that (i) there are no outstanding Loans payable by such Caribbean Party if it is a Caribbean Borrower, or other amounts payable by such Caribbean Party if it is a Caribbean Borrower on account of any Loans made to it, as of the effective date of such termination and (ii) no Event of Default shall have occurred and be continuing or would occur after giving effect thereto. Upon the termination of a Caribbean Party’s status as a Loan Party, any Investment by the other Loan Parties therein or Indebtedness of such Caribbean Party owed to any other Loan Parties shall automatically constitute an Investment in or Indebtedness of, as applicable, a Non-Loan Party in accordance with Sections 7.02 and 7.03, respectively, and shall be required to comply with the provisions thereof. The Administrative Agent will promptly notify the Lenders of any such termination of a Caribbean Party’s status.

Section 2.23     Extension Amendments.

(a)    The Lead Borrower may at any time and from time to time request that all or a portion of the Tranche A Commitments, the Tranche A-1 Commitments or any Additional Commitments, each existing at the time of such request (each, an “Existing Commitment” and any related Revolving Loans thereunder, “Existing Loans”; each Existing Commitment and related Existing Loans together being referred to as an “Existing Tranche”) be converted to extend the Maturity Date thereof and the scheduled maturity date(s) (each, an “Extended Maturity Date”) of any payment of principal with respect to all or a portion of any principal amount of Existing Loans related to such Existing Commitments (any such Existing Commitments which have been so extended, “Extended Commitments” and any related Existing Loans, “Extended Loans” being together referred to as an “Extended Tranche”) and to provide for other terms consistent with this Section 2.23. In order to establish any Extended Commitments, the Lead Borrower shall provide a notice to the Administrative Agent (an “Extension Notice”) setting forth the terms of the Extended Commitments to be established, which terms shall be identical to those applicable to the Existing Commitments from which they are to be extended (the “Specified Existing Commitment”) except:

(i)    all or any of the final maturity dates of such Extended Commitments may be delayed to later dates than the final maturity dates of the Specified Existing Commitments;

(ii)    (A) the Applicable Rate with respect to the Extended Commitments may be higher or lower than the Applicable Rate for the Specified Existing Commitments and/or (B) additional fees may be payable to the Lenders providing such Extended Commitments in addition to or in lieu of any increased Applicable Rate contemplated by the preceding clause (A);

(iii)    the Unused Fee with respect to the Extended Commitments may be higher or lower than the Unused Fee for the Specified Existing Commitment, in each case to the extent provided in the applicable Extension Amendment; and

(iv)    the Lead Borrower may select, at its option, Extended Commitments or earlier maturing Tranche A Commitments, Tranche A-1 Commitments or Additional Commitments for permanent reduction and/or termination on a non-pro rata basis;

provided that:

(A)    the borrowing and repayment (other than in connection with a permanent reduction and/or termination of commitments) of Loans with respect to any Commitments (including all Extended Commitments) shall be made on a pro rata basis with all other outstanding Tranche A Commitments, Tranche A-1 Commitments or Additional Commitments, as applicable (including all Extended Commitments); and

(B)    assignments and participations of Extended Commitments and Extended Loans shall be governed by the same assignment and participation provisions applicable to Commitments and the Revolving Loans related to such Commitments set forth in Section 10.07.

No Lender shall have any obligation to agree to have any of its Existing Loans or Existing Commitments of any Existing Tranche converted into Extended Loans or Extended Commitments pursuant to any Extension Notice. Any Extended Commitments shall constitute a separate Extended Tranche of Commitments from the Specified Existing Commitments and from any other Existing Commitments (together with any other Extended Commitments so established on such date).

(b)    Notwithstanding the conversion of any Existing Commitment into an Extended Commitment, such Extended Commitment (if a revolving Commitment) shall be treated identically to all revolving Commitments for purposes of the obligations of a Lender in respect of Letters of Credit under Section 2.06 and Swingline Loans under Section 2.05, except that the applicable Extension Amendment may provide that the maturity date for Swingline Loans and/or Letters of Credit may be extended and the related obligations to make Swingline Loans and issue Letters of Credit may be continued so long as the Swingline Lender and/or the applicable Issuing Bank, as applicable, have consented to such extensions in their sole discretion (it being understood that no consent of any other Lender shall be required in connection with any such extension).

(c)    Extended Commitments shall be established pursuant to an amendment (an “Extension Amendment”) to this Agreement (which may include amendments to provisions related to maturity, interest margins, fees and/or commitment reductions and terminations referenced in Section 2.23(a)(i)-(iv) and which, except to the extent expressly contemplated by the penultimate sentence of this Section 2.23(c) and notwithstanding anything to the contrary set forth in Section 10.01, shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Commitments established thereby) executed by the Loan Parties, the Administrative Agent, the Collateral Agent and the applicable Extending Lenders. Notwithstanding anything to the contrary in this Agreement and without limiting the generality or applicability of Section 10.01 to any Additional Extension Amendments (as defined below), any Extension Amendment may provide for additional terms and/or additional amendments other than those referred to or contemplated above (any such additional amendment, an “Additional Extension Amendment”) to this Agreement and the other Loan Documents; provided that such Additional Extension Amendments do not become effective prior to the time that such Additional Extension Amendments have been consented to (including, without limitation, pursuant to consents applicable to holders of any Extended Commitments provided for in any Extension Amendment) by such of the Lenders, Loan Parties and other parties (if any) as may be required in order for such Additional Extension Amendments to become effective in accordance with Section 10.01; provided, further, that no Extension Amendment may provide for (a) any Extended Commitment or Extended Loans to be secured by any Collateral or other assets of any Loan Party that does not also secure the Existing Tranches and (b) so long as any Existing Tranches are outstanding, any mandatory prepayment provisions that do not also apply to the Existing Tranches on a pro rata basis upon an acceleration of the Loans. It is understood and agreed that each Lender has consented for all purposes requiring its consent, and shall at the effective time thereof be deemed to consent to each amendment to this Agreement and the other Loan Documents authorized by this Section 2.23 and the arrangements described above in connection therewith except that the foregoing shall not constitute a consent on behalf of any Lender to the terms of any Additional Extension Amendment. In connection with any Extension Amendment, the Lead Borrower shall deliver an opinion of counsel reasonably acceptable to the Administrative Agent as to the enforceability of such Extension Amendment, this Agreement as amended thereby, and such of the other Loan Documents (if any) as may be amended thereby.

(d)    Notwithstanding anything to the contrary contained in this Agreement,

(i)    on any date on which any Existing Tranche is converted to extend the related scheduled maturity date(s) in accordance with clause (a) above (an “Extension Date”), in the case of the Specified Existing Commitments of each Extending Lender, the aggregate principal amount of such Specified Existing Commitments shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Commitments so converted by such Lender on such date, and such Extended Commitments shall be established as a separate Extended Tranche of Commitments from the Specified Existing Commitments and from any other Existing Commitments (together with any other Extended Commitments so established on such date), and

(ii)    if, on any Extension Date, any Revolving Loans of any Extending Lender are outstanding under the applicable Specified Existing Commitments, such Loans (and any related participations) shall be deemed to be allocated as Extended Loans (and related participations) and Existing Loans (and related participations) in the same proportion as such Extending Lender’s Specified Existing Commitments to Extended Commitments so converted by such Lender on such date.

(e)    If, in connection with any proposed Extension Amendment, any Lender declines to consent to the extension of its Commitment on the terms set forth in the applicable Extension Notice (each such other Lender, a “Non-Extending Lender”) then the Lead Borrower may, on notice to the Administrative Agent and the Non-Extending Lender:

(i)    cause such Non-Extending Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07 (with the assignment fee and any other costs and expenses to be paid by the Lead Borrower in such instance) all or a portion of its rights and obligations under this Agreement to one or more assignees; provided that (A) neither the Administrative Agent nor any Lender shall have any obligation to the Lead Borrower to find a new Lender, (B) the applicable assignee shall have agreed to provide a Commitment on the terms set forth in such Extension Amendment and (C) all obligations of the Borrowers (other than assignment fee and any other costs and expenses paid by the Lead Borrower) owing to the Non-Extending Lender relating to the Loans and participations so assigned shall be paid in full by the assignee Lender to such Non-Extending Lender concurrently with such Assignment and Assumption, or

(ii)    upon notice to the Administrative Agent, to prepay the Loans and, at the Lead Borrower’s option, terminate the Commitments of such Non-Extending Lender, in whole or in part, subject to Section 3.05, without premium or penalty.

(f)    No Extension Amendment or Additional Extension Amendment shall become effective unless and until the Lead Borrower shall have received all of the confirmations required by Section 10.25(a).

In connection with any assignment by a Non-Extending Lender under Section 2.23(e)(i), if the Non-Extending Lender does not execute and deliver to the Administrative Agent a duly completed Assignment and Assumption and/or any other documentation necessary to reflect such assignment by the later of (A) the date on which the new Lender executes and delivers such Assignment and Assumption and/or such other documentation and (B) the date as of which all obligations of the Borrowers owing to the Non-Extending Lender relating to the Loans and participations so assigned shall be paid in full by the assignee Lender to such Non-Extending Lender, then such Non-Extending Lender shall be deemed to have executed and delivered such Assignment and Assumption and/or such other documentation as of such date and the Lead Borrower shall be entitled (but not obligated) to execute and deliver such Assignment and Assumption and/or such other documentation on behalf of such Non-Extending Lender.

Section 2.24    Defaulting Lenders.

(a)    Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Revolving Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01 and the definition of Required Lenders, Required Revolving Lenders, ~~Required LOTL Lenders,~~ or Super Majority of Revolving Lenders, as applicable.

(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.09 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent and the Collateral Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or the Swingline Lender hereunder; third, to cash collateralize the Issuing Banks’ Fronting Exposure in accordance with Section 2.24(d); fourth, as the Lead Borrower may request (so long as no Default exists), to the funding of any Revolving Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrowers, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Revolving Loans under this Agreement and (y) cash collateralize the Issuing Banks’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.24(a)(iv); sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Banks or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Revolving Loans or Letter of Credit Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Revolving Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Revolving Loans of, and Letter of Credit Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Revolving Loans of, or Letter of Credit Disbursements owed to, such Defaulting Lender until such time as all Revolving Loans and funded and unfunded participations in Letter of Credit Outstandings and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments without giving effect to Section 2.24(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)    Certain Fees.

(A)    No Defaulting Lender shall be entitled to receive any Unused Fee for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)    Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Tranche A Commitment Percentage of the Stated Amount of Letters of Credit for which it has provided cash collateral pursuant to Section 2.24(a)(iv).

(C)    With respect to any Unused Fee or Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrowers shall (x) pay to the Administrative Agent for the account of each applicable Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit Outstandings or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuing Bank and the Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s or the Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)    Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letter of Credit Outstandings and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Tranche A Commitment Percentage (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Tranche A Credit Extensions of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Tranche A Commitment. ~~No~~Subject to Section 10.24, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)    Cash Collateral, Repayment of Swingline Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to them hereunder or under law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure and (y) second, cash collateralize the Issuing Banks’ Fronting Exposure in accordance with the procedures set forth in Section 2.24(c).

(b)    Defaulting Lender Cure. If the Lead Borrower, the Administrative Agent and the Swingline Lender and each Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Revolving Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with the Commitments (without giving effect to Section 2.24(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)    Cash Collateralization. At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or any Issuing Bank (with a copy to the Administrative Agent) the Borrowers shall deposit cash collateral into the Cash Collateral Account in an amount not less than 101.5% of the Issuing Banks’ Fronting Exposure (determined after giving effect to Section 2.24(a)(iv) and any cash collateral provided by such Defaulting Lender); provided that such cash collateral (or the appropriate portion thereof) provided to reduce any Issuing Bank’s Fronting Exposure shall no longer be required to be held in the Cash Collateral Account pursuant to this Section following (i) the elimination of the applicable Fronting Exposure (including by the termination of

Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and each Issuing Bank that there exists excess cash collateral; provided, further, that, subject to Section 2.24, the Person providing cash collateral and each Issuing Bank may agree that cash collateral shall be held to support future anticipated Fronting Exposure or other obligations.

(d)    The Lead Borrower may terminate the unused amount of the Commitment of any Lender that is a Defaulting Lender upon not less than two Business Days’ prior notice to the Administrative Agent (which shall promptly notify the Lenders thereof), and in such event the provisions of Section 2.24(a)(ii) will apply to all amounts thereafter paid by the Borrowers for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided that (i) no Event of Default shall have occurred and be continuing, and (ii) such termination shall not be deemed to be a waiver or release of any claim the Borrowers, the Administrative Agent, any Issuing Bank, the Swingline Lender or any Lender may have against such Defaulting Lender. The Administrative Agent and the Lenders agree that the pro rata payment and commitment reduction and termination requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

ARTICLE III

Taxes, Increased Costs Protection and Illegality

Section 3.01    Taxes.

(a)    Except as provided in this Section 3.01, any and all payments by the Borrowers (the term Borrower under this Article III being deemed to include any Subsidiary for whose account a Letter of Credit is issued) or any Guarantor to or for the account of any Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities (including additions to tax, penalties and interest) with respect thereto, excluding, in the case of each Agent and each Lender, United States federal withholding taxes imposed under FATCA and taxes imposed on or measured by its net income (including any branch profits taxes), and franchise (and similar) taxes imposed on it in lieu of net income taxes (however denominated), by the jurisdiction (or any political subdivision thereof) as a result of such Agent or such Lender, as the case may be, being organized or maintaining a Lending Office, or engaging in business (other than a business such Agent or Lender is deemed to be engaging in by reason of the transactions contemplated by this Agreement or any other Loan Document), in such jurisdiction, and all liabilities (including additions to tax, penalties and interest) with respect thereto (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as “Taxes”). If any Laws require the deduction or withholding of any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to any Agent or any Lender, (i) the sum payable by the applicable Loan Party shall be increased as necessary so that after making all such required deductions (including deductions applicable to additional sums payable under this Section 3.01), each of such Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers or a Guarantor shall make such deductions, (iii) the Borrowers or a Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment (or, if receipts or evidence are not available within 30 days, as soon as possible thereafter), the Borrowers or a Guarantor shall furnish to such Agent or Lender (as the case may be) the original or a facsimile copy of a receipt evidencing payment thereof to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent. If the Borrowers fail to pay any Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to any Agent or any Lender the required receipts or other required documentary evidence, the Borrowers shall indemnify such Agent and such Lender for any incremental taxes, interest or penalties that may become payable by such Agent or such Lender arising out of such failure.

(b)    In addition, the Borrowers agree to pay any and all present or future stamp, court or documentary taxes and any other excise, property, intangible, recording, filing or similar taxes, charges or levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document excluding, in each case, such amounts that result from an Assignment and Assumption, grant of a participation, transfer or assignment to or designation of a new applicable Lending Office or other office for receiving payments under any Loan Document, except to the extent that any such change is requested or required in writing by the Lead Borrower (all such non-excluded taxes described in this Section 3.01(b) being hereinafter referred to as “Other Taxes”).

(c)    The Borrowers agree to indemnify each Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.01) withheld or deducted on payments to, or payable by, such Agent or such Lender and (ii) any reasonable expenses arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided such Agent or Lender, as the case may be, provides the Borrowers with a written statement thereof setting forth in reasonable detail the basis and calculation of such amounts. Payment under this Section 3.01(c) shall be made within 20 days after the date such Lender or such Agent makes a demand therefor; provided that if the Lead Borrower reasonably believes that such Taxes or Other Taxes were not correctly or legally asserted, each Agent and each Lender will use reasonable efforts to cooperate with the Lead Borrower to obtain a refund of such Taxes or Other Taxes so long as such efforts would not, in the sole determination of such Agent or Lender, result in any additional costs, expenses or risks or be otherwise disadvantageous to it.

(d)    The Borrowers shall not be required pursuant to this Section 3.01 to pay any additional amount to, or to indemnify, any Lender or Agent, as the case may be, for any U.S. federal withholding taxes to the extent that such Lender or such Agent becomes subject to such taxes after the Fourth Restatement Effective Date (or, if later, the date such Lender or Agent becomes a party to this Agreement) as a result of a change in the place of organization or place of doing business of such Lender or Agent or a change in the Lending Office of such Lender, except to the extent that any such change is requested or required in writing by the Borrowers

(and provided that nothing in this clause (d) shall be construed as relieving the Borrowers from any obligation to make such payments or indemnification in the event of a change in Lending Office or place of organization that precedes a change in Law to the extent such Taxes result from a change in Law).

(e)    Notwithstanding anything else herein to the contrary, if a Foreign Lender or an Agent is subject to U.S. federal withholding tax at a rate in excess of zero percent at the time such Lender or such Agent, as the case may be, first becomes a party to this Agreement, U.S. federal withholding tax (including additions to tax, penalties and interest imposed with respect to such U.S. federal withholding tax which is excluded from Taxes under this clause (e)) imposed by such jurisdiction at such rate shall be considered excluded from Taxes; provided that, if at the date of the Assignment and Assumption pursuant to which a Foreign Lender becomes a party to this Agreement, the Lender assignor was entitled to payments under clause (a) of this Section 3.01 in respect of U.S. federal withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include the U.S. federal withholding tax, if any, applicable with respect to the Lender assignee on such date.

(f)    If any Lender or Agent determines, in its reasonable discretion, that it is entitled to receive a refund in respect of any Taxes or Other Taxes as to which indemnification or additional amounts have been paid to it by any Loan Party pursuant to this Section 3.01, it shall use reasonable efforts to receive such refund and upon receipt of any such refund shall promptly remit such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 3.01 with respect to the Taxes or Other Taxes giving rise to such refund plus any interest included in such refund by the relevant taxing authority attributable thereto) to the Borrowers, net of all reasonable out-of-pocket expenses of the Lender or Agent, as the case may be and without interest (other than any interest paid by the relevant taxing authority with respect to such refund); provided that the Borrowers, upon the request of the Lender or Agent, as the case may be, agrees promptly to return such refund (including any interest or penalties imposed by the relevant taxing authority) to such party in the event such party is required to repay such refund to the relevant taxing authority. Such Lender or Agent, as the case may be, shall, at the Lead Borrower’s request, provide the Lead Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant taxing authority (provided that such Lender or Agent may delete any information therein that such Lender or Agent deems confidential). Nothing herein contained shall interfere with the right of a Lender or Agent to arrange its tax affairs in whatever manner it thinks fit nor oblige any Lender or Agent to make available its tax returns or any other information it deems confidential or disclose any information relating to its tax affairs or any computations in respect thereof or require any Lender or Agent to do anything that would prejudice its ability to benefit from any other refunds, credits, reliefs, remissions or repayments to which it may be entitled.

(g)    Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.01(a) or (c) with respect to such Lender it will, if requested by the Lead Borrower, use commercially reasonable efforts (subject to legal and regulatory restrictions) at Borrowers’ expense to designate another Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts are made on terms that, in the sole judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage, and provided, further that nothing in this Section 3.01(g) shall affect or postpone any of the Obligations of the Borrowers or the rights of such Lender pursuant to Section 3.01(a) or (c).

(h)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Taxes and Other Taxes attributable to such Lender (but only to the extent that the Borrowers have not already indemnified the Administrative Agent for such Taxes and Other Taxes and without limiting the obligation of the Borrowers to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.07(f) relating to the maintenance of a Participant Register and (iii) any taxes and related interest, penalties and additions to tax (other than Taxes) attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (h). Each Lender’s obligations under this Section 3.01(h) shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i)    Issuing Bank. For the avoidance of doubt, for purposes of this Section 3.01 and Section 10.15, the term “Lender” includes each Issuing Bank.

(j)    FATCA Grandfathering. For purposes of determining withholding Taxes imposed under FATCA, from and after the Fourth Restatement Effective Date, the Borrowers and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Loan as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

Section 3.02    Illegality. Subject to the provisions set forth in Section 3.09, if any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund LIBOR Loans, or to determine or charge interest rates based upon LIBOR, then, on notice thereof by such Lender to the Lead Borrower through the Administrative Agent, any obligation of such Lender to make or continue LIBOR Loans or to convert Base Rate Loans to LIBOR Loans shall be suspended until such Lender notifies the Administrative Agent and the Lead Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrowers shall upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all LIBOR Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBOR Loans to such day, or promptly, if such Lender may not lawfully continue to maintain such LIBOR Loans. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted and all amounts due, if any, in connection with such prepayment or conversion under Section 3.05. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

Section 3.03    Inability to Determine Rates. Subject to the provisions set forth in Section 3.09, if the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining LIBOR for any requested Interest Period with respect to a proposed LIBOR Loan, or that LIBOR for any requested Interest Period with respect to a proposed LIBOR Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, or that Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and the Interest Period of such LIBOR Loan, the Administrative Agent will promptly so notify the Lead Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Lead Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of LIBOR Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

Section 3.04    Increased Cost and Reduced Return; Capital Adequacy; Reserves on LIBOR Loans.

(a)    If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, in each case after the Fourth Restatement Effective Date, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining LIBOR Loans or issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.04(a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes covered by Section 3.01, (ii) the imposition of, or any change in the rate of, any net income taxes and franchise taxes imposed in lieu of net income taxes (however denominated) payable by such Lender (including additions to tax, penalties and interest with respect thereto), (iii) taxes (including additions to tax, penalties and interest) excluded from the definition of Taxes pursuant to Section 3.01(a) or described in Section 3.01(d) or 10.15(a)(iii), or (iv) reserve requirements contemplated by Section 3.04(c)), then from time to time within 15 days after demand by such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrowers shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

(b)    If any Lender determines that the introduction of any Law regarding capital adequacy or liquidity requirements or any change therein or in the interpretation thereof, in each case after the Fourth Restatement Effective Date, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender’s desired return on capital), then from time to time upon demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrowers shall pay to such Lender such additional amounts as will compensate such Lender for such reduction within 15 days after receipt of such demand.

(c)    The Borrowers shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including LIBOR funds or deposits, additional interest on the unpaid principal amount of each LIBOR Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of manifest error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the LIBOR Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Lead Borrower shall have received at least 15 days’ prior notice (with a copy to the Administrative Agent) of such additional interest or cost from such Lender. If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable 15 days from receipt of such notice.

(d)    Subject to Section 3.06(b), failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender pursuant to Section 3.04(a), (b) or (c) for any such increased cost or reduction incurred more than 180 days prior to the date that such Lender demands, or notifies the Lead Borrower of its intention to demand, compensation therefor; provided, further that, if the circumstance giving rise to such increased cost or reduction is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e)    If any Lender requests compensation under this Section 3.04, then such Lender will, if requested by the Lead Borrower, use commercially reasonable efforts at Borrowers’ expense to designate another Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage; and provided, further that nothing in this Section 3.04(e) shall affect or postpone any of the Obligations of the Borrowers or the rights of such Lender pursuant to Section 3.04(a), (b), (c) or (d).

(f)    Notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, pursuant to Basel III, shall in each case be deemed to be a change in Law under subsection (a) above and/or a change in Law regarding capital adequacy under subsection (b) above, as applicable, regardless of the date enacted, adopted or issued; provided that the increased costs associated with such a change in Law may only be imposed to the extent the applicable Lender imposes the same charges on other similarly situated borrowers under comparable facilities.

Section 3.05    Funding Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense (collectively, “Breakage Costs”) incurred by it as a result of:

(a)    any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan; or

(b)    any failure by the Borrowers (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Lead Borrower;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.

For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each LIBOR Loan made by it at LIBOR for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such LIBOR Loan was in fact so funded.

Section 3.06    Matters Applicable to All Requests for Compensation.

(a)    Any Agent or any Lender claiming compensation under this Article III shall deliver a certificate to the Lead Borrower setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.

(b)    With respect to any Lender’s claim for compensation under Section 3.01, 3.02, 3.03 or 3.04, no Borrower shall be required to compensate such Lender for any amount incurred more than 180 days prior to the date that such Lender notifies the Lead Borrower of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof. If any Lender requests compensation by the Borrowers under Section 3.04, the Borrowers may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue from one Interest Period to another LIBOR Loans, or to convert Base Rate Loans into LIBOR Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(c)    If the obligation of any Lender to make or continue from one Interest Period to another any LIBOR Loan, or to convert Base Rate Loans into LIBOR Loans shall be suspended pursuant to Section 3.06(b), such Lender’s LIBOR Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such LIBOR Loans (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.01, 3.02, 3.03 or 3.04 hereof that gave rise to such conversion no longer exist:

(i)    to the extent that such Lender’s LIBOR Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s LIBOR Loans shall be applied instead to its Base Rate Loans; and

(ii)    all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as LIBOR Loans shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be converted into LIBOR Loans shall remain as Base Rate Loans.

(d)    If any Lender gives notice to the Lead Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.01, 3.02, 3.03 or 3.04 hereof that gave rise to the conversion of such Lender’s LIBOR Loans pursuant to this Section 3.06 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Loans made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding LIBOR Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments.

Section 3.07    Replacement of Lenders under Certain Circumstances.

(a)    If at any time (i) any Lender requests reimbursement for amounts owing pursuant to Section 3.01 or 3.04 as a result of any condition described in such Sections or any Lender ceases to make LIBOR Loans as a result of any condition described in Section 3.02 or Section 3.04, (ii) any Lender becomes a Defaulting Lender or (iii) any Lender becomes a Non-Consenting Lender, then the Lead Borrower may, upon written notice to the Administrative Agent and such Lender, replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (with the assignment fee to be paid by the Borrowers in such instance) all of its rights and obligations under this Agreement (or, with respect to clause (iii) above, all of its rights and obligations with respect to the Class or Classes of Loans or Commitments that are the subject of the related consent, waiver or amendment) to one or more Eligible Assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrowers to find a replacement Lender or other such Person; and provided, further that (A) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments, (B) in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender under Section 3.07(d)(i), the applicable Eligible Assignees shall have agreed to the applicable departure, waiver or amendment of the Loan Documents, and (C) in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender under Section 3.07(d)(ii), the applicable Eligible Assignees shall have provided the applicable confirmations.

(b)    Any Lender being replaced pursuant to Section 3.07(a) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s Commitment and outstanding Loans and participations in Letter of Credit Disbursements and Swingline Loans, as applicable, and (ii) deliver any Notes evidencing such Loans to the Borrowers or the Administrative Agent. Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding Loans and participations in Letter of Credit Disbursements and Swingline Loans, (B) all obligations of the Borrowers owing to the assigning Lender relating to the Loans and participations so assigned and all other amounts owing by the Borrowers to the assigning Lenders including, if applicable, the compensation or payments giving rise to the required assignment shall be paid in full by the assignee Lender (or the Borrowers, if applicable) to such assigning Lender concurrently with such Assignment and Assumption and (C) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate Note or Notes executed by the Borrowers, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender.

(c)    Notwithstanding anything to the contrary contained above, any Lender that acts as the Issuing Bank may not be replaced hereunder at any time that it has any Letter of Credit outstanding hereunder unless arrangements reasonably satisfactory to the Administrative Agent and the Issuing Bank (including the furnishing of a back-up Standby Letter of Credit in form and substance, and issued by an issuer reasonably satisfactory to the Administrative Agent and the Issuing Bank or the depositing of cash collateral into a Cash Collateral Account in amounts and pursuant to arrangements reasonably satisfactory to the Administrative Agent and the Issuing Bank) have been made with respect to each such outstanding Letter of Credit and the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.09.

(d)    A Lender shall be a “Non-Consenting Lender” if:

(i)    (A) the Lead Borrower or the Administrative Agent has requested that the Lenders (or the Lenders with respect to any Class) consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (B) the consent, waiver or amendment in question requires the agreement of all affected Lenders (or all affected Lenders relating to such Class) in accordance with the terms of Section 10.01 or all the Lenders (or all Lenders of such Class), (C) the Required Lenders have agreed to such consent, waiver or amendment, and (D) such Lender has not agreed to such consent, waiver, or amendment; or

(ii)    (A) a Lender ~~(other than an LOTL Lender)~~ shall have been notified by the Administrative Agent of any contemplated Additional Credit Amendment, Extension Amendment, or Additional Extension Amendment, or other amendment hereto which has the effect of extending the Maturity Date, and such Lender shall not, for whatever reason, have provided to the Lead Borrower all of such Lender’s confirmations under Section 10.25 within the time period specified in Section 10.25, and (B) the Required Lenders (or, if applicable only to a certain Class, the Required Lenders determined with respect to such Class) shall have provided such confirmation within such time period.

(e)    In connection with any replacement of a Non-Consenting Lender under Section 3.07(a), if the Non-Consenting Lender does not execute and deliver to the Administrative Agent a duly completed Assignment and Assumption and/or any other documentation necessary to reflect such replacement by the later of (i) the date on which the replacement Lender executes and delivers such Assignment and Assumption and/or such other documentation and (ii) the date as of which all obligations of the Borrowers owing to the Non-Consenting Lender relating to the Loans and participations so assigned shall be paid in full by the assignee Lender to such Non-Consenting Lender, then such Non-Consenting Lender shall be deemed to have executed and delivered such Assignment and Assumption and/or such other documentation as of such date and the Lead Borrower shall be entitled (but not obligated) to execute and deliver such Assignment and Assumption and/or such other documentation on behalf of such Non-Consenting Lender.

Section 3.08    Survival. All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

Section 3.09    Effect of Benchmark Transition Event.

(a)    Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, Administrative Agent and Lead Borrower may amend this Agreement to replace LIBOR with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth Business Day after Administrative Agent has posted such proposed amendment to all Lenders and Lead Borrower so long as Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of LIBOR with a Benchmark Replacement pursuant to this Section 3.09 will occur prior to the applicable Benchmark Transition Start Date.

(b)    In connection with the implementation of a Benchmark Replacement, Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(c)    Administrative Agent will promptly notify Lead Borrower and the Lenders of (A) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes and (D) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Administrative Agent or Lenders pursuant to this Section 3.09 including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.09.

(d)    Upon Lead Borrower~~’~~’ s receipt of notice of the commencement of a Benchmark Unavailability Period, Lead Borrower may revoke any request for a LIBOR Borrowing of, conversion to or continuation of LIBOR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, Lead Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period, the component of Base Rate based upon LIBOR will not be used in any determination of the Base Rate.

ARTICLE IV

Conditions Precedent to Credit Extensions

Section 4.01    Conditions of Initial Credit Extension. The obligation of each Lender to make its initial Credit Extension hereunder on or after the Fourth Restatement Effective Date is subject to satisfaction of the following conditions precedent except as otherwise agreed between the Borrowers and the Administrative Agent:

(a)    The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party or a Guarantor, as applicable, each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel (subject to Section 6.13(c)):

(i)    executed counterparts of this Agreement, the Security Agreement, and each Guaranty;

(ii)    Notes executed by the Borrowers in favor of each Lender that has requested Notes at least two Business Days in advance of the Fourth Restatement Effective Date;

(iii)    the elements of the Collateral and Guarantee Requirement required to be satisfied on the Fourth Restatement Effective Date shall have been satisfied and each Collateral Document set forth on Schedule 1.01B required to be executed on the Fourth Restatement Effective Date as indicated on such schedule, duly executed by each

Loan Party or a Guarantor (including the Ram Acquired Companies), as applicable, thereto, together with evidence that all other actions, searches, recordings and filings that the Administrative Agent or Collateral Agent may deem reasonably necessary to satisfy the Collateral and Guarantee Requirement shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent; provided that to the extent any lien search, Collateral or insurance referred to in this clause (iii) (other than pledge and perfection of security interests in Equity Interests of Domestic Subsidiaries of the Borrowers and the Guarantors (to the extent required hereunder) and other assets with respect to which a Lien may be perfected by the filing of a financing agreement under the Uniform Commercial Code) is not provided on the Fourth Restatement Effective Date after the Borrowers’ use of commercially reasonable efforts to do so, the delivery of such lien search, Collateral or insurance referred to in clause (iii) above shall not constitute a condition precedent to the availability of the Revolving Loans on the Fourth Restatement Effective Date but shall be required to be delivered after the Fourth Restatement Effective Date pursuant to Section 6.13(c) (it being understood that, due to the eligibility requirements set forth in the definitions of “Eligible Accounts”, “Eligible Inventory”, “Eligible In-Transit Inventory”, “Eligible Real Property” and “Eligible Rolling Stock”, Excess Availability may be adversely affected if the above mentioned conditions are not satisfied);

(iv)    (A) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party and each Guarantor (including the Ram Acquired Companies) as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party or such Guarantor is a party or is to be a party on the Fourth Restatement Effective Date, and (B) a good standing certificate from the applicable Governmental Authority of each Loan Party’s and each Guarantor’s jurisdiction of incorporation, organization or formation, each dated a recent date prior to the Fourth Restatement Effective Date;

(v)    (A) an opinion from Hunton Andrews Kurth LLP, New York counsel to the Loan Parties, and (B) opinions of local counsel to the Loan Parties, which opinions, in each case, shall be reasonably acceptable to the Administrative Agent with regard to such matters of law as the Administrative Agent shall reasonably request;

(vi)    a certificate signed by a Responsible Officer of the Lead Borrower certifying that since June 29, 2019, there has been no Material Adverse Effect;

(vii)    a certificate attesting to the Solvency of Holdings and its Subsidiaries (taken as a whole) on the Fourth Restatement Effective Date after giving effect to the Transactions, from the Treasurer of Holdings;

(viii)    [reserved]; and

(ix)    subject to clause (iii) above, evidence that all insurance (other than title insurance) required to be maintained pursuant to the Loan Documents has been obtained and is in effect and that the Administrative Agent has been named as loss payee and additional insured under each insurance policy with respect to such insurance as to which the Administrative Agent shall have requested to be so named;

(b)    All fees and expenses required to be paid hereunder, under the Fee Letter and invoiced on or before the Fourth Restatement Effective Date shall have been paid in full in cash or will be paid on the Fourth Restatement Effective Date.

(c)    The Administrative Agent shall have received (i) unaudited consolidated balance sheets and related statements of income and cash flows of Holdings and its Subsidiaries and, if different, of Holdings and its Restricted Subsidiaries for the most recently ended fiscal quarter ending at least 45 days before the Fourth Restatement Effective Date, (ii) quarterly projected consolidated balance sheets of Holdings and its Subsidiaries (prepared by giving Pro Forma Effect to the Transactions) as of each fiscal quarter end through the end of the fiscal year 2019, and the related consolidated statements of projected cash flow and projected income and a summary of the material underlying assumptions applicable thereto, and (iii) annual projected consolidated balance sheets of Holdings and its Subsidiaries (prepared by giving Pro Forma Effect to the Transactions) as of each fiscal year end for each of fiscal years 2020 through and including 2024, and the related consolidated statements of projected cash flow and projected income and a summary of the material underlying assumptions applicable thereto (and such projections shall not be inconsistent with information provided to Wells Fargo before the Fourth Restatement Effective Date).

(d)    The Ram Acquisition shall have been consummated or shall be consummated substantially concurrently with the Borrowings of initial Revolving ~~Loans and the LOTL~~ Loans hereunder, in each case, in accordance with the terms of the Ram Acquisition Agreement.

(e)    The Administrative Agent shall have received evidence reasonably satisfactory to it that, substantially concurrently with the Borrowings of initial Revolving ~~Loans and the LOTL~~ Loans hereunder, the 2027 Escrow Conditions shall have been satisfied, the 2027 Escrow Merger shall have been consummated, and the Lead Borrower will have access to all or substantially all of the then-remaining proceeds of the 2027 Senior Notes formerly held by PFG Escrow Corporation (in its former capacity as 2027 Senior Notes Issuer).

(f)    [Reserved].

(g)    The Administrative Agent shall have received a Beneficial Ownership ~~Certificate~~Certification (giving effect to the Ram Acquisition) and all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act that has been requested reasonably in advance of the Fourth Restatement Effective Date.

(h)    The Administrative Agent shall have received confirmation from each of the Administrative Agent, the Collateral Agent, and each Lender that (i) such Person’s due diligence with respect to flood insurance requirements for all Mortgaged Properties ~~(including any Ram Real Estate which is intended to be Eligible Real Property on the date of the~~

~~Borrowings of the initial Revolving Loans and the LOTL Loans hereunder)~~ has been completed, (ii) the results of such due diligence are satisfactory to such Person, and (iii) such Person has received all evidence of compliance with flood insurance requirements set forth in the Loan Documents and found such evidence reasonably satisfactory.

Section 4.02    Conditions to All Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (excluding a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of LIBOR Loans) and of the Issuing Bank to issue each Letter of Credit is subject to the following conditions precedent:

(a)    The representations and warranties of the Borrowers and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(b)    no Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom.

(c)    The Administrative Agent and, if applicable, the relevant Issuing Bank or the Swingline Lender shall have received a Request for Credit Extension (or with respect to Letters of Credit, such other notice required hereunder) in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of LIBOR Loans) submitted by the Lead Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension and, if such Request for ~~a~~ Credit Extension is for a Revolving Credit Extension, that after giving effect to such Credit Extension the Borrowers shall continue to be in compliance with the Borrowing Base.

ARTICLE V

Representations and Warranties

Holdings and the Borrowers represent and warrant to the Agents and the Lenders that:

Section 5.01    Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each of its Restricted Subsidiaries (a) is a Person duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws, orders, writs, injunctions and orders and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (c), (d) or (e), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 5.02    Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, and the consummation of the Transactions (to the extent of such Person’s involvement therein), are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01), or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any material Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (b)(i), to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.

Section 5.03    Governmental Authorization; Other Consents. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transactions, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.

Section 5.04    Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party and each Guarantor that is party thereto. This Agreement and each other Loan Document constitutes a legal, valid and binding obligation of such Loan Party or Guarantor, as the case may be, enforceable against each Loan Party and each Guarantor that is party thereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws, by general principles of equity and by a covenant of good faith and fair dealing.

Section 5.05    Financial Statements; No Material Adverse Effect.

(a)    (i) The audited consolidated balance sheet of Holdings and its Subsidiaries for and as of the fiscal year ending June 29, 2019, and related statements of income, stockholders’ equity and cash flows and (ii) the consolidated balance sheet of Holdings and its Subsidiaries for and as of the fiscal quarter ending September 28, 2019, and related statements of income, stockholders’ equity and cash flows, in each case, fairly present in all material respects the financial condition of Holdings and its Subsidiaries as of the dates thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except for (in the case of interim statements) customary year-end adjustments and the absence of complete footnotes and as otherwise expressly noted therein.

(b)    Since June 29, 2019, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(c)    The forecasts of consolidated balance sheets, income statements and cash flow statements of Holdings and its Restricted Subsidiaries, copies of which have been furnished to the Administrative Agent before the Fourth Restatement Effective Date in a form reasonably satisfactory to it, have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such forecasts, it being understood that actual results may vary from such forecasts and that such variations may be material.

Section 5.06    Litigation. Except as set forth in Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of Holdings or the Borrowers, threatened in writing or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against Holdings, the Borrowers or any of their respective Restricted Subsidiaries or against any of their properties or revenues that either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.07    No Default. Neither Holdings, any Borrower nor any Subsidiary is in default under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.08    Ownership of Property; Liens. Each Loan Party and each of its Restricted Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, or easements or other limited property interests in, all Real Property necessary in the ordinary conduct of its business, free and clear of all Liens except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Liens permitted by Section 7.01 and except where the failure to have such title or other interest could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.09    Environmental Compliance.

(a)    There are no pending or, to the knowledge of Holdings or the Borrowers, threatened claims, actions, suits, or proceedings alleging potential liability under or violation of any applicable Environmental Law that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)    Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned, leased or operated by any Loan Party or any of its Restricted Subsidiaries or, to its knowledge, on any property formerly owned or operated by any Loan Party or any of its Restricted Subsidiaries; (ii) there is no asbestos or asbestos-containing material on or at any property or facility currently owned or operated by any Loan Party or any of its Restricted Subsidiaries; and (iii) there has been no Release of Hazardous Materials by any of the Loan Parties and their Restricted Subsidiaries at, on, under or from any location in a manner which could reasonably be expected to give rise to liability under applicable Environmental Laws.

(c)    There are no Hazardous Materials at, on, under or migrating from any of the properties currently or formerly owned, leased or operated by Holdings, the Borrowers and the Restricted Subsidiaries in amounts or concentrations which (i) constitute a violation of, (ii) require investigation or remediation under, or (iii) could reasonably be expected to give rise to liability under, applicable Environmental Laws, which violations, investigations or remediations and liabilities, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(d)    None of Holdings, the Borrowers nor any of their respective Restricted Subsidiaries are conducting, either individually or together with other potentially responsible parties, any investigation or remediation relating to any actual or threatened Release, discharge or disposal of Hazardous Materials at, on, under or from any site or location, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any applicable Environmental Law except for such investigation or remediation that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(e)    All Hazardous Materials generated, used, treated, handled or stored at or transported by or on behalf of Holdings or any of its Restricted Subsidiaries from any property currently or formerly owned or operated by any Loan Party or any of its Restricted Subsidiaries for off-site treatment or disposal have been treated or disposed of in a manner which would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

(f)    Except as could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, none of the Loan Parties and their Restricted Subsidiaries has contractually assumed any liability or obligation under or relating to any applicable Environmental Law.

(g)    The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not require any notification, registration, filing, reporting, disclosure, investigation, remediation or cleanup pursuant to any applicable Environmental Law, except for any requirement the noncompliance with which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(h)    As of the Fourth Restatement Effective Date, the Lead Borrower has made available to the Agents and the Lenders all material documents, studies, and reports in the possession, custody or control of the Loan Parties concerning compliance with or liability under Environmental Law, including those concerning the actual or suspected existence of Hazardous Material at Real Property or facilities currently or formerly owned, operated, leased or used by the Loan Parties which could reasonably be expected to have a Material Adverse Effect.

(i)    Except as could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, the Loan Parties and each of their Restricted Subsidiaries and their respective businesses, operations and properties are and have been in compliance with all applicable Environmental Laws and have all Environmental Permits which are in full force and effect.

Section 5.10    Taxes. Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Loan Parties and each of their Restricted Subsidiaries have timely filed all federal, state, foreign and other tax returns and reports required to be filed, and have timely paid all federal, state, foreign and other taxes (including in its capacity as a withholding agent), assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP.

Section 5.11    ERISA Compliance.

(a)    Except as set forth in Schedule 5.11(a) or as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance in with the applicable provisions of ERISA, the Code and other federal or state Laws.

(b)    (i) No ERISA Event has occurred during the period beginning six years prior to the date on which this representation is made through the date on which this representation is made or deemed made; (ii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 et seq. with respect to a Multiemployer Plan; and (iv) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA, except, with respect to each of the foregoing clauses of this Section 5.11(b), as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(c)    Except where noncompliance could not reasonably be expected individually or in the aggregate to result in a Material Adverse Effect, (i) each Foreign Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable Laws, statutes, rules, regulations and orders, and (ii) neither a Loan Party nor any

Restricted Subsidiary have incurred any material obligation in connection with the termination of or withdrawal from any Foreign Plan. Except as could not reasonably be expected to result in a Material Adverse Effect, the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Plan which is funded, determined as of the end of the most recently ended fiscal year of a Loan Party or Restricted Subsidiary (based on the actuarial assumptions used for purposes of the applicable jurisdiction’s financial reporting requirements), did not exceed the current value of the assets of such Foreign Plan, and for each Foreign Plan which is not funded, the obligations of such Foreign Plan are properly accrued.

Section 5.12    Subsidiaries; Equity Interests. As of the Fourth Restatement Effective Date, no Loan Party has any Subsidiaries other than those specifically disclosed in Schedule 5.12, and all of the outstanding Equity Interests in the Borrowers and the Material Subsidiaries have been validly issued, are fully paid and nonassessable and all such Equity Interests owned by any Loan Party are owned free and clear of all Liens except (i) those created under the Collateral Documents and (ii) any nonconsensual Lien that is permitted under Section 7.01. As of the Fourth Restatement Effective Date, Schedule 5.12 (a) sets forth the name and jurisdiction of each Subsidiary, (b) sets forth the ownership interest of Holdings, the Borrowers and any of their Subsidiaries in each of their Subsidiaries, including the percentage of such ownership and (c) identifies each Person the Equity Interests of which are required to be pledged on the Fourth Restatement Effective Date pursuant to the Collateral and Guarantee Requirement.

Section 5.13    Margin Regulations; Investment Company Act.

(a)    Neither any Loan Party nor any of its Subsidiaries owns any Margin Stock or is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the loans made to Borrowers will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors. Neither any Loan Party nor any of its Subsidiaries expects to acquire any Margin Stock.

(b)    None of Holdings, the Borrowers, any Person Controlling Holdings, the Borrowers or any Restricted Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

Section 5.14    Disclosure. No report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information and pro forma financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that such projections may vary from actual results and that such variances may be material. The information provided in any Beneficial Ownership ~~Certificate~~Certification delivered under this Agreement shall be true and correct in all respects on the date on which such Beneficial Ownership ~~Certificate~~Certification is delivered.

Section 5.15    Solvency. On the Fourth Restatement Effective Date, after giving effect to the Transactions, Holdings and its Subsidiaries, on a consolidated basis, are Solvent.

Section 5.16    Subordination of Junior Financing. The Obligations are (a) “Senior Debt”, “Senior Indebtedness”, “Guarantor Senior Debt” or “Senior Secured Financing” (or any comparable term) and “Designated Senior Debt”, “Designated Senior Indenture”, “Designated Guaranteed Secured Debt”, or “Designated Senior Financing” (or any comparable term) under, and as defined in, any Junior Financing Documentation and (b) “First Lien Debt” (or any comparable term) under, and as defined in, any intercreditor or subordination agreement relating to any Additional Permitted Debt (in cases where the Collateral Agent’s Liens arising under this Agreement and the other Loan Documents are intended to be senior to the Liens securing such Additional Permitted Debt, as contemplated in Section 6.18(c)).

Section 5.17    Collateral Documents. The Collateral Documents create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein as security for the Obligations to the extent that a legal, valid, binding and enforceable security interest in such Collateral may be created under any applicable Law, including, without limitation, the applicable Uniform Commercial Code, which security interest, upon the filing of financing statements or the obtaining of “control”, in each case, as applicable, with respect to the relevant Collateral as required under the applicable Uniform Commercial Code, will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Borrowers and each Guarantor thereunder in such Collateral, in each case prior and superior in right to any other Person (other than Permitted Liens), in each case to the extent that a security interest may be perfected by the filing of a financing statement under the applicable Uniform Commercial Code, or by obtaining “control”.

Section 5.18    Senior Indebtedness. The monetary Obligations hereunder rank at least pari passu in right of payment (to the fullest extent permitted by law) with all other senior indebtedness of the Borrowers; provided that the prior secured claims of any other senior indebtedness solely with respect to particular collateral will not be deemed to result in such Obligations not being at least pari passu in right of payment to such other senior indebtedness.

Section 5.19    Anti-Corruption Laws and Sanctions. No Loan Party or any of its Subsidiaries is in violation of any Sanctions. No Loan Party nor any of its Subsidiaries nor, to the knowledge of such Loan Party, any director, officer, employee, agent or Affiliate of such Loan Party or such Subsidiary (a) is a Sanctioned Person or a Sanctioned Entity, (b) has any assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. Each of the Loan Parties and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws. Each of the Loan Parties and its Subsidiaries, and to the knowledge of each such Loan Party, each director, officer, employee, agent and Affiliate of each such Loan Party and each such Subsidiary, is in compliance (i) with all Sanctions, and (ii) in all material respects, with all Anti-Corruption Laws and Anti-Money Laundering Laws. No proceeds of any Loan made or Letter of Credit issued hereunder will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity, or otherwise used in any manner that would result in a violation of any Sanction, Anti-Corruption Law or Anti-Money Laundering Law by any Person (including any Lender, Bank Product Provider, or other individual or entity participating in any transaction).

Section 5.20    Certain Licenses. Each Borrower Party (to the extent that its business activities would require it to do so under applicable law) is a licensed stamping agent and licensed distributor of Tobacco Inventory in each jurisdiction in which the conduct or nature of its business activities requires that it be a licensed stamping agent and licensed distributor of Tobacco Inventory, as applicable.

Section 5.21    Representations as to Caribbean Parties. Each of the Lead Borrower and each Caribbean Party represents and warrants to the Administrative Agent and the Lenders that:

(a)    Such Caribbean Party is subject to civil and commercial Laws with respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to such Caribbean Party, the “Applicable Caribbean Party Documents”), and the execution, delivery and performance by such Caribbean Party of the Applicable Caribbean Party Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Caribbean Party nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Caribbean Party is organized and existing in respect of its obligations under the Applicable Caribbean Party Documents.

(b)    The Applicable Caribbean Party Documents are in proper legal form under the Laws of the jurisdiction in which such Caribbean Party is organized and existing for the enforcement thereof against such Caribbean Party under the Laws of such jurisdiction, and to ensure the legality, validity, enforceability (except as such enforceability may be limited by Debtor Relief Laws, by general principles of equity and by a covenant of good faith and fair dealing), priority or admissibility in evidence of the Applicable Caribbean Party Documents. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Caribbean Party Documents that the Applicable Caribbean Party Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Caribbean Party is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Caribbean Party Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Caribbean Party Document or any other document is sought to be enforced and (ii) any charge or tax as has been timely paid.

(c)    To the knowledge of the Lead Borrower and the applicable Caribbean Party, there is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which such Caribbean Party is organized and existing either (i) on or by virtue of the execution or delivery of the Applicable Caribbean Party Documents or (ii) on any payment to be made by such Caribbean Party pursuant to the Applicable Caribbean Party Documents, except as has been disclosed to the Administrative Agent.

(d)    The execution, delivery and performance of the Applicable Caribbean Party Documents executed by such Caribbean Party are, under applicable foreign exchange control regulations of the jurisdiction in which such Caribbean Party is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).

(e)    The Collateral Documents with respect to each Caribbean Party create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in Eligible Accounts and Eligible Inventory of such Caribbean Party under the laws of such Caribbean Party’s jurisdiction of organization, which security interest, upon taking the appropriate actions under the local Law (including, without limitation, the filing of financing statements or the equivalent thereof), will constitute a fully perfected Lien on, and security interest in, all right, title and interest of each such Caribbean Party thereunder in such Collateral, in each case prior and superior in right to any other Person (other than Permitted Liens).

ARTICLE VI

Affirmative Covenants

Until (i) the Commitments have expired or been terminated, (ii) the principal of and interest on each Loan and all fees and other Obligations (other than contingent indemnity obligations with respect to then unasserted claims and the Other Liabilities) shall have been paid in full, (iii) all Letters of Credit shall have expired or terminated (or been cash collateralized or backstopped in a manner reasonably satisfactory to the Issuing Bank) and (iv) all Letter of Credit Outstandings have been reduced to zero (or cash collateralized or backstopped in a manner reasonably satisfactory to the Issuing Bank), Holdings and the Borrowers shall, and Holdings and the Borrowers shall cause (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) each Restricted Subsidiary to:

Section 6.01    Financial Statements. Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a)    as soon as available, but in any event within 90 days after the end of each fiscal year of Holdings, a consolidated balance sheet of Holdings and its Subsidiaries and, if different, Holdings and its Restricted Subsidiaries, in each case as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year (or, in lieu of such audited financial statements for Holdings and its Restricted Subsidiaries, a reconciliation, reflecting such financial information for Holdings and its Restricted Subsidiaries, on the one hand, and Holdings and its Subsidiaries, on the other hand), all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of Deloitte & Touche LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(b)    as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Holdings, a consolidated balance sheet of Holdings and its Subsidiaries and, if different, Holdings and its Restricted Subsidiaries, in each case as at the end of such fiscal quarter, and the related (i) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (ii) a consolidated statement of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year (or, in lieu of such unaudited financial statements for Holdings and its Restricted Subsidiaries, a reconciliation, reflecting such financial information for Holdings and its Restricted Subsidiaries, on the one hand, and Holdings and its Subsidiaries, on the other hand), all in reasonable detail and certified by a Responsible Officer of Holdings as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of Holdings and its Subsidiaries and Holdings and its Restricted Subsidiaries, as applicable, in accordance with GAAP, subject only to normal year-end adjustments and the absence of footnotes, and delivered together with the related management discussion and analysis for such fiscal quarter, in form and detail consistent with that previously delivered under the Existing Credit Agreement;

(c)    as soon as available, and in any event no later than 90 days after the end of each fiscal year of Holdings, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of Holdings and its Restricted Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow and projected income and a summary of the material underlying assumptions applicable thereto) (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such Projections, it being understood that actual results may vary from such Projections and that such variations may be material;

(d)    simultaneously with the delivery of each set of consolidated financial statements referred to in Sections 6.01(a) and 6.01(b) above, statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements;

(e)    on the 10th Business Day of each fiscal month (or more frequently as the Lead Borrower may elect), a certificate substantially in the form of Exhibit J (which such form of certificate may be amended, restated, supplemented, or otherwise modified from time to time (including, without limitation, changes to the format thereof) as approved by Administrative Agent in Administrative Agent’s sole discretion, each, a “Borrowing Base Certificate”) showing the Tranche A Borrowing Base and the Tranche A-1 Borrowing Base as of the close of business for the immediately preceding fiscal month (or in the case of a voluntary delivery of a Borrowing Base Certificate at the election of the Lead Borrower, a subsequent date), each Borrowing Base Certificate to be certified as complete and correct in all material respects on behalf of the Lead Borrower by a Responsible Officer of the Lead Borrower; provided that if Alternate Availability is at any time less than the Trigger Amount (Collateral Reporting), such Borrowing Base Certificate shall be furnished, at the election of the Administrative Agent in its sole discretion, within twelve days following the close of business of the second and fourth fiscal weeks of each fiscal month (or, if such twelfth day is not a Business Day, on the next succeeding Business Day), as of the close of business of such preceding second or fourth fiscal week of the fiscal month; and provided, further that after any Disposition or Casualty Event with respect to Collateral subject to the Borrowing Base having a fair market value in excess of $5,000,000 (other than sales of inventory in the ordinary course of business), the Lead Borrower shall promptly (and in any event prior to the next Borrowing) deliver a revised Borrowing Base Certificate reflecting such Disposition or Casualty Event; and provided, further that Lead Borrower and the Administrative Agent hereby agree that the delivery of the Borrowing Base Certificate through the Administrative Agent’s electronic platform or portal, subject to the Administrative Agent’s authentication process, by such other electronic method as may be approved by the Administrative Agent from time to time in its sole discretion, or by such other electronic input of information necessary to calculate any Borrowing Base as may be approved by the Administrative Agent from time to time in its sole discretion, shall in each case be deemed to satisfy the obligation of Borrowers to deliver such Borrowing Base Certificate with the same legal effect as if such Borrowing Base Certificate had been manually executed by Lead Borrower and delivered to the Administrative Agent; and

(f)    as soon as available, and in any event no later than 30 days after the end of each fiscal month of Holdings for which the Consolidated Fixed Charge Coverage Ratio is required to be tested pursuant to Section 6.17, an unaudited consolidated balance sheet of Holdings and its Subsidiaries and, if different, Holdings and its Restricted Subsidiaries, in each case as at the end of such fiscal month, and the related (i) consolidated statements of income or operations for such fiscal month and for the portion of the fiscal year then ended and (ii) a consolidated statement of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal month of the previous fiscal year and the corresponding portion of the previous fiscal year (or, in lieu of such unaudited financial statements for Holdings and its Restricted Subsidiaries, a reconciliation, reflecting such financial information for Holdings and its Restricted Subsidiaries, on the one hand, and Holdings and its Subsidiaries, on the other hand), all in reasonable detail (and setting forth Consolidated Interest Expense paid in cash, Unfinanced Capital Expenditures and cash taxes referenced in clause (a)(iii) of the definition of Consolidated Fixed Charge Coverage Ratio for such fiscal month) and certified by a Responsible Officer of Holdings as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of Holdings and its Subsidiaries and Holdings and its Restricted Subsidiaries, as applicable, in accordance with GAAP, subject only to normal year-end and quarter-end adjustments and the absence of footnotes.

Notwithstanding the foregoing, the obligations in clauses (a) and (b) of this Section 6.01 may be satisfied with respect to financial information of Holdings and its Subsidiaries by furnishing (A) the applicable financial statements of any direct or indirect parent of Holdings that holds all of the Equity Interests of Holdings or (B) Holdings’ (or any direct or indirect parent thereof), as applicable, Form 10-K or 10-Q, as applicable, filed with the SEC; provided that, with respect to each of clauses (A) and (B), (i) to the extent such information relates to a parent of Holdings, such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to Holdings and the Restricted Subsidiaries on a standalone basis, on the other hand and (ii) to the extent such information is in lieu of information required to be provided under Section 6.01(a), such financial statements are accompanied by a report and opinion of Deloitte & Touche LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit.

Section 6.02    Certificates; Other Information. Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a)    no later than five days after the delivery of the financial statements referred to in Sections 6.01(a), (b) and (f), a duly completed Compliance Certificate signed by a Responsible Officer of Holdings substantially in form of Exhibit C (including, without limitation, reasonably detailed calculations with respect to the average daily Excess Availability (based on the most recent monthly and/or weekly Borrowing Base Certificates furnished to the Administrative Agent) and the Consolidated Fixed Charge Coverage Ratio, including a reconciliation reflecting any impact from the application of Section 1.03(c) (it being understood and agreed that calculation of the Consolidated Fixed Charge Coverage Ratio shall be for informational purposes only, other than as required by Section 6.17 or pursuant to Section 2.19(j)));

(b)    promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which any Loan Party files with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(c)    promptly after the furnishing thereof, copies of any material requests or material notices received by any Loan Party (other than in the ordinary course of business) from or material statements or material reports furnished (i) to any holder of debt securities of any Loan Party or of any of its Subsidiaries having an aggregate outstanding principal amount greater than the Threshold Amount, or (ii) pursuant to the terms of any Junior Financing Documentation having an aggregate outstanding principal amount greater than the Threshold Amount;

(d)    together with (i) the delivery of the financial statements pursuant to Section 6.01(a) and each Compliance Certificate pursuant to Section 6.02(a) with respect to such financial statements, a report setting forth the information required by Section 3.03(c) of the Security Agreement or confirming that there has been no change in such information since the Fourth Restatement Effective Date or the date of the last such report and (ii) the delivery of the financial statements pursuant to Sections 6.01(a), (b), and (f) and each Compliance Certificate pursuant to Section 6.02(a), (A) a description of each Disposition or Casualty Event (but only if the Net Cash Proceeds arising from a single transaction or series of related transactions are or are anticipated to be greater than $1,500,000) during the last fiscal period covered by such Compliance Certificate and (B) a list of Subsidiaries that identifies each Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary as of the date of delivery of such Compliance Certificate or a confirmation that there is no change in such information since the later of the Fourth Restatement Effective Date and the date of the last such list;

(e)    ~~(i)~~ promptly following any request by a Lender or the Administrative Agent therefor, copies of (i) any documents described in Section 101(k)(1) of ERISA that Holdings and any of its ERISA Affiliates may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l)(1) of ERISA that Holdings or any of its ERISA Affiliates may request with respect to any Plan or Multiemployer Plan; provided that if Holdings or any of its ERISA Affiliates have not requested such documents or notices from the administrator or sponsor of the applicable Plan or Multiemployer Plan, Holdings or its ERISA Affiliates shall promptly make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof;

(f)    The financial and collateral reports described on Schedule 6.02(f) hereto, at the times set forth in such Schedule 6.02(f);

(g)    at least five Business Days prior to the making of any Specified Payment or any Certain Specified Payment (other than with respect to the proviso at the end of Section 7.02 and Section 7.05(d)), a detailed calculation of the Alternate Availability and all components thereof, with such supporting documentation as the Administrative Agent may reasonably request;

(h)    promptly upon the request of any Agent or Lender, an update to the information provided in any Beneficial Ownership ~~Certificate~~Certification delivered pursuant to this Agreement, if there has been any change to the list of beneficial owners identified in the then most recently delivered Beneficial Ownership Certification (or, if there has been no such change, written confirmation from the Lead Borrower that there has been no such change); and

(i)    promptly, such additional information regarding the business, legal, financial or corporate affairs of any Loan Party or any Restricted Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request (including a list of jurisdictions in which any Borrower Party is a licensed stamping agent or a licensed distributor of Tobacco Inventory and the locations at which any Borrower Party keeps and maintains any unaffixed Tax Stamps).

Documents required to be delivered pursuant to Section 6.01(a) or (b) or 6.02 (a), (b) or (c) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Lead Borrower posts such documents, or provides a link thereto on the Lead Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Lead Borrower’s behalf on SyndTrak or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) upon written request by the Administrative Agent, the Lead Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Lead Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Lead Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(a) to the Administrative Agent. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

Section 6.03    Notices. Promptly after obtaining actual knowledge thereof, notify the Administrative Agent:

(a)    of the occurrence of any Default;

(b)    of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including such matters arising out of or resulting from (i) breach or non-performance of, or any default or event of default under, a Contractual Obligation of any Loan Party or any Subsidiary, (ii) any dispute, litigation, investigation or proceeding between any Loan Party or any Subsidiary and any Governmental Authority, (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary, including pursuant to any applicable Environmental Laws or in respect of IP Rights or the assertion or occurrence of any noncompliance by any Loan Party or any of its Subsidiaries with, or liability under, any applicable Environmental Law or Environmental Permit, or (iv) the occurrence of any ERISA Event or similar event with respect to Foreign Plans;

(c)    any casualty or other insured damage to any portion of the Collateral subject to the Borrowing Base in excess of $5,000,000, or the commencement of any action or proceeding for the taking of any interest in a portion of the Collateral subject to the Borrowing Base in excess of $5,000,000 or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceedings;

(d)    the existence of any Liens on Collateral subject to the Borrowing Base arising from claims under PACA and, promptly upon the reasonable request by the Administrative Agent, the existence of any Liens on Collateral subject to the Borrowing Base arising from claims under the Food Security Act or the Packers and Stockyards Act; and

(e)    the receipt of any notice of default by a Loan Party under, or notice of termination of, any Lease for any of the Loan Parties’ distribution centers or warehouses.

Each notice pursuant to this Section shall be accompanied by a written statement of a Responsible Officer of the Lead Borrower (x) that such notice is being delivered pursuant to Section 6.03(a), (b), (c),(d) or (e) (as applicable) and (y) setting forth details of the occurrence referred to therein and stating what action the Lead Borrower has taken and proposes to take with respect thereto.

Section 6.04    Payment of Obligations. Pay, discharge or otherwise satisfy as the same shall become due and payable, all its obligations and liabilities in respect of taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, except, in each case, to the extent the failure to pay or discharge the same could not reasonably be expected to have a Material Adverse Effect, it being understood that neither Holdings, the Borrowers nor any of their respective Restricted Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

Section 6.05    Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization and (b) take all reasonable action to maintain all rights, privileges (including its good standing), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except in the case of clauses (a) and (b), (i) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect or (ii) pursuant to a transaction permitted by Section 7.04 or 7.05.

Section 6.06    Maintenance of Properties. Except if the failure to do so could not reasonably be expected to have a Material Adverse Effect, (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted, and (b) make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions thereof or thereto in accordance with prudent industry practice.

Section 6.07    Maintenance of Insurance. (a) Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as Holdings, the Borrowers and the Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons.

(b)    Subject to Section 6.13(c) and the terms of any Acceptable Intercreditor Agreement, property coverage policies maintained with respect to any Collateral shall be endorsed or otherwise amended to include (i) a mortgage clause (regarding improvements to Real Property) and a lenders’ loss payable clause (regarding personal property), in form and substance reasonably satisfactory to the Agents, which endorsements or amendments shall provide that the insurer shall pay all proceeds otherwise payable to the Loan Parties under the policies directly to the Administrative Agent, and (ii) such other provisions as the Administrative Agent may reasonably require from time to time to protect the interests of the Credit Parties. Commercial general liability policies shall be endorsed to name the Administrative Agent as an additional insured. Each endorsement to such casualty or liability policy referred to in this

Section 6.07(b) shall also provide that it shall not be canceled (x) by reason of nonpayment of premium except upon (A) in the case of liability policies, not less than 10 days’ prior notice thereof by the insurer to the Administrative Agent or (B) in the case of casualty policies, not less than 30 days’ prior notice thereof by the insurer to the Administrative Agent or (y) for any other reason except upon not less than 30 days’ prior notice thereof by the insurer to the Administrative Agent. The Lead Borrower shall deliver to the Administrative Agent, prior to the cancellation, modification or non-renewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent, including an insurance binder) together with evidence satisfactory to the Administrative Agent of payment of the premium therefor.

(c)    Flood Insurance. With respect to each Mortgaged Property, obtain flood insurance in such total amounts and on terms that are satisfactory to the Administrative Agent and all Lenders, if at any time the area in which any improvements located on any Mortgaged Property is designated as a “flood hazard area” in any Flood Insurance Rate Map established by the Federal Emergency Management Agency (or any successor agency), and otherwise comply with all Flood Laws.

Section 6.08    Compliance with Laws. Comply in all respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, other than such orders, writs, injunctions and decrees as to which an appeal has been timely and properly taken in good faith, except if the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

Section 6.09    Books and Records. Maintain (a) proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of Holdings, the Lead Borrower or any Restricted Subsidiary, as the case may be and (b) to the extent applicable, written records pertaining to any claims filed against Holdings, the Lead Borrower or any Restricted Subsidiary under PACA or under the Packers and Stockyards Act.

Section 6.10    Inspection Rights.

(a)    Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom (other than the records of the Board of Directors of such Loan Party or such Subsidiary) and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the reasonable expense of the Borrowers and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Lead Borrower; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 6.10 and the Administrative Agent shall not exercise such rights more often than two times during any calendar year absent the existence of an Event of Default and only one such time shall be at the Borrowers’ expense; provided, further that when an Event of Default exists, the Administrative Agent or any Lender

(or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Lenders shall give the Lead Borrower the opportunity to participate in any discussions with the Borrowers’ independent public accountants. Notwithstanding anything to the contrary in this Section 6.10, none of the Loan Parties or any Restricted Subsidiary will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement or (iii) is subject to attorney-client or similar privilege or constitutes attorney work product.

(b)     In addition to the foregoing, from time to time upon the request of the Administrative Agent, permit the Administrative Agent or professionals (including consultants, accountants, lawyers and appraisers) retained by the Administrative Agent, on reasonable prior notice and during normal business hours, to conduct appraisals and field examinations, including, without limitation, of (i) the Borrowers’ practices in the computation of the Borrowing Base, and (ii) the assets subject to the Borrowing Base and related financial information such as, but not limited to, sales, gross margins, payables, accruals and reserves. The Loan Parties shall pay the reasonable out-of-pocket fees and expenses of the Administrative Agent or such professionals with respect to such evaluations and appraisals and a fee of up to $1,000 per day, per examiner, for each such field examination performed by personnel employed by the Administrative Agent; provided that:

(i)     the Administrative Agent may conduct no more than one field examination in any calendar year; provided, further that the Administrative Agent, in its reasonable discretion, (A) if any Event of Default exists, may cause such additional field examinations to be taken as the Administrative Agent reasonably determines (each, at the expense of the Loan Parties) and (B) at any time that Alternate Availability is or has been less than 15.00% of the Loan Cap during any calendar year, the Administrative Agent may conduct up to two field examinations in such calendar year at the Loan Parties’ expense (provided that, the Administrative Agent may undertake at its sole expense whether or not an Event of Default exists, one additional field examination); and

(ii)     the Administrative Agent may undertake no more than one appraisal of Inventory (including for each category) of each Loan Party and, to the extent it remains in the Borrowing Base, each of Real Property and Rolling Stock of each Loan Party in any calendar year; provided, further that the Administrative Agent, in its reasonable discretion, (A) if any Event of Default exists, may cause such additional appraisals to be taken as the Administrative Agent reasonably determines (each, at the expense of the Loan Parties) and (B) at any time that Alternate Availability is or has been less than 15.00% of the Loan Cap during any calendar year, the Administrative Agent may conduct up to two appraisals of Inventory (including for each category) of each Loan Party and, to the extent it remains in the Borrowing Base, each of Real Property and Rolling Stock of the Loan Parties in such calendar year at the Loan Parties’ expense (provided that, the Administrative Agent may undertake at its sole expense whether or not an Event of Default exists, one additional appraisal of Inventory (including for each category), Real Property and Rolling Stock);

provided that appraisals and field examinations of assets acquired in connection with a Permitted Acquisition shall not count toward the number of appraisals and field examinations specified above in this Section 6.10(b). With respect to Acquired Inventory and Acquired Accounts, as long as the Administrative Agent has received reasonable prior notice of a relevant Permitted Acquisition and the Borrower Parties reasonably cooperate (and cause the Person being acquired to reasonably cooperate) with the Administrative Agent, the Administrative Agent shall use commercially reasonable efforts to complete such due diligence and a related appraisal on or prior to such Person becoming a Borrower Party or the closing date of such Permitted Acquisition.

Section 6.11     Covenant to Guarantee Obligations and Give Security. At the Borrowers’ expense, take all action necessary or reasonably requested by the Administrative Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including:

(a)     except as otherwise provided in the following clause (c), upon the formation or acquisition of any new direct or indirect Subsidiary (in each case, other than an Unrestricted Subsidiary or an Excluded Subsidiary) by any Loan Party, the designation in accordance with Section 7.15 of any existing direct or indirect Subsidiary as a Restricted Subsidiary or any Subsidiary becoming a Material Subsidiary (but subject, in the case of Material Real Property, to Section 10.25(b)):

(i)     except as provided below, within 45 days after such formation, acquisition or designation or such longer period as the Collateral Agent or the Administrative Agent may agree in its discretion:

(A)     cause each such Domestic Subsidiary that is required to become a Guarantor under the Collateral and Guarantee Requirement to furnish to the Administrative Agent or the Collateral Agent (as appropriate) a description of the Material Real Properties owned by such Restricted Subsidiary in detail reasonably satisfactory to the Administrative Agent;

(B)     cause each such Domestic Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to duly execute and deliver to the Administrative Agent or the Collateral Agent (as appropriate) Mortgages with respect to Material Real Property located in the United States, Security Agreement Supplements, Intellectual Property Security Agreements and other security agreements and documents (including, with respect to Mortgages with respect to Material Real Property located in the United States, the documents listed in Section 6.13(b)), as reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent or the Collateral Agent (as appropriate) (consistent with the Mortgages, Security Agreement, Intellectual Property Security Agreements and other Collateral Documents in effect on the Fourth Restatement Effective Date or executed and delivered on a post-closing basis after, but pursuant to the terms and conditions of, this Agreement), in each case granting Liens required by the Collateral and Guarantee Requirement;

(C)     cause each such Domestic Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to deliver any and all certificates representing Equity Interests (to the extent certificated) that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank (or any other documents customary under local Law) and instruments evidencing the intercompany Indebtedness held by such Restricted Subsidiary and required to be pledged pursuant to the Collateral Documents, indorsed in blank to the Collateral Agent;

(D)     take and cause such Domestic Subsidiary and each direct or indirect parent of such Domestic Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to take whatever action (including the recording of Mortgages with respect to Material Real Property located in the United States, the filing of Uniform Commercial Code financing statements and delivery of stock and membership interest certificates) may be necessary in the reasonable opinion of the Administrative Agent or the Collateral Agent (as appropriate) to vest in the Administrative Agent or the Collateral Agent (as appropriate) (or in any representative of the Administrative Agent or the Collateral Agent (as appropriate) designated by it) valid Liens required by the Collateral and Guarantee Requirement, enforceable against all third parties in accordance with their terms, except as such enforceability may be limited by Debtor Relief Laws, and by general principles of equity (regardless of whether enforcement is sought in equity or at law) and by an implied covenant of good faith and fair dealing,

(ii)     within 45 days after the request therefor by the Administrative Agent or the Collateral Agent (as appropriate) (or such longer period as the Administrative Agent or the Collateral Agent (as appropriate) may agree in its sole discretion), deliver to the Administrative Agent or the Collateral Agent (as appropriate) a signed copy of an opinion, addressed to the Administrative Agent or the Collateral Agent (as appropriate) and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to such matters set forth in this Section 6.11(a) as the Administrative Agent may reasonably request, and

(iii)     as promptly as practicable after the request therefor by the Collateral Agent, deliver to the Collateral Agent with respect to each Material Real Property, any existing title reports, surveys or environmental assessment reports; provided, however, that this clause (iii) shall not apply with respect to any Material Real Property, to the extent a Term Collateral Release has occurred with respect to such Material Real Property, specifically or by type or class (and has not been rescinded, as contemplated in Section 6.18(d)).

(b)     subject to the following clause (c):

(i)     the Borrowers shall obtain the security interests and Guarantees set forth on Schedule 1.01B on or prior to the dates corresponding to such security interests and Guarantees set forth on Schedule 1.01B; and

(ii)     after the Fourth Restatement Effective Date, promptly after the acquisition of any Material Real Property by any Loan Party, and such Material Real Property shall not already be subject to a perfected Lien pursuant to the Collateral and Guarantee Requirement, the Lead Borrower shall give notice thereof to the Administrative Agent and promptly thereafter shall cause such Real Property to be subjected to a Lien to the extent required by the Collateral and Guarantee Requirement and will take, or cause the relevant Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent or the Collateral Agent to grant and perfect or record such Lien, including, as applicable, the actions referred to in Section 6.13(b); and

(c)     any of the provisions of the foregoing clauses (a) and (b), the terms of the Collateral and Guarantee Requirement, and the provisions of Section 6.13 to the contrary notwithstanding, the requirements of the foregoing clauses (a) and (b) shall be satisfied with respect to the Ram Acquired Companies on the Fourth Restatement Effective Date or, with respect to the execution and delivery of, and filing of Mortgages and the other documents referred to in Section 6.13 with respect to the Ram Real Estate, as soon as is commercially reasonable (including, if applicable and commercially reasonable, on the Fourth Restatement Effective Date), and the Lead Borrower agrees to use its commercially reasonable efforts to cause all Ram Real Estate to constitute Eligible Real Property as soon as is commercially reasonable on or after the Fourth Restatement Effective Date ~~and to add all such then-eligible Ram Real Estate to the Borrowing Base on each Ram RE Addition Date~~.

Section 6.12     Compliance with Environmental Laws. Except, in each case, to the extent that the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) comply, and take all commercially reasonable actions to cause any lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits; (b) obtain and renew all Environmental Permits necessary for its operations and properties; and, (c) in each case to the extent required by applicable Environmental Laws, conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to address all Hazardous Materials at, on, under or emanating from any currently or formerly owned or operated property or facility, in accordance with the requirements of all applicable Environmental Laws.

Section 6.13     Further Assurances and Post Closing Conditions.

(a)     Promptly upon reasonable request by the Administrative Agent (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments including any amendments or assignments thereto as the Administrative Agent or Collateral

Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Collateral Documents as set forth therein. Without limiting the foregoing, the Loan Parties shall use commercially reasonable efforts to obtain a Collateral Access Agreement from any Person from whom a Loan Party enters into a Lease after the Closing Date for a warehouse or distribution center prior to entering into such Lease.

(b)     In the case of any Material Real Property of a Loan Party (other than a Caribbean Party) located in the United States (but subject to Section 10.25(b)), provide the Administrative Agent with Mortgages and otherwise satisfy the applicable Collateral and Guarantee Requirements with respect to such owned Real Property within 60 days or, with respect to Ram Real Estate, as soon as is commercially reasonable (or, in any case, such longer period as the Administrative Agent may agree in its sole discretion) of the acquisition of, or, if requested by the Administrative Agent, entry into, or renewal of, a ground lease in respect of, such Real Property in each case together with:

(i)     evidence that counterparts of the Mortgages have been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices that the Collateral Agent may deem reasonably necessary or desirable in order to create a valid and subsisting perfected Lien on the Mortgaged Property described therein in favor of the Collateral Agent for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent;

(ii)     Mortgage Policies in form and substance, with endorsements and in amount, reasonably acceptable to the Collateral Agent (not to exceed the value of the real properties covered thereby), issued, coinsured and reinsured by title insurers reasonably acceptable to the Collateral Agent, insuring the Mortgages to be valid subsisting Liens on the Mortgaged Property described therein, free and clear of all defects and encumbrances, subject to Liens permitted by Section 7.01, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents) and such coinsurance and direct access reinsurance as the Collateral Agent may reasonably request;

(iii)     opinions of local counsel for the Loan Parties in states in which the Mortgaged Properties are located, with respect to the enforceability and perfection of the Mortgages and any related fixture filings in form and substance reasonably satisfactory to the Collateral Agent; and

(iv)     such other evidence that all other actions that the Collateral Agent may reasonably deem necessary or desirable in order to create valid and subsisting Liens on the property described in the Mortgages has been taken;

~~(v)~~     provided that, with respect to any obligation set forth in clauses (b)(i) through (iv) above for any ground lease requiring the consent of a third party not controlled by Holdings or its Restricted Subsidiaries, such Loan Party shall only be required to use its commercially reasonable efforts to perform such obligation; and~~(vi)~~     provided, further, that this clause (b) shall not apply with respect to any such Real Property, to the extent a Term Collateral Release has occurred with respect to such Term Collateral, specifically or by type or class (and has not been rescinded, as contemplated in Section 6.18(d)).

(c)     Perform the obligations set forth on Schedule 6.13(c) in each case within the time limits set forth on Schedule 6.13(c) or such longer period as determined by the Administrative Agent in its sole discretion; provided that, with respect to any obligation set forth on Schedule 6.13(c) requiring the consent, waiver, approval or other participation of a third party not controlled by Holdings or its Restricted Subsidiaries, such Loan Party shall only be required to use its commercially reasonable efforts to perform such obligation, and the Administrative Agent may, in its sole discretion, extend or waive such obligations to the extent such Loan Party’s use of commercially reasonable efforts has not resulted, and in the judgment of the Administrative Agent will not result, in the performance of such obligation.

(d)     Upon the request of the Collateral Agent (which the Collateral Agent shall not request unless either negotiable documents of title are issued for the Inventory in transit or an Event of Default exists), use commercially reasonable efforts to cause each of its customs brokers to deliver an agreement (including, without limitation, a Customs Broker Agreement) to the Collateral Agent covering such matters and in such form as the Collateral Agent may reasonably require. In the event Inventory is in the possession or control of a customs broker that has not delivered an agreement as required by the preceding sentence, such Inventory shall not be considered Eligible In-Transit Inventory hereunder.

Section 6.14     Information Regarding Collateral. Furnish to the Agents prompt written notice of any change in: (a) any Loan Party’s name; (b) the location of any Loan Party’s chief executive office or its principal place of business; (c) any Loan Party’s organizational structure or jurisdiction of incorporation or formation; or (d) any Loan Party’s Federal Taxpayer Identification Number or organizational identification number assigned to it by its state of organization. The Loan Parties agree not to effect or permit any change referred to in the preceding sentence unless all filings, publications and registrations, have been made (or will be made in a timely fashion) under the Uniform Commercial Code or other applicable Law that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest to the extent required under the Collateral Documents (subject only to Permitted Liens having priority under applicable Law) in all the Collateral for its own benefit and the benefit of the other Secured Parties.

Section 6.15     Physical Inventories. Cause, at their own expense, not less than one physical count of Inventory to be undertaken in each 12-month period (or alternatively, periodic cycle counts) in conjunction with the preparation of its annual audited financial statements, conducted in a manner, at the times and following such methodology as is, in each case, consistent with historical practice in effect immediately prior to the Fourth Restatement Effective Date or as otherwise may be reasonably satisfactory to the Agents. Following the completion of such Inventory count, and in any event by the next date required for the delivery of a Borrowing Base Certificate hereunder, the Borrowers shall deliver the results of such physical inventory to the Administrative Agent and shall post such results to the Loan Parties’ stock ledgers and general ledgers, as applicable.

Section 6.16     Corporate Separateness.

(a)     Satisfy, and cause each of its Restricted Subsidiaries and Unrestricted Subsidiaries to satisfy, customary corporate and other formalities, including, as applicable, the holding of regular board of directors’ and shareholders’ meetings or action by directors or shareholders without a meeting, in each case, to the extent required by law and the maintenance of corporate offices and records.

(b)     Ensure that (i) no payment is made by it or any of its Restricted Subsidiaries to a creditor of any Unrestricted Subsidiary in respect of any liability of any Unrestricted Subsidiary, (ii) no bank account of any Unrestricted Subsidiary shall be commingled with any bank account of the Borrowers, Holdings or any direct or indirect parent of the Borrowers or any of their Restricted Subsidiaries, and (iii) any financial statements distributed to any creditors of any Unrestricted Subsidiary shall clearly establish or indicate the corporate separateness of such Unrestricted Subsidiary from the Borrowers, Holdings or any direct or indirect parent of the Borrowers or any of their Restricted Subsidiaries.

Section 6.17     Consolidated Fixed Charge Coverage Ratio.

(a)     Immediately upon and during the occurrence of any Trigger Event (FCCR), maintain a Consolidated Fixed Charge Coverage Ratio of at least 1.00 to 1.00 determined on a consolidated 12-month (or four-quarter, if applicable) basis as of the immediately preceding fiscal month end for which financial statements are available (but in any event as of the most recent fiscal month ending at least 30 days prior to such Trigger Event (FCCR) and as of each subsequent fiscal month end thereafter); provided that during any Trigger Event (FCCR) and during any Trigger Event Cure Period, unless and until the Lead Borrower has demonstrated its compliance with the Consolidated Fixed Charge Coverage Ratio requirement set forth above by delivery to the Administrative Agent of the monthly financial statements for the fiscal month specified above and the related Compliance Certificate, (i) the Borrowers shall not be permitted to request any Loans or the issuance of any Letters of Credit and (ii) Holdings, the Borrowers and their respective Restricted Subsidiaries shall not be permitted to (A) declare any Restricted Payment in the form of a dividend under Sections 7.06(h), (j), or (k), (B) consummate any transaction described under Sections 7.02(d)(v), 7.02(j), 7.02(n), 7.06(h), 7.06(j), 7.06(k) or 7.12(a)(vi) (other than the payment of dividends which were not declared in violation of the preceding clause (A)), or (C) without the consent of the Administrative Agent, consummate any transaction described under Section 7.05(f), 7.05(j) or 7.05(n).

(b)     For purposes of determining satisfaction with the foregoing Consolidated Fixed Charge Coverage Ratio under this Section 6.17, any Specified Equity Contribution made during the period from the last day of the relevant period until the expiration of the 10th day after the date on which financial statements are required to be delivered hereunder with respect to the relevant period will, at the request of the Lead Borrower, be included in the calculation of Consolidated EBITDA for any period of calculation which includes the month in which such Specified Equity Contribution was received by the Loan Parties, provided that (A) during the term of the Revolving Credit Facility, Specified Equity Contributions shall be made no more than four times, (B) the amount of any Specified Equity Contribution shall be no greater than the amount required to cause Holdings and the Borrowers to be in compliance with the Consolidated Fixed Charge Coverage Ratio specified above on a Pro Forma Basis and (C) all Specified Equity Contributions shall be disregarded for purposes of determining the amount or availability of any baskets with respect to the covenants contained herein.

Section 6.18     Additional Real Property and Rolling Stock; Term Collateral Release; Term Collateral Subordination.

(a)     ~~Subject to the following clause (f), the~~The Borrowers (other than a Caribbean Party) may, at the election of the Lead Borrower, add Real Property to the Borrowing Base after the Fourth Restatement Effective Date (“Additional Real Property”); provided that (i) the Lead Borrower shall provide 30 days’ (or such shorter period as the Administrative Agent may agree in its sole discretion) prior written notice of its intent to add any Additional Real Property (including a list of such Real Property identifying the owner and address of such Real Property), (ii) the Additional Real Property shall meet the requirements of Eligible Real Property (including the requirements of the Collateral and Guarantee Requirement and Sections 6.11 and 6.13, in each case as if such provisions were directly applicable to such Additional Real Property), (iii) Additional Real Property shall not be added to the Borrowing Base more than one time per fiscal quarter unless the Administrative Agent otherwise agrees in its sole discretion, and (iv) such Real Property, specifically or by type or class, has not been the subject of a Term Collateral Release or Term Collateral Subordination (unless such Term Collateral Release or Term Collateral Subordination has been rescinded as contemplated in Section 6.18(d)).

(b)     The Borrowers (other than a Caribbean Party) may, at the election of the Lead Borrower, add Rolling Stock to the Borrowing Base after the RS Initial Date (“Additional Rolling Stock”); provided that (i) the Lead Borrower shall provide 30 days’ (or such shorter period as the Administrative Agent may agree in its sole discretion) prior written notice of its intent to add any Additional Rolling Stock (including a list of such Rolling Stock identifying the owner, make, model, year, state of registration, vehicle identification number, title number and company identification number of such Rolling Stock), (ii) the Additional Rolling Stock shall meet the requirements of Eligible Rolling Stock (including the requirements of the Collateral and Guarantee Requirement and Sections 6.11 and 6.13, in each case as if such provisions were directly applicable to such Additional Rolling Stock), (iii) Additional Rolling Stock shall not be added to the Borrowing Base more than one time per fiscal quarter unless the Administrative Agent otherwise agrees in its sole discretion, and (iv) such Rolling Stock, specifically or by type or class, has not been the subject a Term Collateral Release or Term Collateral Subordination (unless such Term Collateral Release or Term Collateral Subordination has been rescinded as contemplated in Section 6.18(d)).

(c)     From time to time, the Lead Borrower may direct a Term Collateral Release or Term Collateral Subordination with respect to any Term Collateral (provided, however, that a Term Collateral Release shall apply only with respect to Real Property and/or Equipment (and proceeds thereof and any related assets approved by the Administrative Agent in its reasonable discretion)), all as provided in this Section 6.18(c). Upon the satisfaction of the Term Collateral Conditions with respect to any Term Collateral:

(i)     in the case of any Term Collateral Release (as specified in the notice contemplated in clause (a) of the definition of “Term Collateral Conditions”), the Collateral Agent’s Liens arising under this Agreement and the other Loan Documents on such Term Collateral shall be deemed released and the Collateral Agent may, without further consent of any Lender, take such actions to effect the release of such Liens as are requested by the Borrowers or as the Collateral Agent may deem necessary, all at the Borrowers’ sole cost and expense; and

(ii)     in the case of any Term Collateral Subordination (as specified in the notice contemplated in clause (a) of the definition of “Term Collateral Conditions”), the Collateral Agent’s Liens arising under this Agreement and the other Loan Documents on such Term Collateral shall be subordinated to the applicable Additional Permitted Debt (specified in the notice delivered to the Administrative Agent as contemplated in the definition of “Term Collateral Conditions”) on the terms set forth in the applicable Acceptable Intercreditor Agreement.

(d)     Term Collateral which constitutes Real Property and Rolling Stock which has been the subject of a Term Collateral Release or Term Collateral Subordination may be reintroduced to the calculation of the Borrowing Base (as Eligible Real Property and Eligible Rolling Stock, as applicable), subject to the satisfaction of the following conditions precedent (as reasonably determined by the Administrative Agent): (i) the Administrative Agent shall have received a written request from Lead Borrower specifically identifying such Term Collateral, stating Lead Borrower’s desire to cause such Term Collateral to be reintroduced to the calculation of the Borrowing Base, and specifying the intended date on which such Term Collateral shall be reintroduced to the calculation of the Borrowing Base (which date may be determined by the satisfaction of conditions specified in such notice (such as the payment or other satisfaction of other Indebtedness or the release of certain Liens)) and (ii) the Loan Parties satisfy, with respect to such Term Collateral, all applicable requirements of including Additional Real Property and Additional Rolling Stock (as set forth in Sections 6.18(a) and (b)), as if such Real Property and Rolling Stock, as applicable, were Additional Real Property and Additional Rolling Stock, as applicable (and the Loan Parties agree that any such Term Collateral shall constitute Additional Real Property and Additional Rolling Stock, as applicable). Any Term Collateral reintroduced to the calculation of the Borrowing Base under this clause (d) must also constitute Eligible Real Property or Eligible Rolling Stock, as applicable, before any availability is derived from such assets. Upon the date specified in such notice (or the satisfaction of the conditions set forth in such notice), the Term Collateral Release and Term Collateral Subordination applicable to the Term Collateral specified in such notice shall be deemed rescinded.

(e)     Subject to the satisfaction of the Term Collateral Conditions and the provisions of Section 6.18(c), as applicable, nothing in this Agreement or any other Loan Document shall prohibit the Borrowers from (A) first, obtaining Term Collateral Subordination with respect to any Term Collateral and, thereafter, obtaining Term Collateral Release with respect to the same, and (B) obtaining Term Collateral Subordination with respect to a portion of the Term Collateral while the Collateral Agent’s Liens in and to other Term Collateral remains senior to other Liens (including, by way of example, in connection with any “split-lien” or “reciprocal lien” transaction). The Borrowers may effect a Term Collateral Release or Term Collateral Subordination on specific items of Term Collateral or on a class or type of Term Collateral and, thereafter, such item or items of Term Collateral or class of Term Collateral shall be deemed to have been the subject of a Term Collateral Release or a Term Collateral

Subordination until such time, if ever, such Term Collateral Release or Term Collateral Subordination is rescinded as contemplated in the preceding clause (d). Upon the occurrence of a Term Collateral Release or Term Collateral Subordination with respect to any Term Collateral, such Term Collateral shall automatically be eliminated from the calculation of the Borrowing Base and may not thereafter be included in the calculation of the Borrowing Base, except as provided in the preceding clause (d).

~~(f)     Any other term or provision of this Section 6.18 to the contrary notwithstanding, commencing on the Fourth Restatement Effective Date and continuing until the Ram End Date, the Lead Borrower shall exercise its commercially reasonable efforts to cause all Ram Real Estate to become Eligible Real Property as soon as is commercially reasonable and to add all then-eligible Ram Real Estate to the Borrowing Base on each Ram RE Addition Date.~~

Section 6.19     OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws. Each Loan Party will, and will cause each of its Subsidiaries to, comply (i) with all Sanctions, and (ii) in all material respects, with all Anti-Corruption Laws and Anti-Money Laundering Laws. Each of the Loan Parties and its Subsidiaries shall implement and maintain in effect policies and procedures designed to ensure compliance by the Loan Parties and their Subsidiaries and their respective directors, officers, employees, agents and Affiliates with Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws.

ARTICLE VII

Negative Covenants

Until (i) the Commitments have expired or been terminated, (ii) the principal of and interest on each Loan (including Swingline Loans) and all fees and other Obligations (other than contingent indemnity obligations with respect to then unasserted claims and the Other Liabilities) shall have been paid in full, (iii) all Letters of Credit shall have expired or terminated (or been cash collateralized or backstopped in a manner reasonably satisfactory to the Issuing Bank) and (iv) all Letter of Credit Outstandings have been reduced to zero (or cash collateralized or backstopped in a manner reasonably satisfactory to the Issuing Bank), neither Holdings nor any Borrower shall, nor shall any of them permit any of its Restricted Subsidiaries to, directly or indirectly:

Section 7.01     Liens. Create, incur, assume or suffer to exist any Lien upon any of their property, assets or revenues, whether now owned or hereafter acquired, other than the following (each of the following, a “Permitted Lien”):

(a)     Liens pursuant to any Loan Document;

(b)     Liens existing on the Fourth Restatement Effective Date (other than consensual Liens on Inventory, Accounts, Real Property and Rolling Stock that, in each case is subject to the Borrowing Base); provided that any Lien securing Indebtedness in excess of $1,000,000 individually or in the aggregate (when taken together with all other Liens securing obligations outstanding in reliance on this clause (b) that are not listed on Schedule 7.01(b)) shall only be permitted to the extent such Lien is listed on Schedule 7.01(b);

(c)     Liens for taxes, assessments or governmental charges which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP;

(d)     statutory or common law Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens arising in the ordinary course of business which secure amounts not overdue for a period of more than 30 days or if more than 30 days overdue, are unfiled and no other action has been taken to enforce such Lien or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the Loan Parties, as applicable, to the extent required in accordance with GAAP;

(e)     (i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Holdings, the Borrowers or any Restricted Subsidiary thereof;

(f)     (i) deposits to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business and (ii) Liens which are granted to an issuer of surety bonds and secure only the obligations of the Lead Borrower or any of its Restricted Subsidiaries to such issuer in respect of surety bonds obtained, issued, or entered into in the ordinary course of the Lead Borrower or such Restricted Subsidiaries’ business in support of Tax Stamp obligations, but only if (A) such Liens are at all times unperfected or (B) Agent shall have received an intercreditor agreement, in form and substance reasonably satisfactory to Agent, duly authorized, executed, and delivered by such issuer;

(g)     easements, rights-of-way, restrictions, encroachments, protrusions and other similar encumbrances and minor title defects affecting Real Property which, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of Holdings, the Borrowers or any Material Subsidiary, and any exceptions on the title policies issued in connection with the Mortgaged Property;

(h)     (i) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h) and (ii) Liens arising from claims under PACA, the Food Security Act or the Packers and Stockyards Act;

(i)     Liens securing Indebtedness permitted under Section 7.03(e); provided that (i) such Liens attach concurrently with or within 270 days after the acquisition, construction, repair, replacement or improvement (as applicable) of the property subject to such Liens, (ii) such Liens do not at any time encumber any property other than the property financed by such

Indebtedness, replacements thereof and additions and accessions to such property and the proceeds and the products thereof and customary security deposits and (iii) with respect to Capitalized Lease Obligations, such Liens do not at any time extend to or cover any assets (except for additions and accessions to such assets, replacements and products thereof and customary security deposits) other than the assets subject to such Capitalized Lease Obligations; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(j)     leases, licenses, subleases or sublicenses (in each case, including without limitation, with respect to Intellectual Property) granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Borrowers or any Material Subsidiary, taken as a whole, or (ii) secure any Indebtedness;

(k)     Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(l)     Liens (i) of a collecting bank arising under Section 4-210 of the Uniform Commercial Code on the items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business, and (iii) in favor of a banking or other financial institution arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of set off) and which are within the general parameters customary in the banking industry;

(m)     Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.02(j) or (n) to be applied against the purchase price for such Investment and (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(n)     Liens in favor of Holdings, the Borrowers or a Restricted Subsidiary securing Indebtedness permitted under Section 7.03(d);

(o)     Liens existing on property (other than consensual Liens on Inventory, Accounts, Real Property and Rolling Stock that, in each case is subject to the Borrowing Base) at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary (other than by designation as a Restricted Subsidiary pursuant to Section 7.15), in each case after the Fourth Restatement Effective Date (other than Liens on the Equity Interests of any Person that becomes a Restricted Subsidiary); provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (iii) the Indebtedness secured thereby is permitted under Section 7.03(e) or (g);

(p)     any interest or title of a lessor under leases entered into by Holdings, the Borrowers or any of the Restricted Subsidiaries in the ordinary course of business;

(q)     Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by Holdings, the Borrowers or any of the Restricted Subsidiaries in the ordinary course of business;

(r)     Liens deemed to exist in connection with Investments in repurchase agreements under Section 7.02 and reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts maintained in the ordinary course of business and not for speculative purposes;

(s)     Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of Holdings, the Borrowers or any of their respective Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Holdings, the Borrowers and any of their respective Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of Holdings, the Borrowers or any Restricted Subsidiary thereof in the ordinary course of business;

(t)     Liens solely on any cash earnest money deposits made by Holdings, the Borrowers or any of their respective Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(u)     (i) Liens placed upon the Equity Interests of any Restricted Subsidiary acquired pursuant to a Permitted Acquisition to secure Indebtedness permitted under Section 7.03(g) in connection with such Permitted Acquisition and (ii) Liens placed upon the assets of such Restricted Subsidiary and any of its Subsidiaries to secure Indebtedness (or to secure a Guarantee of such Indebtedness) permitted under Section 7.03(g) in connection with such Permitted Acquisition;

(v)     ground leases in respect of Real Property on which facilities owned or leased by Holdings, the Borrowers or any of their Subsidiaries are located;

(w)     Liens arising from precautionary Uniform Commercial Code financing statement filings;

(x)     Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(y)     any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any Real Property that does not materially interfere with the ordinary conduct of the business of Holdings, the Borrowers or any Material Subsidiary;

(z)     Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(aa)     Liens on (i) assets and Equity Interests of Foreign Subsidiaries securing Indebtedness permitted pursuant to Section 7.03(h) and (ii) the CIS Assets securing any Indebtedness owed to the Captive Insurance Subsidiary by any Borrower or any Restricted Subsidiary;

(bb)     the modification, replacement, renewal or extension of any Lien permitted by clause (b), (i), (o) or (u) of this Section 7.01; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.03, and (B) proceeds and products thereof, and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.03;

(cc)     any encumbrance or restriction (including put and call arrangements) with respect to capital stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(dd)     (i) other Liens (other than consensual Liens on Inventory, Accounts, Real Property and Rolling Stock that is, in each case subject to the Borrowing Base) securing Indebtedness of Holdings, the Lead Borrower or the Restricted Subsidiaries, or other obligations in an aggregate principal amount such that the Pro Forma Excess Availability Condition (Certain Covenants) shall have been satisfied with respect thereto, no Event of Default exists or would result therefrom and the Consolidated Fixed Charge Coverage Ratio (calculated on a Pro Forma Basis) shall for the Test Period (determined by reference to the date on which such Indebtedness is incurred) be at least 1.10 to 1.00; provided that, to the extent such Liens are on Collateral, other than Collateral subject to the Borrowing Base, such Liens shall be junior to the Liens securing the Obligations and be subject to a customary intercreditor agreement reasonably satisfactory to the Administrative Agent, and (ii) other Liens securing Indebtedness of Holdings, the Lead Borrower or the Restricted Subsidiaries, or other obligations in an aggregate principal amount not to exceed $35,000,000, provided that, to the extent such Liens are on Collateral of the type included in the calculation of the Borrowing Base, the Collateral subject to such Liens shall not be included in the calculation of the Borrowing Base after the applicable Borrower Party obtains knowledge thereof and, as soon as practicable (but, in any event, within five Business Days) after obtaining such knowledge, the Lead Borrower submits a corrected Borrowing Base which demonstrates that Alternate Availability is equal to or greater than the Trigger Amount;

(ee)     Liens securing Additional Permitted Debt, so long as:

(i)     to the extent such Liens are on Collateral (other than Term Collateral), such Liens are subordinate to the Collateral Agent’s Liens on such Collateral pursuant to the terms of an Acceptable Intercreditor Agreement; and

(ii)     to the extent such Liens are on Term Collateral, either (A) a Term Collateral Release has occurred with respect to such Term Collateral (and has not been rescinded as contemplated in Section 6.18(d)) or (B) either (1) to the extent such Liens are or are intended to be senior to the Collateral Agent’s Liens on such Term Collateral arising under this Agreement or the other Loan Documents, as contemplated in Section 6.18(c), then a Term Collateral Subordination has occurred with respect to such Term Collateral (and has not been rescinded as contemplated in Section 6.18(d)) and such Liens are subject to an Acceptable Intercreditor Agreement or (2) to the extent such Liens are intended to be junior to the Collateral Agent’s Liens on such Term Collateral arising under this Agreement and the other Loan Documents, as contemplated in Section 6.18(c), then such Liens are subject to the terms of an Acceptable Intercreditor Agreement; and

(ff)     (i) Liens on Accounts (and Related Rights and Property) sold, transferred, or conveyed, or over which a security interest is granted, pursuant to a Permitted Receivables Financing and (ii) Liens granted by any Special Purpose Receivables Subsidiary on its assets to secure its obligations under any Permitted Receivables Financing.

Section 7.02     Investments. Make or hold any Investments, except:

(a)     Investments by Holdings, the Borrowers or a Restricted Subsidiary in assets that were Cash Equivalents when such Investment was made;

(b)     loans or advances to officers, directors and employees of Holdings (or any direct or indirect parent thereof), any Intermediate Holding Company, the Borrowers or the Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) to the extent permitted by Law and not resulting in any Change of Control, in connection with such Person’s purchase of Equity Interests of Holdings (or any direct or indirect parent thereof) (provided that the amount of such loans and advances shall be contributed to a Loan Party in cash as common equity) and (iii) for purposes not described in the foregoing clauses (i) and (ii), in an aggregate principal amount outstanding not to exceed $10,000,000 at any time outstanding (net of any realized return representing a return of capital in respect of any such Investment);

(c)     asset purchases (including purchases of inventory, supplies and materials) and the licensing or contribution of Intellectual Property pursuant to joint marketing arrangements with other Persons, in each case in the ordinary course of business;

(d)     Investments (i) by any Loan Party in any other Loan Party, (ii) by any Non-Loan Party in any other Non-Loan Party, (iii) by any Non-Loan Party in any Loan Party (provided, that any such Investment by any Non-Loan Party in any Loan Party shall be subordinated to the Obligations pursuant to a subordination agreement or terms of subordination, as applicable, in form and substance reasonably satisfactory to the Administrative Agent), (iv) [reserved], and (v) by any Loan Party in any Non-Loan Party that is a Restricted Subsidiary (so long as (A) such Investment is made in the ordinary course of business or (B) at the time such Investment is made (1) such Investment is evidenced by a note (in form and substance reasonably satisfactory to the Administrative Agent) pledged to the Collateral Agent as Collateral on a first-priority basis as collateral security for the Obligations (but subject to the terms of any Acceptable Intercreditor Agreement), (2) no Event of Default exists or would result therefrom, and (3) the Pro Forma Excess Availability Condition shall have been satisfied with respect thereto);

(e)     Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

(f)     Investments consisting of Liens, Indebtedness, fundamental changes, Dispositions and Restricted Payments permitted under Sections 7.01, 7.03, 7.04, 7.05 and 7.06, respectively;

(g)     Investments (i) existing or contemplated on the Fourth Restatement Effective Date and set forth on Schedule 7.02(g) and any modification, replacement, renewal, reinvestment or extension thereof and (ii) existing on the Fourth Restatement Effective Date by Holdings, the Borrowers or any Restricted Subsidiary in the Borrowers or any other Restricted Subsidiary and any modification, renewal, reinvestment or extension thereof; provided that the amount of any Investment permitted pursuant to this Section 7.02(g) is not increased from the amount of such Investment on the Fourth Restatement Effective Date except pursuant to the terms of such Investment as of the Fourth Restatement Effective Date or as otherwise permitted by this Section 7.02;

(h)     Investments in Swap Contracts permitted under Section 7.03;

(i)     promissory notes and other noncash consideration received in connection with Dispositions permitted by Section 7.05;

(j)     the purchase or other acquisition of property and assets or businesses of any Person or of assets constituting a business unit, a line of business or division of such Person, or Equity Interests in a Person that, upon the consummation thereof, will be a Subsidiary of Holdings or the Borrowers (including as a result of a merger or consolidation); provided that, with respect to each purchase or other acquisition made pursuant to this Section 7.02(j) (each, a “Permitted Acquisition”):

(A)     ~~subject to clause (B) below,~~ a majority of all property, assets and businesses acquired in such purchase or other acquisition shall constitute Collateral and each applicable Loan Party and any such newly created or acquired Subsidiary (and, to the extent required under the Collateral and Guarantee Requirement, the Subsidiaries of such created or acquired Subsidiary) shall be Guarantors and shall have complied with the requirements of Section 6.11, within the times specified therein (for the avoidance of doubt, this clause (A) shall not override any provisions of the Collateral and Guarantee Requirement);

(B)     [reserved];

(C)     the purchased or acquired property, assets, business or Person is in the same or substantially the same line of business as Holdings and its Subsidiaries, taken as a whole (or a business that is reasonably related or ancillary thereto);

(D)     the board of directors (or similar governing body) of the Person to be so purchased or acquired shall not have indicated publicly its opposition to the consummation of such purchase or acquisition (which opposition has not been publicly withdrawn);

(E)     immediately before and immediately after giving Pro Forma Effect to any such purchase or other acquisition, but subject to Section 1.11 with respect to any Limited Condition Acquisitions, (1) no Default shall exist or would result therefrom and (2) the aggregate amount of consideration paid in respect of such purchases or acquisitions does not exceed, during any period of 12 consecutive fiscal months, $50,000,000 (but excluding the consideration payable in connection with the EB Acquisition pursuant to the EB Acquisition Agreement), unless either of the following is satisfied: (aa) after giving effect to such purchase or acquisition, Pro Forma Excess Availability shall equal or exceed 20% of the Loan Cap or (bb) (I) the Pro Forma Excess Availability Condition shall have been satisfied with respect thereto and (II) the Consolidated Fixed Charge Coverage Ratio (calculated on a Pro Forma Basis) shall for the Test Period (determined by reference to the date on which such purchase or other acquisition is consummated) be at least 1.10 to 1.00; and

(F)     the Lead Borrower shall have delivered to the Administrative Agent, on behalf of the Lenders, no later than five Business Days after the date on which any such purchase or other acquisition is consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this clause (j) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition;

(k)     Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and UCC Article 4 customary trade arrangements with customers consistent with past practices;

(l)     Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(m)     loans and advances to Holdings or the Borrowers (or any direct or indirect parent thereof) in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to Holdings or the Borrowers (or such direct or indirect parent) in accordance with Section 7.06(e) or (f);

(n)     so long as immediately after giving effect to any such Investment no Default has occurred and is continuing, other Investments that do not exceed at any time (x) the greater of $100,000,000 and 4.00% of Total Assets (determined as of the date such Investment is made), or (y) if the Pro Forma Excess Availability Condition shall have been satisfied with respect thereto, the greater of $150,000,000 and 4.00% of Total Assets (determined as of the date such Investment is made), in each case in the aggregate and net of any return representing return of capital in respect of any such investment and valued at the time of the making thereof; provided that, if the Pro Forma Excess Availability Condition shall have been satisfied with respect thereto, such amount shall be increased by, (i) the Net Cash Proceeds of Permitted Equity Issuances (other than Specified Equity Contributions) that are Not Otherwise Applied and (ii) if as of the last day of the Test Period, the Consolidated Fixed Charge Coverage Ratio (calculated on a Pro Forma Basis) is at least 1.10 to 1.00, the Available Amount that is Not Otherwise Applied; provided, further that if any Investment made under this clause (n) is for the purchase or other acquisition of property and assets or businesses of any Person or of assets constituting a business unit, a line of business or division of such Person, or Equity Interests in a Person, then the conditions of clause (j) above (other than clauses (E) and (F) of the proviso thereto) shall be satisfied prior to any such Investment and such Investment shall be deemed to be a Permitted Acquisition for purposes of clause (q) of the definition of “Eligible Accounts” and clause (m) of the definition of “Eligible Inventory”;

(o)     advances of payroll payments to employees in the ordinary course of business;

(p)     Investments to the extent that payment for such Investments is made solely with Qualified Equity Interests of Holdings (or by the Borrowers (other than a Caribbean Borrower) or any Intermediate Holding Company or any direct or indirect parent of Holdings);

(q)     Investments held by a Restricted Subsidiary acquired after the Fourth Restatement Effective Date or of a corporation merged into Holdings or the Borrowers or merged or consolidated with a Restricted Subsidiary in accordance with Section 7.04 after the Fourth Restatement Effective Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(r)     Guarantees by Holdings, the Borrowers or any Restricted Subsidiary of leases (other than Capitalized Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(s)     Investments in the Captive Insurance Subsidiary in an aggregate amount that does not exceed the sum of $1,000,000 plus the minimum amount of capital required under the laws of the jurisdiction in which the Captive Insurance Subsidiary is formed or any jurisdiction in which it does business;

(t)     Investments constituting the non-cash portion of consideration received in a Disposition permitted by Section 7.05;

(u)     (i) the formation of Special Purpose Receivables Subsidiaries (but excluding the capitalization thereof, other than di minimus amounts necessary to pay costs and fees relating directly to the formation and organization of such Special Purpose Receivables Subsidiaries) and (ii) other Investments by the Lead Borrower or any Restricted Subsidiary in any Special Purpose Receivables Subsidiary in connection with any Permitted Receivables Financing (A) which are made in the form of contributions to the capital of such Special Purpose Receivables Subsidiary of Accounts (and Related Rights and Property) owing by the Designated Account Debtor associated with such Permitted Receivables Financing, (B) which constitute Indebtedness owing by such Special Purpose Receivables Subsidiary to the Lead Borrower or any Restricted Subsidiary, to the extent such Indebtedness arises from the deferred payment of the purchase price or other consideration payable by such Special Purpose Receivables Subsidiary in connection with such Permitted Receivables Financing, and (C) which constitute contributions made in cash or other immediately available funds to the capital of such Special Purpose Receivables Subsidiary, but only if, ~~(~~for purposes of this clause (C) (1) no Default shall exist or would result therefrom and (2) if, after giving effect to such contribution, the aggregate amount of all cash contributions made by the Lead Borrower or any Restricted Subsidiary in all Special Purpose Receivables Subsidiaries (net of any returns of equity actually received in cash by the Lead Borrower or the Restricted Subsidiary making such contributions, as applicable) exceeds $15,000,000, (aa) on the date such contribution is made, Pro Forma Excess Availability shall equal or exceed 15.00% of the Loan Cap, (bb) if, on the date such contribution is made, Pro Forma Excess Availability is less than 17.50% of the Loan Cap, then the Consolidated Fixed Charge Coverage Ratio (calculated on a Pro Forma Basis as of the last day of the Test Period) shall be at least 1.10 to 1.00, and (cc) if the amount of such contribution exceeds $10,000,000, the Chief Financial Officer or other financial officer of the Lead Borrower shall have executed and delivered a certificate to the Administrative Agent demonstrating in reasonable detail the satisfaction of each of the conditions set forth in this clause (C); and

(v)     to the extent constituting an Investment, the undertaking and consummation of Permitted Receivables Financings and Permitted Receivables Undertakings;

provided that no Investment in an Unrestricted Subsidiary that would otherwise be permitted under this Section 7.02 shall be permitted hereunder (w) to the extent that any portion of such Investment is used to make any prepayments, redemptions, purchases, defeasances and other payments in respect of any Restricted Debt to the extent prohibited under Section 7.12, (x) if such Investment consists of a transfer of any property (other than Real Property or Rolling Stock) of the type subject to the Borrowing Base, (y) if the Pro Forma Excess Availability Condition (Certain Covenants) shall not have been satisfied with respect to such Investment or (z) any Event of Default exists or would result therefrom. For purposes of this Section 7.02, the term “Investment” shall include the acquisition of the Equity Interests of the owner/lessor under any Excluded Sale-Leaseback or the acquisition of the Real Property subject to such Excluded Sale-Leaseback.

Section 7.03     Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:(a) Indebtedness of Holdings, the Borrowers or any of their respective Subsidiaries under the Loan Documents;

(b)     (i) Indebtedness outstanding on the Fourth Restatement Effective Date and listed on Schedule 7.03(b) and any Permitted Refinancing thereof and (ii) intercompany Indebtedness outstanding on the Fourth Restatement Effective Date;

(c)     Guarantees by Holdings, the Borrowers and the Restricted Subsidiaries in respect of Indebtedness of Holdings, the Borrowers or any Restricted Subsidiary otherwise permitted hereunder (except that a Restricted Subsidiary that is not a Loan Party may not, by virtue of this Section 7.03(c), Guarantee Indebtedness that such Restricted Subsidiary could not otherwise incur under this Section 7.03); provided that (A) no Guarantee by any Restricted Subsidiary of any Junior Financing shall be permitted unless such Restricted Subsidiary shall have also provided a Guarantee of the Obligations substantially on the terms set forth in the Guaranty and (B) if the Indebtedness being Guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;

(d)     Indebtedness of Holdings, the Borrowers or any Restricted Subsidiary owing to Holdings, the Borrowers or any other Restricted Subsidiary to the extent constituting an Investment permitted by Section 7.02; provided that all such Indebtedness of any Loan Party owed to any Person that (x) is not a Loan Party or (y) is a Caribbean Party, in each case, shall be subject to subordination terms reasonably satisfactory to the Administrative Agent;

(e)     (i) Attributable Indebtedness and other Indebtedness (including Capitalized Leases) financing the acquisition, construction, repair, replacement or improvement of fixed or capital assets; provided that such Indebtedness is incurred concurrently with or within 360 days after the applicable acquisition, construction, repair, replacement or improvement, (ii) Attributable Indebtedness arising out of Sale-Leaseback transactions permitted by Section 7.05(f) and (iii) any Permitted Refinancing of any Indebtedness set forth in the immediately preceding clauses (i) and (ii); provided that the aggregate amount of such Indebtedness incurred pursuant to clause (i) of this paragraph (e) (and any Permitted Refinancing thereof) and outstanding at any one time shall not exceed the greater of (A) $350,000,000 and (B) an amount equal to 5.00% of Total Assets (determined as of the date of incurrence);

(f)     Indebtedness in respect of Swap Contracts designed to hedge against interest rates, foreign exchange rates or commodities pricing risks incurred in the ordinary course of business and not for speculative purposes;

(g)     Indebtedness of Holdings, the Borrowers or of any Restricted Subsidiary assumed in connection with any Permitted Acquisition, provided that (x) such Indebtedness (i) was not incurred in contemplation of such Permitted Acquisition, (ii) is secured only by the assets acquired in the applicable Permitted Acquisition (including any acquired Equity Interests), and (iii) the only obligors with respect to any Indebtedness incurred pursuant to this clause (g)

shall be those Persons who were obligors of such Indebtedness prior to such Permitted Acquisition, and (y) both immediately prior and after giving effect thereto (A) no Default shall exist or would result therefrom and (B) the aggregate principal amount of such Indebtedness and all Indebtedness resulting from any Permitted Refinancing thereof at any time outstanding pursuant to this clause (g) does not exceed (x) for all Loan Parties, the greater of $100,000,000 and 3.00% of Total Assets (determined as of the date of incurrence) and (y) for all Non-Loan Parties, the greater of $75,000,000 and 2.25% of Total Assets (determined as of the date of incurrence) (provided that the aggregate amount of Indebtedness outstanding for all Non-Loan Parties pursuant to this clause (g) and clause (h) below shall not exceed at any one time $150,000,000);

(h)    Indebtedness of Non-Loan Parties in an aggregate principal amount outstanding not to exceed at any time (x) $50,000,000 or (y) if no Default shall exist or would result therefrom and the Pro Forma Excess Availability Condition shall have been satisfied with respect thereto, $75,000,000 (provided that (A) up to an additional $75,000,000 of Indebtedness in aggregate principal amount outstanding at any time may be incurred in connection with Permitted Acquisitions of Persons which are or become a Foreign Subsidiary and (B) the aggregate amount of Indebtedness outstanding among Non-Loan Parties pursuant to this clause (h) and clause (g) above shall not exceed at any one time $150,000,000);

(i)    Indebtedness representing deferred compensation to employees of Holdings or the Borrowers (or any direct or indirect parent of the Borrowers) and the Restricted Subsidiaries incurred in the ordinary course of business;

(j)    Indebtedness to current or former officers, directors, managers, consultants and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of Holdings (or any direct or indirect parent thereof) permitted by Section 7.06;

(k)    Indebtedness incurred by Holdings, the Borrowers or any of the Restricted Subsidiaries in a Permitted Acquisition, any other Investment expressly permitted hereunder or any Disposition permitted hereunder, in each case to the extent constituting indemnification obligations or obligations in respect of purchase price (including earn-outs) or other similar adjustments;

(l)    Indebtedness consisting of obligations of Holdings, the Borrowers or any of the Restricted Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with Permitted Acquisitions or any other Investment expressly permitted hereunder;

(m)    Obligations with respect to Cash Management Services and other Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in each case in connection with deposit accounts;

(n)    Indebtedness of Holdings, the Borrowers or any of the Restricted Subsidiaries that are Guarantors not otherwise permitted under this Section 7.03; provided that the aggregate outstanding principal amount of such Indebtedness shall not exceed $150,000,000 at any time unless, both immediately prior and after giving Pro Forma Effect to such incurrence (A) the Consolidated Fixed Charge Coverage Ratio (calculated on a Pro Forma Basis) for the Test Period (determined by reference to the date on which such Indebtedness is incurred) is at least 1.10 to 1.00, (B) the Pro Forma Excess Availability Condition shall have been satisfied with respect thereto and (C) no Default shall exist or would result therefrom;

(o)    Indebtedness consisting of (a) the financing of insurance premiums or (b) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(p)    Indebtedness incurred by Holdings, the Borrowers or any of the Restricted Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims; provided that any reimbursement obligations in respect thereof are reimbursed within 30 days following the incurrence thereof;

(q)    obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by Holdings, the Borrowers or any of the Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(r)    Additional Permitted Debt;

(s)    customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business;

(t)    Indebtedness owed on a short-term basis of no longer than 30 days to banks and other financial institutions incurred in the ordinary course of business with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances;

(u)    all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (t) above;

(v)    Contingent Obligations incurred in the ordinary course of business;

(w)    Indebtedness in respect of the Excluded Sale-Leasebacks in the event that such Excluded Sale-Leasebacks constitute Capitalized Leases, including as a result of a conversion to or re-characterization as Capitalized Leases in accordance with GAAP; provided that the aggregate principal amount of Indebtedness under this clause (~~x~~w) shall not exceed $100,000,000; and

(x)    Indebtedness of (i) any Special Purpose Receivables Subsidiary in connection with any Permitted Receivables Financing and (ii) the Lead Borrower or any of its Restricted Subsidiaries in the form of Permitted Receivables Undertakings.

For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased.

For purposes of determining compliance with this Section 7.03, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (a) through (w) above, the Lead Borrower shall, in its sole discretion, classify and reclassify or later divide, classify or reclassify such item of Indebtedness (or any portion thereof) and will only be required to include the amount and type of such Indebtedness in one or more of the above clauses; provided that (i) all Indebtedness outstanding under the Loan Documents will be deemed to have been incurred on such date in reliance only on the exception in clause (a) of Section 7.03, and (ii) all Additional Permitted Debt will be deemed to have been incurred on such date in reliance only on the exception set forth in Section 7.03(r).

The accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness or Disqualified Equity Interests shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 7.03.

Section 7.04    Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:

(a)    (i) any Restricted Subsidiary may merge with any Loan Party (other than a Caribbean Party) (including a merger, the purpose of which is to reorganize such Loan Party into a new jurisdiction); provided that (A) such Loan Party shall be the continuing or surviving Person, (B) if a Borrower is a party to such merger, then such Borrower shall be the continuing and surviving Person and (C) such Loan Party shall be incorporated under the Laws of the United States, any state thereof or the District of Columbia or (ii) any Restricted Subsidiary (other than a Loan Party that is a Domestic Subsidiary) may merge with any Caribbean Party (including a merger, the purpose of which is to reorganize such Loan Party into a new jurisdiction); provided that (A) such Caribbean Party shall be the continuing or surviving Person,

(B) if a Caribbean Borrower is a party to such merger, then such Caribbean Borrower shall be the continuing and surviving Person and (C) such Caribbean Party shall be incorporated under the Laws of an Approved Caribbean Jurisdiction;

(b)    (i) any Subsidiary that is not a Loan Party may merge or consolidate with or into any other Subsidiary that is not a Loan Party (provided, that at all times before the AJTL Satisfaction Date, the Subsidiary which survives such merger or consolidation must be a Restricted Subsidiary) and (ii) (A) any Subsidiary may liquidate or dissolve or (B) any Borrower or any Subsidiary may change its legal form if, in each case, such Borrower or Subsidiary determines in good faith that such action is in the best interests of such Borrower and its Subsidiaries and is not materially disadvantageous to the Lenders;

(c)    any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to a Borrower or another Restricted Subsidiary; provided that (i) if the transferor in such a transaction is a Loan Party which is not a Caribbean Party, then the transferee must be a Loan Party (other than a Caribbean Party), (ii) if the transferor in such a transaction is a Caribbean Party, then the transferee must be a Loan Party and (iii) if the transferor in such a transaction is a Loan Party, to the extent constituting an Investment, such Investment must be a permitted Investment in or Indebtedness of a Restricted Subsidiary which is not a Loan Party or which is a Caribbean Party in accordance with Sections 7.02 and 7.03, respectively;

(d)    so long as no Default exists or would result therefrom, Holdings and each Borrower may merge or consolidate with any other Person; provided that (i) Holdings or such Borrower, as the case may be, shall be the continuing or surviving entity or (ii) if the Person formed by or surviving any such merger or consolidation is not Holdings or such Borrower, as the case may be (any such Person, the “Successor Loan Party”), (A) the Successor Loan Party shall be an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof (except that, in the case of a merger or consolidation of a Caribbean Borrower and not involving Holdings, the Lead Borrower, any other Borrower which is a Domestic Subsidiary, or any Loan Party which is a Domestic Subsidiary, the Successor Loan Party may be organized in an Approved Caribbean Jurisdiction), (B) the Successor Loan Party shall expressly assume all the obligations of Holdings or such Borrower, as the case may be, under this Agreement and the other Loan Documents to which Holdings or such Borrower, as the case may be, is party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (C) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Guaranty confirmed that its Guarantee shall apply to the Successor Loan Party’s obligations under this Agreement, (D) each Loan Party, unless it is the other party to such merger or consolidation, shall have by a supplement to the Security Agreement confirmed that its obligations thereunder shall apply to the Successor Loan Party’s obligations under this Agreement, (E) each mortgagor of a Mortgaged Property, unless it is the other party to such merger or consolidation, shall have by an amendment to or restatement of the applicable Mortgage (or other instrument reasonably satisfactory to the Administrative Agent) confirmed that its obligations thereunder shall apply to the Successor Loan Party’s obligations under this Agreement, and (F) the Lead Borrower shall have delivered to the Administrative Agent an officer’s certificate and an opinion of counsel, each stating that such merger or consolidation and such supplement to this Agreement or any other Loan Document comply with this Agreement; provided, further that if the foregoing are satisfied, the Successor Loan Party will succeed to, and be substituted for, the applicable Loan Party under this Agreement;

(e)    so long as no Default exists or would result therefrom, any Restricted Subsidiary may merge with any other Person in order to effect an Investment permitted pursuant to Section 7.02; provided that the continuing or surviving Person shall be a Restricted Subsidiary, which together with each of its Restricted Subsidiaries, shall have complied with the requirements of Section 6.11 to the extent applicable; and

(f)    so long as no Default exists or would result therefrom, a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05.

Section 7.05    Dispositions. Make any Disposition, except:

(a)    Dispositions or abandonment of obsolete, worn out or surplus property, (including, without limitation, Intellectual Property), whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful in the conduct of the business of Holdings, the Borrowers and the Restricted Subsidiaries;

(b)    Dispositions or discounts of inventory and Dispositions of immaterial assets in the ordinary course of business (including allowing any registrations or any applications for registration of any immaterial IP Rights to lapse or become abandoned in the ordinary course of business);

(c)    Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property (which replacement property is actually promptly purchased);

(d)    Dispositions of property to Holdings, the Borrowers or a Restricted Subsidiary; provided that if the transferor of such property is a Loan Party (i) which is not a Caribbean Party, the transferee thereof must be a Loan Party (other than a Caribbean Party), (ii) which is a Caribbean Party, the transferee must be a Loan Party or (iii) to the extent such transaction constitutes an Investment, such transaction is permitted under Section 7.02; provided, further that (A) if the property being disposed of is transferred to a Subsidiary that is not a Loan Party or is a Caribbean Party, the Administrative Agent may require, in the exercise of its reasonable business judgment, that the transferee execute an agreement granting the Administrative Agent access to such property for purposes of conducting a Liquidation, and (B) if the property being disposed of constitutes Eligible Accounts, Eligible Inventory, Eligible In-Transit Inventory, Eligible Real Property or Eligible Rolling Stock and is being transferred to (x) a Subsidiary which is not a Loan Party or (y) a Caribbean Party (other than a transfer by a Caribbean Party), such disposition shall be made only if the Pro Forma Excess Availability Condition (Certain Covenants) shall have been satisfied with respect thereto and no Event of Default exists or would result therefrom;

(e)    Dispositions permitted by Sections 7.02, 7.04 and 7.06 and Liens permitted by Section 7.01;

(f)    (i) Dispositions of property pursuant to Sale-Leaseback transactions related to Real Property and Rolling Stock; provided that no Default shall exist or would result from such Disposition and any such Disposition related to Real Property (other than Excluded Property) or Rolling Stock shall only be permitted to the extent that on a pro forma basis after giving effect to such Disposition, (x) the Consolidated Fixed Charge Coverage Ratio (calculated on a Pro Forma Basis) shall for the Test Period (determined by reference to the date on which such Disposition is effected) be at least 1.10 to 1.00 and (y) the Pro Forma Excess Availability Condition shall have been satisfied with respect thereto and (ii) Dispositions of property pursuant to Sale-Leaseback transactions related to property (other than Real Property, Rolling Stock or other property that is subject to the Borrowing Base); provided that no Default shall exist or would result from such Disposition and with respect to such property owned by Holdings, the Borrowers and their Restricted Subsidiaries on the Fourth Restatement Effective Date, the fair market value of all property so Disposed of after the Fourth Restatement Effective Date shall not exceed $25,000,000 per calendar year (with any unused amounts in any calendar year being carried over to the next succeeding calendar year only) and in each case, with respect to any such property acquired by Holdings, the Borrowers or any Restricted Subsidiary after the Fourth Restatement Effective Date, the applicable Sale-Leaseback transaction occurs within 360 days after the acquisition or construction (as applicable) of such property;

(g)    Dispositions in the ordinary course of business of Cash Equivalents;

(h)    leases, subleases, licenses or sublicenses (including the provision of software under an open source license), in each case in the ordinary course of business and which do not materially interfere with the business of Holdings, the Borrowers and the Restricted Subsidiaries, taken as a whole;

(i)    transfers of property subject to Casualty Events upon receipt of the Net Cash Proceeds of such Casualty Event;

(j)    Dispositions of property not otherwise permitted under this Section 7.05; provided that:

(i)    at the time of such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Default exists), no Default shall exist or would result from such Disposition,

(ii)    the aggregate book value of all property Disposed of in reliance on this clause (j) shall not exceed $150,000,000 per calendar year (with unused amounts in any calendar year being carried over to the succeeding calendar years); provided that (A) such amount may, at the option of the Lead Borrower, be increased by an amount up to $20,000,000 (which such amount shall reduce the annual amount for the subsequent calendar year), (B) in no event shall the aggregate book value of all property Disposed of in reliance on this clause (j) exceed $300,000,000 in any period of 12 consecutive fiscal months, and (C) if the property being Disposed of in reliance on this clause (j) constitutes

Inventory or Accounts or other property subject to the Borrowing Base and has an aggregate book value greater than $50,000,000 (calculated with respect to such Disposition or series of related Dispositions) or if the aggregate book value of all Inventory or Accounts or other property subject to the Borrowing Base Disposed of (whether in a single Disposition or different Dispositions) since the date of the then most recent Borrowing Base Certificate delivered pursuant to this Agreement exceeds $50,000,000, then, in each case, Lead Borrower shall have demonstrated that, after giving effect thereto, Alternate Availability shall equal or exceed the Trigger Amount, and

(iii)    with respect to any Disposition pursuant to this clause (j) for a purchase price in excess of $10,000,000, Holdings, the Borrowers or a Restricted Subsidiary shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents (in each case, free and clear of all Liens at the time received, other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Section 7.01(a), Section 7.01(l) and clauses (i) and (ii) of Section 7.01(u)); provided, however, that for the purposes of this clause (iii), (A) any liabilities (as shown on Holdings, such Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of Holdings, such Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities received by such Borrower or such Restricted Subsidiary from such transferee that are converted by such Borrower or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of the applicable Disposition and (C) any Designated Non-Cash Consideration received in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (C) that is at that time outstanding, not in excess of 1.00% of Total Assets (determined as of the date of such Disposition) at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash;

(k)    Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(l)    (i) Dispositions of accounts receivable or notes receivable in the ordinary course of business in connection with the collection or compromise thereof or the conversion of accounts receivable to notes receivable and (ii) dispositions of Accounts (and Related Rights and Properties) in connection with Permitted Receivables Financings;

(m)    any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(n)    Dispositions to the Captive Insurance Subsidiary of CIS Assets; provided that (i) at the time of such Disposition, no Default shall exist or would result from such

Disposition, (ii) the aggregate book value of all property Disposed of in reliance on this clause (n) shall not exceed (A) $5,000,000 in any calendar year (with unused amounts in any calendar year being carried over to the succeeding calendar years) and (B) $30,000,000 (after the Fourth Restatement Effective Date), plus in each case of clause (A) and (B), the dollar amount of any CIS Assets resold by the Captive Insurance Subsidiary to any Loan Party (such dollar amount not to exceed the original dollar amount paid by the Captive Insurance Subsidiary for any such CIS Assets), and (iii) Holdings, the Borrowers or a Restricted Subsidiary shall receive 100% of such consideration in the form of cash or Cash Equivalents (in each case, free and clear of all Liens at the time received, other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Section 7.01(a) and Section 7.01(l))~~.~~;

(o)    the unwinding of any Swap Contract pursuant to its terms;

provided that any Disposition of any property pursuant to this Section 7.05 (except pursuant to Section 7.05(e) and (o) and except for Dispositions from a Loan Party to another Loan Party or from a Non-Loan Party to another Non-Loan Party or from a Non-Loan Party to a Loan Party), shall be for no less than the fair market value of such property at the time of such Disposition and, in the case of Accounts and Inventory, solely for cash consideration. To the extent any Collateral is Disposed of as expressly permitted by this Section 7.05 to any Person other than the Borrowers or any Restricted Subsidiary, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and, if requested of the Administrative Agent, upon the certification by the Lead Borrower that such Disposition is permitted by this Agreement, the Administrative Agent or the Collateral Agent, as applicable, shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

Section 7.06    Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, except:

(a)    each Restricted Subsidiary may make Restricted Payments to the Borrowers and to other Restricted Subsidiaries (and, in the case of a Restricted Payment by a non-wholly owned Restricted Subsidiary, to the Borrowers and any other Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);

(b)    (i) Holdings and the Lead Borrower may purchase or redeem in whole or in part any of its Equity Interests for another class of Equity Interests or rights to acquire its Equity Interests or with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests, provided that any terms and provisions material to the interests of the Lenders, when taken as a whole, contained in such other class of Equity Interests are at least as advantageous to the Lenders as those contained in the Equity Interests redeemed thereby and (ii) Holdings, the Borrowers and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the Equity Interests (other than Disqualified Equity Interests not otherwise permitted by Section 7.03) of such Person;

(c)    to the extent constituting Restricted Payments, Holdings, the Borrowers and the Restricted Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Section 7.02, 7.04 or 7.08 (other than Section 7.08(e));

(d)    repurchases of Equity Interests in Holdings, the Borrowers or any Restricted Subsidiary deemed to occur upon exercise of stock options or warrants if such Equity Interests represent all or part of the exercise price of such options or warrants or tax withholdings upon the exercise of stock options or warrants or the vesting or settlement of shares of restricted stock or other Equity Interests;

(e)    Holdings, any Borrower or any Restricted Subsidiary may pay (or make Restricted Payments to allow any direct or indirect parent thereof to pay) for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of Holdings (or of any such direct or indirect parent thereof) held by any future, present or former employee, director or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of Holdings, any Intermediate Holding Company, any Borrower (or any direct or indirect parent of the Borrowers) or any of their respective Subsidiaries pursuant to any employee or director equity plan, employee or director stock option plan or any other employee or director benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, director or consultant of Holdings (or any direct or indirect parent thereof), any Intermediate Holding Company, the Borrowers or any of their Subsidiaries; provided that the aggregate amount of Restricted Payments made pursuant to this clause (e) shall not exceed $25,000,000 in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years); provided, further that such amount in any calendar year may be increased by an amount not to exceed:

(i)    to the extent contributed to Holdings or the Lead Borrower, the Net Cash Proceeds from the sale of Equity Interests (other than Disqualified Equity Interests or Specified Equity Contributions) of Holdings or the Lead Borrower and, to the extent contributed to Holdings or the Lead Borrower, Equity Interests of any of the Borrowers’ direct or indirect parent companies, in each case to members of management, directors or consultants of Holdings, the Borrowers, any of their Subsidiaries or any of its direct or indirect parent companies that occurs after the Fourth Restatement Effective Date; plus

(ii)    the Net Cash Proceeds of key man life insurance policies received by Holdings, the Borrowers or their Restricted Subsidiaries; less

(iii)    the amount of any Restricted Payments previously made with the cash proceeds described in clauses (i) and (ii) of this Section 7.06(e);

provided, further that cancellation of Indebtedness owing to Holdings or any Borrower from members of management of Holdings or such Borrower, any of the Borrowers’ direct or indirect parent companies or any of the Borrowers’ Restricted Subsidiaries in connection with a repurchase of Equity Interests of any of the Borrowers’ direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Agreement; provided, further that the value of any Equity Interests repurchased, retired or acquired pursuant to this clause (e) shall be determined based on the imputed per share (or interest) price of any such Equity Interest as of the Fourth Restatement Effective Date; provided, further that the aggregate amount of Restricted Payments made pursuant to this clause (e) shall not exceed $50,000,000 in any calendar year (including any amounts carried over) unless the Pro Forma Excess Availability Condition (Certain Covenants) shall have been satisfied with respect thereto.

(f)    Holdings and the Borrowers may make Restricted Payments to Holdings or any direct or indirect parent of Holdings and the Borrowers:

(i)    the proceeds of which shall be used to pay (A) its operating costs and expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business, attributable to the ownership or operations of Holdings, the Borrowers and their respective Subsidiaries (including any reasonable and customary indemnification claims made by directors or officers of any direct or indirect parent of Holdings and the Borrowers attributable to the ownership or operations of Holdings, the Borrowers and their respective Subsidiaries) and (B) management fees in accordance with Section 7.08;

(ii)    the proceeds of which will be used to pay consolidated, combined or unitary federal, state or local income taxes attributable to the income of Holdings, the Borrowers and their respective Subsidiaries in an amount not to exceed such income taxes that would have been payable by Holdings, the Borrowers and their respective Subsidiaries on a stand-alone basis, excluding any such income taxes paid or to be paid directly by Holdings, the Borrowers or their respective Subsidiaries (other than, in the case of a Restricted Payment to Holdings, payments by Holdings as parent of the applicable consolidated, combined or unitary group); provided that, in determining the stand-alone income tax liability of Holdings, the Borrowers and their respective Subsidiaries, any interest expense in a direct or indirect parent of Holdings and the Borrowers substantially all of whose assets consist (directly or indirectly) of equity and debt of Holdings or the Borrowers, shall be treated as an interest expense of Holdings or the Borrowers, as the case may be.

(iii)    the proceeds of which shall be used to pay franchise and excise taxes and other fees, taxes and expenses required to maintain its (or so long as its direct or indirect parents directly or indirectly own no other assets than the Equity Interest in Holdings, the Borrowers or any of their direct or indirect parents’) corporate existence;

(iv)    to finance any Investment permitted to be made pursuant to Section 7.02; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (B) Holdings or the Borrowers, as the case may be, shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be held by it or contributed to a Restricted Subsidiary or (2) the merger (to the extent permitted in Section 7.04) of the Person formed or acquired into a Restricted Subsidiary in order to consummate such Permitted Acquisition, in each case, in accordance with the requirements of Section 6.11;

(v)    the proceeds of which shall be used to pay customary costs, fees and expenses related to any unsuccessful equity or debt offering permitted by this Agreement; and

(vi)    the proceeds of which shall be used to pay customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of Holdings and the Borrowers to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of Holdings, the Borrowers and their respective Restricted Subsidiaries;

(g)    Holdings, any Borrower or any Restricted Subsidiary may (i) pay cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof or any Permitted Acquisition and (ii) honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Indebtedness in accordance with its terms;

(h)    the declaration and payment of Restricted Payments, so long as (i) no Default exists or would result therefrom, (ii) Alternate Availability for each of the 30 days immediately preceding the making of such Restricted Payment and on the date on which such Restricted Payment is made (determined on each such relevant date on a pro forma basis by giving effect to any Loans made or Letters of Credit issued in connection with or in contemplation of such Restricted Payment, the proceeds of which are to be applied to the payment of such Restricted Payment), equals or exceeds the Trigger Amount, and (iii) the amount of such Restricted Payment does not exceed the greater of (A) $25,000,000 per annum and (B) a per annum amount determined by the following:

(1)    3.50% of Market Capitalization, if, on a Pro Forma Basis for the Test Period, the Consolidated Total Net Leverage Ratio is greater than 5.00 to 1.00;

(2)    4.75% of Market Capitalization, if, on a Pro Forma Basis for the Test Period after giving effect to the payment of any such Restricted Payment, the Consolidated Total Net Leverage Ratio is greater than 4.00 to 1.00 and less than or equal to 5.00 to 1.00;

(3)    7.50% of Market Capitalization, if, on a Pro Forma Basis for the Test Period after giving effect to the payment of any such Restricted Payment, the Consolidated Total Net Leverage Ratio is greater than 3.50 to 1.00 and less than or equal to 4.00 to 1.00; and

(4)    an unlimited amount, if, on a Pro Forma Basis for the Test Period after giving effect to the payment of any such Restricted Payment, the Consolidated Total Net Leverage Ratio is less than or equal to 3.50 to 1.00;

(i)    payments made or expected to be made by Holdings, the Borrowers or any of the Restricted Subsidiaries in respect of withholding or similar Taxes payable by any future, present or former employee, director, manager or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) and any repurchases of Equity Interests in consideration of such payments including deemed repurchases in connection with the exercise of stock options;

(j)    [reserved]; and

(k)    in addition to the foregoing Restricted Payments:

(i)    Holdings and Borrowers may make additional Restricted Payments, so long as (A) no Default shall exist or would result therefrom and (B) the aggregate amount of such Restricted Payments (together with the aggregate amount of loans and advances to any direct or indirect parent of the Borrowers made pursuant to Section 7.02(m) in lieu of Restricted Payments permitted by this clause (k)) does not exceed an amount per fiscal year equal to $50,000,000, plus (1) if Alternate Availability for each of the five days immediately preceding the making of such Restricted Payment and on the date on which such Restricted Payment is made (determined on each such relevant date on a pro forma basis by giving effect to any Loans made or Letters of Credit issued in connection with or in contemplation of such Restricted Payment, the proceeds of which are to be applied to the payment of such Restricted Payment), equals or exceeds the Trigger Amount, the Net Cash Proceeds of Permitted Equity Issuances (other than Specified Equity Contributions) that are Not Otherwise Applied, and (2) if as of the last day of the Test Period, the Consolidated Fixed Charge Coverage Ratio (calculated on a Pro Forma Basis) is at least 1.10 to 1.00, the Available Amount that is Not Otherwise Applied; and

(ii)    Holdings and Borrowers may make additional Restricted Payments, so long as (A) no Default shall exist or would result therefrom; (B) on the date such Restricted Payment is made, Pro Forma Excess Availability shall equal or exceed 15.00% of the Loan Cap; (C) if, on the date such Restricted Payment is made, Pro Forma Excess Availability is less than 17.50% of the Loan Cap, then the Consolidated Fixed Charge Coverage Ratio (calculated on a Pro Forma Basis as of the last day of the Test Period) shall be at least 1.10 to 1.00; and (D) the Chief Financial Officer or other financial officer of the Lead Borrower shall have executed and delivered a certificate to the Administrative Agent demonstrating in reasonable detail the satisfaction of each of the conditions set forth in this clause (ii).

Section 7.07    Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by Holdings, the Borrowers and the Restricted Subsidiaries on the Fourth Restatement Effective Date or any business reasonably related or ancillary thereto or any business acquired as a result of Permitted Acquisition.

Section 7.08    Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of Holdings or the Borrowers, whether or not in the ordinary course of business, other than (a) transactions between or among the Loan Parties or any entity that becomes a Loan Party as a result of such transaction or between or among Non-Loan Parties, including entities that become Restricted Subsidiaries as a result of such transaction, (b) transactions on terms not materially less favorable to Holdings, such Borrower or such Restricted Subsidiary as would be obtainable by Holdings, such Borrower or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate, (c) the issuance of Equity Interests to any officer, director, employee or consultant of Holdings, the Borrowers or any of their respective Subsidiaries or any direct or indirect parent of Holdings or the Borrowers in connection with any Transaction, (d) [reserved], (e) equity issuances, repurchases, retirements or other acquisitions or retirements of Equity Interests by Holdings, the Borrowers or any of their respective Restricted Subsidiaries to any Permitted Holder or to any director, officer, employee or consultant of Holdings, any of its direct or indirect parent companies or any of its Restricted Subsidiaries, or as otherwise permitted under Section 7.06, (f) loans and other transactions by Holdings, the Borrowers and the Subsidiaries to the extent permitted under this Article VII, (g) employment and severance arrangements between Holdings, the Borrowers and the Restricted Subsidiaries and their respective officers and employees in the ordinary course of business and transactions pursuant to stock option plans and employee benefit plans and arrangements, (h) payments by Holdings, the Borrowers (and any direct or indirect parent thereof) and the Restricted Subsidiaries pursuant to the tax sharing agreements among Holdings, the Borrowers (and any such direct or indirect parent thereof) and the Restricted Subsidiaries on customary terms to the extent attributable to the ownership or operation of Holdings, the Borrowers and the Restricted Subsidiaries, (i) the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, current and former directors, officers, employees and consultants of Holdings, the Borrowers and the Restricted Subsidiaries or any direct or indirect parent of Holdings and the Borrowers in the ordinary course of business to the extent attributable to the ownership or operation of Holdings, the Borrowers and the Restricted Subsidiaries, (j) transactions pursuant to permitted agreements in existence on the Fourth Restatement Effective Date and set forth on Schedule 7.08 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect, (k) dividends, redemptions, repurchases and other Restricted Payments permitted under Section 7.06, (l) customary payments by Holdings, the Borrowers and any Restricted Subsidiaries made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures), which payments are approved by the majority of the members of the board of directors or a majority of the disinterested members of the board of directors of Holdings, the Lead Borrower or the entity making such payment in good faith, (m) the existence of, or the performance by any of Holdings, the Borrowers or any of their respective Restricted Subsidiaries of its obligations under the terms of any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Fourth Restatement Effective Date and any similar agreements which it may enter into thereafter; provided that the existence of, or the performance by Holdings, the Borrowers or any of their respective Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Fourth Restatement Effective Date shall be permitted by this clause (m) only to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Lenders when taken as a whole, and (n) the transactions comprising Permitted Receivables Financings.

Section 7.09    Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement, any other Loan Document, or any Additional Permitted Debt Documents) that limits the ability of (a) any Restricted Subsidiary that is not a Loan Party to make Restricted Payments to any Loan Party or (b) any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Lenders with respect to this Agreement and the Obligations or under the other Loan Documents; provided that the foregoing clauses (a) and (b) shall not apply to Contractual Obligations which (i) (x) exist on the Fourth Restatement Effective Date and (to the extent not otherwise permitted by this Section 7.09) are listed on Schedule 7.09 hereto and (y) to the extent Contractual Obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted renewal, extension or refinancing of such Indebtedness so long as such renewal, extension or refinancing does not expand the scope of such Contractual Obligation, (ii) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary or at the time such Restricted Subsidiary merges with or into the Lead Borrower or any of its Restricted Subsidiaries or is assumed in connection with the acquisition of assets from such Person, so long as such Contractual Obligations were not entered into in contemplation of such Person becoming a Restricted Subsidiary; provided, further that this clause (ii) shall not apply to Contractual Obligations that are binding on a Person that becomes a Restricted Subsidiary pursuant to Section 7.15, (iii) represent Indebtedness of a Restricted Subsidiary which is not a Loan Party which is permitted by Section 7.03, (iv) arise in connection with any Lien permitted by Section 7.01(t) or any Disposition permitted by Section 7.05, (v) are customary provisions in joint venture agreements and other similar agreements or written arrangements applicable to joint ventures permitted under Section 7.02 and applicable solely to such joint venture entered into in the ordinary course of business, (vi) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.03 but solely to the extent any negative pledge relates to the property financed by or the subject of such Indebtedness (and excluding in any event any Indebtedness constituting any Junior Financing) and the proceeds and products thereof, (vii) are customary restrictions in leases, subleases, licenses, asset sale or similar agreements, including with respect to intellectual property and other similar agreements, otherwise permitted hereby so long as such restrictions relate to the assets subject thereto, (viii) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 7.03(e), 7.03(g), 7.03(n) or 7.03(u) to the extent that such restrictions apply only to the property or assets securing such Indebtedness or, in the case of Indebtedness incurred pursuant to Section 7.03(g) only, to the Restricted Subsidiaries incurring or guaranteeing such Indebtedness, (ix) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of any Restricted Subsidiary, (x) are customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (xi) are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business, (xii) arise in connection with cash or other deposits permitted under Section 7.01, (xiii) are obligations under any Swap Contracts or other derivative instruments entered into for the purpose of hedging interest rate or currency risks in effect on the Fourth Restatement Effective Date, or (xiv) are (A) applicable to any Special Purpose Receivables Subsidiary in connection with any Permitted Receivables Financing, (B) applicable only to the Accounts (and Related Rights and Property) which are owing by the Designated Account Debtor associated with such Permitted Receivables Financing, or (C) are customary in the context of a Permitted Receivables Financing and have been approved by the Administrative Agent (in its commercially reasonable discretion exercised in good faith).

Section 7.10    Use of Proceeds. (a) Use the proceeds of any Borrowing or Letter of Credit, whether directly or indirectly, for any purpose other than (i) to undertake the Transactions (including the payment of a portion of the purchase price of the Ram Acquisition) and to pay Transaction Expenses, (ii) to provide working capital from time to time for the Borrowers and their respective subsidiaries or (iii) for other lawful general corporate purposes (including, without limitation, for Permitted Acquisitions, permitted Restricted Payments, permitted Investments and permitted payments with respect to Indebtedness) or (b) request any Borrowing or Letter of Credit, and the Loan Parties shall not use, and shall not permit their Subsidiaries to use any part of the proceeds of the any Borrowing or Letter of Credit (x) to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors, (y) directly or to Lead Borrower’s knowledge after due care and inquiry, indirectly, to make any payments to a Sanctioned Entity or a Sanctioned Person, to fund any investments, loans or contributions in, or otherwise make such proceeds available to, a Sanctioned Entity or a Sanctioned Person, to fund any operations, activities or business of a Sanctioned Entity or a Sanctioned Person, or in any other manner that would result in a violation of Sanctions by any Person, or (z) directly or to Lead Borrower’s knowledge after due care and inquiry, indirectly, in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Sanctions, Anti-Corruption Laws or Anti-Money Laundering Laws.

Section 7.11    Accounting Changes. Make any change in fiscal year; provided, however, that Holdings and any Borrower may, upon written notice to the Administrative Agent, change their fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, Holdings and the Borrowers and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

Section 7.12    Prepayments, Etc. of Indebtedness.

(a)    Make any Restricted Debt Payments (whether in cash, securities or other property) of any Additional Permitted Debt, any Junior Financing (other than the Subordinated Contribution Note), any Excluded Sale-Leaseback or any Permitted Refinancing of the foregoing (collectively, the “Restricted Debt”), except:

(i)    Restricted Debt Payments in the form of Equity Interests (so long as no Change of Control would result therefrom) of Holdings or any Intermediate Holding Company, the conversion of such Restricted Debt to Equity Interests (other than Disqualified Equity Interests) of Holdings or any Intermediate Holding Company (as long as no Change of Control would result therefrom);

(ii)    payments of principal as and when due in respect of any Restricted Debt (subject to applicable subordination provisions relating thereto);

(iii)    Restricted Debt Payments with the Net Cash Proceeds of any Permitted Equity Issuances for the purpose of making such payment or prepayment;

(iv)    Restricted Debt Payments from any Permitted Refinancing thereof;

(v)    Restricted Debt Payments in respect of the Subordinated Captive Insurance Note so long as no Default then exists or would arise as a result of the making of such payment and such payments are not restricted by the subordination provisions thereof; and

(vi)    in addition to the foregoing Restricted Debt Payments:

(A)    additional Restricted Debt Payments, so long as (1) no Default shall exist or would result therefrom and (2) the aggregate amount of such Restricted Debt Payments does not exceed an amount per fiscal year equal to $50,000,000, plus (aa) if Alternate Availability for each of the five days immediately preceding the making of such Restricted Debt Payment and on the date on which such Restricted Debt Payment is made (determined on each such relevant date on a pro forma basis by giving effect to any Loans made or Letters of Credit issued in connection with or in contemplation of such Restricted Debt Payment, the proceeds of which are to be applied to the payment of such Restricted Debt Payment), equals or exceeds the Trigger Amount, the Net Cash Proceeds of Permitted Equity Issuances (other than Specified Equity Contributions) that are Not Otherwise Applied, and (bb) if as of the last day of the Test Period, the Consolidated Fixed Charge Coverage Ratio (calculated on a Pro Forma Basis) is at least 1.10 to 1.00, the Available Amount that is Not Otherwise Applied; and

(B)    additional Restricted Debt Payments, so long as (1) no Default shall exist or would result therefrom; (2) on the date such Restricted Debt Payment is made, Pro Forma Excess Availability shall equal or exceed 15.00% of the Loan Cap; (3) if, on the date such Restricted Debt Payment is made, Pro Forma Excess Availability is less than 17.50% of the Loan Cap, then the Consolidated Fixed Charge Coverage Ratio (calculated on a Pro Forma Basis as of the last day of the Test Period) shall be at least 1.10 to 1.00; and (4) the Chief Financial Officer or other financial officer of the Lead Borrower shall have executed and delivered a certificate to the Administrative Agent demonstrating in reasonable detail the satisfaction of each of the conditions set forth in this clause (~~ii~~B);

(C)    [reserved];

(D)    additional Restricted Debt Payments in the form of payments of principal of Additional Permitted Debt (and any related payment of interest, fees, and expenses which are paid simultaneously) which constitutes senior, unsecured Indebtedness, so long as (1) no Default shall exist or would result therefrom; (2) Alternate Availability (determined on a pro forma basis by giving effect to such Restricted Debt Payment) equals or exceeds the Trigger Amount; and (3) until such time as (x) the Tranche A-1 Commitments have been terminated or have expired, and (y) either fixed assets are not eligible for inclusion in, and are not included in, the calculation of the Borrowing Base, or the amount of availability derived from Eligible Real Property and Eligible Rolling Stock is equal to or less than 15% of the Tranche A Borrowing Base, such payment is made with Designated Funds; and

(E)    additional Restricted Debt Payments in the form of payments of principal of Additional Permitted Debt which constitutes senior, first-lien Indebtedness, so long as (1) until such time as (aa) the Tranche A-1 Commitments have been terminated or have expired and (bb) fixed assets are neither eligible for inclusion in, nor included in, the calculation of the Borrowing Base, Alternate Availability (determined on a pro forma basis by giving effect to any Loans made or Letters of Credit issued in connection with or in contemplation of such Restricted Debt Payment), equals or exceeds the Trigger Amount or (2) at all other times, Alternate Availability (determined on a pro forma basis by giving effect to any Loans made or Letters of Credit issued in connection with or in contemplation of such Restricted Debt Payment), equals or exceeds $0.00.

(b)    Amend, modify or change in any manner materially adverse to interests of the Lenders any term or condition of any Junior Financing Documentation, any Additional Permitted Debt Documents or any documents relating to any Permitted Refinancing of the foregoing without the consent of the Administrative Agent; provided that amending, modifying or changing any Additional Permitted Debt Documents to secure the obligations with respect thereto with Liens on the Collateral which are permitted by Section 7.01(ee) hereof and, if applicable, subject to the terms of an Acceptable Intercreditor Agreement, shall not be deemed to be materially adverse to the interests of the Lenders. For the avoidance of doubt, any amendment, modification or change to any term or provision contained in any Additional Permitted Debt Document which directly or indirectly restricts, prohibits or otherwise limits the amount of secured Loans and secured Letters of Credit permitted to be incurred by the Borrowers and the Guarantors under this Agreement or any of the other Loan Documents, shall be deemed to be materially adverse to the interests of the Lenders (it being understood and agreed that the restrictions in the Additional Permitted Debt Documents evidencing the 2024 Senior Notes and in any other Additional Permitted Debt Documents which are no more restrictive than the restrictions in effect as of the Fourth Restatement Effective Date shall be deemed not to be materially adverse to the interests of the Lenders).

Section 7.13    Permitted Activities of Holdings. Holdings shall not (a) incur, directly or indirectly, any Indebtedness or any other obligation or liability whatsoever, other than (i) Indebtedness and obligations under this Agreement and the other Loan Documents ~~(other than such~~and (ii) Indebtedness represented by Holdings’ guarantee of obligations under any Additional Permitted Debt Documents, the Excluded Sale-Leasebacks, any documents relating to any Permitted Refinancing of the foregoing and operating leases of its Subsidiaries~~)~~, (b) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired by it other than Liens permitted by Section 7.01 (but only to the extent securing obligations or liabilities which Holdings is not prohibited from incurring or owing under the terms of this Agreement and the other Loan Documents), or (c) engage in any business or activity or own any assets (other than (i) those incidental to its ownership of the Equity Interests of the Borrowers and any Captive Insurance Subsidiary, (ii) holding the Subordinated Contribution Note, (iii) maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance), (iv) the performance of its obligations with respect to the Loan Documents and any other Indebtedness permitted to be incurred by Holdings under this Agreement or the other Loan Documents, (v) to the extent not otherwise prohibited by the terms of this Agreement or the other Loan Documents, financing activities relating to the issuance of its securities, the declaration and payment of dividends, the making of contributions to the capital of the Borrower, and guaranteeing the obligations of the Borrowers, (vi) participating in tax, accounting and other administrative matters as a member of the consolidated group of Holdings and the Borrower,

(vii) holding any cash incidental to any activities permitted under this Section 7.13, (viii) providing indemnification to officers, managers and directors and (ix) any activities incidental to the foregoing). Holdings shall not incur any Liens on Equity Interests of the Lead Borrower other than those permitted by Sections 7.01(a) and (ee).

Section 7.14    Designated Account. After the occurrence and during the continuance of a Trigger Event (Cash Dominion), use the funds on deposit in the Designated Account for any purposes other than (a) the payment of operating expenses incurred by the Loan Parties in the ordinary course of business (including payments of interest when due on account of any Additional Permitted Debt), and (b) for such other ordinary course purposes as the Loan Parties deem appropriate.

Section 7.15    Designation of Subsidiaries. Designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary, unless such designation is made by the board of directors of Holdings; provided that no Subsidiary shall be designated an Unrestricted Subsidiary if (i) a Default shall exist or would result therefrom, (ii) such Subsidiary is a Borrower or such Subsidiary owns any property subject to the Borrowing Base, (iii) such Subsidiary continues to be a guarantor in respect of any Additional Permitted Debt, any Junior Financing or any Permitted Refinancing of the foregoing, or (iv) the ~~LOTL~~AJTL Satisfaction Date has not occurred. The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrowers therein at the date of designation in an amount equal to the net book value of the Lead Borrower’s investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time.

ARTICLE VIII

Events of Default and Remedies

Section 8.01    Events of Default. Any of the following events referred to in any of clauses (a) through (m) inclusive of this Section 8.01 shall constitute an “Event of Default”:

(a)    Non-Payment. Any Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any reimbursement obligation in respect of any Letter of Credit Disbursement, (ii) within three Business Days after the same becomes due, any interest on any Loan or (iii) within 20 calendar days after the same become due, any other amount, including fees, payable hereunder or with respect to any other Loan Document; or

(b)    Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of (i) Section 6.02(a), 6.03(a), 6.05(a) (solely with respect to the Borrowers) or 6.17 or Article VII or (ii) Section 6.01(e), 6.01(f), 6.07(b) or 6.10(b) and such failure continues for 15 days after such covenant was required to be satisfied; or

(c)    Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after receipt by the Lead Borrower of written notice thereof by the Administrative Agent; or

(d)    Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made (or, in the case of any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect,” or words of similar import, such representation and warranty shall be incorrect or misleading in any respect when made or deemed made); or

(e)    Cross-Default. Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder) having an aggregate principal amount of not less than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs (other than, with respect to Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(B) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; provided, further that such failure is unremedied and is not waived by the holders of such Indebtedness; provided, further that, with respect to any Default arising under this clause (e) as a result of a default under any Excluded Sale-Leaseback, Holdings, the Borrowers and their respective Restricted Subsidiaries shall have 30 days following the occurrence of any such event (subject to any applicable grace period) to cure such default (it being understood that no such default will become an Event of Default until the end of such 30 day period); or

(f)    Insolvency Proceedings, Etc. Any Loan Party or any of the Restricted Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days; or an order for relief is entered in any such proceeding; or

(g)    Inability to Pay Debts; Attachment. (i) Any Loan Party or any Restricted Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts in excess of the Threshold Amount as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Loan Parties, taken as a whole, and is not released, vacated or fully bonded within 60 days after its issue or levy; or

(h)    Judgments. There is entered against any Loan Party or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied or failed to acknowledge coverage thereof) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of 60 consecutive days; or

(i)    ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which, when taken together with all other ERISA Events, has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect, (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its Withdrawal Liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect, or (iii) a termination, withdrawal or noncompliance with applicable law or plan terms or termination, withdrawal or other event similar to an ERISA Event occurs with respect to a Foreign Plan that, when taken together with other such events, could reasonably be expected to result in a Material Adverse Effect; or

(j)    Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or 7.05) or as a result of acts or omissions by the Administrative Agent or any Lender or the satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any Guarantor contests in writing the validity or enforceability of any provision of any Loan Document; or any Loan Party or any Guarantor denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations and termination of the Aggregate Commitments), or purports in writing to revoke or rescind any Loan Document; or

(k)    Change of Control. There occurs any Change of Control; or

(l)    Collateral Documents. (i) Any Collateral Document after delivery thereof pursuant to Section 4.01 or 6.11 shall for any reason (other than pursuant to the terms hereof or thereof including as a result of a transaction permitted under Section 7.04 or 7.05 or as contemplated in Section 6.18) cease to create a valid and perfected lien, with the priority required by the Collateral Documents (or other security purported to be created on the applicable Collateral) on and security interest in any material portion of the Collateral purported to be covered thereby, subject to Liens permitted under Section 7.01, except to the extent that any such loss of perfection or priority results from the failure of the Administrative Agent or the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or to file Uniform Commercial Code continuation statements and except as to Collateral consisting of Real Property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied or failed to acknowledge coverage, or (ii) except to the extent contemplated in Section 6.18, any of the Equity Interests of the Borrowers ceasing to be pledged pursuant to the Security Agreement free of Liens other than Liens created by the Security Agreement, Liens created pursuant to Section 7.01(ee) or any nonconsensual Liens arising solely by operation of Law; or

(m)    Subordinated Financing Documentation. (i) Any of the Obligations of the Loan Parties under the Loan Documents for any reason shall cease to be “Senior Indebtedness” (or any comparable term) or “Senior Secured Financing” (or any comparable term) under, and as defined in any Junior Financing Documentation or (ii) the subordination provisions and lien priorities set forth in any Junior Financing Documentation or, in the event any Additional Permitted Debt is secured, the documents relating to such Additional Permitted Debt (or any documents relating to any Permitted Refinancing of the foregoing if such Indebtedness is secured), including any Acceptable Intercreditor Agreement, shall, in whole or in part, cease to be effective or cease to be legally valid, binding and enforceable against the holders of any Junior Financing, any Additional Permitted Debt or any Permitted Refinancing of the foregoing, if applicable.

Section 8.02    Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent may and, at the request of the Required Lenders, shall take any or all of the following actions:

(a)    declare the Commitment of each Lender to make Loans (including Swingline Loans) and any obligation of the Issuing Bank to issue Letters of Credit to be terminated, whereupon such commitments and obligation shall be terminated;

(b)    declare the unpaid principal amount of all outstanding Loans (including Swingline Loans), all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

(c)    subject to Section  ~~2.07~~2.06(j), require that the Borrowers cash collateralize the amount of the Letter of Credit Outstandings (in an amount equal to 101.5% of the then Stated Amount of outstanding Letters of Credit plus 100% of the then unreimbursed amounts due to the Issuing Bank); and

(d)    exercise on behalf of itself and the Secured Parties all rights and remedies available to it and the Secured Parties under the Loan Documents or applicable Law;

provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrowers under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans (including Swingline Loans) and any obligation of the Issuing Bank to issue

Letters of Credit shall automatically terminate, the unpaid principal amount of all outstanding Loans (including Swingline Loans) and all interest and other amounts as aforesaid shall automatically become due and payable and the obligations of the Borrowers to cash collateralize the amount of the Letter of Credit Outstandings as aforesaid shall automatically become effective, in each case, without further act of the Administrative Agent or any Lender.

Section 8.03    Exclusion of Immaterial Subsidiaries. Solely for the purpose of determining whether a Default has occurred under clause (f) or (g) of Section 8.01, any reference in any such clause to any Restricted Subsidiary or Loan Party shall be deemed not to include any Restricted Subsidiary affected by any event or circumstances referred to in any such clause that is not a Material Subsidiary (it being agreed that all Restricted Subsidiaries affected by any event or circumstance referred to in any such clause shall be considered together, as a single consolidated Restricted Subsidiary, for purposes of determining whether the condition specified above is satisfied).

Section 8.04    Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to the Administrative Agent and the Collateral Agent, the Swingline Lender and the Issuing Banks, in their respective capacities as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs payable under Section 10.05 and amounts payable under Article III, but other than fees owed to Tranche A-1 Lenders or ~~LOTL~~AJTL Lenders), ratably among the Lenders in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans (other than Tranche A-1 Loans and ~~LOTL~~AJTL Loans), ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Swingline Loans, payable to the Swingline Lender, in its capacity as such;

Fifth, to payment of that portion of the Obligations constituting unpaid principal of the Loans (other than Tranche A-1 Loans and ~~LOTL~~AJTL Loans) and any amounts due and owing under Secured Hedge Agreements (including the Swap Termination Value under Secured Hedge Agreements), ratably among the Secured Parties in proportion to the respective amounts described in this clause Fifth payable to them;

Sixth, to the Administrative Agent, to be held by the Administrative Agent, for the ratable benefit of the Issuing Bank and the Tranche A Lenders as cash collateral in an amount up to 101.5% of the then Stated Amount of Letters of Credit (other than those in which the Tranche A-1 Lenders participate) until paid in full;

Seventh, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Tranche A-1 Lenders (including Attorney Costs payable under Section 10.05 and amounts payable under Article III), ratably among the Tranche A-1 Lenders in proportion to the amounts described in this clause Seventh payable to them;

Eighth, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Tranche A-1 Loans, ratably among the Tranche A-1 Lenders in proportion to the respective amounts described in this clause Eighth payable to them;

Ninth, to payment of that portion of the Obligations constituting unpaid principal of the Tranche A-1 Loans, ratably among the Tranche A-1 Lenders in proportion to the respective amounts described in this clause Ninth payable to them;

Tenth, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the ~~LOTL~~AJTL Lenders (including Attorney Costs payable under Section 10.05 and amounts payable under Article III), ratably among the ~~LOTL~~AJTL Lenders in proportion to the amounts described in this clause Tenth payable to them;

Eleventh, to payment of that portion of the Obligations constituting accrued and unpaid interest on the ~~LOTL~~AJTL Loans, ratably among the ~~LOTL~~AJTL Lenders in proportion to the respective amounts described in this clause Eleventh payable to them;

Twelfth, to payment of that portion of the Obligations constituting unpaid principal of the ~~LOTL~~AJTL Loans, ratably among the ~~LOTL~~AJTL Lenders in proportion to the respective amounts described in this clause Twelfth payable to them;

Thirteenth, to pay outstanding Obligations with respect to Cash Management Services furnished to any Loan Party by the Secured Parties; and

Fourteenth, to the payment of all other Obligations (including any other outstanding Other Liabilities) that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by Law.

ARTICLE IX

Agents

Section 9.01    Appointment and Authorization of Agents.

(a)    Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall have no duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)    Each Issuing Bank shall act on behalf of the Revolving Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each the Issuing Bank shall have all of the benefits and immunities (i) provided to the Agents in this Article IX with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article IX and in the definition of “Agent-Related Person” included the Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the Issuing Bank.

(c)    The Administrative Agent shall also act as the “Collateral Agent” under the Loan Documents, and each of the Lenders (in its capacities as a Lender, Swingline Lender (if applicable), Issuing Bank (if applicable) and a potential Bank Product Provider) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of (and to hold any security interest created by the Collateral Documents for and on behalf of or on trust for) such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “Collateral Agent” (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX (including Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

Section 9.02    Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through agents, employees or attorneys-in-fact, such sub-agents as shall be deemed necessary by the Administrative Agent and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or sub-agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct (as determined in the final judgment of a court of competent jurisdiction).

Section 9.03    Liability of Agents. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party, any Guarantor or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

Section 9.04    Reliance by Agents.

(a)    Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message or other electronic method of transmission, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party or a Guarantor), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

(b)    For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Fourth Restatement Effective Date specifying its objection thereto.

Section 9.05    Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrowers referring to this Agreement, describing such Default and stating that such notice is a “notice of default”. The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders in accordance with Article VIII; provided that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders.

Section 9.06    Credit Decision; Disclosure of Information by Agents. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

Section 9.07    Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), on an Aggregate Pro Rata Share basis, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-Related Person’s own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction; provided that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its Aggregate Pro Rata Share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrowers, provided that such reimbursement by the Lenders shall not affect the Borrowers’ continuing reimbursement obligations with respect thereto. The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

Section 9.08    Agents in their Individual Capacities. The Administrative Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties, the Guarantors and their respective Affiliates as though the Administrative Agent were not the Administrative Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, the Administrative Agent or its Affiliates may receive information regarding any Loan Party, any Guarantor or any of their Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party, such Guarantor or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, the Administrative Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” include the Administrative Agent in its individual capacity.

Section 9.09    Successor Agents. The Administrative Agent may resign as the Administrative Agent upon 30 days’ notice to the Lenders and the Borrowers. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be consented to by the Borrowers at all times other than during the existence of an Event of Default under Section 8.01(f) or (g) (which consent of the Borrowers shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrowers, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent”, shall mean such successor administrative agent and/or supplemental administrative agent, as the case may be, and the retiring Administrative Agent’s appointment, powers and duties as the Administrative Agent shall be terminated. After the retiring Administrative Agent’s resignation hereunder as the Administrative Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement. If no successor agent has accepted appointment as the Administrative Agent by the date which is 30 days following the retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to (a) continue the perfection of the Liens granted or purported to be granted by the Collateral Documents or (b) otherwise ensure that the Collateral and Guarantee Requirement is satisfied, the Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After the retiring Administrative Agent’s resignation hereunder as the Administrative Agent, the provisions of this Article IX shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

Section 9.10    Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.11 and 10.04) allowed in such judicial proceeding;

(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and

(c)    any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent under Sections 2.11 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 9.11    Collateral and Guaranty Matters. The Lenders irrevocably agree:

(a)    that any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document shall be automatically released (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (x) Other Liabilities not yet due and payable and (y) contingent indemnification obligations not yet accrued and payable), the expiration, cash collateralization or termination of all Letters of Credit and any other obligation (including a guarantee that is contingent in nature), (ii) at the time the property subject to such Lien is transferred or to be transferred as part of or in connection with any transfer permitted hereunder or under any other Loan Document to any Person other than the Borrowers or any of their Domestic Subsidiaries that are Restricted Subsidiaries, (iii) subject to Section 10.01, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such other Lenders as may be required under Section 10.01), (iv) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (c) below, (v) if the property subject to such Lien is owned by a Caribbean Party, upon release of such Caribbean Party from its obligations pursuant to clause (f) below, (vi) as provided in Section 6.18(c), (vii) at any time selected by the Administrative Agent, in its discretion, but only with the consent of the Lead Borrower, if such property is a Mortgaged Property (A) which the Administrative Agent, the Collateral Agent, or any Lender has reasonably determined to be a Flood Property and (B) as to which the Lead Borrower has not received all of the confirmations contemplated in Section 10.25 within the time period specified in Section 10.25, or (viii) with respect to any Account (and Related Rights and Property), at the time the same is sold, transferred, or conveyed, or a security interest therein is granted, pursuant to a Permitted Receivables Financing;

(b)    to release or subordinate, as applicable, any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i), 7.01(aa), 7.01(ff), or, if such property constitutes Term Collateral, to the extent a Term Collateral Release or Term Collateral Subordination has occurred with respect to such Term Collateral (and has not been rescinded as contemplated in Section 6.18(d));

(c)    if such Person ceases to be a Restricted Subsidiary as a result of a transaction or designation permitted hereunder, (i) such Subsidiary shall be automatically released from its obligations under any Guaranty and (ii) any Liens granted by such Subsidiary or Liens on the Equity Interests of such Subsidiary shall be automatically released; provided that no such release shall occur if such Guarantor continues to be a guarantor in respect of any Additional Permitted Debt, any Junior Financing or any Permitted Refinancing of the foregoing;

(d)    if any Subsidiary Guarantor shall cease to be a Material Subsidiary (as certified in writing by a Responsible Officer), (i) such Subsidiary shall be automatically released from its obligations under any Guaranty and (ii) any Liens granted by such Subsidiary and Liens on the Equity Interests of such Subsidiary shall be automatically released; provided that no such release shall occur (A) before the ~~LOTL~~AJTL Satisfaction Date (unless otherwise consented to in writing by the Required ~~LOTL~~AJTL Lenders) or (B) if such Subsidiary continues to be a guarantor in respect of any Additional Permitted Debt, any Junior Financing, or Additional Loan or any Permitted Refinancing of the foregoing;

(e)    the Agents (or either of them) may amend, restate, supplement or otherwise modify the Collateral Documents or any Acceptable Intercreditor Agreements or enter into new Collateral Documents or new Acceptable Intercreditor Agreements in connection with (A) any Additional Credit Amendment as provided in Section 2.17 and any Extension Amendment as provided in Section 2.23, (B) the addition or removal of any Caribbean Party as provided in Section 2.22 or (C) any Additional Permitted Debt;

(f)    if any Caribbean Subsidiary shall cease to be a Caribbean Party pursuant to Section 2.22, (i) such Caribbean Subsidiary shall be automatically released from its obligations under any Guaranty and (ii) any Liens granted by such Caribbean Subsidiary and, subject to the requirements of the Collateral and Guarantee Requirement, Liens on the Equity Interests of such Caribbean Subsidiary shall be automatically released; provided that no such release shall occur if such Subsidiary continues to be a guarantor in respect of any Additional Permitted Debt, any Junior Financing or any Permitted Refinancing of the foregoing; and

(g)    the Agents (or either of them) may enter into any intercreditor or subordination agreement in connection, or amend, restate, supplement or otherwise modify any existing intercreditor or subordination agreement, in each case, in connection with any Permitted Receivables Financing (to the extent such intercreditor or subordination agreement relates to the Accounts (and Related Rights and Property) sold, transferred, or conveyed, or in which security interests are granted, pursuant to such Permitted Receivables Financing).

Upon request by the Administrative Agent at any time, the Required Lenders or Required ~~LOTL Lenders, as applicable~~AJTL Lenders (if the Loan Documents provide for a separate class vote of the AJTL Lenders with respect to the same), will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11. In each case as specified in this Section 9.11, the Administrative Agent will promptly (and each Lender irrevocably authorizes the Administrative Agent to), at the Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.11.

Section 9.12    Other Agents; Arranger and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement or any other Loan Document as a “syndication agent”, “documentation agent”, “managing agent”, “joint bookrunner”, “lead arranger” or “joint lead arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

Section 9.13    Appointment of Supplemental Administrative Agents.

(a)    It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent is hereby authorized to appoint an additional individual or institution selected by the Administrative Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Administrative Agent” and collectively as “Supplemental Administrative Agents”).

(b)    In the event that the Administrative Agent appoints a Supplemental Administrative Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Administrative Agent to the extent, and only to the extent, necessary to enable such Supplemental Administrative Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Administrative Agent shall run to and be enforceable by either the Administrative Agent or such Supplemental Administrative Agent, and (ii) the provisions of this Article IX and of Sections 10.04 and 10.05 that refer to the Administrative Agent shall inure to the benefit of such Supplemental Administrative Agent and all references therein to the Administrative Agent shall be deemed to be references to the Administrative Agent and/or such Supplemental Administrative Agent, as the context may require.

(c)    Should any instrument in writing from any Loan Party be required by any Supplemental Administrative Agent so appointed by the Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrowers shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent. In case any Supplemental Administrative Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Administrative Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Administrative Agent.

Section 9.14    Withholding Tax. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any other authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of, withholding tax ineffective), such Lender shall indemnify and hold harmless the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so) for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including any interest, additions to tax or penalties thereto, together with all expenses incurred, including legal expenses and any other out-of-pocket expenses.

Section 9.15    Reports and Financial Statements.

By signing this Agreement, each Lender (and with respect to clause (a), each Secured Party):

(a)    agrees to furnish the Administrative Agent on the first day of each month (or such other times as may be permitted, or may be reasonably requested, by the Administrative Agent in its sole discretion) with a summary of all Other Liabilities due or to become due to such Lender, including amounts due and owing under Secured Hedge Agreements (including the Swap Termination Value under Secured Hedge Agreements);

(b)    is deemed to have requested that the Agents furnish such Lender, promptly after they become available, copies of all financial statements required to be delivered by the Lead Borrower under Section 6.01(a) through and including Section 6.01(f), and all field examinations and appraisals of the Collateral received by the Agents (collectively, the “Reports”) (and the Agents agree to furnish such Reports promptly to the Lenders, which Reports may be furnished in accordance with the final paragraph of Section 6.01);

(c)    expressly agrees and acknowledges that no Agent makes any representation or warranty as to the accuracy of the Reports, and shall not be liable for any information contained in any Report;

(d)    expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agents or any other party performing any audit or examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel;

(e)    agrees to keep all Reports confidential and strictly for its internal use, and not to distribute, or use any Report in any other manner, subject to the same exceptions provided with respect to the Information furnished by the Borrowers to the Lenders set forth in Section 10.08, mutatis mutandis; and

(f)    without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold each Agent preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any Credit Extensions that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender’s participation in Swingline Loans and Letters of Credit, or the indemnifying Lender’s purchase of, Revolving Loans of the Borrowers; and (ii) to pay and protect, and indemnify, defend, and hold each Agent preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including Attorney Costs) incurred by the Agents preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender in violation of the terms hereof.

Section 9.16    Acceptable Intercreditor Agreements.

(a)    Each of the Lenders agrees to be bound by each Acceptable Intercreditor Agreement.

(b)    Each Lender (and each person that becomes a Lender hereunder pursuant to Section 10.07) hereby authorizes and directs the Administrative Agent to enter into each Acceptable Intercreditor Agreement on behalf of such Lender and agrees that the Administrative Agent may take such actions on its behalf as is contemplated by the terms of each Acceptable Intercreditor Agreement.

(c)    Notwithstanding anything contained herein to the contrary, the Liens granted to the Administrative Agent, for the benefit of the Secured Parties, pursuant to this Agreement and the other Loan Documents, and the exercise of any right or remedy by the Administrative Agent, for the benefit of the Secured Parties, under this Agreement and the other Loan Documents (other than the Acceptable Intercreditor Agreements), are subject to the provisions of the Acceptable Intercreditor Agreements. In the event of any conflict between the terms of any Acceptable Intercreditor Agreement, on the one hand, and this Agreement and the other Loan Documents (other than the Acceptable Intercreditor Agreements), on the other hand, the terms of the Acceptable Intercreditor Agreements shall govern and control.

ARTICLE X

Miscellaneous

Section 10.01    Amendments, Etc.

(a)    Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrowers or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Lead Borrower or the applicable Loan Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:

(i)    extend or increase the Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);

(ii) postpone any date scheduled for, or reduce the amount of, any payment of principal, interest (subject to Section 10.01(e), below), or fees payable under the Loan Documents without the written consent of each Lender directly affected thereby, it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of the Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest;

(iii)    reduce the principal of, or (subject to Section 10.01(e), below) the rate of interest specified herein on, any Loan, or (subject to clause (C) of the second proviso to this Section 10.01(a)) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; it being understood that any change to the definition of Excess Availability or in each case in the component definitions thereof shall not constitute a reduction in the rate of interest; provided that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest at the Default Rate;

(iv)    change any provision of this Section 10.01, the definition of “Aggregate Pro Rata Share,” “Required Lenders,” “Required Revolving Lenders,” “Required ~~LOTL~~AJTL Lenders,” “Pro Rata Share,” “Super Majority of Revolving Lenders” or Section 2.09, 2.12 or 8.04 without the written consent of each Lender affected thereby;

(v)    (A) subordinate the Obligations to the obligations owing to any other Person or (B) other than Liens permitted pursuant to, and in accordance with, Sections 7.01(i) and 7.01(aa), subordinate the priority of any Liens on Collateral subject to the Borrowing Base granted to the Administrative Agent under the Loan Documents to Liens granted to any other Person, in each case, without the consent of each Lender;

(vi)    other than in a transaction permitted under Section 7.04 or Section 7.05, release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(vii)    other than in a transaction permitted under Section 7.04 or Section 7.05, release all or substantially all of the aggregate value of the Guarantees, without the written consent of each Lender;

(viii)    permit any assignment or transfer by Borrowers of any of their rights and obligations under this Agreement or the other Loan Documents, or release any Borrower without the consent of each Lender;

(ix)    change the definition of “Excess Availability,” “Suppressed Excess Availability,” “Alternate Availability,” “Tranche A Borrowing Base,” “Tranche A-1 Borrowing Base,” or “Borrowing Base” or, in any case, any component definition thereof if as a result thereof the amounts available to be borrowed by the Borrowers would be increased without the written consent of a Super Majority of Revolving Lenders, provided that the foregoing shall not limit the discretion of the Administrative Agent to change, establish or eliminate any Reserves or to add Inventory, Accounts, Real Property or Rolling Stock acquired in a Permitted Acquisition or any other acquisition to the Borrowing Base as provided herein; or

(x)    modify the definition of Permitted Overadvance so as to increase the amount thereof, or to cause the Aggregate Revolving Commitments (or the Revolving Commitments of any Lender) to be exceeded as a result thereof, or, except as provided in such definition, the time period for a Permitted Overadvance without the written consent of each Revolving Lender;

provided, further that (A) no amendment, waiver or consent shall, unless in writing and signed by each Issuing Bank in addition to the Lenders required above, affect the rights or duties of the Issuing Bank under this Agreement or any Letter of Credit application relating to any Letter of Credit issued or to be issued by it; (B) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Lenders required above, affect the rights or duties of the Swingline Lender under this Agreement; (C) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document; (D) Section 10.07(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; ~~and~~ (E) with respect to the ~~LOTL~~AJTL Loans and the ~~LOTL~~AJTL Lenders and in addition to the consent of the Lenders required above, (1) Sections 6.11, 6.13, or 6.18 ~~(to the extent relating to Real Property)~~ may not be amended without the prior written consent of ~~each LOTL Lender, (2) no condition precedent under Sections 4.01 or 4.02 to the making of any LOTL Loan on the Fourth Amendment Effective Date~~the Required AJTL

Lenders, (2) Section  10.28 and the definition of “AJTL Satisfaction Date” may not be ~~waived~~amended without the prior written consent of each ~~LOTL~~AJTL Lender, and (3) the definitions of “Collateral and Guarantee Requirement,” ~~(to the extent relating to Real Property), “LOTL Satisfaction Date,” “Ram Acquired Companies,” “Ram End Date,” “Ram RE Availability,” “Ram Real Estate,” or~~ “Term Collateral Conditions,” “Term Collateral Release,” or “Term Collateral Subordination” may not be amended without the prior written consent of ~~each LOTL Lender,~~the Required AJTL Lenders; and (~~4) the definition of “Tranche A Borrowing Base” or “Tranche A-1 Borrowing Base” (or any definitions used therein to the extent relating to Real Property) may not be modified without the consent of each LOTL Lender, if the affect of such modification would be to limit or reduce the amount of Excess Availability which may be obtained from Eligible Real Property~~F) only the Required Revolving Lenders shall be entitled to vote with respect to any amendment, waiver, or consent which waives, or has the effect of waiving, any condition precedent to the making of any Revolving Loan. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Defaulting Lender may not be increased or extended without the consent of such Defaulting Lender (it being understood that any Commitments or Loans held or deemed held by any Defaulting Lender shall be excluded for a vote of the Lenders hereunder requiring any consent of the Lenders).

(b)    Notwithstanding anything to the contrary contained in this Section 10.01, guarantees, collateral security documents and related documents executed by Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended, supplemented and waived with the consent of the Administrative Agent at the request of the Lead Borrower without the need to obtain the consent of any other Lender if such amendment, supplement or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to cure ambiguities, omissions, mistakes or defects or (iii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents.

(c)    Notwithstanding any provision herein to the contrary, (i) this Agreement and the other Loan Documents may be amended in accordance with Section 2.17 to incorporate the terms of any Additional Commitments (including to add a new revolving or term loan facility under this Agreement with respect to any Additional Commitments) with the written consent of the Lead Borrower, the Lenders providing such Additional Commitments and the Administrative Agent; provided that if such amendment includes an Additional Commitment of a bank or other financial institution that is not at such time a Lender or an Affiliate of a Lender, the inclusion of such bank or other financial institution as an Additional Lender shall be subject to the consent (not to be unreasonably withheld or delayed) of the Administrative Agent, the Swingline Lender and each Issuing Bank at the time of such amendment, (ii) the Commitment of a Lender may be increased as contemplated by Section 2.17 with the written consent (not to be unreasonably withheld or delayed) of the Lead Borrower, such Lender, the Swingline Lender and each Issuing Bank, (iii) this Agreement and the other Loan Documents may be amended in accordance with Section 2.22 to incorporate such terms as may be necessary or customary under the local Laws of the jurisdiction of any Applicant Caribbean Party or advisable by local counsel in the jurisdiction of any Applicant Caribbean Party to make such Person a Guarantor or a Borrower and to add additional exclusionary criteria or eligibility criteria to the eligibility definitions in this

Agreement with the written consent of the Lead Borrower and the Administrative Agent, and (iv) the scheduled date of maturity of any Loan owed to any Lender may be extended, and this Agreement and the other Loan Documents may be extended with the written consent of the Lead Borrower, such Lender and the Administrative Agent, as contemplated by Section 2.23 or otherwise. Without limiting the generality of the foregoing, subject to the limitations on non-pro rata payments in Sections 2.17 and 2.23, any provision of this Agreement and the other Loan Documents, including Sections 2.15 or 10.09 hereof, may be amended to the extent set forth in the immediately preceding sentence pursuant to any Additional Credit Amendment or any Extension Amendment, as the case may be, to provide for non-pro rata borrowings and payments of any amounts hereunder as between any Loans, including any Additional Commitments or Additional Loans and any Extended Loan.

(d)    Notwithstanding any provision herein to the contrary, the Administrative Agent may, in connection with any Conversion ~~and any Designated Tranche A Increase~~, amend Schedule I to this Agreement as contemplated in Sections 2.07(c) ~~and (e).~~

(e)    Notwithstanding any provision herein to the contrary, if at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Required Lenders notify the Agent (with a copy to the Lead Borrower) that the Required Lenders have determined, that (i) adequate and reasonable means do not exist for ascertaining LIBOR (including because LIBOR is not available or published on a current basis or the circumstances set forth in Section 3.03 have occurred) and such circumstances are unlikely to be temporary or (ii) the administrator of LIBOR or a Governmental Authority has made a public statement identifying a specific date after which LIBOR shall no longer be made available or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), then the Administrative Agent and the Lead Borrower shall endeavor to establish an alternate rate of interest to LIBOR and agree on the margin applicable thereto, giving due consideration to any selection, endorsement, or recommendation of a replacement rate and/or replacement spread or the mechanism for determining such a rate or spread by the relevant Governmental Authority in effect at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest, the margin applicable thereto and such other related changes to this Agreement as may be applicable; provided that such amendment shall provide that if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. Notwithstanding anything to the contrary in this Section 10.01, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within ten Business Days of the date a copy of such amendment is provided to the Lenders, written notice from the Required Lenders stating that such Required Lenders object to such amendment. If no such alternate rate has been determined and the circumstances under the immediately preceding clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Lead Borrower and each Lender, and thereafter until execution of an amendment to implement an alternative rate in accordance with the foregoing, (A) the obligation of the Lenders to make or maintain LIBOR Loans shall be suspended and (B) the LIBOR component shall no longer be utilized in determining the Base Rate. Upon receipt of such notice, the Lead Borrower may revoke any pending request for a LIBOR Loan or any conversion to or continuation of a LIBOR Loan (to the extent of the affected LIBOR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Base Rate Loan (subject to the immediately preceding clause (B)) in the amount specified therein.

(f)    Notwithstanding anything to the contrary in this Section 10.01, any amendment contemplated by Section 3.09 of this Agreement in connection with a Benchmark Transition Event or an Early Opt-in Election shall be effective as contemplated by such Section 3.09.

Section 10.02    Notices and Other Communications; Facsimile Copies.

(a)    General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Loan Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)    if to the Borrowers, the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(ii)    if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrowers, the Administrative Agent, the Collateral Agent, the Issuing Bank and the Swingline Lender.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of Section 10.02(c)), when delivered; provided that notices and other communications to the Administrative Agent, the Collateral Agent, the Issuing Bank, and the Swingline Lender pursuant to Article II shall not be effective until actually received by such Person. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.

(b)    Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile or other electronic communication. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on all Loan Parties, the Guarantors, the Agents and the Lenders.

(c)    Reliance by Agents and Lenders. The Agents and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrowers in the absence of gross negligence or willful misconduct. All telephonic notices to the Agents may be recorded by the Agents, and each of the parties hereto hereby consents to such recording.

Section 10.03    Joint and Several Obligations; No Waiver; Cumulative Remedies. Except as otherwise specifically provided herein, each Borrower is obligated to repay the Obligations as joint and several obligors under this Agreement. No failure by any Lender or the Agents to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Section 10.04    Attorney Costs and Expenses. The Borrowers agree (a) to pay or reimburse (i) the Administrative Agent, the Collateral Agent and Wells Fargo, in its capacity as a joint lead arranger, for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including (x) all Attorney Costs of Greenberg Traurig, LLP, and one local and foreign counsel in each relevant jurisdiction and (y) outside consultants for the Agents consisting of one inventory appraisal firm, one real estate appraisal firm, and one field examination firm, in each case in accordance with Section 6.10(b), and (ii) the Issuing Bank for all reasonable out-of-pocket expenses incurred in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and (b) to pay or reimburse the Administrative Agent, the Collateral Agent, the Swingline Lender, the Issuing Bank and each Lender for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all Attorney Costs of counsel to the Agents and outside consultants for the Agents (including, without limitation, inventory appraisal firms, real estate appraisal firms and field examination firms)). The foregoing costs and expenses shall include all reasonable search, filing, recording and title insurance charges and fees related thereto, and other (reasonable, in the case of Section 10.04(a)) and documented out-of-pocket expenses incurred by the Agents. The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. All amounts due under this Section 10.04 shall be paid within ten Business Days of receipt by the Lead Borrower of an invoice relating thereto setting forth such expenses in reasonable detail. If any Loan Party or Guarantor fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party or such Guarantor by the Administrative Agent in its sole discretion.

Section 10.05    Indemnification by the Borrowers. Whether or not the transactions contemplated hereby are consummated, the Borrowers shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, agents, trustees and investment advisors (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrowers, any Subsidiary or any other Loan Party, or any Environmental Liability related in any way to the Borrowers, any Subsidiary or any other Loan Party, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (x) the gross negligence, fraud, bad faith or willful misconduct of such Indemnitee or of any affiliate, director, officer, employee or agent of such Indemnitee, (y) a material breach of the Loan Documents by such Indemnitee or of any affiliate, director, officer, employee or agent of such Indemnitee or (z) any dispute among Indemnitees other than claims against any Indemnitee in its capacity or in fulfilling its role as an agent or arranger or any other similar role hereunder and other than any claims arising out of any act or omission of the Borrowers or their affiliates. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through the Platform in connection with this Agreement, nor shall any Indemnitee or any Loan Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Fourth Restatement Effective Date). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated. All amounts due under this Section 10.05 shall be paid within ten Business Days after demand therefor; provided, however, that such Indemnitee shall promptly refund such amount to the extent that there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification or contribution rights with respect to such payment pursuant to the express terms of this Section 10.05. The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

Section 10.06     Payments Set Aside. To the extent that any payment by or on behalf of the Borrowers is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate.

Section 10.07     Successors and Assigns.

(a)     The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Holdings nor the Borrowers may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee, (ii) by way of participation in accordance with the provisions of Section 10.07(e), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(g) or (iv) to an SPC in accordance with the provisions of Section 10.07(h) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(e) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)     (i) Subject to the conditions set forth in clause (b)(ii) below, any Lender may assign to one or more assignees (other than (1) the Lead Borrower or any of its respective Affiliates, (2) an entity designated in writing by the Lead Borrower as a “disqualified lender” on or prior to the Fourth Restatement Effective Date (each such “disqualified lender”, a “Disqualified Lender”), (3) a Defaulting Lender or any of its Subsidiaries, (4) any Person who, upon becoming a Lender hereunder, would be a Defaulting Lender, or (5) any natural person) (“Assignees”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 10.07(b), participations in Letters of Credit and in Swingline Loans) at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)    the Lead Borrower, provided that no consent of the Lead Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund, or if a Specified Default has occurred and is continuing;

(B)    the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment to another Lender, an Affiliate of a Lender or an Approved Fund;

(C)    each Issuing Bank at the time of such assignment, provided that no consent of the Issuing Bank shall be required for any assignment to an Agent or an Affiliate of an Agent or for an assignment of all or any portion of the AJTL Loans; and

(D)    the Swingline Lender; provided that no consent of the Swingline Lender shall be required for an assignment of all or any portion of the AJTL Loans.

(ii)     Assignments shall be subject to the following additional conditions:

(A)     except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or in the case of AJTL Loans, $1,000,000) unless the Lead Borrower and the Administrative Agent otherwise consent, provided that (1) no such consent of the Lead Borrower shall be required if a Specified Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;

(B)     the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption; and

(C)     the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(c)     Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(d), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04,

3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment); provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, and the surrender by the assigning Lender of its Notes, the Borrowers (at their expense) shall execute and deliver new Notes to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (c) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(e).

(d)     The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans, Letters of Credit, Letter of Credit Outstandings and amounts due under Sections 2.08 and 2.09 owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrowers, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, any Agent and any Lender (with respect to any entry relating to such Lender’s Loans), at any reasonable time and from time to time upon reasonable prior notice.

(e)     Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person, a Disqualified Lender, or the Lead Borrower or any of its respective Affiliates) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in Letters of Credit and/or Swingline Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that directly affects such Participant. Subject to Section 10.07(f), the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01 (subject to the requirements of Section 10.15), 3.04 and 3.05 (through the applicable Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(c). To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.17 as though it were a Lender.

(f)     A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Lead Borrower’s prior written consent. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Lead Borrower’s, maintain a register on which it enters the name and address of each participant and the principal amounts of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Section 1.163-5(b) of the Proposed Treasury Regulations (or any amended or successor version). The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement notwithstanding any notice to the contrary. Any such Participant Register shall be available for inspection by the Administrative Agent at any reasonable time and from time to time upon reasonable prior notice for the limited purpose set forth in the proviso above in this clause (f). For the avoidance of doubt, the Administrative Agent (in its capacity as the Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(g)     Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h)     Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Lead Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrowers under this Agreement (including its obligations under Section 3.01, 3.04 or 3.05), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Notwithstanding anything to the contrary contained herein, any SPC may (i)

with notice to, but without prior consent of the Lead Borrower and the Administrative Agent, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(i)     Notwithstanding anything to the contrary contained herein, (1) any Lender may in accordance with applicable Law create a security interest in all or any portion of the Loans owing to it and the Notes, if any, held by it and (2) any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Notes, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(j)     Notwithstanding anything to the contrary contained herein, the Issuing Bank or the Swingline Lender may, upon 30 days’ notice to the Lead Borrower and the Lenders, resign as the Issuing Bank or the Swingline Lender, respectively; provided that on or prior to the expiration of such 30-day period with respect to such resignation, the relevant Issuing Bank or the Swingline Lender shall have identified, in consultation with the Lead Borrower, a successor Issuing Bank or Swingline Lender willing to accept its appointment as successor Issuing Bank or Swingline Lender, as applicable. In the event of any such resignation of the Issuing Bank or the Swingline Lender, the Lead Borrower shall be entitled to appoint from among the Revolving Lenders willing to accept such appointment a successor Issuing Bank or Swingline Lender hereunder; provided that no failure by the Lead Borrower to appoint any such successor shall affect the resignation of the relevant Issuing Bank or the Swingline Lender, as the case may be. If the Issuing Bank resigns as an “Issuing Bank”, it shall retain all the rights and obligations of the Issuing Bank hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as the Issuing Bank and all Letter of Credit Outstandings with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in the Letter of Credit Outstandings pursuant to Section 2.08(c)). If the Swingline Lender resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Revolving Lenders to make Base Rate Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.05.

Section 10.08     Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information and to not use or disclose such information, except that Information may be disclosed (a) to its Affiliates and its and its Affiliates’ directors, officers, employees, trustees, investment advisors and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any Governmental Authority; (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) subject to an agreement containing provisions at least as restrictive as those of this Section 10.08 (or as may otherwise be reasonably acceptable to the Lead Borrower), to any pledgee referred to in Section 10.07(g), counterparty to a Swap Contract or to any swap or derivative transaction relating to the Borrowers and their obligations, Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement; (f) with the written consent of the Lead Borrower; (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08; (h) to any Governmental Authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender; (i) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender); or (j) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder. In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Borrowings. For the purposes of this Section 10.08, “Information” means all information received from any Loan Party or its Affiliates or its Affiliates’ directors, officers, employees, trustees, investment advisors or agents, relating to Holdings, the Borrowers or any of their subsidiaries or its business, other than any such information that is publicly available to any Agent or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08.

Each Borrower Party agrees that the Administrative Agent may make materials or information provided by or on behalf of Holdings and its Subsidiaries hereunder (collectively, “Borrower Materials”) available to the Lenders by posting the communications on IntraLinks, SyndTrak, or a substantially similar secure electronic transmission system (the “Platform”). The Platform is provided “as is” and “as available.” The Administrative Agent does not warrant the accuracy or completeness of the Borrower Materials or the adequacy of the Platform and expressly disclaim liability for errors or omissions in the communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Administrative Agent in connection with the Borrower Materials or the Platform. Each of Holdings and the Borrowers (and each other Loan Party by virtue of its execution and delivery of the Guaranty) further agrees that certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Loan Parties or their securities) (each, a “Public Lender”). The Lead Borrower shall be deemed to have authorized Agent and its Affiliates and the Lenders to treat Borrower Materials marked “PUBLIC” or otherwise at any time filed with the SEC as not containing any material non-public information with respect to the Loan Parties or their securities for purposes of United States federal and state securities laws. All Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor” (or another similar term). The Administrative Agent and its Affiliates and the Lenders shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” or that are not at any time filed with the SEC as being suitable only for posting on a portion of the Platform not marked as “Public Investor” (or such other similar term).

Section 10.09     Setoff. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates and each Issuing Bank and its Affiliates is authorized at any time and from time to time, without prior notice to the Lead Borrower or any other Loan Party, any such notice being waived by the Lead Borrower (on its own behalf and on behalf of each Loan Party and its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates or the Issuing Bank and its Affiliates, as the case may be, to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Obligations owing to such Lender and its Affiliates or the Issuing Bank and its Affiliates hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness; provided that, in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.24 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Notwithstanding anything to the contrary contained herein, no Lender or its Affiliates and no Issuing Bank or its Affiliates shall have a right to set off and apply any deposits held or other Indebtedness owing by such Lender or its Affiliates or the Issuing Bank or its Affiliates, as the case may be, to or for the credit or the account of any Subsidiary of a Loan Party which is not a “United States person” within the meaning of Section 7701(a)(30) of the Code unless such Subsidiary is not a direct or indirect subsidiary of the Borrowers. Each Lender and Issuing Bank agrees promptly to notify the Lead Borrower and the Administrative Agent after any such set off and application made by such Lender or Issuing Bank, as the case may be; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent, each Lender and each Issuing Bank under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent, such Lender and the Issuing Bank may have.

Section 10.10     Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Lead Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 10.11     Counterparts. This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic communications of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier or other electronic communications be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier.

Section 10.12     Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

Section 10.13     Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

Section 10.14     Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.15     Tax Forms.

(a)     (i) Each Lender and Agent that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (each, a “Foreign Lender”) shall, to the extent it is legally entitled to do so, deliver to the Lead Borrower and the Administrative Agent, on or prior to the date which is ten Business Days after the Closing Date (or upon accepting an assignment of an interest herein), two duly signed, properly completed copies of either IRS Form W-8BEN, W-8BEN-E or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, United States withholding tax on all payments to be made to such Foreign Lender by the Borrowers or any other Loan Party pursuant to this Agreement or any other Loan Document) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Borrowers or any other Loan Party pursuant to this Agreement or any other Loan Document) or such other evidence reasonably satisfactory to the Lead Borrower and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, United States federal withholding tax, including any exemption pursuant to Section 871(h) or 881(c) of the Code, and in the case of a Foreign Lender claiming such an exemption under Section 881(c) of the Code, a certificate that establishes in writing to the Lead Borrower and the Administrative Agent that such Foreign Lender is not (i) a “bank” as defined in Section 881(c)(3)(A) of the Code, (ii) a 10-percent stockholder within the meaning of Section 871(h)(3)(B) of the Code, or (iii) a controlled foreign corporation related to the Borrowers within the meaning of Section 864(d) of the Code. Thereafter and from time to time, each such Foreign Lender shall, to the extent it is legally entitled to do so, (A) promptly submit to the Lead Borrower and the Administrative Agent such additional duly completed and signed copies of one or more of such forms or certificates (or such successor forms or certificates as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States Laws and regulations to avoid or reduce any United States federal withholding tax, or such evidence as is reasonably satisfactory to the Lead Borrower and the Administrative Agent of any available exemption from, or reduction of, United States federal withholding taxes in respect of all payments to be made to such Foreign Lender by the Borrowers or other Loan Party pursuant to this Agreement, or any other Loan Document, in each case, (1) on or before the date that any such form, certificate or other evidence expires or becomes obsolete, (2) after the occurrence of a change in the Lender’s circumstances requiring a change in the most recent form, certificate or evidence previously delivered by it to the Borrowers and the Administrative Agent and (3) from time to time thereafter if reasonably requested by the Lead Borrower or the Administrative Agent, and (B) promptly notify the Lead Borrower and the Administrative Agent of any change in the Lender’s circumstances which would modify or render invalid any claimed exemption or reduction. Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Lead Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Lead Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit any Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(ii)     Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Foreign Lender under any of the Loan Documents, shall, to the extent it is legally entitled to do so, deliver to the Lead Borrower and the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Lead Borrower or the Administrative Agent (in either case, in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Foreign Lender as set forth above, to establish that the portion of any such sums paid or payable with respect to which such Foreign Lender acts for its own account is not subject to United States federal withholding tax or is subject to a reduced rate of such tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Foreign Lender is required to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Foreign Lender is not acting for its own account with respect to a portion of any such sums payable to such Foreign Lender and that such portion is not subject to United States federal withholding tax or is subject to a reduced rate of such tax.

(iii)     The Borrowers shall not be required to pay any additional amount or any indemnity payment under Section 3.01 with respect to any U.S. federal withholding tax resulting from (A) any Foreign Lender’s failure to comply with the foregoing provisions of this Section 10.15(a), (B) any U.S. Lender’s failure to comply with the provisions of Section 10.15(b) or (C) any Lender’s failure to comply with the provisions of Section 10.15(c); provided nothing in this Section 10.15(a) shall relieve the Borrowers of their obligation to pay any amounts pursuant to Section 3.01 in the event that Section 10.15(a)(ii) has not been complied with if the Borrowers are entitled, under applicable Law, to rely (for purposes of establishing that the amounts payable under the Loan Documents are not subject to United States federal withholding tax) on any applicable forms and statements required to be provided under this Section 10.15 and that have been provided by the Foreign Lender that does not act or has ceased to act for its own account under any of the Loan Documents.

(iv)     The Administrative Agent may deduct and withhold any taxes required by any Laws to be deducted and withheld from any payment under any of the Loan Documents.

(b)     Each Lender and Agent that is a “United States person” within the meaning of Section 7701(a)(30) of the Code (each, a “U.S. Lender”) shall deliver to the Administrative Agent and the Lead Borrower two duly signed, properly completed copies of IRS Form W-9, or any successor thereto, certifying that such U.S. Lender is entitled to an exemption from United States backup withholding tax (i) on or prior to the Closing Date (or on or prior to the date it becomes a party to this Agreement), (ii) on or before the date that such form expires or becomes obsolete, (iii) after the occurrence of a change in the Lender’s circumstances requiring a change in the most recent form previously delivered by it to the Lead Borrower and the Administrative Agent and (iv) from time to time thereafter if reasonably requested by the Lead Borrower or the Administrative Agent. If such U.S. Lender fails to deliver such forms, then the Administrative Agent may withhold from any payment to such U.S. Lender an amount equivalent to the applicable backup withholding tax imposed by the Code.

(c)     If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Lead Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Lead Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Lead Borrower or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (c), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Lead Borrower and the Administrative Agent in writing of its legal inability to do so.

Section 10.16     GOVERNING LAW.

(a)     THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED THEREIN).

(b)     ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, WILL BE TRIED EXCLUSIVELY IN THE U.S. DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR, IF SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, IN ANY STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWERS, HOLDINGS, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF, AND VENUE IN, SUCH COURTS. THE BORROWERS, HOLDINGS, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.

Section 10.17     WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.17 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 10.18     Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrowers and Holdings and the Administrative Agent shall have been notified by each Lender, Swingline Lender and Issuing Bank that each such Lender, Swingline Lender and Issuing Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrowers, each Agent and each Lender and their respective successors and assigns, except that the Borrowers shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as permitted by Section 7.04.

Section 10.19     Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrowers in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable Law).

Section 10.20     Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents or any of the Secured Hedge Agreements or other Swap Contracts (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, without the prior written consent of the Administrative Agent. The provision of this Section 10.20 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

Section 10.21     USA PATRIOT Act. Each Lender that is subject to the requirements of the Patriot Act hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify each Loan Party in accordance with the Patriot Act. In addition, Agent and each Lender shall have the right to periodically conduct due diligence on all Loan Parties, their senior management and key principals and legal and beneficial owners. Each Loan Party agrees to cooperate in respect of the conduct of such due diligence and further agrees that the reasonable costs and charges for any such due diligence by Agent shall be at the expense of the Borrowers. If any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation (after giving effect to exemptions thereunder), the Lead Borrower shall cause such Borrower to provide a Beneficial Ownership Certification promptly upon the request of the Administrative Agent or any Lender and thereafter provide information and documentation reasonably requested by the Administrative Agent or any Lender in connection therewith for purposes of compliance with the Beneficial Ownership Regulation.

Section 10.22     Agent for Service of Process. The Borrowers agree that promptly following request by the Administrative Agent it shall cause each Material Foreign Subsidiary or for whose account a Letter of Credit is issued to appoint and maintain an agent reasonably satisfactory to the Administrative Agent to receive service of process in New York City on behalf of such Material Foreign Subsidiary.

Section 10.23     Amendment and Restatement; No Novation. This Agreement constitutes an amendment and restatement of the Existing Credit Agreement, as amended, effective from and after the Fourth Restatement Effective Date. The execution and delivery of this Agreement shall not constitute a novation of any indebtedness or other obligations owing to the Lenders or the Administrative Agent under the Existing Credit Agreement based on facts or events occurring or existing before the execution and delivery of this Agreement. On the Fourth Restatement Effective Date ~~(and other than with respect to the LOTL Loans)~~, the credit facilities described in the Existing Credit Agreement, as amended, shall be amended, supplemented, modified and restated in their entirety by the corresponding credit facilities described herein, and all loans and other obligations of the Borrowers and the obligations of the other Loan Parties outstanding or existing as of such date under the Existing Credit Agreement are and shall be deemed to be loans and obligations outstanding under the corresponding facilities described herein, without any further action by any Person, except that the Administrative Agent shall make such transfers of funds as are necessary for the outstanding balance of such Revolving Loans, together with any Revolving Loans funded on the Fourth Restatement Effective Date, to comport with the respective Revolving Commitments of the Revolving Lenders hereunder (and each Revolving Lender party hereto agrees to cooperate with the Administrative Agent in determining and making such transfers and in accepting such transfers). In furtherance of (but not limited to) the foregoing, (a) all interest and fees of the Loan Parties under the Existing Credit Agreement shall accrue at the rates therefor under the Existing Credit Agreement and shall, on and after the Fourth Restatement Effective Date, accrue at the rates set forth in this Agreement and be payable on the dates set forth in this Agreement and (b) all Letters of Credit issued pursuant to the Existing Credit Agreement and outstanding on the Fourth Restatement Effective Date are and shall be deemed to be Letters of Credit under this Agreement.

Section 10.24     Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any ~~EEA~~Affected Financial Institution arising under any Loan

Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of ~~an EEA~~the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by ~~an EEA~~the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an ~~EEA~~Affected Financial Institution; and

(b)    the effects of any Bail-~~in~~In Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EEA~~Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of ~~any EEA~~the applicable Resolution Authority.

Section 10.25     Certain Real Property Matters.

(a)     Each of the parties hereto acknowledges and agrees that, any other term or provision of this Agreement or any other Loan Document to the contrary notwithstanding, no Additional Credit Amendment, Extension Amendment, or Additional Extension Amendment, nor any other amendment hereto which has the effect of extending the Maturity Date or increasing the Aggregate Commitments, shall become effective or be consummated unless and until the Lead Borrower shall have received (within 30 days after the Administrative Agent notified the Lenders of such contemplated Additional Credit Amendment, Extension Amendment, or Additional Extension Amount, or other such amendment having the effect of extending the Maturity Date), confirmation from each of the Administrative Agent, the Collateral Agent, and each Lender that (i) such Person’s due diligence with respect to flood insurance requirements for all Mortgaged Properties has been completed, (ii) the results of such due diligence are satisfactory to such Person, and (iii) such Person has received all evidence of compliance with flood insurance requirements set forth in the Loan Documents and found such evidence reasonably satisfactory.

(b)     Any other term or provision of this Agreement or any other Loan Document to the contrary notwithstanding (i) the Lead Borrower shall provide at least 30 days’ prior written notice to the Administrative Agent and the Lenders before delivering a Mortgage with respect to any Material Real Property and shall not execute and deliver any Mortgage with respect to any Material Real Property before receiving confirmation from each of the Administrative Agent, the Collateral Agent, and each of the Lenders of the completion of their respective due diligence with respect to flood insurance requirements for such Real Property and receipt of evidence of compliance with flood insurance requirements set forth in the Loan Documents that is reasonably satisfactory thereto and (ii) if, solely because of the effect of this clause (b), any Loan Party is unable to satisfy any requirement under this Agreement or any other Loan Document (including, without limitation, the Collateral and Guarantee Requirement), then such Loan Party’s performance of such requirement shall be excused, but only for so long as this clause (b) is the sole reason for such Loan Party’s failure to satisfy such requirement.

Section 10.26     Certain ERISA Matters.

(a)     Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)     such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments, or this Agreement,

(ii)     the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)     (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)     such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)     In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 10.27     Acknowledgement Regarding Any Supported QFCs(a) . To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap ~~Agreements~~Contracts or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)     In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)     As used in this Section 10.27, the following terms have the following meanings:

(i)     “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

(ii) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii)     “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv)     “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

Section 10.28     Release of ~~LOTL~~AJTL Lenders. On the ~~LOTL~~AJTL Satisfaction Date, each ~~LOTL~~AJTL Lender shall be released from its obligations under this Agreement and shall no longer constitute a Lender hereunder or a party hereto; provided, however, such former ~~LOTL~~AJTL Lender shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the ~~LOTL~~AJTL Satisfaction Date. For the avoidance of doubt, after the release of the ~~LOTL~~AJTL Lenders pursuant to this Section 10.28, all terms and provisions relating to any voting rights of, or consents required from, ~~LOTL~~AJTL Lenders shall be disregarded.

Section 10.29     Termination of Ram Commitment Letters. Simultaneously with the occurrence of the Fourth Restatement Effective Date and the making of the initial fundings hereunder, the “ABL Additional Term Loan Commitments” under the Ram Commitment Papers (as defined below) shall automatically terminate and be of no further force and effect and no funding shall be made in respect thereof. As used herein, “Ram Commitment Papers” means (a) that certain Project Ram Commitment Letter dated as of July 1, 2019, by and among Credit Suisse AG and Credit Suisse Loan Funding LLC, Wells Fargo, and Wells Fargo Securities, LLC, and (b) the several joinders thereto, each dated as of July 23, 2019.

[Continued on following page.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the date first written above.

PERFORMANCE FOOD GROUP, INC.

By:
Name:	George Hearn
Title:	Vice President and Treasurer

PFGC, INC.

By:
Name:	George Hearn
Title:	Vice President and Treasurer

[PFG—FOURTH AMENDED AND RESTATED CREDIT AGREEMENT]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent, Collateral Agent, Swingline Lender, Issuing Bank and Lender

By:
Name:	Roberto M. Ruiz
Title:	Director

[PFG—FOURTH AMENDED AND RESTATED CREDIT AGREEMENT]

[LENDERS], as lender

By:
Name:
Title:

[PFG—FOURTH AMENDED AND RESTATED CREDIT AGREEMENT]

EXHIBIT B-3 – FORM OF AJTL NOTE

[See Attached.]

EXHIBIT B-3

FORM OF

AJTL NOTE

New York, New York

[Date]

FOR VALUE RECEIVED, the undersigned (the “Borrowers”), hereby promise to pay to [                    ] or registered assigns (the “Lender”), in Dollars (such term, and each other capitalized term used but not defined herein, having the meaning assigned to it in the Fourth Amended and Restated Credit Agreement dated as of December 30, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PERFORMANCE FOOD GROUP, INC., a Colorado corporation (the “Lead Borrower”), the other Borrowers from time to time party thereto, PFGC, INC., a Delaware corporation (“Holdings”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, the “Administrative Agent”) and Collateral Agent, and each lender from time to time party thereto) in immediately available funds at the Administrative Agent’s Office (i) on the dates set forth in the Credit Agreement, the principal amounts set forth in the Credit Agreement with respect to AJTL Loans made by the Lender to the Borrowers pursuant to the Credit Agreement and (ii) on each Interest Payment Date, interest at the rate or rates per annum as provided in the Credit Agreement on the unpaid principal amount of all AJTL Loans made by the Lender to the Borrowers pursuant to the Credit Agreement. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate in accordance with the terms of the Credit Agreement.

The Borrowers promise to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates provided in the Credit Agreement. The Borrowers’ obligations hereunder and under the Credit Agreement are joint and several obligations together with the obligations of the other Borrowers under their respective AJTL Notes and the Credit Agreement.

The Borrowers hereby waive diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

This AJTL Note is one of the AJTL Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This AJTL Note is also entitled to the benefits of the Guaranty. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this AJTL Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. AJTL Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this AJTL Note and endorse thereon the date, amount and maturity of its AJTL Loans and payments with respect thereto.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

PERFORMANCE FOOD GROUP, INC., as a Borrower[1]

By:
Name:
Title:

[1]	Include other Borrowers, if any.

EXHIBIT D – FORM OF ASSIGNMENT AND ASSUMPTION

[See Attached.]

EXHIBIT D

FORM OF

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the] [each]1 Assignor identified in item 1 below ([the] [each, an] “Assignor”) and [the] [each]2 Assignee identified in item 2 below ([the] [each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors] [the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the] [each] Assignee. The Standard Terms and Conditions set forth in Annex I attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the] [each] Assignor hereby irrevocably sells and assigns to [the Assignee] [the respective Assignees], and [the] [each] Assignee hereby irrevocably purchases and assumes from [the Assignor] [the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s] [the respective Assignors’] rights and obligations in [its capacity as a Lender] [their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor] [the respective Assignors] under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)] [the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the] [any] Assignor to [the] [any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the] [an] “Assigned Interest”). Each such sale and assignment is without recourse to [the] [any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the] [any] Assignor.

1.	Assignor[s]:

[1]

For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[2]

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[3]	Select as appropriate.
[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

[Assignor[s] [is/are not a] Defaulting Lender]

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate] [Approved Fund] of [identify Lender]]

3.    Borrowers: PERFORMANCE FOOD GROUP, INC. as the Lead Borrower, and the other Borrowers from time to time party to the Credit Agreement (defined below).

4.    Administrative Agent: Wells Fargo Bank, National Association, as the administrative agent under the Credit Agreement.

5.    Credit Agreement: The Fourth Amended and Restated Credit Agreement dated as of December 30, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PERFORMANCE FOOD GROUP, INC., a Colorado corporation (the “Lead Borrower”), the other Borrowers from time to time party thereto, PFGC, INC., a Delaware corporation (“Holdings”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and Collateral Agent, and each lender from time to time party thereto.

6.    Assigned Interest[s]:

(a)    Revolving Commitments

Assignor[s][5]	Assignee[s][6]	Aggregate Amount of Commitment / Loans for all Lenders	Amount of Commitment / Loans Assigned[7]	Percentage Assigned of Commitment / Loans[8]		CUSIP Number
		$	$		%
		$	$		%

[5]	List each Assignor, as appropriate.
[6]	List each Assignee, as appropriate.
[7]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[8]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

(b)    AJTL Commitments

Assignor[s][9]	Assignee[s][10]	Aggregate Amount of Commitment / Loans for all Lenders	Amount of Commitment / Loans Assigned[11]	Percentage Assigned of Commitment / Loans[12]		CUSIP Number
		$	$		%
		$	$		%

[7.    Trade Date:                     ]13

8.    Purchase Price:

Assignor[s][14]	Assignee[s][15]	Purchase Price
$
$

Effective Date:                     , 20    16

[9]	List each Assignor, as appropriate.
[10]	List each Assignee, as appropriate.
[11]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[12]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[13]	To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.
[14]	List each Assignor, as appropriate.
[15]	List each Assignee, as appropriate.
[16]	To be inserted by Administrative Agent and which shall be the effective date of recordation of transfer in the register therefor.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S][17]
[NAME OF ASSIGNOR], as Assignor,

By:
Name:
Title:

ASSIGNEE[S][18]
[NAME OF ASSIGNEE], as Assignee,

By:
Name:
Title:

[17]	Add additional signature blocks as needed.
[18]	Add additional signature blocks as needed.

[Consented to and][19] Accepted:

WELLS FARGO BANK, NATIONAL
ASSOCIATION,
as Administrative Agent,

By:
Name:
Title:

By:
Name:
Title:

[19]

No consent of the Administrative Agent shall be required for (i) an assignment made to Wells Fargo Bank, National Association or its Affiliates, (ii) an assignment made by Wells Fargo Bank, National Association or by its Affiliates to the extent such assignment is made in the primary syndication to any Assignee to whom Lead Borrower has consented prior to the Fourth Restatement Effective Date or (iii) an assignment of all or any portion of a Loan to another Lender, an Affiliate of a Lender or an Approved Fund.

PERFORMANCE FOOD GROUP, INC., as Lead Borrower

By:
Name:
Title:[20]

[20]

No consent of the Lead Borrower shall be required for (i) an assignment made to Wells Fargo Bank, National Association or its Affiliates, (ii) an assignment made by Wells Fargo Bank, National Association or by its Affiliates to the extent such assignment is made in the primary syndication to any Assignee to whom Lead Borrower has consented prior to the Fourth Restatement Effective Date or (iii) an assignment to another Lender, an Affiliate of a Lender or an Approved Fund or, if an Event of Default under Section 8.01(a), (b)(ii), (f) or (g) of the Credit Agreement has occurred and is continuing, any Assignee.

Annex I

CREDIT AGREEMENT22

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor[s]. [The] [Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the] [the relevant] Assigned Interest, (ii) [the] [such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby, (iv) it is [not] a Defaulting Lender, and (v) the amount set forth as the Purchase Price represents the amount owed by Borrowers to Assignor with respect to Assignor’s share of the AJTL Loan and the Revolving Loans assigned hereunder, as reflected on Assignor’s books and records; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrowers, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrowers, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee[s]. [The] [Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.07(b) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.07(b)(i) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the] [the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [such] Assigned Interest, (vii) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed

[22]

Capitalized terms used in this Assignment and Assumption and not otherwise defined herein have the meanings specified in the Fourth Amended and Restated Credit Agreement dated as of December 30, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PERFORMANCE FOOD GROUP, INC., a Colorado corporation (the “Lead Borrower”), the other Borrowers from time to time party thereto, PFGC, INC., a Delaware corporation (“Holdings”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and Collateral Agent, and each lender from time to time party thereto.

by [the] [such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the] [any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. Upon the Effective Date, [the] [each] Assignee shall pay to [the] [the relevant] Assignor the Purchase Price. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the] [each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the] [the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the] [the relevant] Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the [relevant] Assignee.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York without regard to conflict of laws principles thereof.